UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Abercrombie & Fitch Co.
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Abercrombie & Fitch Co.

6301 Fitch Path

New Albany, Ohio 43054

(614) 283-6500

April 26, 2017

Dear Fellow Stockholders:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Abercrombie & Fitch Co. (the “Company”) to be held at 10:00 a.m., Eastern Daylight Time, on Thursday, June 15, 2017, at our offices located at 6301 Fitch Path, New Albany, Ohio 43054. We hope that you will be able to attend and participate in the Annual Meeting, at which time we will have the opportunity to review the business and operations of our Company.

Details of the business to be conducted at the Annual Meeting are provided in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, which you are urged to read carefully.

We have elected to take advantage of Securities and Exchange Commission (“SEC”) rules that allow us to furnish proxy materials to certain stockholders on the Internet. On or about the date of this letter, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to stockholders of record at the close of business on April 17, 2017. At the same time, we provided those stockholders with access to our online proxy materials and filed our proxy materials with the SEC. We believe furnishing proxy materials to our stockholders on the Internet will allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. If you have received the Notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained in the Notice.

It is important that your shares be represented at the Annual Meeting whether or not you are personally able to attend. Accordingly, after reading the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, please promptly submit your proxy by telephone, Internet or mail as described in the Proxy Statement. If you submit your proxy over the Internet, you will have the opportunity to agree to receive future stockholder documents electronically via e-mail, and we encourage you to do so.

If you have any questions or require any assistance with voting your shares, please contact Innisfree M&A Incorporated, our proxy solicitor, toll-free at (888) 750-5834 or directly at (412) 232-3651. Banks and brokers may call collect at (212) 750-5833.

Arthur C. Martinez

Executive Chairman of the Board

PAGE
PROPOSAL 5 — APPROVAL OF THE ABERCROMBIE & FITCH CO. LONG-TERM CASH INCENTIVE COMPENSATION PERFORMANCE PLAN	101
Summary of the Long-Term Cash Incentive Plan	102
Plan Benefits	106
Required Vote	106
PROPOSAL 6 — APPROVAL OF AMENDMENTS TO THE ABERCROMBIE & FITCH CO. 2016 LONG-TERM INCENTIVE PLAN FOR DIRECTORS TO AUTHORIZE 400,000 ADDITIONAL SHARES AND EXPLICITLY PROHIBIT THE CURRENT PAYMENT OF DIVIDENDS IN ANY FORM ON UNVESTED EQUITY AWARDS	106
Purpose	107
Corporate Governance Practices	108
Summary of the 2016 Directors LTIP, as Proposed to be Amended	108
New Benefits Under the 2016 Directors LTIP	113
Aggregate Past Grants Under the 2016 Directors LTIP	114
U.S. Federal Income Tax Consequences	114
Required Vote	116
PROPOSAL 7 — APPROVAL OF AMENDMENTS TO THE ABERCROMBIE & FITCH CO. 2016 LONG-TERM INCENTIVE PLAN FOR ASSOCIATES TO AUTHORIZE 1,200,000 ADDITIONAL SHARES AND EXPLICITLY PROHIBIT THE CURRENT PAYMENT OF DIVIDENDS IN ANY FORM ON UNVESTED EQUITY AWARDS	116
Section 162(m) of the Internal Revenue Code	118
Purpose	118
Corporate Governance Practices	118
Summary of the 2016 Associates LTIP, as Proposed to be Amended	119
New Benefits Under the 2016 Associates LTIP	126
Aggregate Past Grants Under the 2016 Associates LTIP	126
U.S. Federal Income Tax Consequences	127
Required Vote	129
AUDIT AND FINANCE COMMITTEE MATTERS	130
Report of the Audit and Finance Committee for Fiscal 2016	130
Pre-Approval Policy	131
Fees of Independent Registered Public Accounting Firm	132
PROPOSAL 8 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	132
Required Vote	133
PROPOSAL 9 — STOCKHOLDER PROPOSAL REGARDING “PROXY ACCESS”	133
Required Vote	135
STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING	135
DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS	136
FORWARD-LOOKING STATEMENTS	137
OTHER MATTERS	138
APPENDIX A — ABERCROMBIE & FITCH CO. SHORT-TERM CASH INCENTIVE COMPENSATION PERFORMANCE PLAN	A-1
APPENDIX B — ABERCROMBIE & FITCH CO. LONG-TERM CASH INCENTIVE COMPENSATION PERFORMANCE PLAN	B-1
APPENDIX C — ABERCROMBIE & FITCH CO. 2016 LONG-TERM INCENTIVE PLAN FOR DIRECTORS [as proposed to be amended]	C-1
APPENDIX D — ABERCROMBIE & FITCH CO. 2016 LONG-TERM INCENTIVE PLAN FOR ASSOCIATES [as proposed to be amended]	D-1

2017 PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in the Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders

• Time and Date	10:00 a.m., Eastern Daylight Time, June 15, 2017

• Place	6301 Fitch Path New Albany, Ohio 43054

• Record Date	April 17, 2017

• Voting	Stockholders as of the record date are entitled to one vote per share. Each share of Class A Common Stock, $0.01 par value per share (the “Common Stock”), is entitled to one vote for each director nominee and one vote with respect to each of the other proposals to be voted on.

• How to Cast Your Vote	Even if you plan to attend the Annual Meeting in person, please vote as soon as possible and, in any event, prior to 11:59 p.m., Eastern Daylight Time, on June 14, 2017. You can vote in one of the following ways prior to the date of the Annual Meeting:

Internet	Telephone	Mail
Go to www.proxyvote.com: You can use the Internet 24 hours a day to transmit your voting instructions. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you access the web site and follow the instructions.	Call 1-800-690-6903: You can use any touch-tone telephone. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you call and follow the instructions.	If you received a printed copy of the proxy materials, you may submit your vote by completing, signing and dating your proxy card and returning it in the prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

Meeting Agenda and Voting Matters

	Board Vote Recommendation	Page Reference (for more detail)
Election of Ten Directors	FOR EACH OF THE BOARD’S NOMINEES	24
Other Management Proposals:

• Advisory Vote on the Frequency of the Future Advisory Votes on Executive Compensation	EVERY 1 YEAR	57

• Advisory Vote to Approve Executive Compensation	FOR	58

• Approval of the Amendment and Restatement of the Abercrombie & Fitch Co. Short-Term Cash Incentive Compensation Performance Plan	FOR	98

• Approval of the Abercrombie & Fitch Co. Long-Term Cash Incentive Compensation Performance Plan	FOR	101

• Approval of Amendments to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Directors to Authorize 400,000 Additional Shares and Explicitly Prohibit the Current Payment of Dividends in Any Form on Unvested Equity Awards	FOR	106

• Approval of Amendments to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates to Authorize 1,200,000 Additional Shares and Explicitly Prohibit the Current Payment of Dividends in Any Form on Unvested Equity Awards	FOR	116

• Ratification of Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending February 3, 2018	FOR	132

Stockholder Proposal:

• Adoption of a Proposal Regarding “Proxy Access”	FOR	133

Continued, Multi-Year Transition of Abercrombie & Fitch Leadership

From December 2014 to January 2017, the Company did not have a Chief Executive Officer or an Interim Chief Executive Officer. During this time, the Company was under the leadership of the Office of the Chairman, which was formed in December 2014 to allow for effective management of the Company during a transition in leadership. The Office of the Chairman consisted of senior leadership at the Company and was led by Arthur C. Martinez, the Executive Chairman of the Board, in his capacity as a representative of the Board of Directors of the Company (the “Board”). The Office of the Chairman was responsible for overseeing and providing strategic direction to management.

On January 30, 2017, the Board approved the following leadership changes, effective February 1, 2017:

•	appointed Fran Horowitz to serve as the Chief Executive Officer of the Company and to serve on the Board and as a member of the Executive Committee of the Board;

•	appointed Joanne C. Crevoiserat to serve as the Chief Operating Officer of the Company, in addition to her role as Executive Vice President and Chief Financial Officer of the Company;

•	dissolved the Office of Chairman; and

•

provided that all officers of the Company who had reported to Mr. Martinez while he was leading the Office of the Chairman in his capacity as the representative of the Board, would now report directly to Ms. Horowitz.

The Board also determined that it would be in the best interest of the Company for Mr. Martinez to continue to serve as Executive Chairman of the Board, in conjunction with the appointment of Ms. Horowitz as the Chief Executive Officer of the Company, until such date as may be later determined by the Nominating and Board Governance Committee and the Board. In connection with his continued service as the Executive Chairman of the Board, on February 15, 2017, the Board, based on a recommendation from the Nominating and Board Governance Committee, delegated additional duties to Mr. Martinez as permitted under the Company’s Corporate Governance Guidelines.

On March 27, 2017, the Board appointed Terry L. Burman to serve as Lead Independent Director. Mr. Burman has specific duties and responsibilities that are intended to provide independent Board leadership complementing that of Mr. Martinez as the Executive Chairman of the Board.

Fiscal 2016 Financial Results

Our financial results for Fiscal 2016 fell short of our expectations during what was, and continues to be, a challenging operating environment for our industry. That said, our efforts to create a more customer-centric and consistent voice, product and experience for the Hollister brand have been well received by consumers and contributed to the brand’s comparable store sales growth in the fourth quarter. While our efforts to revitalize the Abercrombie brand have not yet met the same success, the lessons learned at Hollister are now being applied at the Abercrombie brand as well.

Fiscal 2016 also marked significant progress across a number of our strategic priorities for both brands. We continued to make significant investments in our product, stores, people and processes with the aim to better position the Company for improved future performance. Efforts to improve consumer engagement have allowed us to better understand what inspires our customers and have informed efforts to evolve the identities for each of our brands, as well as allowing us to improve product assortment and merchandising. Store closures and remodels, channel optimization initiatives, and ongoing investments in direct-to-consumer and omnichannel capabilities have kept us nimble in, and responsive to, the evolving retail landscape.

For Fiscal 2017, we continue to manage the business with an eye toward disciplined investment across these strategic priorities — balancing top-line growth initiatives with efforts to improve operating efficiency that will drive incremental bottom-line results.

Election of Directors to One-Year Term

Director Election: Ten directors are to be elected at the Annual Meeting. Each director nominee is to be elected to our Board for a one-year term and will be eligible for re-election to our Board in 2018.

Majority Voting Standard Applies: The Annual Meeting is expected to be uncontested with respect to the election of directors. As a result, each director nominee must be elected by a majority of the votes cast (i.e., the votes cast for such nominee’s election must exceed the votes cast against such nominee’s election). Broker non-votes and abstentions will not be treated as votes cast.

Upon the unanimous recommendation of the Nominating and Board Governance Committee, the Board has unanimously nominated the following nominees for election as directors at the Annual Meeting:

Name	Age	Director Since

James B. Bachmann Chair of the Audit and Finance Committee Independent Director	74	2003

Bonnie R. Brooks Independent Director	63	2014

Terry L. Burman Lead Independent Director Chair of the Nominating and Board Governance Committee Independent Director	71	2014

Sarah M. Gallagher Independent Director	65	2014

Michael E. Greenlees Chair of the Compensation and Organization Committee Independent Director	70	2011

Archie M. Griffin Chair of the Corporate Social Responsibility Committee Independent Director	62	2000

Fran Horowitz Chief Executive Officer	53	2017

Arthur C. Martinez Executive Chairman of the Board Chair of the Executive Committee Independent Director	77	2014

Charles R. Perrin Independent Director	71	2014

Stephanie M. Shern Independent Director	69	2014

Please see the description of the respective backgrounds of the Nominees beginning on page 25 of the Proxy Statement under the caption “Nominees.” We believe that the Nominees bring particular expertise, leadership skills and institutional knowledge that make them invaluable to the Company. In particular:

•

Mr. Bachmann serves as the Chair of our Audit and Finance Committee and as a member of our Corporate Social Responsibility Committee and our Executive Committee. He currently serves as the Lead Independent Director and Chair of the Audit Committee of Lancaster Colony Corporation. His significant public company accounting and financial expertise, thorough review of the financial and risk management issues applicable to the Company and diligent engagement with management have helped the Company navigate the increasingly complex financial and risk management issues we face.

•

Ms. Brooks serves as a member of our Nominating and Board Governance Committee. She most recently served as Vice Chair of Hudson’s Bay Company, an international retailer based in Toronto, Canada. Ms. Brooks brings to the Board substantial experience in the retail industry, having served as chief executive officer and president of three large companies operating branded and upscale department stores in the United States, Canada, Europe and Asia. In addition, as a native and current resident of Canada having tenure with Canada-based, Asia-based and European-based retailers, Ms. Brooks provides the Company with additional expertise with respect to the nuances of conducting retail operations in international markets. In addition to her retail market operational expertise, Ms. Brooks’ public company board experience makes her highly qualified to serve as a director of the Company.

•

Mr. Burman has served as the Lead Independent Director of the Company since March 27, 2017. He also serves as the Chair of our Nominating and Board Governance Committee and as a member of our Compensation and Organization Committee. He currently serves as Chairman of the Board of Tuesday Morning Corporation, a closeout retailer of upscale decorative home accessories, housewares, seasonal goods and famous-maker gifts in the United States. His experience as a chief executive officer in the retail industry, his significant international management experience, and his general business and financial acumen are very valuable to the Company and provide the Board with important insight into specialty retail industries as well as strategy and business development.

•

Ms. Gallagher serves as a member of our Corporate Social Responsibility Committee and our Nominating and Board Governance Committee. She most recently served as Executive Chairperson of the Rebecca Taylor woman’s fashion brand. Ms. Gallagher’s over 40 years of retail experience, including more than 30 years with Fortune 500 brands, and status as one of the early movers in the e-Commerce space with more than 15 years of service in that aspect of the retail business, bring valuable expertise and insight to the Board as the Company continues to expand its focus on direct-to-consumer business opportunities, both within the United States and internationally.

•

Mr. Greenlees serves as the Chair of our Compensation and Organization Committee and as a member of our Audit and Finance Committee. He most recently served as a member of the Board of Directors and as an Executive Director of Ebiquity plc, a U.K.-based company that provides data-driven insights to the global media and marketing community, after having served as Chief Executive Officer of Ebiquity plc from 2007 to December 2015. Mr. Greenlees’ experience in the role of Chief Executive Officer of Ebiquity plc and service with several public companies, in addition to his significant experience within the global media and marketing community, are very valuable to the Company. In addition, as a U.K. native and current resident, Mr. Greenlees adds to the Company’s international experience and profile.

•

Mr. Griffin serves as the Chair of our Corporate Social Responsibility Committee and as a member of our Nominating and Board Governance Committee. Mr. Griffin is one of the most well-respected and well-recognized individuals in the State of Ohio, currently serving as Senior Advisor within the Office of Advancement at The Ohio State University. Mr. Griffin’s experience on the Board and institutional knowledge of the Company are also valuable.

•

Ms. Horowitz has served as the Chief Executive Officer of the Company and a member of our Executive Committee since February 1, 2017. Prior thereto, she had served as President & Chief Merchandising Officer for all brands of the Company since December 21, 2015 and was a member of the Office of the Chairman of the Company from December 2014 until the Office of the Chairman of the Company was dissolved, effective February 1, 2017. As the principal executive officer of the Company, Ms. Horowitz brings to the Board not only more than 30 years of retail experience but also critical knowledge of the Company’s operations. In electing Ms. Horowitz as Chief Executive Officer and a director of the Company, the Board recognized the leadership she has shown in the turnaround for the Company’s Hollister brand and in energizing the Company’s associates around important cultural values, a customer-centric mindset and a commitment to ensuring the Company’s success. Her efforts have earned her the respect of both the Board and associates throughout the Company’s global operations which will serve the Company and the Board well as she leads the Company forward.

•

Mr. Martinez has served as the Chairman of the Board of the Company since January 27, 2014 and currently serves as the Executive Chairman of the Board of the Company (also referred to as the Company Chairman), a position he has held since December 8, 2014. He also serves as Chair of our Executive Committee. Mr. Martinez was a member of the Office of the Chairman of the Company (serving as the representative of the Board) until the Office of the Chairman of the Company was dissolved, effective February 1, 2017. His significant experience working in the retail industry and advising and counseling members of senior management makes him a valuable resource to our executive officers. As a result of his significant professional experience with Sears, Roebuck and Co. and Saks Fifth Avenue, Inc. in the retail environment, Mr. Martinez is very familiar with issues related to business strategy, leadership, marketing, finance and operations faced by the Company. Mr. Martinez’s service on the boards of several leading public companies enables him to provide critical corporate governance, compliance and compensation insights as well as ensure that the Company’s Board meetings are efficiently and effectively run.

•

Mr. Perrin serves as a member of our Audit and Finance Committee and our Compensation and Organization Committee. He currently serves as a director of Campbell Soup Company. Mr. Perrin brings to the Board substantial experience in and perspective on consumer marketing, business operations and the packaged goods industry. Mr. Perrin served in leadership positions at The Warnaco Group, Inc., Avon Products, Inc. and Duracell International, Inc. His extensive background in retail, sales and marketing are very valuable to the Company.

•

Mrs. Shern serves as a member of our Audit and Finance Committee. Previously, she was the Vice Chairman and a Partner with Ernst & Young LLP (“EY”), a member of EY’s board and management committee and the Global Director of Retail and Consumer Products. Mrs. Shern spent a significant portion of her nearly 40-year career focused on retail and consumer industries in both the United States and abroad. As a result, she has very strong leadership, international, marketing/consumer industry and retail experience. As a CPA and Chair of the Audit Committee of GameStop Corp., the former Chair and a current member of the Audit Committee of Koninklijke AholdDelhaize N.V. (Royal AholdDelhaize), and the former Chair of the Audit and Finance Committee of The Scotts Miracle-Gro Company, Mrs. Shern has extensive financial experience.

Other Company Proposals

•

Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation: We are asking stockholders to support our recommendation of the continuation of annual “Say on Pay” votes. The Board recommends a vote for “EVERY 1 YEAR” because we believe that an advisory vote every year allows stockholders the opportunity to provide the Company with more direct and immediate feedback on our compensation disclosures.

•

Advisory Vote to Approve Executive Compensation: We are asking stockholders to approve an advisory resolution on the compensation of the Company’s named executive officers as disclosed in this Proxy Statement. The Board recommends a vote “FOR” this proposal because we believe the Company’s executive compensation policies and practices are effective in aligning the interests of our executive officers with the achievement of our financial goals and the creation of long-term stockholder value.

•

Approval of the Amendment and Restatement of the Abercrombie & Fitch Co. Short-Term Cash Incentive Compensation Performance Plan: We are asking stockholders to approve the amendment and restatement of the Abercrombie & Fitch Co. Short-Term Cash Incentive Compensation Performance Plan for purposes of preserving the tax deductibility of annual cash incentive payments as “performance-based compensation.” If such approval is not obtained, the Company would still expect to have an annual cash incentive component within its compensation program for senior management; however, any such annual cash incentive payments would no longer be deductible for federal income tax purposes. The Board recommends a vote “FOR” this proposal.

•

Approval of the Abercrombie & Fitch Co. Long-Term Cash Incentive Compensation Performance Plan: We are asking stockholders to approve the Abercrombie & Fitch Co. Long-Term Cash Incentive Compensation Performance Plan for purposes of preserving the tax deductibility of long-term cash incentive payments as “performance-based compensation.” The Board recommends a vote “FOR” this proposal.

•

Approval of Amendments to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Directors to Authorize 400,000 Additional Shares and Explicitly Prohibit the Current Payment of Dividends in Any Form on Unvested Equity Awards: We are asking stockholders to approve amendments to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Directors (the “2016 Directors LTIP”) to authorize 400,000 additional shares of Common Stock and explicitly prohibit the current payment of dividends in any form on unvested equity awards. The Board recommends a vote “FOR” this proposal because we believe that it is important to continue to offer equity as a part of the compensation program for our non-associate directors to reinforce alignment with our stockholders. Due to the unexpected decrease in the fair market value of the Company’s Common Stock, additional shares are needed to continue to make grants consistent with historic grant practices. No changes to the 2016 Directors LTIP are proposed for consideration by the stockholders at the Annual Meeting other than the increase in the authorized number of shares of Common Stock and the explicit prohibition on the current payment of dividends in any form on unvested equity awards.

•

Approval of Amendments to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates to Authorize 1,200,000 Additional Shares and Explicitly Prohibit the Current Payment of Dividends in Any Form on Unvested Equity Awards: We are asking stockholders to approve amendments to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates (the “2016 Associates LTIP”) to authorize 1,200,000 additional shares of Common Stock and explicitly prohibit the current payment of dividends in any form on unvested equity awards. The Board recommends a vote “FOR” this proposal to enable the Company to continue to pay competitively and assist in attracting, retaining and motivating highly talented executives and associates. Due to the unexpected decrease in the fair market value of the Company’s Common Stock, additional shares are needed to continue to make grants consistent with historic grant practices. No changes to the 2016 Associates LTIP are proposed for consideration by the stockholders at the Annual Meeting other than the increase in the authorized number of shares of Common Stock and the explicit prohibition on the current payment of dividends in any form on unvested equity awards.

•

Ratification of Appointment of Independent Registered Public Accounting Firm: As a matter of good governance, we are asking stockholders to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending February 3, 2018. The Board recommends a vote “FOR” this proposal.

Stockholder Proposal

•

Adoption of Proposal Regarding “Proxy Access”: We expect that the Comptroller of the City of New York, in the capacity as the custodian and a trustee of the New York City Employees’ Retirement System, the New York City Fire Department Pension Fund, the New York City Teachers’ Retirement System, and the New York City Police Pension Fund, and as the custodian of the New York City Board of Education Retirement System, will present a proposal at the Annual Meeting regarding “proxy access.” The Board recommends a vote “FOR” this proposal.

Ongoing Stockholder Engagement

The Company continued to have extensive dialogue with our stockholders in the fiscal year ended January 28, 2017 (“Fiscal 2016”). Over the past twelve months, the Company estimates that it held discussions with stockholders who, in the aggregate, represented at least 50% of the shares of Common Stock eligible to be voted at the Annual Meeting. The Company expects to continue such discussions prior to the Annual Meeting and, as a matter of policy and practice, fosters and encourages engagement with our stockholders on compensation and other matters on an ongoing basis.

Executive Compensation Highlights

We believe that our executive compensation policies and practices appropriately align the interests of our executive officers with the achievement of our financial goals and the creation of long-term stockholder value. They reflect a continued focus on performance and support the Company’s transition to a brand-based organization. We offer compensation opportunities that are: (i) competitive with those offered by similar specialty retail organizations and other companies with which the Company competes for high caliber executive talent; and (ii) delivered in a mix of programs and vehicles that emphasize “at risk” components of pay, that are only earned upon the achievement of rigorous performance goals.

In evaluating this year’s “Say on Pay” proposal, we recommend that you review our “COMPENSATION DISCUSSION AND ANALYSIS” section that begins on page 58 of the Proxy Statement, which explains how and why the Compensation and Organization Committee arrived at its executive compensation decisions for Fiscal 2016 and beyond.

Following high stockholder support at the 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”) and the 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”) — stockholders representing over 98% and 96% of the votes cast voted in favor of the Company’s executive compensation program at the 2015 Annual Meeting and the 2016 Annual Meeting, respectively — the Compensation and Organization Committee elected to maintain the basic design of the core elements of the executive compensation programs with two modest changes:

Program	Changes for Fiscal 2016	Rationale
Annual Cash Incentive

Adopted a formalized structure for the use of forward-looking strategic drivers in the measurement of Company performance. These drivers are directly linked to the Company’s strategic priorities and are considered to be leading indicators of future financial performance.

Company performance will continue to be based on a retrospective assessment of EBIT performance (weighted 30% for Spring and 70% for Fall, the same basis as is used for the broad-based population).

The resulting Company score will be adjusted up or down by up to 20%, based on the Compensation and Organization Committee’s assessment of performance on the set of forward-looking strategic drivers.

To provide added focus on the measures which support future brand health and improved financial performance

Long-Term Incentive

Long-term incentive awards to the Leadership Team were granted 50% in the form of Performance Share Awards (“PSAs”) and 50% in the form of time-vested Restricted Stock Units (“RSUs”) with a Section 162(m) performance hurdle.

Previously, the Leadership Team long-term incentives were granted in a mix of PSAs, RSUs and Stock Appreciation Rights (“SARs”).

To balance long-term performance with retention considerations

Below we provide a summary overview of our pay program in Fiscal 2016:

Base Salary

•	Base salaries are reviewed annually in March and upon a significant change in an executive officer’s role.

•

For Fiscal 2016, Ms. Horowitz received an increase of 11% following her promotion to President & Chief Merchandising Officer, and Ms. Crevoiserat received an increase of 12% following her appointment to the Office of the Chairman.

•	The other NEOs did not receive a salary increase in Fiscal 2016.

Annual Cash Incentive Program

•	Company performance is based on a retrospective assessment of EBIT performance (weighted 30% for Spring and 70% for Fall, the same basis as is used for the broad-based population).

•

The resulting Company score may be adjusted up or down, by up to 20%, based on an assessment of forward-looking, strategic drivers that are directly linked to the Company’s strategic priorities, and are considered to be leading indicators of future financial performance.

•	No annual cash incentive payments were made for Fiscal 2016 as Adjusted EBIT performance was achieved below the threshold performance level.

Long-Term Incentives

•	Long-term incentive awards to the Leadership Team were granted 50% in the form of PSAs and 50% in the form of time-vested RSUs with a Section 162(m) performance hurdle.

•

The final measurement period of the Fiscal 2014-Fiscal 2016 PSA cycle was completed in Fiscal 2016, and it was determined that performance for all tranches of these awards was achieved below threshold. As such, all underlying shares of Common Stock were forfeited.

Annual Cash Incentive Program Retrospective Financial Performance (Adjusted EBIT) MODIFIED BY Forward-Looking Strategic Drivers (Scorecard) MODIFIED BY Individual Performance Long-Term Incentives 50% Performance Share Awards (PSAs) Cliff vest at end of 3-year period based on continued service and achievement against pre-established financial goals 50% Restricted Stock Units (RSUs) Vest ratably over 4-year period based on continued service and subject to Section 162(m) performance hurdle ROIC (50%) 3-year average annual result Relative TSR (50%) Measured against S&P Retail Select Industry Index over 3-year period

Pay for Performance Alignment

As discussed beginning on page 61 of the Proxy Statement under the caption “COMPENSATION DISCUSSION AND ANALYSIS — Executive Summary — Pay for Performance Culture,” Fiscal 2016 was a year of tremendous change as the Company continued to reposition its brands during a difficult retail climate and amid significant changes in leadership.

The Company’s compensation programs are closely aligned with the Company’s performance. No annual cash incentive payments were made for Fiscal 2016, reflecting the Compensation and Organization Committee’s evaluation of Company financial performance, which was below the threshold performance level.

Performance periods associated with the outstanding Fiscal 2015-Fiscal 2017 and Fiscal 2016-Fiscal 2018 PSA cycles have not been completed, but were trending below threshold at the end of Fiscal 2016. For the Fiscal 2014-Fiscal 2016 PSA cycle, the final measurement period was completed in Fiscal 2016, and it was determined that performance for all tranches of these awards was achieved below threshold. As a result, all underlying shares of Common Stock were forfeited.

•	Relative Total Stockholder Return (“TSR”) for Fiscal 2014-Fiscal 2016 was below threshold;

•	Average Return on Equity (“ROE”) for Fiscal 2014-Fiscal 2016 was below threshold;

•	Improvement in EBIT Margin (“EBIT Margin Improvement”) for Fiscal 2016 was below threshold; and

•	As previously disclosed, EBIT Margin Improvement for each of Fiscal 2014 and Fiscal 2015 was below threshold.

Fiscal 2016 Annual Cash Incentive Program	Status of Outstanding PSA Cycles
	Fiscal 2014 — Fiscal 2016	• 3-year Relative TSR (33%) • 3-year ROE (33%) • Annual EBIT Margin Improvement (11% each year) All tranches forfeited
	Fiscal 2015 — Fiscal 2017	• 3-year Relative TSR (50%) • 3-year Average ROIC (50%) Trending below threshold
• Company Adjusted EBIT results for Spring (30%) and Fall (70%) seasons fell below the pre-established threshold • No adjustments were made for strategic, operational or individual performance	Fiscal 2016 — Fiscal 2018	• 3-year Relative TSR (50%) • 3-year Average ROIC (50%) Trending below threshold

Our Commitment to Best Practices in Corporate Governance

In addition to the changes in our organization and in our executive compensation programs discussed above, we have made many changes to our policies and practices related to corporate governance and executive compensation in recent years and consistently seek to follow best practices in corporate governance. We have:

•	Adopted majority voting in uncontested director elections.

•	Adopted the phased declassification of our Board, which was completed at the 2014 Annual Meeting of Stockholders.

•	Adopted stock ownership guidelines for executive officers and directors.

•	Adopted a director resignation policy.

•	Adopted a director retirement policy.

•	Recommended, and our stockholders adopted, an annual “Say on Pay” vote.

•

Implemented a stringent “clawback” policy that allows the Company to seek repayment of any incentive amounts that were erroneously paid, without any requirement of misconduct on the part of the plan participant.

•

Implemented a comprehensive derivatives and hedging policy as well as an anti-pledging policy that prohibits directors and officers, among others, from hedging and pledging any equity securities of the Company held by them.

•	Adopted a director confidentiality policy.

•	Accelerated the expiration of the Company’s preferred stock purchase rights from the close of business on July 16, 2018 to the close of business on January 28, 2014.

•	Established an Enterprise Risk Management Committee comprised of senior management of the Company.

•

Enhanced the indemnification protection provided for the Company’s executive officers and directors through indemnification agreements that supplement the indemnification provisions in the Company’s organizational documents, as permitted under the Delaware General Corporation Law.

•

Expanded the scope of persons considered to be “related persons” subject to the Abercrombie & Fitch Co. Related Person Transaction Policy to include, in addition to executive officers, directors and director nominees of the Company (as well as their immediate family members), other associates of the Company or of one of the Company’s subsidiaries determined by the Company’s General Counsel, with input from the Company’s Chief Ethics and Compliance Officer, to significantly influence the management or operating policies of the Company (as well as their immediate family members).

•

Implemented the “Notice & Access” framework for delivery of proxy materials to stockholders in connection with the solicitation of proxies on behalf of our Board for use at the 2016 Annual Meeting and the 2017 Annual Meeting.

•	Appointed a Lead Independent Director with specific duties and responsibilities intended to provide independent Board leadership complementing that of the Executive Chairman of the Board.

Abercrombie & Fitch Co.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 26, 2017

TO OUR STOCKHOLDERS:

The 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Abercrombie & Fitch Co. (the “Company”) will be held at the offices of the Company located at 6301 Fitch Path, New Albany, Ohio 43054, on Thursday, June 15, 2017, at 10:00 a.m., Eastern Daylight Time, for the following purposes:

1.  To elect ten directors, each to serve for a term of one year to expire at the 2018 Annual Meeting of Stockholders.

2.  To conduct an advisory vote on the frequency of future advisory votes on executive compensation.

3.  To conduct an advisory vote to approve executive compensation.

4.  To approve the amendment and restatement of the Abercrombie & Fitch Co. Short-Term Cash Incentive Compensation Performance Plan.

5.  To approve the Abercrombie & Fitch Co. Long-Term Cash Incentive Compensation Performance Plan.

6.  To approve amendments to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Directors to authorize 400,000 additional shares and explicitly prohibit the current payment of dividends in any form on unvested equity awards.

7.  To approve amendments to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates to authorize 1,200,000 additional shares and explicitly prohibit the current payment of dividends in any form on unvested equity awards.

8.  To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2018.

9.  To consider one stockholder proposal, if the stockholder proposal is properly presented for consideration at the Annual Meeting.

10.  To transact any other business which properly may be brought before the Annual Meeting.

The Proxy Statement accompanying this Notice of Annual Meeting of Stockholders describes each of these items in detail. The Company has not received notice of any other matters that properly may be presented at the Annual Meeting.

Only stockholders of record at the close of business on April 17, 2017, the date established by the Company’s Board of Directors as the record date, are entitled to receive notice of, and vote at, the Annual Meeting. All stockholders are invited to attend the Annual Meeting, although only stockholders of record will be entitled to vote at the Annual Meeting.

We began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April 26, 2017 to stockholders of record at the close of business on April 17, 2017. The Notice contains information on how to access our Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended January 28, 2017, and the form of proxy on the Internet, as well as instructions on how to request a paper copy of the proxy materials.

Robert E. Bostrom

Senior Vice President, General Counsel

and Corporate Secretary

YOUR VOTE IS IMPORTANT

Before you vote, access the proxy materials in one of the following ways prior to the Annual Meeting:

To view Online: Have available the information that is printed in the box marked by the arrow provided in your Notice and visit: www.proxyvote.com. You may visit www.proxyvote.com 24 hours a day, seven days a week, prior to 11:59 p.m., Eastern Daylight Time, on June 14, 2017.

To request and receive a PAPER or E-MAIL copy:

You MUST request a paper or e-mail copy of the proxy materials. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

(1) By Internet:	www.proxyvote.com
(2) By Telephone:	1-800-579-1639
(3) By E-Mail*:	sendmaterial@proxyvote.com

*	If you request proxy materials by e-mail, please send a blank e-mail including in the subject line the information that is printed in the box marked by the arrow provided in your Notice. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before June 1, 2017 to facilitate timely delivery of the proxy materials.

Abercrombie & Fitch Co.

6301 Fitch Path

New Albany, Ohio 43054

(614) 283-6500

PROXY STATEMENT

Dated April 26, 2017

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 15, 2017

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of Abercrombie & Fitch Co. (the “Company”) for use at the 2017 Annual Meeting of Stockholders to be held at the offices of the Company located at 6301 Fitch Path, New Albany, Ohio 43054, on Thursday, June 15, 2017, at 10:00 a.m., Eastern Daylight Time (the “Annual Meeting” or the “2017 Annual Meeting”). On or about April 26, 2017, we began mailing to holders of record of shares of Class A Common Stock, par value $0.01 per share (the “Common Stock”), of the Company at the close of business on April 17, 2017, a Notice of Internet Availability of Proxy Materials containing instructions on how to access the Notice of Annual Meeting of Stockholders, this Proxy Statement, the form of proxy and our Annual Report on Form 10-K for the fiscal year ended January 28, 2017 (“Fiscal 2016”) over the Internet.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor using the contact information listed below:

INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders May Call Toll-Free: (888) 750-5834 (from the United States and Canada)

Stockholders May Call: (412) 232-3651 (from other locations)

Banks and Brokers May Call Collect: (212) 750-5833

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

When and where will the Annual Meeting be held?

The Annual Meeting will be held on Thursday, June 15, 2017 at 10:00 a.m., Eastern Daylight Time, at our offices located at 6301 Fitch Path, New Albany, Ohio 43054. The purposes of the Annual Meeting are set forth in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. All references in this Proxy Statement to the “Company,” “we,” “us,” “our” or “Abercrombie & Fitch” refer to Abercrombie & Fitch Co.

Why am I being provided this Proxy Statement?

We are required by the Securities and Exchange Commission (the “SEC”) to give you, or provide you access to, this Proxy Statement because our Board is soliciting your proxy to vote your shares of Common Stock at the Annual Meeting. The Proxy Statement summarizes the information you need in order to vote at the Annual Meeting.

What is a proxy?

A proxy is your designation of another person to vote shares of Common Stock you own. If you designate someone as your proxy in a written document, that document is also called a proxy, a form of proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. Joanne C. Crevoiserat and Robert E. Bostrom have been designated on behalf of the Board as the proxies to cast the vote of the Company’s stockholders at the Annual Meeting.

What are the voting requirements for the proposals to be acted upon at the Annual Meeting and discussed in this Proxy Statement?

At the Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. Specifically, stockholders will be asked to: (1) elect ten directors to the Board; (2) specify the frequency of the future advisory votes on executive compensation; (3) approve the advisory resolution on executive compensation; (4) approve the amendment and restatement of the Abercrombie & Fitch Co. Short-Term Incentive Compensation Performance Plan; (5) approve the Abercrombie & Fitch Co. Long-Term Cash Incentive Compensation Performance Plan; (6) approve amendments to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Directors to authorize 400,000 additional shares and explicitly prohibit the current payment of dividends in any form on unvested equity awards; (7) approve amendments to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates to authorize 1,200,000 additional shares and explicitly prohibit the current payment of dividends in any form on unvested equity awards; (8) ratify the appointment of PricewaterhouseCoopers LLP as the independent registered accounting firm of the Company for the fiscal year ending February 3, 2018 (“Fiscal 2017”); and (9) consider and vote upon one stockholder proposal, if the stockholder proposal is properly presented for consideration at the Annual Meeting.

Proposal 1 — Election of Directors

The Company and our stockholders have implemented majority voting for uncontested director elections, which the Board expects to be the case at the Annual Meeting. In an uncontested election of directors, each nominee must be elected by a majority of the votes cast (i.e., the votes cast for such nominee’s election must exceed the votes cast against such nominee’s election). Broker non-votes and abstentions will not be treated as votes cast.

Proposal 2 — Advisory Vote on the Frequency of the Future Advisory Votes on Executive Compensation

Stockholders will be able to specify one of four choices for this proposal on the form of proxy: one year; two years; three years; or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. This advisory vote is non-binding, but the Board and the Compensation and Organization Committee will give careful consideration to the results of voting on this proposal. The non-binding vote on the frequency of the future advisory votes on executive compensation requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Broker non-votes will not be treated as votes cast. Abstentions will not be counted as votes for any of the choices under the proposal.

Proposal 3 — Advisory Vote to Approve Executive Compensation

This advisory vote is non-binding but the Board and our Compensation and Organization Committee will give careful consideration to the results of voting on this proposal. The approval of the advisory resolution on executive compensation requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Broker non-votes will not be treated as votes cast. Abstentions will not be counted as votes “FOR” or “AGAINST” the proposal.

Proposal 4 — Approval of the Amendment and Restatement of the Abercrombie & Fitch Co. Short-Term Cash Incentive Compensation Performance Plan

Approval of the amendment and restatement of the Abercrombie & Fitch Co. Short-Term Cash Incentive Compensation Performance Plan requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Broker non-votes will not be treated as votes cast. Abstentions will be treated as votes cast and will have the effect of a vote “AGAINST” the proposal.

Proposal 5 — Approval of the Abercrombie & Fitch Co. Long-Term Cash Incentive Compensation Performance Plan

Approval of the Abercrombie & Fitch Co. Long-Term Cash Incentive Compensation Performance Plan requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Broker non-votes will not be treated as votes cast. Abstentions will be treated as votes cast and will have the effect of a vote “AGAINST” the proposal.

Proposal 6 — Approval of Amendments to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Directors to Authorize 400,000 Additional Shares and Explicitly Prohibit the Current Payment of Dividends in Any Form on Unvested Equity Awards

The approval of the proposed amendments to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Directors (also referred to as the “2016 Directors LTIP”) to authorize 400,000 additional shares of Common Stock and explicitly prohibit the current payment of dividends in any form on unvested equity awards, requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Broker non-votes will not be treated as votes cast. Abstentions will be treated as votes cast and will have the effect of a vote “AGAINST” the proposal.

Proposal 7 — Approval of Amendments to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates to Authorize 1,200,000 Additional Shares and Explicitly Prohibit the Current Payment of Dividends in Any Form on Unvested Equity Awards

The approval of the proposed amendments to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates (also referred to as the “2016 Associates LTIP”) to authorize 1,200,000 additional shares of Common Stock and explicitly prohibit the current payment of dividends in any form on unvested equity awards, requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Broker non-votes will not be treated as votes cast. Abstentions will treated as votes cast and will have the effect of a vote “AGAINST” the proposal.

Proposal 8 — Ratification of Appointment of Independent Registered Public Accounting Firm

The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2018 (“Fiscal 2017”) requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Abstentions will not be counted as votes “FOR” or “AGAINST” the proposal.

Proposal 9 — Stockholder Proposal Regarding “Proxy Access”

The approval of the stockholder proposal described under the caption “PROPOSAL 9 —STOCKHOLDER PROPOSAL REGARDING ‘PROXY ACCESS’” requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting on the proposal. Abstentions and broker non-votes will not be counted as votes “FOR” or “AGAINST” the stockholder proposal.

What are the Board’s recommendations for the proposals to be acted upon at the Annual Meeting and how will my shares be voted?

Subject to revocation, all forms of proxy that are properly completed and timely received will be voted in accordance with the instructions you give. If no instructions are given (except in the case of broker non-votes), the persons named as proxies will vote the shares of Common Stock in accordance with the recommendations of the Board. The Board’s recommendations are set forth together with the description of each proposal in this Proxy Statement. In summary, the Board recommends a vote:

•	“FOR” the election of each of the ten director nominees listed under the caption “PROPOSAL 1 —ELECTION OF DIRECTORS,” beginning on page 24 of this Proxy Statement;

•

to conduct the future advisory votes on executive compensation “EVERY 1 YEAR,” as described in “PROPOSAL 2 — ADVISORY VOTE ON THE FREQUENCY OF THE FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION,” on page 57 of this Proxy Statement;

•

“FOR” the approval of the advisory resolution on executive compensation, as described under the caption “PROPOSAL 3 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION,” on page 58 of this Proxy Statement;

•

“FOR” the approval of the amendment and restatement of the Abercrombie & Fitch Co. Short-Term Cash Incentive Compensation Performance Plan described in “PROPOSAL 4 — APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE ABERCROMBIE & FITCH CO. SHORT-TERM CASH INCENTIVE COMPENSATION PERFORMANCE PLAN,” beginning on page 98 of this Proxy Statement;

•

“FOR” the approval of the Abercrombie & Fitch Co. Long-Term Incentive Compensation Performance Plan described in “PROPOSAL 5 — APPROVAL OF THE ABERCROMBIE & FITCH CO. LONG-TERM CASH INCENTIVE COMPENSATION PERFORMANCE PLAN,” beginning on page 101 of this Proxy Statement;

•

“FOR” the approval of the proposed amendments of the 2016 Directors LTIP, as described under the caption “PROPOSAL 6 — APPROVAL OF AMENDMENTS TO THE ABERCROMBIE & FITCH CO. 2016 LONG-TERM INCENTIVE PLAN FOR DIRECTORS TO AUTHORIZE 400,000 ADDITIONAL SHARES AND EXPLICITLY PROHIBIT THE CURRENT PAYMENT OF DIVIDENDS IN ANY FORM ON UNVESTED EQUITY AWARDS,” beginning on page 106 of this Proxy Statement;

•

“FOR” the approval of the proposed amendments of the 2016 Associates LTIP, as described under the caption “PROPOSAL 7 — APPROVAL OF AMENDMENTS TO THE ABERCROMBIE & FITCH CO. 2016 LONG-TERM INCENTIVE PLAN FOR ASSOCIATES TO AUTHORIZE 1,200,000 ADDITIONAL SHARES AND EXPLICITLY PROHIBIT THE CURRENT PAYMENT OF DIVIDENDS IN ANY FORM ON UNVESTED EQUITY AWARDS,” beginning on page 116 of this Proxy Statement;

•

“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for Fiscal 2017, as described under the caption “PROPOSAL 8 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM,” beginning on page 132 of this Proxy Statement; and

•	“FOR” the stockholder proposal described under the caption “PROPOSAL 9 — STOCKHOLDER PROPOSAL REGARDING ‘PROXY ACCESS’” beginning on page 133 of this Proxy Statement.

Who can vote at the Annual Meeting?

Only holders of shares of the Company’s Common Stock of record at the close of business on April 17, 2017 (the “Record Date”) or such stockholders’ proxies are entitled to receive notice of, and vote at, the Annual Meeting. At the close of business on the Record Date, there were 67,995,752 shares of Common Stock outstanding and entitled to vote. There are no other voting securities of the Company outstanding. Each stockholder is entitled to one vote on each matter voted upon at the Annual Meeting for each share of Common Stock held. To be able to vote your shares at the Annual Meeting, the records of the Company must show that you held your shares at the close of business on the Record Date.

How do I attend the Annual Meeting?

The Annual Meeting will be held on Thursday, June 15, 2017 at 10:00 a.m., Eastern Daylight Time, at our offices located at 6301 Fitch Path, New Albany, Ohio 43054. When you arrive, signs will direct you to the appropriate room. Please note that the doors to the meeting room will not be open until 9:00 a.m., Eastern Daylight Time. You should be prepared to present valid government-issued photo identification, such as a driver’s license or passport, for admittance. In addition, if you are a stockholder of record, your name will be verified against the list of stockholders of record prior to admittance to the Annual Meeting. If you are a beneficial owner, you must provide proof of beneficial ownership on the record date, such as your account statement showing that you owned our Common Stock as of April 17, 2017, a copy of the voting instruction form provided by your brokerage firm, bank or other nominee, or other similar evidence of ownership. If you do not provide valid government-issued photo identification and comply with the other procedures outlined above, you will not be admitted to the Annual Meeting. You do not need to attend the Annual Meeting to vote. Even if you plan to attend the Annual Meeting, please submit your vote in advance as instructed in this Proxy Statement.

What is a Notice of Internet Availability of Proxy Materials?

In accordance with rules adopted by the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are permitted to furnish our proxy materials, including the Notice of Annual Meeting of Stockholders, this Proxy Statement and our Annual Report on Form 10-K for Fiscal 2016 (our “Fiscal 2016 Form 10-K”), by providing access to such documents on the Internet. Generally, stockholders will not receive printed copies of the proxy materials unless they request them.

A Notice of Internet Availability of Proxy Materials that provides instructions for accessing our proxy materials on the Internet was mailed directly to registered stockholders. The Notice of Internet Availability of Proxy Materials also provides instructions regarding how registered stockholders may vote their shares on the Internet. Registered stockholders who prefer to receive a paper or e-mail copy of our proxy materials must follow the instructions provided in the Notice of Internet Availability of Proxy Materials for requesting such materials.

The Notice of Internet Availability of Proxy Materials only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice of Internet Availability of Proxy Materials and returning it. The Notice of Internet Availability of Proxy Materials provides instructions on how to cast your vote.

A notice that directs beneficial owners of our shares to the website where they can access our proxy materials should be forwarded to each beneficial stockholder by the brokerage firm, bank or other holder of record who is considered the registered owner with respect to the shares of the beneficial stockholder. Such brokerage firm, bank or other holder of record should also provide each beneficial owner of our shares with instructions on how the beneficial stockholder may request a paper or e-mail copy of our proxy materials.

To enroll in the electronic delivery service for future stockholder meetings, use your Notice of Internet Availability of Proxy Materials (or proxy card, if you received printed copies of the proxy materials) to register online at www.proxyvote.com and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

What is the difference between holding shares as a holder of record and as a beneficial owner?

If, at the close of business on April 17, 2017, your shares were held in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and a notice directing you to the website where you can access our proxy materials is being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. If that organization is not given specific direction, shares held in the name of that organization may not be voted and will not be considered as present and entitled to vote on any matter to be considered at the Annual Meeting other than the ratification of the appointment of the Company’s independent registered public accounting firm. Please direct your broker how to vote your shares following the instructions provided by your broker.

How do I vote my shares?

If you are a registered stockholder (i.e., you hold your shares of record), you may vote your shares using one of the following methods (please also see the information provided above and below concerning the difference in how to vote if you hold shares beneficially through a brokerage firm, bank or other nominee instead of as the registered holder — beneficial holders should follow the voting instructions provided by their respective nominees):

•	Over the Internet. Go to www.proxyvote.com.

You can use the Internet 24 hours a day, seven days a week, to submit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Daylight Time, on June 14, 2017. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you access the web site and follow the instructions to obtain your records and create an electronic voting instruction form.

•	By telephone. Call 1-800-690-6903.

You can use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Daylight Time, on June 14, 2017. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you call and follow the instructions.

•

By mail. If you received a printed copy of the proxy materials, you may submit your vote by completing, signing and mailing your proxy card and returning it in the prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than June 14, 2017 to be voted at the Annual Meeting.

•

In person at the Annual Meeting. Registered stockholders are invited to attend the Annual Meeting and vote in person at the Annual Meeting. If you are a beneficial owner of shares, you must obtain a legal proxy from the brokerage firm, bank or other holder of record of your shares to be entitled to vote those shares in person at the meeting.

If you vote via the Internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned a proxy card. If you vote via the Internet or by telephone, do not return a proxy card.

If I am a stockholder holding shares in “street name,” how do I vote?

If you hold your shares in “street name” with a brokerage firm, bank or other nominee, the holder of record will send you instructions on how to instruct the holder of record to vote your shares. Your broker is permitted to vote your shares with respect the “routine” proposal to ratify the appointment of the Company’s independent registered public accounting firm without your instruction as to how to vote but will not be permitted to vote your shares with respect to any of the other proposals at the Annual Meeting without your instructions as to how to vote.

If you hold your shares in “street name,” you should have received a Notice of Internet Availability of Proxy Materials or voting instructions from the brokerage firm, bank or other nominee holding your shares. You should follow the instructions in the Notice of Internet Availability of Proxy Materials or voting instructions provided by your broker or other nominee in order to instruct your broker or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker or other nominee.

What is a “broker non-vote”?

A “broker non-vote” occurs when a stockholder holds our shares of Common Stock in “street name” through a broker or similar organization, and the stockholder does not provide the broker or other organization with instructions within the required timeframe before the Annual Meeting as to how to vote the shares on “non-routine” matters. The only proposal this year which is considered “routine” is the ratification of the appointment of the Company’s independent registered public accounting firm. Under the rules of the New York Stock Exchange (“NYSE”) set forth in the NYSE Listed Company Manual (the “NYSE Rules”), your broker cannot vote your shares on non-routine matters unless your broker receives instructions from you as to how to vote.

How can I revoke my proxy or change my vote?

If you are a registered stockholder, you may revoke your proxy at any time before it is actually voted at the Annual Meeting by:

•	signing and returning a new proxy card with a later date — only your latest proxy card received by June 14, 2017, will be counted;

•	submitting a late-dated vote by telephone or via the Internet — only your latest telephone or Internet proxy received by 11:59 p.m., Eastern Daylight Time, on June 14, 2017, will be counted;

•	attending the Annual Meeting and voting by ballot in person; or

•	delivering a written revocation to our Corporate Secretary at 6301 Fitch Path, New Albany, Ohio 43054, to be received no later than June 14, 2017.

If you hold your shares in “street name,” you must contact the broker or other nominee holding your shares and follow the instructions of the broker or other nominee for revoking or changing your vote.

Who is paying for the cost of this proxy solicitation?

This solicitation of proxies is made by and on behalf of our Board. In addition to mailing the Notice of Internet Availability of Proxy Materials (or, if applicable, paper copies of this Proxy Statement, the Notice of Annual Meeting of Stockholders, the proxy card and our Fiscal 2016 Form 10-K) to registered stockholders as of the close of business on the Record Date, the brokers, banks and other nominees holding our shares for beneficial owners must provide a notice as to where the beneficial owners can access our proxy materials to the beneficial owners for whom they hold our shares in order that such shares may be voted. Solicitation may also be made by our directors, officers and select other Company employees or, as referred to by the Company, “associates” of the Company telephonically, electronically or by other means of communications. Directors, officers and associates who help us in the solicitation will not be specially compensated for those services, but they may be reimbursed for their out-of-pocket expenses incurred in connection with the solicitation. In addition, the Company has retained Innisfree M&A Incorporated (“Innisfree”) to aid in the solicitation of proxies for a fee of $15,000, plus out-of-pocket expenses.

The Company will reimburse Innisfree, as well as brokerage firms, banks and other custodians, fiduciaries and nominees, who are record holders of shares of our Common Stock not beneficially owned by them for their reasonable costs in sending proxy materials to stockholders who beneficially own our shares. The Company will bear the costs incurred in connection with the solicitation of proxies on behalf of the Board, other than the Internet access or telephone usage fees which may be charged to stockholders.

Are there any cumulative voting rights in the election of directors?

No.

What constitutes a quorum to hold and transact business at the Annual Meeting?

A quorum for the Annual Meeting is one-third of the outstanding shares of Common Stock. If you are a registered stockholder and submit a proxy, your shares of Common Stock will be counted to determine whether we have a quorum even if you abstain or fail to provide voting instructions on any of the proposals described in this Proxy Statement and listed on the form of proxy. If your shares of Common Stock are held in the name of your broker or other nominee, and you do not instruct your broker or other nominee how to vote your shares of Common Stock, these shares will still be counted for purposes of determining the presence or absence of a quorum for the transaction of business if your broker or other nominee submits a proxy.

How are votes tabulated?

The results of stockholder voting will be tabulated by the inspectors of election appointed for the Annual Meeting.

What should I do if I have other questions?

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834 or directly at (412) 232-3651. Banks and brokers may call collect at (212) 750-5833.

PROPOSAL 1 — ELECTION OF DIRECTORS

There are currently eleven directors serving on the Board, all of whose terms expire at the Annual Meeting. On February 1, 2017, the Board, upon the unanimous recommendation of our Nominating and Board Governance Committee, unanimously approved the increase in the size of the Board from ten to eleven directors and unanimously elected Fran Horowitz to fill the vacancy created by the increase.

On March 27, 2017, Craig R. Stapleton informed the Company that he has decided not to stand for re-election to the Board at the Annual Meeting but will serve out his remaining term. At its meeting on April 3, 2017, the Board took action to reduce the number of directors from eleven to ten, effective upon the expiration of the current terms of the directors of the Company immediately prior to the Annual Meeting. As a result, ten directors will be elected at the Annual Meeting.

Upon the unanimous recommendation of our Nominating and Board Governance Committee, the Board has unanimously nominated James B. Bachmann, Bonnie R. Brooks, Terry L. Burman, Sarah M. Gallagher, Michael E. Greenlees, Archie M. Griffin, Fran Horowitz, Arthur C. Martinez, Charles R. Perrin and Stephanie M. Shern (altogether, the “Nominees”) for election as directors at the Annual Meeting. Directors elected at the Annual Meeting will hold office for a one-year term expiring at the 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) or until their respective successors are elected and qualified.

The individuals named as proxies in the form of proxy solicited by the Board intend to vote the shares of Common Stock represented by the proxies received under this solicitation for the Nominees, unless otherwise instructed on the form of proxy. It is expected that all of the Nominees will be able to serve. However, if before the election, one or more of the Nominees are unable to serve or for good cause will not serve, the proxy holders will vote the proxies for the remaining Nominees and for any substitute nominees chosen by the Board, unless the Board reduces the number of directors to be elected. If any substitute nominees are designated, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominees required by the rules of the SEC.

The Board recommends that you vote “FOR” each of the Nominees to be elected for a one-year term expiring at the 2018 Annual Meeting or until his or her successor is elected and qualified.

Majority Vote Standard in Uncontested Director Election

In an uncontested election of directors, which we expect to be the case at the Annual Meeting, each nominee must be elected by a majority of the votes cast (i.e., the votes cast for such nominee’s election must exceed the votes cast against such nominee’s election). Broker non-votes and abstentions will not be treated as votes cast. Proxies may not cast votes for more than ten nominees.

The Board has adopted a resignation policy, included in the Company’s Corporate Governance Guidelines, which requires that an incumbent director who receives less than a majority of the votes cast in an uncontested election tender his or her resignation, and outlines the procedures by which the Board will consider whether to accept such resignation. The resignation policy provides:

•	an incumbent director who fails to receive the required number of votes for re-election must offer to resign;

•

the Nominating and Board Governance Committee and the Board will evaluate any such resignation in light of the best interests of the Company and our stockholders in determining whether to accept or reject the resignation, or whether other action should be taken, and may consider any factors they deem relevant in making such determination;

•

if the Board does not accept the resignation, the director who offered to resign will continue to serve on the Board until the next annual meeting of stockholders and until the director’s successor is elected and qualified, or until the director’s death, resignation or removal;

•	if the Board accepts the resignation, the Nominating and Board Governance Committee will recommend to the Board whether to fill the resulting vacancy or to reduce the size of the Board; and

•	the Board will publicly disclose its decision regarding the resignation within 90 days after the results of the election are certified.

Nominees

The information set forth in the table below concerning the principal occupation, other affiliations and business experience, as of April 17, 2017, of each Nominee has been furnished to the Company by such Nominee.

Name (Age)	Business Experience During Past Five Years and Other Information	Director Since
James B. Bachmann (74)

Mr. Bachmann retired in 2003 as Managing Partner of the Columbus, Ohio office of Ernst & Young LLP (“EY”), after serving in various management and audit engagement partner roles with the firm. Mr. Bachmann currently serves as the Lead Independent Director and Chair of the Audit Committee of Lancaster Colony Corporation, a company which manufactures and markets food products and for which he has served as a director since 2003.

Mr. Bachmann currently serves as Chair of our Audit and Finance Committee and as a member of our Corporate Social Responsibility Committee and our Executive Committee. His significant public company accounting and financial expertise, thorough review of the financial and risk management issues applicable to the Company and diligent engagement with management have helped the Company navigate the increasingly complex financial and risk management issues we face. In addition, his operational experience as the Managing Partner of EY’s Columbus, Ohio office provides us with valuable operational insights.

		2003

Bonnie R. Brooks (63)	From February 2014 to December 2016, Ms. Brooks served as Vice Chair of Hudson’s Bay Company, an international retailer based in Toronto, Ontario that offers a wide selection of branded merchandise in Canada, the United States, Germany and Belgium through five banners. In Canada, the operations include Hudson’s Bay, Canada’s largest national department store chain, and Home Outfitters, a kitchen, bed and bath superstore chain; in the United States, the operations include the Lord & Taylor chain of upscale, specialty retail department stores, the Saks Fifth Avenue chain of department stores and Saks Off Fifth, a discount store operation; and in Europe, the operations include the Galaries Kaufhof chain of department stores and the Galeria Inno chain of department stores. From February 2012 to January 2014, Ms. Brooks served as President of Hudson’s Bay Company for North America and from September 2008 to February 2012, she served as President and Chief Executive Officer of Hudson’s Bay Department Stores. Prior to her tenure with Hudson’s Bay Company, Ms. Brooks was based in Asia for 11 years, and from 2003 to 2008, served as President of The Lane Crawford Joyce Group, the Hong Kong-based premier department store and franchise partner of luxury brand operations in 500 locations across Asia. From 2000 to 2002, Ms. Brooks served as the Global Merchandise Director (handling the Harvey Nichols, U.K. and ST Dupont, France brands) for Dickson Concepts (International) Limited. From 1997 to 2000, she was Senior Vice President of Lane	2014

Name (Age)	Business Experience During Past Five Years and Other Information	Director Since
	Crawford department stores. Ms. Brooks was at Holt Renfrew & Company, a Canada-based fashion department store, as Senior Vice President from 1996 to 1997 and from 1980 to 1991, where her roles included Executive Vice President and General Merchandise Manager. Ms. Brooks served as Editor-in-Chief from 1994 to 1996 of Flare, a Canadian fashion magazine. Ms. Brooks has served as a member of the board of trustees of RioCan Real Estate Investment Trust, a North American real estate owner and operator, since 2013; as a director of Rogers Communications Inc., a Canadian diversified communications and media company, since April 2015; and as a director of Chico’s FAS, Inc., an international specialty store group with brands targeting women 30 years and older, since July 2016. In 2016, Ms. Brooks was appointed Chair of the Liquor Control Board of Ontario by the Ontario government. Ms. Brooks has also served as a member of the Board of camh Foundation (Canada) since 2012. Ms. Brooks formerly served as a director of Empire Company Ltd., a Canadian company whose key businesses include food retailing and related real estate development, from 2012 to 2016; and as Chair of the Board of Trustees of Royal Ontario Museum from 2013 to 2016. Ms. Brooks holds an MBA and two honorary doctorate degrees, and was awarded the Order of Canada in 2016, that country’s highest civilian honor.

	Ms. Brooks currently serves as a member of our Nominating and Board Governance Committee. Ms. Brooks brings to the Board substantial experience in the retail industry, having served as chief executive officer and president of three large companies operating branded and upscale department stores in the United States, Canada, Europe and Asia. In addition, as a native and current resident of Canada having tenure with Canada-based, Asia-based and European-based retailers, Ms. Brooks provides the Company with additional expertise with respect to the nuances of conducting retail operations in international markets. In addition to her retail market operational expertise, Ms. Brooks’ public company board experience makes her highly qualified to serve as a director of the Company.

Terry L. Burman (71)	Mr. Burman has served as Lead Independent Director of the Company since March 27, 2017. From May 2013 to May 2014, Mr. Burman served as Chairman of the Board and as a director of Zale Corporation, a specialty retailer of fine jewelry in North America. Since December 2015, he has served as Chairman of the Board of Tuesday Morning Corporation, a closeout retailer of upscale decorative home accessories, housewares, seasonal goods and famous-maker gifts in the United States. Mr. Burman has served as a director of Tuesday Morning Corporation since February 2013; as a director of Learning Care Group, a privately-held company operating over 900 learning and daycare centers in the United States, since July 2014; and as a board member since July 2004 and as Chairman of the Board from July 2013 to June 2015 of the St. Jude Children’s Research Hospital Board of Governors and a board member of ALSAC, the fundraising organization of St. Jude, since	2014

Name (Age)	Business Experience During Past Five Years and Other Information	Director Since

July 2004. He also served on the Board of Directors of YCC Holdings LLC, a retailer of candles, fragrances and other products, from October 2007 to October 2013, and on the Board of Directors of ACCESS, an organization providing housing, food and counseling to homeless women and their children in Akron, Ohio, from 1996 to 2012. Mr. Burman was the Chief Executive Officer of Signet Jewelers Limited (“Signet”), a specialty jewelry retailer, from 2000 to 2011. Mr. Burman joined Signet in 1995 as Chairman and Chief Executive Officer of Sterling Jewelers, Inc., a U.S. division of Signet. He served as a director of Signet from 1996 to 2011. Prior to joining Signet, Mr. Burman held various senior executive positions of increasing responsibility with Barry’s Jewelers, Inc., which now does business as Samuels Jewelers, from 1980 to 1995, including President and Chief Executive Officer from 1993 to 1995. Prior to that, Mr. Burman was a partner with Roberts Department Stores, a regional department store chain specializing in apparel.

Mr. Burman currently serves as the Chair of our Nominating and Board Governance Committee and as a member of our Compensation and Organization Committee. Mr. Burman’s experience as a chief executive officer in the retail industry, his significant international management experience, and his general business and financial acumen are very valuable to the Company and provide the Board with important insight into specialty retail industries as well as strategy and business development.

Sarah M. Gallagher (65)	From August 2014 to August 2015, Ms. Gallagher served as Executive Chairperson of the Rebecca Taylor woman’s fashion brand. In this role, she was acting as interim chief executive officer with responsibility for the wholesale, stores and e-commerce businesses. Ms. Gallagher served as President of Ralph Lauren North America e-Commerce from April 2007 to April 2013 and as President of Ralph Lauren Media LLC, Polo.com from November 2001 to March 2007, where she led the strategic vision of Polo.com. Ms. Gallagher joined Ralph Lauren Media in 2001, when Ralph Lauren e-Commerce was a joint venture with NBC and Ralph Lauren Corporation, a global designer, manufacturer, distributor and retailer of lifestyle products. Under Ms. Gallagher’s leadership, the Ralph Lauren e-Commerce business became an industry leader and consistently outpaced the industry growth rate. After establishing Ralph Lauren’s web presence, including RalphLauren.com and Rugby.com in the United States, Ms. Gallagher and the U.S. digital team collaborated with the European digital team to oversee Ralph Lauren’s expansion into the European markets, including successful launches of e-Commerce sites in the United Kingdom, Germany and France. Prior to her tenure with the Ralph Lauren organization, Ms. Gallagher served from 1997 to 2001, as Senior Vice President, Banana Republic Direct and Senior Vice President, Gap Direct, divisions of Gap, Inc., an international retailer offering clothing, accessories and personal care products under the Gap, Banana Republic and Old Navy brand names, where she was directly	2014

Name (Age)	Business Experience During Past Five Years and Other Information	Director Since

responsible for the launch of the Banana Republic catalog, website and all aspects of its e-Commerce business. Prior to joining Gap, Inc., Ms. Gallagher served as Vice President, Apparel, Jewelry and Accessories, from 1996 to 1997 for Avon Products, Inc., a direct seller of beauty and related products; Vice President and General Merchandise Manager, Intimate Apparel from 1985 to 1995 and then Executive Vice President, Merchandising from 1995 to 1996, of Victoria’s Secret Catalogue, a direct sales channel for Victoria’s Secret Stores; and in various roles from 1971 to 1985 with Lord & Taylor, an upscale, specialty retail department store chain in the United States, including serving as Divisional Merchandise Manager, Intimate Apparel, from 1983 to 1985. Since August 2016, Ms. Gallagher has served as a director and a member of the Compensation Committee and the Nominating and Governance Committee of La-Z-Boy Incorporated, a leading residential furniture producer. In addition, since August 2016, she has served as an Executive Advisor at FitForCommerce, a boutique consultancy focused on helping retailers and brands navigate the provider landscape.

Ms. Gallagher currently serves as a member of our Corporate Social Responsibility Committee and our Nominating and Board Governance Committee. Ms. Gallagher’s over 40 years of retail experience, including more than 30 years with Fortune 500 brands, and status as one of the early movers in the e-Commerce space with more than 15 years of service in that aspect of the retail business, bring valuable expertise and insight to the Board as the Company continues to expand its focus on direct-to-customer business opportunities, both within the United States and internationally.

Michael E. Greenlees (70)	Until April 30, 2016, Mr. Greenlees served as a member of the Board of Directors and as an Executive Director of Ebiquity plc, a U.K.-based company that provides data-driven insights to the global media and marketing community and is listed on the London Stock Exchange’s AIM market. He previously served as Chief Executive Officer of Ebiquity plc from 2007 to December 2015. Mr. Greenlees was one of the original founding partners of Gold Greenlees Trott, or The GGT Group plc, an international advertising and marketing group. The GGT Group plc was listed on the London Stock Exchange in 1986 at which time Mr. Greenlees became Chairman and Chief Executive Officer, a role he occupied for over 10 years until the company’s sale to Omnicom Group Inc., a holding company for a number of advertising and marketing services businesses, in 1998. At that time, Mr. Greenlees joined the Board of Directors of Omnicom Group Inc. and served as President and Chief Executive Officer of TBWA Worldwide Inc., a subsidiary with offices in nearly 70 countries. In 2001, Mr. Greenlees became Executive Vice President of Omnicom Group Inc. and served in that role until 2003. From 2004 to 2006, he served as Chief Executive Officer of FastChannel Network, Inc., a software solutions business targeting the advertising and media community. Mr. Greenlees has	2011

Name (Age)	Business Experience During Past Five Years and Other Information	Director Since

served on the boards of several public companies, including Omnicom Group Inc., Hewitt Associates Inc. and Ebiquity plc.

Mr. Greenlees currently serves as Chair of our Compensation and Organization Committee and as a member of our Audit and Finance Committee. Mr. Greenlees’ experience in the role of Chief Executive Officer of Ebiquity plc and service with several public companies, in addition to his significant experience within the global media and marketing community, are very valuable to the Company. In addition, as a U.K. native and current resident, Mr. Greenlees adds to the Company’s international experience and profile.

Archie M. Griffin (62)

Since June 30, 2015, Mr. Griffin has served as Senior Advisor within the Office of Advancement at The Ohio State University. From July 2010 until June 30, 2015, Mr. Griffin served as the Senior Vice President of Alumni Relations at The Ohio State University. Mr. Griffin also served as President and Chief Executive Officer of The Ohio State University Alumni Association, Inc. from January 2004 until June 30, 2015 and as an ex-officio member of the Board of Directors of The Ohio State University Foundation from January 2004 until June 30, 2015. Mr. Griffin served as the Associate Director of Athletics at The Ohio State University from 1994 to 2003, after serving more than nine years in various positions within the Athletic and Employment Services Departments at The Ohio State University. Mr. Griffin has served as a director of Motorists Mutual Insurance Company since 1991 and the Ohio Auto Club since 1992. Mr. Griffin has also served as a member of the Board of the Columbus Youth Foundation (Vice Chair) since 1991 and as a member of the Board of the National Football Foundation since 2006.

Mr. Griffin currently serves as Chair of our Corporate Social Responsibility Committee and as a member of our Nominating and Board Governance Committee. Mr. Griffin is one of the most well-respected and well-recognized individuals in the State of Ohio. Mr. Griffin’s experience on the Board and institutional knowledge of the Company are also valuable.

		2000

Fran Horowitz (53)	Ms. Horowitz has served as the Chief Executive Officer of the Company since February 1, 2017. Prior thereto, she had served as President & Chief Merchandising Officer for all brands of the Company since December 21, 2015 and was a member of the Office of the Chairman of the Company from December 2014 until the Office of the Chairman of the Company was dissolved, effective February 1, 2017. Ms. Horowitz held the position of Brand President of Hollister from October 2014 to December 20, 2015. Before joining Hollister, from October 2013 to October 2014, Ms. Horowitz served as the President of Ann Taylor Loft, a division of Ann Inc., the parent company of three specialty retail fashion brands in North America. Prior to her time with Ann Taylor Loft, from February 2005 to October 2012, she held various roles at Express, Inc., a specialty apparel and accessories retailer of women’s and men’s	2017

Name (Age)	Business Experience During Past Five Years and Other Information	Director Since

merchandise, including Executive Vice President of Women’s Merchandising and Design from May 2010 to November 2012. Before her time with Express, Inc., Ms. Horowitz spent 13 years at Bloomingdale’s in various women’s merchandising roles, including Vice President Divisional Merchandise Manager. Since March 2017, Ms. Horowitz has served on the Board of Directors of SeriousFun Children’s Network, Inc., a Connecticut non-profit corporation.

Ms. Horowitz currently serves as a member of our Executive Committee. As the principal executive officer of the Company, Ms. Horowitz brings to the Board not only more than 30 years of retail experience but also critical knowledge of the Company’s operations. In electing Ms. Horowitz as Chief Executive Officer and a director of the Company, the Board recognized the leadership she has shown in the turnaround of the Company’s Hollister brand and in energizing the Company’s associates around important cultural values, a customer-centric mindset and a commitment to ensuring the Company’s success. Her efforts have earned her the respect of both the Board and associates throughout the Company’s global operations which will serve the Company and the Board well as she leads the Company forward.

Arthur C. Martinez (77)	Mr. Martinez has served as the Chairman of the Board of the Company since January 27, 2014 and currently serves as the Executive Chairman of the Board of the Company (also referred to as Company Chairman), a position he has held since December 8, 2014. Mr. Martinez was a member of the Office of the Chairman of the Company (serving as the representative of the Board) until the Office of the Chairman of the Company was dissolved, effective February 1, 2017. From January 27, 2014 to December 7, 2014, Mr. Martinez served as Non-Executive Chairman of the Board of the Company. Mr. Martinez retired in 2000 as Chairman of the Board and Chief Executive Officer of Sears, Roebuck and Co. (“Sears”), positions he had held since 1995. From 1992 to 1995, he served as Chairman and Chief Executive Officer of the former Sears Merchandise Group, the retail arm of Sears. Prior to his tenure at Sears, Mr. Martinez served in various capacities at Saks Fifth Avenue, Inc. (“Saks”), an apparel and related products retailer, and Saks’ parent company through 1990, BATUS, Inc. He served as Vice Chairman and a member of the Board of Directors of Saks from 1990 to 1992. From 1987 to 1990, Mr. Martinez was Group Chief Executive for the retail division of BATUS, Inc. (responsible for Saks, Marshall Field’s and other chains) and served as a member of the BATUS, Inc. Board of Directors and Executive Committee. He served as Executive Vice President for Administration of Saks from 1984 to 1987 and as Senior Vice President and Chief Financial Officer of Saks from 1980 to 1984. Mr. Martinez also served as Chairman of the Board of the Federal Reserve Bank of Chicago from 2000 to 2002 and as a Director from 1996 to 2002. Mr. Martinez also serves as Chairman of the Board of HSN, Inc., an interactive multi-channel retailer, a position he has held since 2008.	2014

Name (Age)	Business Experience During Past Five Years and Other Information	Director Since

In the past five years, Mr. Martinez served as a director of American International Group, Inc. from 2009 until his retirement on May 13, 2015; International Flavors & Fragrances Inc. from 2000 until his retirement on May 6, 2015; IAC/InterActiveCorp from 2005 to 2014; Kate Spade & Company (formerly known as Fifth & Pacific Companies, Inc.) from 2001 to 2014; and PepsiCo, Inc. from 1999 to 2012. He also previously served as a director of ABN AMRO Holding N.V., Amoco Corporation, Ameritech Corporation and Martha Stewart Living Omnimedia, Inc. In addition to his for profit affiliations, Mr. Martinez serves as a Trustee of Greenwich Hospital, The Norton Museum of Art, the Maine Coast Heritage Trust, Northwestern University and the Chicago Symphony Orchestra.

Mr. Martinez currently chairs our Executive Committee. Mr. Martinez’s significant experience working in the retail industry and advising and counseling members of senior management makes him a valuable resource to our executive officers. As a result of his significant professional experience with Sears and Saks in the retail environment, Mr. Martinez is very familiar with issues related to business strategy, leadership, marketing, finance and operations faced by the Company. Mr. Martinez’s service on the boards of several leading public companies enables him to provide critical corporate governance, compliance and compensation insights as well as ensure that the Company’s Board meetings are efficiently and effectively run.

Charles R. Perrin (71)

Mr. Perrin served as the non-executive Chairman of The Warnaco Group, Inc., a company which designed, sourced, marketed, licensed and distributed a broad line of intimate apparel, sportswear and swimwear products worldwide, from March 2004 to February 2013. He has served as a director of Campbell Soup Company, which manufactures and markets soup, sauces, beverages, biscuits, confectionary and prepared branded consumer food products, since 1999. He also serves as a Trustee of Save the Children U.S., The New School and The Perrin Family Foundation.

Mr. Perrin currently serves as a member of our Audit and Finance Committee and our Compensation and Organization Committee. Mr. Perrin brings to the Board substantial experience in and perspective on consumer marketing, business operations and the packaged goods industry. In January 1998, he joined Avon Products, Inc., a global manufacturer and marketer of beauty and related products, as Vice Chairman and Chief Operating Officer, and served as Chief Executive Officer of that company from June 1998 to November 1999. From 1994 to 1996, he was Chairman and Chief Executive Officer of Duracell International, Inc., a manufacturer and marketer of various battery types primarily under the DURACELL® brand. He joined Duracell as President of Duracell USA, and later held a number of other executive positions, including President and Chief Operating Officer of Duracell International, Inc. from 1992 to 1994. He previously worked at Chesebrough Pond’s, Inc., where he held a series of sales, marketing and general management positions

2014

Name (Age)	Business Experience During Past Five Years and Other Information	Director Since
and served as President of the Packaged Food Division. Mr. Perrin began his business career at General Foods Corporation. His extensive background in retail, sales and marketing are very valuable to the Company.

Stephanie M. Shern (69)

From 1995 to April 2001, Mrs. Shern was the Vice Chairman and a Partner with EY, a member of EY’s board and management committee and the Global Director of Retail and Consumer Products. Also during that time and from 1981, she was a partner at EY serving various clients in the retail and consumer sectors. Mrs. Shern was with EY for over 30 years. Mrs. Shern is a CPA and a member of the American Institute of CPAs and the New York State Society of CPAs. Mrs. Shern is currently a director and a member of the Audit Committee of Koninklijke AholdDelhaize N.V. (Royal AholdDelhaize), a Dutch-based international retailing group that operates supermarkets in the United States and Europe, where she also served as Chair of the Audit Committee from 2014 to 2016; and a director and Chair of the Audit Committee of GameStop Corp., a global, multichannel video game, consumer electronics and wireless services retailer, where she also served as the Lead Independent Director from 2005 to 2015. During the past five years, Mrs. Shern has served as a director of CenturyLink, Inc.; Embarq Corporation; and The Scotts Miracle-Gro Company. Additionally, she is a founding member of the Lead Director Network, a peer group of lead directors sponsored by King & Spalding and convened by Tapestry Networks, and a founding member of the Southwest Region of the United States Audit Committee Network, a peer group of Audit Committee chairs sponsored by EY and convened by Tapestry Networks.

Mrs. Shern currently serves as a member of our Audit and Finance Committee. Mrs. Shern spent a significant portion of her nearly 40-year career focused on retail and consumer industries in both the United States and abroad. As a result, she has very strong leadership, international, marketing/consumer industry and retail experience. As a CPA and Chair of the Audit Committee of GameStop Corp., the former Chair and a current member of the Audit Committee of Koninklijke AholdDelhaize N.V. (Royal AholdDelhaize), and the former Chair of the Audit and Finance Committee of The Scotts Miracle-Gro Company, Mrs. Shern has extensive financial experience.

2014

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF

THE NOMINEES IDENTIFIED ABOVE.

Certain Relationships and Related Person Transactions

Review, Approval or Ratification of Transactions with Related Persons

The Board has adopted the Abercrombie & Fitch Co. Related Person Transaction Policy (the “Policy”), which is administered by the Nominating and Board Governance Committee and the Company’s General Counsel. A copy of the Policy is posted on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page. The Policy applies to any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which the Company or one of our subsidiaries participates or will participate, the amount involved exceeds or is expected to exceed $120,000, and a “related person” had, has or will have a direct or indirect interest. Pursuant to the Policy, a “related person” is any person:

•

who is or was an executive officer, a director or a director nominee of the Company, or another associate of the Company or one of our subsidiaries determined by the Company’s General Counsel to significantly influence the management or operating policies of the Company (a “key influencer”) or an immediate family member of any of such individuals, at any time since the beginning of the Company’s last fiscal year; or

•

who, at the time of the occurrence or at any time during the existence of the transaction, is the beneficial owner of more than 5% of the Company’s outstanding shares of Common Stock, or an immediate family member of a beneficial owner of more than 5% of the Company’s outstanding Common Stock.

Each director, director nominee or executive officer of the Company as well as each key influencer is to provide the Company’s General Counsel with a written list (updated when necessary) of such individual’s immediate family members, associated entities (as defined in the Policy) and, to the extent actually known by such individual, each associated entity of any immediate family member. Each director, director nominee or executive officer of the Company as well as each key influencer must notify the Company’s General Counsel in writing of any interest that such individual or, to the extent actually known by such individual, an immediate family member or associated entity of such individual had, has or may have, in a related person transaction. Each director, director nominee and executive officer of the Company and each key influencer also completes a questionnaire on at least an annual basis designed to elicit information about potential related person transactions. In addition, any related person transaction proposed to be entered into by the Company or one of our subsidiaries must be reported by the Company’s management to the Company’s General Counsel. Any potential related person transaction that is raised will be analyzed by the Company’s General Counsel, in consultation with the Company’s management and with outside counsel, as appropriate, to determine whether the transaction, arrangement or relationship does, in fact, constitute a related person transaction requiring compliance with the Policy.

Pursuant to the Policy, all related person transactions (other than those deemed to be pre-approved or ratified under the terms of the Policy) will be referred to the Nominating and Board Governance Committee for approval (or disapproval), ratification, revision or termination. Whenever practicable, a related person transaction is to be reviewed and approved or disapproved by the Nominating and Board Governance Committee prior to the effective date or consummation of the transaction. If the Company’s General Counsel determines that advance consideration of a related person transaction is not practicable under the circumstances, the Nominating and Board Governance Committee will review and, in its discretion, may ratify the transaction at that Committee’s next meeting. If the Company becomes aware of a related person transaction not previously approved under the Policy, the Nominating and Board Governance Committee will promptly review the transaction, including the relevant facts and circumstances, and evaluate all options available to the Company, including ratification, revision, termination or rescission of the transaction, and take the course of action that the Nominating and Board Governance Committee deems appropriate under the circumstances.

No director may participate in any approval or ratification of a related person transaction in which the director or an immediate family member of the director is involved. The Nominating and Board Governance Committee may only approve or ratify those transactions that the Committee determines to be in the Company’s best interests. In making this determination, the Nominating and Board Governance Committee will review and consider all relevant information available to it, including:

•	the interest of the related person (or, if applicable, an associated entity of the related person) in the transaction;

•	the approximate dollar value of the transaction;

•

the approximate dollar value of the interest of the related person (or, if applicable, an associated entity of the related person) in the transaction without considering the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of the business of the Company or the applicable subsidiary of the Company;

•	whether the terms of the transaction are no less favorable to the Company or the applicable subsidiary of the Company than terms that could be reached with an unrelated third party;

•	the methodology used in the valuation of the transaction;

•	the purpose of the transaction and its potential benefits to the Company or the applicable subsidiary of the Company;

•	the impact of the transaction on the related person’s independence; and

•	any other information regarding the transaction or the related person (or, if applicable, an associated entity of the related person) that would be material to investors in light of the circumstances.

Any related person transaction previously approved or ratified by the Nominating and Board Governance Committee or otherwise already existing that is ongoing in nature is to be reviewed by the Nominating and Board Governance Committee annually.

Pursuant to the terms of the Policy, the following related person transactions are deemed to be pre-approved or ratified (as appropriate) by the Nominating and Board Governance Committee even if the aggregate amount involved would exceed $120,000:

•	interests arising solely from ownership of the Company’s Common Stock if all stockholders receive the same benefit on a pro rata basis;

•

compensation to an executive officer of the Company, as long as the executive officer is not an immediate family member of another executive officer or director of the Company or a key influencer and the compensation has been approved, or recommended to the Board for approval, by the Compensation and Organization Committee;

•	compensation to a director of the Company for services as a director if the compensation is required to be reported in the Company’s proxy statement;

•	interests deriving solely from a related person’s position as a director of another corporation or organization that is a party to the transaction;

•

interests deriving solely from the related person’s direct or indirect ownership of less than 10% of the equity interest (other than a general partnership interest) in another person that is a party to the transaction; and

•	transactions involving competitive bids.

The Code of Business Conduct and Ethics adopted by the Board also addresses the potential conflicts of interest which may arise when a director, an officer or an associate has an interest in a transaction to which the Company or one of our subsidiaries is a party. If a potential conflict of interest arises concerning an officer or a director of the Company, all information regarding the issue is to be reported to the Company’s Chief Ethics and Compliance Officer and the Company’s General Counsel for review and, if appropriate or required under the Company’s policies (including the Company’s Related Person Transaction Policy), submitted to the Nominating and Board Governance Committee for review and disposition.

Transactions with Related Persons in Fiscal 2016

In Schedule 13G/A filings made with the SEC, FMR LLC has reported beneficial ownership of more than 5% of the Company’s outstanding Common Stock. Fidelity Investments Institutional Operation, Inc., an affiliate of FMR LLC, provides record-keeping and administration services for the Abercrombie & Fitch Co. Associate Stock Purchase Plan, the Abercrombie & Fitch Co. Directors’ Deferred Compensation Plan, the Company’s long-term incentive plans and the Abercrombie & Fitch Nonqualified Savings and Supplemental Retirement Plan. The agreements with Fidelity Investments Institutional Operation, Inc. were negotiated in arm’s-length transactions and the beneficial ownership by FMR LLC of shares of the Company’s Common Stock plays no role in the business relationship between the Company and Fidelity Investments Institutional Operation, Inc. In addition, the Company believes the respective agreements represent standard terms and conditions for record-keeping and administration services. For providing these services, Fidelity Investments Institutional Operation, Inc. received fees in Fiscal 2016 totaling approximately $117,125 and fees in Fiscal 2017 through February 28, 2017 totaling approximately $37,375. These services were reviewed and approved in accordance with the Policy.

Based on information provided by the directors, the executive officers and the legal department of the Company, the Nominating and Board Governance Committee determined that there are no material related person transactions required to be disclosed in this Proxy Statement under applicable SEC rules and regulations (“SEC Rules”) with respect to the directors or the executive officers of the Company or their respective immediate family members or associated entities.

The Company indemnifies the directors and the officers of the Company to the fullest extent permitted by the laws of Delaware against personal liability in connection with their service to the Company. This indemnification is required under the Company’s Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated By-Laws, and we have entered into agreements with these individuals contractually obligating us to provide this indemnification to them. In addition, the Company has entered into an agreement, dated December 8, 2016, with Stacia Andersen obligating the Company to indemnify Ms. Andersen from any loss if her prior employer institutes legal proceedings regarding the non-solicitation provisions of her separation agreement with her prior employer (which, by their terms, are effective through December 31, 2017), given the measures taken by the Company and Ms. Andersen to ensure compliance with those provisions.

The Company currently has a five-year arrangement with SeriousFun Children’s Network, Inc. (“SFCN”) in which the Company committed a total pledge of no less than $7,500,000 over a five-year period from January 2016 to December 2020, in-kind products donations and a donation of service hours. In Fiscal 2016, the Company donated approximately $1,830,000 to SFCN representing proceeds from the A&F Challenge and in-store campaigns and approximately $1,440,000 in goods and services. Of this donation to SFCN, $582,166 in cash and $77,131 of in-kind products were distributed to Flying Horse Farms, Inc. (“FHF”), a member camp of SFCN. Ms. Horowitz joined the Board of Directors of SFCN in March 2017 and her husband joined the Board of Directors of FHF in April 2017. Under the Company’s Related Person Transaction Policy, any transaction where the related person’s interest derives solely from her or his position as a director of another corporation or organization that is a party to the transaction is considered pre-approved. To address any potential conflict of interest concerns, Ms. Horowitz has been advised not to participate, directly or indirectly, in any future discussions, negotiations or decisions by the Company’s Board, the Philanthropy Committee or any other persons associated with the Company with respect to contributions or donations proposed to be made to SFCN or FHF by or on behalf of the Company.

Director Independence

The Board has reviewed, considered and discussed each current director’s relationships, both direct and indirect, with the Company in order to determine whether such director meets the independence requirements of the applicable NYSE Rules. The Board has determined that ten of the eleven current directors of the Company qualify as independent under the applicable NYSE Rules. Specifically, the Board has determined that each of James B. Bachmann, Bonnie R. Brooks, Terry L. Burman, Sarah M. Gallagher, Michael E. Greenlees, Archie M.

Griffin, Arthur C. Martinez, Charles R. Perrin, Stephanie M. Shern and Craig R. Stapleton has no commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other relationship with the Company, either directly or indirectly, that would be inconsistent with a determination of independence under the applicable NYSE Rules. In the course of reaching these determinations, the Board considered among other things:

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Mr. Bachmann and Mrs. Shern are former partners with EY, retiring in 2003 and 2001, respectively. The Company and our subsidiaries from time to time engage EY for non-audit services, primarily in the nature of tax compliance services, information technology consulting, and consulting in respect of discrete nominal tax and accounting projects. In Fiscal 2016, the fiscal year ended January 30, 2016 (“Fiscal 2015”) and the fiscal year ended January 31, 2015 (“Fiscal 2014”), the Company and our subsidiaries paid EY approximately $580,400, $202,000 and $269,000, respectively, in fees. As retired partners with respect to EY, neither Mr. Bachmann nor Mrs. Shern has any direct or indirect interest in the business relationship or transactions between EY and the Company and our subsidiaries.

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Mr. Martinez served as a director of American International Group, Inc. (“AIG”) from 2009 until his retirement on May 13, 2015. The Company and our subsidiaries have, from time to time, purchased insurance through subsidiaries of AIG, the premiums for which have not exceeded $1,200,000 in any year since the beginning of Fiscal 2012. Mr. Martinez’s only interest in the underlying business relationship arose from his service as a director of AIG while he served in that capacity.

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Mr. Griffin is currently serving as Senior Advisor within the Office of Advancement at The Ohio State University, after having served as the Senior Vice President of Alumni Relations at The Ohio State University, President and Chief Executive Officer of The Ohio State University Alumni Association, Inc. and an ex-officio member of the Board of Directors of The Ohio State University Foundation until June 30, 2015. The Company facilitated gifts totaling $10,000,000 over a ten-year period (2007 to 2016, with approximately $341,547 paid in Fiscal 2016 and fulfilling the $10,000,000 commitment) to The Ohio State University Foundation, which gifts were allocated to The Ohio State University Wexner Medical Center. Mr. Griffin was not involved, directly or indirectly, in the solicitation of these gifts to The Ohio State University Foundation. Since the beginning of Fiscal 2014, the Company has paid The Ohio State University fees associated with several on-campus associate recruitment activities and consulting services, the aggregate amount of which has not exceeded $105,000 over a three-year period. Mr. Griffin was not personally involved, directly or indirectly, in the determination as to whether to participate in these activities.

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Since the beginning of Fiscal 2014, the Company has made other charitable contributions to certain charitable organizations with which one or more of the independent directors of the Company or their immediate family members are affiliated. None of these charitable contributions has exceeded $50,000 in any year within this period.

Ms. Horowitz does not qualify as independent because she is an executive officer of the Company.

There are no family relationships among any of the current directors and executive officers of the Company. Please see the text under the caption “EXECUTIVE OFFICERS OF THE REGISTRANT” at the end of “ITEM 1. BUSINESS” in Part I of the Company’s Fiscal 2016 Form 10-K for information about the Company’s executive officers.

Meetings of and Communications with the Board

The Board held 13 meetings of the full Board and ten meetings of the non-management directors (in the form of executive sessions scheduled as agenda items at regularly scheduled in-person meetings of the Board) during Fiscal 2016. All of the incumbent directors attended at least 75% of the Board and Board committee meetings they were eligible to attend during Fiscal 2016.

Although the Company does not have a formal policy requiring members of the Board to attend annual meetings of the stockholders, the Company encourages all incumbent directors and director nominees to attend each annual meeting of stockholders. All of the current directors attended the Company’s last annual meeting of stockholders held on June 16, 2016.

In accordance with the Company’s Corporate Governance Guidelines and applicable NYSE Rules, the non-management directors of the Company meet (without management present) at regularly scheduled executive sessions at least twice per year and at such other times as the directors deem necessary or appropriate. Executive sessions of the non-management directors are scheduled as an agenda item at each regularly scheduled in-person meeting of the Board. All meetings of non-management or independent directors are presided over by the Company Chairman. If the non-management directors include directors who are not independent, then at least once a year, the independent directors of the Company will meet in executive session and the Company Chairman will preside at each executive session.

The Board believes it is important for stockholders and other interested parties to have a process to send communications to the Board and its individual members. Accordingly, stockholders and other interested parties who wish to communicate with the Board, the non-management directors as a group, the independent directors as a group, the Company Chairman, the Lead Independent Director or a particular director may do so by sending a letter to such individual or individuals, in care of the Company’s Corporate Secretary, to the Company’s offices at 6301 Fitch Path, New Albany, Ohio 43054. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder/Interested Party — Non-Management Director Communication,” “Stockholder/Interested Party — Board Communication,” “Stockholder/Interested Party — Independent Director Communication,” “Stockholder/Interested Party — Company Chairman Communication,” “Stockholder/Interested Party — Lead Independent Director Communication,” or “Stockholder/Interested Party — Director Communication,” as appropriate. All such letters must identify the author as a stockholder or other interested party and clearly state whether the intended recipients are all members of the Board, all non-management directors, all independent directors or certain specified individual directors. Copies of all such letters will be circulated to the appropriate director or directors. Correspondence marked “personal and confidential” will be delivered to the intended recipient without opening. There is no screening process in respect of communications from stockholders or other interested parties.

Board Leadership Structure

The Company’s Board is currently comprised of ten non-associate directors, all of whom are independent, and Fran Horowitz, the Company’s Chief Executive Officer.

From December 2014 to January 2017, the Company did not have a Chief Executive Officer or an Interim Chief Executive Officer. During this time, the Company was under the leadership of the Office of the Chairman, which was formed in December 2014 to allow for effective management of the Company during a transition in leadership. The Office of the Chairman consisted of senior leadership at the Company and was led by Arthur C. Martinez, the Executive Chairman of the Board, in his capacity as a representative of the Board. The Office of the Chairman was responsible for overseeing and providing strategic direction to management.

The Board has adopted a written description of the duties and responsibilities of a Company Chairman and of a Lead Independent Director.

Mr. Martinez has served as Company Chairman since January 27, 2014. The role of the Company Chairman addresses responsibilities in the areas of Board leadership, management liaison and stockholder outreach. In particular, in his role as Company Chairman, Mr. Martinez has the following duties and responsibilities:

•	calling and presiding over all meetings of the Board, having set in advance the agenda which should take into account issues and concerns of all Board members;

•	presiding over executive sessions of the independent directors, without management present, and facilitating productive and focused discussions;

•	organizing Board discussion items and workflow;

•	establishing procedures to govern the Board’s work, including the annual schedule of the Board;

•	establishing agendas for all Board meetings, in collaboration with the Chief Executive Officer;

•	consulting with all directors concerning Board agendas and information provided to the Board;

•	overseeing the distribution of information to directors to enable the Board’s monitoring of the Company’s performance and the performance of management of the Company;

•	promoting effective communications between the Board and management of the Company on developments occurring between Board meetings;

•	working with the Chair of the Nominating and Board Governance Committee with respect to the recruitment, selection and orientation of new Board members and Board committee composition;

•	leading the Board’s review of the succession plan for the Chief Executive Officer and other key senior executives;

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discussing the Company’s executive compensation program with the Company’s large institutional stockholders, including input and advice from the Chair of the Compensation and Organization Committee and the Compensation and Organization Committee’s independent consultant, and reporting any feedback to the Compensation and Organization Committee;

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coordinating the Board’s self-assessment and evaluation process and ensuring that Board members continually update their skills and knowledge required to fulfill their roles on the Board and on Board committees;

•	coordinating periodic Board input and review of management’s strategic plan for the Company;

•	facilitating the communication between and among the independent directors and management of the Company;

•	briefing the Chief Executive Officer on issues and concerns arising in the executive sessions of the independent directors;

•	coordinating and chairing the annual Board performance review of the Chief Executive Officer and communicating the results to the Chief Executive Officer;

•	providing strategic advice to the Chief Executive Officer on operational and financial matters, as necessary;

•	presiding over annual and special meetings of the Company’s stockholders;

•	facilitating communications with investors on Wall Street, in collaboration with the Chief Executive Officer;

•	ensuring that views of major investors in the Company’s Common Stock are communicated to the Board, in collaboration with the Chief Executive Officer;

•	being available for consultation and direct communication with the Company’s stockholders; and

•	performing such other duties as the Board may from time to time delegate.

On January 30, 2017, the Board approved the following leadership changes, effective February 1, 2017:

•	appointed Fran Horowitz to serve as the Chief Executive Officer of the Company and to serve on the Board and as a member of the Executive Committee of the Board;

•	appointed Joanne C. Crevoiserat to serve as the Chief Operating Officer of the Company, in addition to her role as Executive Vice President and Chief Financial Officer of the Company;

•	dissolved the Office of the Chairman; and

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provided that all officers of the Company who had reported to Mr. Martinez while he was leading the Office of the Chairman in his capacity as the representative of the Board, would now report directly to Ms. Horowitz.

The Board also determined that it would be in the best interest of the Company for Mr. Martinez to continue to serve as Executive Chairman of the Board, in conjunction with the appointment of Ms. Horowitz as the Chief Executive Officer of the Company, until such date as may be later determined by the Nominating and Board Governance Committee and the Board. In connection with his continued service as Executive Chairman of the Board, on February 15, 2017, the Board, based on a recommendation from the Nominating and Board Governance Committee, delegated additional duties and responsibilities to Mr. Martinez as permitted under the Company’s Corporate Governance Guidelines. In addition to the specific duties and responsibilities of the Company Chairman as enumerated in the Corporate Governance Guidelines, Mr. Martinez has the following additional duties and responsibilities:

•	advising and mentoring the new Chief Executive Officer and assisting with the Chief Executive Officer’s transition to a new and unfamiliar role;

•	assisting the Chief Executive Officer in building relationships with the directors of the Company;

•	reviewing periodically the Company’s overall vision, business plan, financial performance and other activities with the Chief Executive Officer;

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providing counsel to the Chief Executive Officer on budget planning and long-term strategy, succession planning, day-to-day operational decision-making, clarity in the roles and responsibilities of key senior executives, critical levers, decision points, progress on key initiatives, critical talent decisions, investment decisions and issues that could impact the Company’s reputation;

•	providing counsel, advice and support to the management team;

•	serving as the liaison between the Board and the Chief Executive Officer on sensitive issues, as appropriate;

•	ensuring effective implementation of the Board’s decisions;

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being available to speak on behalf of the Company and the Board, when appropriate, to investment analysts, participating in earnings calls and providing guidance to the Chief Executive Officer in participation on earnings calls; and

•	assisting the Chief Executive Officer with developing and enhancing key relationships externally, including with stockholders, investment analysts and the community.

On March 27, 2017, the Board appointed Terry L. Burman to serve as Lead Independent Director. Mr. Burman has specific duties and responsibilities that are intended to provide independent Board leadership complementing those of Mr. Martinez as the Executive Chairman of the Board. In his capacity as the Lead Independent Director, Mr. Burman is responsible for:

•	consulting with the Company Chairman with respect to appropriate agenda items for meetings of the Board and the standing committees of the Board, as necessary;

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discussing with the chairs of the standing committees of the Board, their activities and endeavoring, consistent with the charters of the various standing committees, to coordinate activities among the standing committees, as necessary;

•	in consultation with the non-associate directors, advising the Company Chairman as to the appropriate schedule of Board meetings, as necessary;

•	calling executive sessions or meetings of the independent directors or the non-associate directors, when necessary or appropriate;

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presiding at all meetings at which the Company Chairman is not present including executive sessions of the independent directors or the non-associate directors and, if appropriate, apprising the Company Chairman of the issues considered;

•	serving as a liaison between the Company Chairman and the independent directors (or the non-associate directors, if appropriate), as necessary;

•	in the absence of full Board approval, approving the retention of outside advisors and consultants who report directly to the Board on critical issues;

•	being available for consultation and direct communication with the Company’s stockholders; and

•	performing such other duties as the Board may from time to time delegate.

The Company believes that the continued service of Mr. Martinez as Executive Chairman of the Board, the appointment of Mr. Burman as Lead Independent Director, the appointment of Fran Horowitz as Chief Executive Officer and the appointment of Joanne C. Crevoiserat as Chief Operating Officer, allow for effective management of the Company’s business. In addition, the Company believes that the independent Company Chairman, together with a Board whose members (other than Ms. Horowitz) all qualify as independent including the chairs for each of our Board committees, represents the most appropriate Board leadership structure for the Company. Regularly scheduled executive sessions of the independent directors, as well as written duties and responsibilities for the Company Chairman and the Lead Independent Director and for each of our standing committees, support this Board leadership structure.

This structure demonstrates to all of our stakeholders, including our associates, customers and stockholders, that our Board is committed to engaged, independent leadership and the performance of the Board’s responsibilities. Experienced and independent Board members oversee the Company’s operations, risks, performance and business strategy. The Board believes that its strong corporate governance practices provide an appropriate balance among strategy development, operational execution and independent oversight of the Company.

Committees of the Board

The Board has five standing committees — the Audit and Finance Committee, the Compensation and Organization Committee, the Corporate Social Responsibility Committee, the Executive Committee and the Nominating and Board Governance Committee. The current members of these committees are identified in the following table.

Committees of the Board

Director	Audit and Finance	Compensation and Organization	Corporate Social Responsibility	Executive	Nominating and Board Governance
James B. Bachmann	Chair		X	X
Bonnie R. Brooks					X
Terry L. Burman		X			Chair
Sarah M. Gallagher			X		X
Michael E. Greenlees	X	Chair
Archie M. Griffin			Chair		X
Fran Horowitz				X
Arthur C. Martinez				Chair
Charles R. Perrin	X	X
Stephanie M. Shern	X
Craig R. Stapleton	X	X		X	X
Fiscal 2016 Meetings	15	10	3	None	8

Audit and Finance Committee

The Audit and Finance Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). James B. Bachmann, Michael E. Greenlees, Charles R. Perrin, Stephanie M. Shern and Craig R. Stapleton served as members of the Audit and Finance Committee throughout Fiscal 2016. The Board has determined that each member of the Audit and Finance Committee qualifies as an independent director under the applicable NYSE Rules and under SEC Rule 10A-3. The Board has also determined that all members of the Audit and Finance Committee are “financially literate” under the applicable NYSE Rules and that each of Messrs. Bachmann, Greenlees and Stapleton and Mrs. Shern qualifies as an “audit committee financial expert” under applicable SEC Rules by virtue of their respective experience which is described in the section captioned “Nominees” beginning on page 25 of this Proxy Statement. The Board believes that each member of the Audit and Finance Committee is highly qualified to discharge his or her duties on behalf of the Company and our subsidiaries.

The Audit and Finance Committee is organized and conducts its business pursuant to a written charter that was most recently revised by the Board on December 15, 2015, a copy of which is posted on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page. At least annually, the Audit and Finance Committee, in consultation with the Nominating and Board Governance Committee, reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full Board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices.

The duties and responsibilities of the Audit and Finance Committee are set forth in its charter. The primary functions of the Audit and Finance Committee are to assist the Board in the oversight of:

•	the integrity of the Company’s financial statements;

•	the effectiveness of the Company’s systems of disclosure controls and procedures and internal control over financial reporting;

•	the compliance by the Company and our subsidiaries with legal and regulatory requirements;

•	the qualifications and independence of the Company’s independent registered public accounting firm;

•	the performance of the Company’s internal audit function and the Company’s independent registered public accounting firm;

•	compliance with the Company’s Code of Business Conduct and Ethics;

•	enterprise risk issues and enterprise risk management policies, guidelines and programs;

•	the annual independent audit of the Company’s financial statements; and

•	the review of the financial plans and policies of the Company.

At least annually, the Audit and Finance Committee authorizes the appointment, compensation and retention of the Company’s independent registered public accounting firm and then oversees that firm’s work, including the resolution of disagreements between management of the Company and the Company’s independent registered public accounting firm regarding financial reporting. The Audit and Finance Committee also reviews and discusses with management of the Company and the Company’s independent registered public accounting firm the Company’s financial statements and the related disclosures to be made in the Company’s periodic reports filed with the SEC, and discusses any other matters required to be communicated to the Audit and Finance Committee by the Company’s independent registered public accounting firm under applicable Public Company Accounting Oversight Board (“PCAOB”) standards. At least annually, the Audit and Finance Committee also reviews and discusses with management of the Company, the Company’s General Counsel, the Company’s Chief Ethics and Compliance Officer, the Company’s Chief Audit Executive and the Company’s independent registered public accounting firm, the Company’s processes regarding compliance with legal and regulatory requirements and communication of and compliance with the Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics.

The Audit and Finance Committee’s annual report relating to Fiscal 2016 begins on page 130 of this Proxy Statement.

Compensation and Organization Committee

The Compensation and Organization Committee provides overall guidance for the Company’s executive compensation policies and approves the amounts and elements of compensation for the Company’s executive officers. Terry L. Burman, Michael E. Greenlees, Charles R. Perrin and Craig R. Stapleton served as members of the Compensation and Organization Committee throughout Fiscal 2016. The Board has determined that each member of the Compensation and Organization Committee qualifies as an independent director under the applicable NYSE Rules, including those specifically applicable to members of the Compensation and Organization Committee.

The Compensation and Organization Committee is organized and conducts its business pursuant to a written charter which was most recently revised by the Board on August 20, 2014, a copy of which is posted on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page. At least annually, the Compensation and Organization Committee reviews and reassesses the adequacy of its charter, in consultation with the Nominating and Board Governance Committee, and recommends any proposed changes to the full Board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices.

The Compensation and Organization Committee’s charter sets forth the duties and responsibilities of the Compensation and Organization Committee. The primary functions of the Compensation and Organization Committee are to assist the Board in:

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overseeing the Company’s overall compensation structure, policies and programs, discharging the Board’s responsibilities relating to the Chief Executive Officer and other officers of the Company identified in Rule 16a-1(f) under the Exchange Act (the “Section 16 Officers”), including the Company’s executive officers, as well as other officers as determined by the Compensation and Organization Committee;

•	making recommendations to the Nominating and Board Governance Committee regarding compensation of the non-associate directors of the Company;

•	reviewing and monitoring the Company’s organizational development strategies and practices;

•	reviewing succession plans for the Chief Executive Officer and other Section 16 Officers, including the executive officers of the Company; and

•	overseeing any and all welfare and retirement benefit plans for associates of the Company.

At least annually, the Compensation and Organization Committee assesses the independence of consultants, outside counsel and other advisors (whether retained by the Compensation and Organization Committee or by management of the Company) that provide advice to the Compensation and Organization Committee and whether the work performed by compensation consultants or other advisors who are involved in determining or recommending executive or director compensation has raised any conflict of interest that is required to be disclosed in the Company’s annual proxy statement.

The Compensation and Organization Committee’s processes and procedures to determine executive compensation, including the use of compensation consultants and the role of executive officers in making recommendations relating to executive compensation, are described in the section captioned “COMPENSATION DISCUSSION AND ANALYSIS” beginning on page 58 of this Proxy Statement.

Corporate Social Responsibility Committee

The Corporate Social Responsibility Committee provides oversight of the Company’s attention to issues of social responsibility, including diversity and inclusion, health and safety, human rights, environmental and philanthropy and the Company’s policies, practices and progress with respect to such issues. James B. Bachmann, Sarah M. Gallagher and Archie M. Griffin served as members of the Corporate Social Responsibility Committee throughout Fiscal 2016.

The Corporate Social Responsibility Committee is organized and conducts its business pursuant to a written charter that was most recently revised by the Board on August 20, 2014, a copy of which is posted on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page. At least annually, the Corporate Social Responsibility Committee reviews and reassesses the adequacy of its charter, in consultation with the Nominating and Board Governance Committee, and recommends any proposed changes to the full Board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices.

Executive Committee

Arthur C. Martinez, James B. Bachmann and Craig R. Stapleton served as members of the Executive Committee throughout Fiscal 2016. Fran Horowitz became a member of the Executive Committee on February 1, 2017, upon her appointment as Chief Executive Officer and a director of the Company.

The Executive Committee is organized and conducts its business pursuant to a written charter that was most recently revised by the Board on April 20, 2015, a copy of which is posted on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page. Periodically, the Executive Committee reviews and reassesses the adequacy of its charter, in consultation with the Nominating and Board Governance Committee, and recommends any proposed changes to the full Board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices.

The Executive Committee is to act on behalf of the Board in between Board meetings with respect to matters that, in the opinion of the Company Chairman or the Lead Independent Director, should not be postponed until the next scheduled meeting of the Board, subject to such limitations as the Board and/or applicable law may impose. In addition, the Executive Committee has been appointed by the Board to take any action deemed necessary under exigent circumstances when a quorum of the Board cannot be satisfied, subject to any limitation imposed under applicable law.

Nominating and Board Governance Committee

Bonnie R. Brooks, Terry L. Burman, Sarah M. Gallagher, Archie M. Griffin and Craig R. Stapleton served as members of the Nominating and Board Governance Committee throughout Fiscal 2016. The Board has determined that each member of the Nominating and Board Governance Committee qualifies as an independent director under the applicable NYSE Rules.

The Nominating and Board Governance Committee is organized and conducts its business pursuant to a written charter which was most recently revised by the Board on February 18, 2015, a copy of which is posted on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page. At least annually, the Nominating and Board Governance Committee reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full Board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices.

The purpose of the Nominating and Board Governance Committee is to provide oversight on a broad range of issues surrounding the composition and operation of the Board, including identifying individuals qualified to become Board members, recommending to the Board director nominees for the next annual meeting of stockholders and developing and recommending to the Board a set of corporate governance principles applicable to the Company. The Nominating and Board Governance Committee also has responsibility for making recommendations to the Board and the Chairman of the Board in the area of committee membership selection, including Board committee chairs, and overseeing the evaluation of the Board. The Nominating and Board

Governance Committee is also to annually review, receive recommendations from the Compensation and Organization Committee and make recommendations to the Board regarding the compensation for the Company’s non-associate directors. The Nominating and Board Governance Committee also has responsibility for the implementation of the Company’s related person transaction policy.

Director Qualifications and Consideration of Director Candidates

Under the Company’s Corporate Governance Guidelines, no director may be nominated by the Board to stand for election or re-election after reaching age 75. However, the Board may nominate such a director for election or re-election if the Board believes that such director’s service on the Board is in the best interests of the Company and our stockholders. On April 3, 2017, based on a recommendation from the Nominating and Board Governance Committee, the Board unanimously approved the nomination of Arthur C. Martinez for re-election to the Board and believes his continued service is in the best interests of the Company and our stockholders.

As described above, the Company has a standing Nominating and Board Governance Committee that has responsibility for providing oversight on a broad range of issues surrounding the composition and operation of the Board, including identifying candidates qualified to become directors and recommending director nominees to the Board.

When considering candidates for the Board, the Nominating and Board Governance Committee evaluates the entirety of each candidate’s credentials and, other than the age guidelines mentioned above, does not have specific eligibility requirements or minimum qualifications that must be met by a candidate. However, the Company’s Corporate Governance Guidelines provide that no member of the Board may simultaneously serve on the boards of directors of more than three public companies other than the Company unless the Board has determined, upon recommendation by the Nominating and Board Governance Committee, that the aggregate number of directorships held would not interfere with the individual’s ability to carry out his or her responsibilities as a director of the Company.

In considering director candidates, the Nominating and Board Governance Committee considers those factors it deems appropriate, including (i) the nominee’s independence, judgment, strength of character, ethics and integrity; (ii) the nominee’s business or other relevant experience and skills and knowledge useful to the oversight of the Company’s business; (iii) the Company’s strong commitment to diversity and inclusion at all levels of the Company; and (iv) such other factors as the members of the Nominating and Board Governance Committee conclude are appropriate in light of the needs of the Board. The Company believes that the Board as a whole should have competency in the following areas: (a) audit, accounting and finance; (b) business judgment; (c) management; (d) industry knowledge; (e) leadership; and (f) strategy/vision. Depending on the current needs of the Board, the Nominating and Board Governance Committee may weigh certain factors more or less heavily. The Nominating and Board Governance Committee does, however, believe that all members of the Board should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters and no conflict of interest that would interfere with performance as a director.

While the Board and the Nominating and Board Governance Committee do not have specific eligibility requirements, other than the age guidelines mentioned above, and do not, as a matter of course, weigh any of the factors they deem appropriate more heavily than others, both the Board and the Nominating and Board Governance Committee believe that, as a group, the directors should have diverse backgrounds and qualifications. The Company believes that the members of the Board, as a group, have such backgrounds and qualifications, although this is an area of constant focus for the Board and the Nominating and Board Governance Committee.

The Nominating and Board Governance Committee considers candidates for the Board from any reasonable source, including stockholder recommendations, and does not evaluate candidates differently based on the source of the recommendation. The process for seeking and vetting additional director candidates is ongoing and is not dependent upon the existence of a vacancy on the Board. Accordingly, the Board believes that this ongoing pursuit of qualified candidates functions as an appropriate director succession plan. Pursuant to its charter, the Nominating and Board Governance Committee has the authority to retain consultants and search firms to assist in the process of identifying and evaluating candidates and to approve the fees and other retention terms for any such consultant or search firm. In Fiscal 2016, the Nominating and Board Governance Committee did not use any consultant or search firm.

Information regarding each of our directors is set forth above under the caption “Nominees.” In addition to the specific information presented with respect to such individual, the Company believes that each of our directors has a reputation for the highest character and integrity and that our directors have worked cohesively and constructively with each other and with management of the Company. They have each demonstrated business acumen and an ability to exercise sound judgment.

Director Nominations

The Board, taking into account the recommendations of the Nominating and Board Governance Committee, selects nominees for election as directors at each annual meeting of stockholders. Stockholders may recommend director candidates for consideration by the Nominating and Board Governance Committee by giving written notice of the recommendation to the Chair of the Nominating and Board Governance Committee, in care of the Company, at the Company’s principal executive offices at 6301 Fitch Path, New Albany, Ohio 43054. The recommendation must include the candidate’s name, age, business address, residence address and principal occupation. The recommendation must also describe the qualifications, attributes, skills or other qualities possessed by the recommended director candidate. A written statement from the candidate consenting to serve as a director, if elected, must accompany any such recommendation.

In addition, stockholders wishing to formally nominate a candidate for election as a director may do so provided they comply with the notice procedures set forth in Section 2.04 of the Company’s Amended and Restated Bylaws. A nominating stockholder must be a stockholder of record on both the date of the giving of the required notice of proposed nomination and the record date for determining the stockholders entitled to notice of and to vote at the relevant meeting of the stockholders.

The notice of a nominating stockholder in respect of an annual meeting of stockholders must be in writing and delivered in person or by United States certified mail, postage prepaid, and received by the Corporate Secretary of the Company, at the principal executive offices of the Company, not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of stockholders, which, for purposes of the Company’s 2018 Annual Meeting, means no earlier than the close of business on January 16, 2018 and no later than the close of business on February 15, 2018. The Corporate Secretary of the Company will deliver any stockholder nominations received in a timely manner for review by the Nominating and Board Governance Committee.

The informational requirements for stockholder notices with respect to the nomination of director candidates are detailed and include the disclosure of all derivative and synthetic instruments and short interests held by the nominating stockholder and such stockholder’s affiliates or associates as well as by any proposed nominee.

A stockholder providing notice of any nomination proposed to be made at an annual meeting of stockholders must update and supplement such notice, if necessary, so that the information provided is true and correct as of the record date for determining the stockholders entitled to receive notice for the annual meeting. Such update and supplement must be delivered either in person or by United States certified mail, postage prepaid, and received by the Corporate Secretary of the Company, at the principal executive offices of the Company, not later than five business days after the record date for the annual meeting at issue.

No person may be elected as a director unless he or she has been nominated by a stockholder in the manner just described or by the Board or a committee of the Board.

Directors Who Substantially Change Their Job Responsibility

A director must inform the Company Chairman or the Lead Independent Director, and the Chair of the Nominating and Board Governance Committee as promptly as feasible, in advance, if the director is contemplating a change in employment, membership on another public company board of directors, or any other board membership or other change in status or circumstances that might cause the Board to conclude that the director is no longer independent, is no longer qualified to serve on the Board or might not be able to continue to serve effectively or that such service otherwise is no longer appropriate. Such prior notice is intended to permit management of the Company to conduct a preliminary analysis of the potential impact of the proposed change on the director’s independence and/or service, and for the Company Chairman or the Lead Independent Director, and the Chair of the Nominating and Board Governance Committee to consider that analysis and, as appropriate, to consult with the director before the director commits to the proposed change. If the determination is made that the potential change constitutes a conflict of interest or interferes with the director’s ability to carry out his or her responsibilities as a director of the Company, the director must immediately submit a letter of resignation or not proceed with the potential change.

If sufficient prior notice cannot be given, the director must immediately submit a letter of resignation to the Company Chairman or the Lead Independent Director, and the Chair of the Nominating and Board Governance Committee. Upon receipt of such a letter of resignation, the Company Chairman or the Lead Independent Director, and the Chair of the Nominating and Board Governance Committee will duly consider the matter and make a timely recommendation to the full Board of the appropriate action, if any, to be taken with respect to the resignation.

It is not the sense of the Board that in every instance a director who is contemplating a change in the director’s job responsibility or other status should leave the Board. There should, however, be an opportunity for the Board, through the Company Chairman or the Lead Independent Director, and the Chair of the Nominating and Board Governance Committee, to review the effect, if any, of the proposed change on the interests of the Company.

In April 2016, Ms. Brooks provided notice to our Executive Chairman of the Board and our General Counsel of her interest in joining the board of directors of Chico’s FAS, Inc., an international specialty store group with brands targeting women 30 years and older. After review, it was determined that Ms. Brooks’ role and responsibilities as a director of Chico’s FAS, Inc. did not impact her status as an independent director of the Company or impact her qualifications to serve on our Board.

In June 2016, Ms. Gallagher provided notice to our Executive Chairman of the Board and our General Counsel of her interest in joining the board of directors of La-Z-Boy Incorporated, a leading residential furniture producer, and her interest in serving as Executive Advisor at FitForCommerce, a boutique consultancy focused on helping retailers and brands navigate the provider landscape. After review, it was determined that Ms. Gallagher’s role and responsibilities as a director of La-Z-Boy Incorporated and as Executive Advisor at FitForCommerce did not impact her status as an independent director of the Company or impact her qualifications to serve on our Board.

Board Role in Risk Oversight

The Board oversees the management of risks related to the operation of our Company. As part of its oversight, the Board receives periodic reports from members of our Enterprise Risk Management Committee, which is comprised of senior management of the Company, on various aspects of risk, including our enterprise risk management program. The committees of the Board also oversee the management of risks that fall within their respective areas of responsibility. In performing this function, each Board committee has full access to management, as well as the ability to engage advisors. The Chair of each Board committee reports on the applicable committee’s activities at each Board meeting and has the opportunity to discuss risk management with the full Board at that time.

The Audit and Finance Committee oversees our policies with respect to risk assessment and risk management, as required under its charter and by applicable NYSE Rules. As an extension of this role, the Audit and Finance Committee oversees the Company’s enterprise risk management framework, the risk tolerance of the Company, the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit and Finance Committee also receives quarterly reports from the Enterprise Risk Management Committee and the Company’s General Counsel on various issues of risk and risk management programs. In addition, the Audit and Finance Committee meets privately on a regular basis with representatives of the Company’s independent registered public accounting firm to discuss the Company’s auditing and accounting processes and management.

The Compensation and Organization Committee assesses the incentives and risks arising from or related to the Company’s compensation programs and plans. The Compensation and Organization Committee receives a risk assessment from its independent compensation consultant that analyses the risks represented by each component of our executive compensation program, as well as mitigating factors, as discussed in further detail below.

The Nominating and Board Governance Committee reviews issues related to the Company’s governance structure, corporate governance matters and processes and risks arising from related person transactions.

The Corporate Social Responsibility Committee reviews issues related to diversity and inclusion, human rights and environmental and philanthropic matters.

Risk Assessment in Compensation Programs

Consistent with SEC disclosure requirements, management of the Company and the Compensation and Organization Committee have assessed the Company’s compensation programs. Based upon all of the facts and circumstances available to the Company at the time of the filing of this Proxy Statement, management of the Company and the Compensation and Organization Committee have concluded that there are no risks arising from the Company’s compensation policies and practices that are reasonably likely to have a material adverse effect on the Company. This assessment was overseen by the Compensation and Organization Committee, in consultation with its independent counsel and independent compensation consultant.

We reviewed the compensation policies and practices in effect for our executive officers, our senior management and our associates and assessed the features we have built into the compensation programs to discourage excessive risk-taking. These features include, among other things, a balance between different elements of compensation and use of different time periods and performance metrics for different elements of compensation. The annual cash incentive program under the Abercrombie & Fitch Co. Incentive Compensation Performance Plan (the “Incentive Plan”) for the Leadership Team reflects performance on Adjusted EBIT goals and a scorecard of strategic and operational performance measures, as well as individual performance. The annual cash incentive program under the Incentive Plan for associates below the Leadership Team reflected corporate and brand-based performance measures for Fiscal 2016. The Company has also imposed stock ownership guidelines on senior management and included clawback provisions in our cash-based incentive plans and our equity-based incentive plans which are applicable to all participating associates.

Base Salary

•	Each job held by an associate below the Leadership Team level is assessed against the competitive market, and a range of base pay (within an overall salary grade structure) is assigned.

•

Individual merit pay decisions are constrained by a grid which relates the size of a pay increase to a given level of individual performance and/or competitive market position, subject to aggregate caps (i.e., the merit increase budget).

•

At the Leadership Team level and for certain other designated officers, the Company reviews market data for the applicable position, and all pay decisions are reviewed and approved by the Compensation and Organization Committee.

Incentive Compensation

•

In Fiscal 2016, annual cash incentive payments to Leadership Team members were determined by overall Company performance on Adjusted EBIT goals and a scorecard of strategic and operational performance measures, as well as individual performance.

•	Adjusted EBIT is also used to determine the annual cash incentive pool below the Leadership Team and is a critical measure of the overall operating results of the business.

•	The Compensation and Organization Committee approves all goals for the annual cash incentive program and reviews and certifies performance achievement at the conclusion of the year.

•	The ability for a single individual to affect overall corporate EBIT is limited to a handful of the most senior executives.

•

Individual awards are capped for every associate, and are subject to Compensation and Organization Committee approval and, if necessary, the Compensation and Organization Committee’s negative discretion.

Long-Term Equity-Based Incentive Plans

•

In Fiscal 2016, the Company granted a mix of performance share awards (“PSAs”) and restricted stock units (“RSUs”). For Leadership Team members, including the NEOs, the mix was 50% in PSAs and 50% in time-vested RSUs with a Section 162(m) performance hurdle. Lower management levels received time-vested RSUs.

•

These awards vest over three or four years subsequent to grant, and provide a significant retention “hold” on associates, who would forfeit considerable value should they leave the Company prior to vesting.

•

In Fiscal 2016, the design of the PSAs granted to the NEOs provided for vesting based upon two performance metrics linked to the Company’s operating and stockholder return goals: Return on Invested Capital (“ROIC”) and Total Stockholder Return (“TSR”) versus the S&P Retail Select Industry Index (“Relative TSR”).

•	For PSAs, the time frame for measuring performance extends over three years, and three-year cliff vesting applies.

•	The Compensation and Organization Committee approves all PSA goals and reviews and certifies performance achievement at the conclusion of the three-year performance cycle.

•	Use of complementary metrics for annual cash incentives and PSAs, as well as a variety of time frames, serves to further mitigate risk.

Compensation of Directors

Any officer of the Company who is also a director receives no additional compensation for services rendered as a director. For Fiscal 2016, directors who are not associates of the Company or our subsidiaries (“non-associate directors”) were entitled to receive and, except as described below with respect to Arthur C. Martinez, they continue to be entitled to receive:

•	an annual cash retainer of $65,000 for Board service (paid quarterly in arrears);

•	an additional annual cash retainer for each standing committee Chair and member of $25,000 and $12,500, respectively, other than (i) the Chair and the members of the Audit and Finance Committee who are to receive an additional annual cash retainer of $40,000 and $25,000, respectively; and (ii) the Chair of the Compensation and Organization Committee who is to receive an additional annual cash retainer of $30,000, in each case for serving in the stated capacity. In each case, the retainers are paid quarterly in arrears; and

•

an annual grant of RSUs, to be granted on the date of the annual meeting of stockholders of the Company (if the non-associate directors continue to serve after the annual meeting of stockholders) and which will vest on the earlier of (i) the first anniversary of the grant date or (ii) the date of the next regularly scheduled annual meeting of stockholders of the Company after the grant date; in each case, subject to earlier vesting in the event of a non-associate director’s death or total disability or upon a change of control of the Company.

For Fiscal 2016, non-associate directors were eligible to receive, and, except as described below with respect to Mr. Martinez, they continue to be eligible to receive, an annual grant of RSUs on the date of the annual meeting of stockholders of the Company (if they continue to serve after the annual meeting of stockholders), with the market value of the underlying shares of Common Stock on the grant date to be $150,000. This grant, based on the market value of the shares of Common Stock underlying the RSUs to be granted, aligns with market practice and results in a consistent market value for the RSUs granted each year. The RSUs will vest on the earlier of (i) the first anniversary of the grant date or (ii) the date of the next regularly scheduled annual meeting of stockholders of the Company after the grant date; in each case, subject to earlier vesting in the event of a non-associate director’s death or total disability or upon termination of service in connection with a change of control of the Company.

In Mr. Martinez’s capacity as Non-Executive Chairman of the Board, for Fiscal 2016, he received:

•	an additional annual cash retainer of $200,000 (the “Non-Executive Chairman Cash Retainer”), paid quarterly in arrears; and

•

an additional annual grant of RSUs, with the market value of the underlying shares of Common Stock on the grant date being $100,000 (the “Non-Executive Chairman RSU Retainer”). The Non-Executive Chairman RSU Retainer was deferred by Mr. Martinez pursuant to the Directors’ Deferred Compensation Plan in Fiscal 2016.

The annual Non-Executive Chairman RSU Retainer for Fiscal 2016 is subject to the following provisions:

•	RSUs were granted on the date of the 2016 Annual Meeting; and

•

RSUs will vest on the earlier of (i) the first anniversary of the grant date or (ii) the date of the next regularly scheduled annual meeting of stockholders of the Company after the grant date; in each case, subject to earlier vesting in the event of Mr. Martinez’s death or total disability or upon a change of control of the Company.

On December 8, 2014, the Board appointed Mr. Martinez to serve as Executive Chairman of the Board and formed an Office of the Chairman. At that time, Mr. Martinez did not receive any additional compensation. As a result of this appointment, Mr. Martinez led the Office of the Chairman in his capacity as the representative of the Board. In addition, certain officers of the Company, including certain members of the former Office of the Chairman, reported to Mr. Martinez as a representative of the Board. On April 20, 2015, in connection with the expanded responsibilities and increased time commitment associated with his appointment as Executive Chairman of the Board, the Board determined to award additional compensation to Mr. Martinez to compensate him appropriately in his new role. Such compensation was to end coincident with the appointment of a new Chief Executive Officer of the Company.

In Mr. Martinez’s capacity as Executive Chairman of the Board, for Fiscal 2016, he received (in addition to the compensation received by all non-associate directors, the Non-Executive Chairman Cash Retainer and the Non-Executive Chairman RSU Retainer):

•	an additional annual cash retainer of $625,000 (the “Original Executive Chairman Cash Retainer”), paid quarterly in arrears; and

•	an additional annual grant of RSUs, with the market value of the underlying shares of Common Stock on the grant date being $1,875,000 (the “Original Executive Chairman RSU Retainer”).

The Original Executive Chairman RSU Retainer for Fiscal 2016 was subject to the following provisions:

•	RSUs were granted on the date of the 2016 Annual Meeting;

•

RSUs were to vest on the earliest of: (i) the date on which the Board appoints a Chief Executive Officer of the Company, unless the Board determined otherwise; (ii) the first anniversary of the grant date; or (iii) the date of the next regularly scheduled annual meeting of stockholders of the Company after the grant date; in each case, subject to earlier vesting in the event of Martinez’s death or total disability or upon a change of control of the Company;

•

RSUs that vest due to the appointment of a Chief Executive Officer of the Company were to be pro-rated for the portion of the year that has elapsed between the grant date and the date of appointment of a Chief Executive Officer, unless the Board determined otherwise; and

•

if Mr. Martinez’s service as Executive Chairman of the Board were to end for any reason other than his death or total disability or appointment of a Chief Executive Officer of the Company, a pro-rata portion of the unvested RSUs were to vest to reflect the portion of the year that has elapsed between the grant date and the date on which his service as Executive Chairman of the Board ended.

On January 30, 2017, the Board appointed Fran Horowitz to serve as the Chief Executive Officer of the Company, effective February 1, 2017. In conjunction with Ms. Horowitz’s appointment as the Chief Executive Officer of the Company, the Board dissolved the Office of the Chairman, effective February 1, 2017. In addition, all officers of the Company who had reported to Mr. Martinez while he was leading the Office of the Chairman in his capacity as the representative of the Board, would now report directly to Ms. Horowitz.

In connection with the appointment of Ms. Horowitz as Chief Executive Officer of the Company, the Board determined on April 3, 2017 that the compensation to be received by Mr. Martinez in his role as Executive Chairman of the Board will be modified to reflect the reduced responsibilities Mr. Martinez will have in the future. The annual cash retainers received in the capacity as a non-associate director (whether for Board service or Board committee service), the Non-Executive Chairman Cash Retainer and the Original Executive Chairman Cash Retainer will no longer be paid to Mr. Martinez effective as of February 1, 2017. The Original Executive Chairman RSU Retainer which had been granted to Mr. Martinez on the date of the 2016 Annual Meeting was vested on April 3, 2017 with the number of vested RSUs based on the period of time which elapsed from June 16, 2016 to February 1, 2017. Mr. Martinez’s other outstanding RSU awards (i.e., the award received as a non-associate director and the Non-Executive Chairman RSU Retainer) will vest in full in accordance with their terms as described above.

Mr. Martinez will no longer receive the same cash compensation as the other non-associate directors for Board service or Board committee service and he will no longer receive the Non-Executive Chairman Cash Retainer or the Original Executive Chairman Cash Retainer. In addition, beginning with the next annual meeting of stockholders of the Company, he will no longer receive the same annual grant of RSUs as the other non-associate directors and he will not receive the annual grant of the Non-Executive Chairman RSU Retainer or the Original Executive Chairman RSU Retainer.

In his capacity as Executive Chairman of the Board, from and after February 1, 2017, Mr. Martinez is to receive:

•	an annual cash retainer of $500,000 (the “New Executive Chairman Cash Retainer”), to be paid quarterly in arrears.

The New Executive Chairman Cash Retainer to be received by Mr. Martinez for the period of time between February 1, 2017 and June 15, 2017 will be based on the portion of a full year that such period of time represents; and

•	an annual grant of RSUs, with the market value of the shares of Common Stock underlying the annual grant to be $1,000,000 on the grant date (the “New Executive Chairman RSU Retainer”).

Effective April 3, 2017, Mr. Martinez was granted a pro-rated New Executive Chairman RSU Retainer that:

•	was based on the portion of a full year that the period of time between February 1, 2017 and June 15, 2017 represents (or 32,318 RSUs with a market value of $367,132);

•

based the number of RSUs granted on the closing price of a share of the Company’s Common Stock on the April 3, 2017 grant date (if the closing price of a share of the Company’s Common Stock had been higher on February 1, 2017, the closing price on February 1, 2017 would have been used in determining the number of RSUs granted — the closing price was the same on each of February 1, 2017 and April 3, 2017); and

•

will vest on the earlier of (i) the first anniversary of the grant date or (ii) the date of the next regularly scheduled annual meeting of stockholders of the Company after the grant date; in each case, subject to earlier vesting in the event of Mr. Martinez’s death or total disability or upon a change of control of the Company.

Beginning with the date of the next annual meeting of the stockholders of the Company, unless the Board determines otherwise, the full amount of the annual New Executive Chairman Cash Retainer will be paid (quarterly in arrears) and the annual grant of the New Executive Chairman RSU Retainer will be subject to the following provisions:

•

RSUs representing the full amount of the New Executive Chairman RSU Retainer are to be granted on the date of the annual meeting of stockholders of the Company (if Mr. Martinez continues to serve after the annual meeting of stockholders); and

•

RSUs will vest on the earlier of (i) the first anniversary of the grant date or (ii) the date of the next regularly scheduled annual meeting of stockholders of the Company after the grant date; in each case, subject to earlier vesting in the event of Mr. Martinez’s death or total disability or upon a change of control of the Company.

All non-associate directors are reimbursed for their expenses for attending meetings of the Board of Directors and Board committees and receive the discount on purchases of the Company’s merchandise extended to all Company associates.

The Company has maintained the Directors’ Deferred Compensation Plan since October 1, 1998. The Directors’ Deferred Compensation Plan was split into two plans (Plan I and Plan II) as of January 1, 2005 to comply with Internal Revenue Code Section 409A. The terms of Plan I govern “amounts deferred” (within the meaning of Section 409A) in taxable years beginning before January 1, 2005 and any earnings thereon. The terms of Plan II govern “amounts deferred” in taxable years beginning on or after January 1, 2005 and any earnings thereon. Voluntary participation in the Directors’ Deferred Compensation Plan enables a non-associate director of the Company to defer all or a part of his or her retainers, meeting fees (which are no longer paid) and stock-based incentives (including options, restricted shares of Common Stock and RSUs). The deferred compensation is credited to a bookkeeping account where it is converted into a share equivalent. Stock-based incentives deferred pursuant to the Directors’ Deferred Compensation Plan are credited as shares of Common Stock. Amounts otherwise payable in cash are converted into a share equivalent based on the fair market value of the Company’s Common Stock on the date the amount is credited to a non-associate director’s bookkeeping account. Dividend equivalents will be credited on the shares of Common Stock credited to a non-associate director’s bookkeeping account (at the same rate as cash dividends are paid in respect of outstanding shares of Common Stock) and converted into a share equivalent. Each non-associate director’s only right with respect to his or her bookkeeping account (and the amounts allocated thereto) will be to receive distribution of the amount in the account in accordance with the terms of the Directors’ Deferred Compensation Plan. Distribution of the deferred amount is made in the form of a single lump-sum transfer of the whole shares of Common Stock represented by the share equivalents in the non-associate director’s bookkeeping account (plus cash representing the value of fractional shares) or annual installments in accordance with the election made by the non-associate director. Shares of Common Stock will be distributed under the Company’s 2016 Directors LTIP in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts on or after June 16, 2016, under the Company’s 2005 Long-Term Incentive Plan (the “2005 LTIP”) in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts between August 1, 2005 and June 15, 2016, under the Company’s 2003 Stock Plan for Non-Associate Directors in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts between May 22, 2003 and July 31, 2005 and under the 1998 Restatement of the Company’s 1996 Stock Plan for Non-Associate Directors in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts prior to May 22, 2003.

The following table summarizes the compensation paid to, awarded to or earned by, each individual who served as a non-associate director during Fiscal 2016 for service on the Board. The Company’s Chief Executive Officer Fran Horowitz is not included in this table as she was not appointed as a director until February 1, 2017. Further, as an officer of the Company, she receives no compensation for her services as a director. The compensation received by Ms. Horowitz as an officer of the Company is shown in the “Fiscal 2016 Summary Compensation Table” beginning on page 80 of this Proxy Statement and discussed in the text and tables included under the section captioned “EXECUTIVE OFFICER COMPENSATION” beginning on page 80 of this Proxy Statement.

Director Compensation for Fiscal 2016

Name	Fees Earned or Paid in Cash	Stock Awards		Option Awards(1)	All Other Compensation(2)	Total
James B. Bachmann	$130,000	$143,568	(3)	$—	$N/A	$273,568
Bonnie R. Brooks	$77,500	$143,568	(3)	$—	$N/A	$221,068
Terry L. Burman	$102,500	$143,568	(3)	$—	$N/A	$246,068
Sarah M. Gallagher	$90,000	$143,568	(3)	$—	$N/A	$233,568
Michael E. Greenlees	$120,000	$143,568	(3)	$—	$N/A	$263,568
Archie M. Griffin	$102,500	$143,568	(3)	$—	$N/A	$246,068
Arthur C. Martinez	$915,000	$2,033,865	(3)(4)	$—	$N/A	$2,948,865
Charles R. Perrin	$102,500	$143,568	(3)	$—	$N/A	$246,068
Stephanie M. Shern	$90,000	$143,568	(3)	$—	$N/A	$233,568
Craig R. Stapleton	$127,500	$143,568	(3)	$—	$N/A	$271,068

(1)	No individuals named in this table held outstanding options at January 28, 2017.

(2)	The aggregate value of the perquisites and other personal benefits received by each non-associate director for Fiscal 2016 was less than $10,000.

(3)

Each of the current non-associate directors was granted an award of RSUs covering 8,043 shares of Common Stock on the date of the 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”). The amount of $143,568 included in the total amount shown in this column for the current non-associate directors is reported using the grant date fair value of the award, as computed in accordance with U.S. generally accepted accounting principles (“GAAP”), of $17.85 per RSU, based upon the closing price of the Company’s Common Stock on the grant date ($18.65) and adjusted for anticipated dividend payments during the one-year vesting period. See “Note 13. SHARE-BASED COMPENSATION” of the Notes to Consolidated Financial Statements included in “ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of the Company’s Fiscal 2016 Form 10-K, for assumptions used in the calculation of the amounts shown and information regarding the Company’s share-based compensation. Each award of RSUs granted on the date of the 2016 Annual Meeting remained outstanding at January 28, 2017.

(4)

Mr. Martinez was granted two awards of RSUs governing 100,537 and 5,362 shares of Common Stock, respectively, on the date of the 2016 Annual Meeting. The amount of $1,890,297 included in the total amount shown in this column for Mr. Martinez is reported using the grant date fair value of the two awards, as computed in accordance with GAAP, of $17.85 per RSU, based upon the closing price of the Company’s Common Stock on the grant date ($18.65) and adjusted for anticipated dividend payments during the one-year vesting period. See “Note 13. SHARE-BASED COMPENSATION” of the Notes to Consolidated Financial Statements included in “ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of the Company’s Fiscal 2016 Form 10-K, for assumptions used in the calculation of the amounts shown and information regarding the Company’s share-based compensation. Each award of RSUs granted to Mr. Martinez on the date of the 2016 Annual Meeting remained outstanding at January 28, 2017.

Corporate Governance Guidelines

In accordance with applicable NYSE Rules, the Board has adopted the Abercrombie & Fitch Co. Corporate Governance Guidelines to promote the effective functioning of the Board and its committees and to reflect the Company’s commitment to the highest standards of corporate governance. The Board, with the assistance of the Nominating and Board Governance Committee, periodically reviews the Corporate Governance Guidelines to ensure they reflect changes in legal or regulatory requirements, evolving corporate governance practices and the Board’s policies and procedures. The Corporate Governance Guidelines, which were most recently amended by the Board on February 15, 2017, are available on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page.

Code of Business Conduct and Ethics

In accordance with applicable NYSE Rules, the Board has adopted the Abercrombie & Fitch Co. Code of Business Conduct and Ethics, which was most recently amended by the Board on December 15, 2015 and is available on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page. The Code of Business Conduct and Ethics, which is applicable to all associates, managers, officers and directors worldwide (including members of the Board), incorporates an additional Code of Ethics applicable to the Chief Executive Officer, the Chief Financial Officer, Controllers, the Treasurer, all Vice Presidents in the Finance Department and other designated financial associates. The Company intends to satisfy any disclosure requirements regarding any amendment of, or waiver from, a provision of the Code of Business Conduct and Ethics by posting such information on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page.

Compensation and Organization Committee Interlocks and Insider Participation

With respect to Fiscal 2016 and from January 29, 2017 through the date of this Proxy Statement, there were no interlocking relationships between any executive officer of the Company and any entity, one of whose executive officers serves or served on the Company’s Compensation and Organization Committee or the Board, or any other relationship required to be disclosed in this section under the applicable SEC Rules.

The Compensation and Organization Committee is currently comprised of Michael E. Greenlees (Chair), Terry L. Burman, Charles R. Perrin and Craig R. Stapleton. Each of Messrs. Greenlees, Burman, Perrin and Stapleton served as a member of the Compensation and Organization Committee throughout Fiscal 2016.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table furnishes, with respect to each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company, the name and address of such beneficial owner, the number of shares of Common Stock reported as beneficially owned (as determined in accordance with Rule 13d-3 under the Exchange Act) by such beneficial owner in the most recent Schedule 13G or Schedule 13G/A filed with the SEC and the percentage such shares comprised of the outstanding shares of Common Stock of the Company as of April 17, 2017.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
BlackRock, Inc.	7,987,338	(2)	11.7%
55 East 52nd Street New York, NY 10055
FMR LLC	5,985,000	(3)	8.8%
Abigail P. Johnson Fidelity Low-Priced Stock Fund 245 Summer Street Boston, MA 02210
The Vanguard Group, Inc.	5,905,402	(4)	8.7%
100 Vanguard Blvd. Malvern, PA 19355
Dimensional Fund Advisors LP	5,643,643	(5)	8.3%
Building One 6300 Bee Cave Road Austin, TX 78746

(1)	The percent of class is based upon 67,995,752 shares of Common Stock outstanding on April 17, 2017.

(2)

Based on information contained in a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 12, 2017 to report beneficial ownership of shares of the Company’s Common Stock as of December 31, 2016. BlackRock, Inc. reported that, through its subsidiaries (BlackRock (Netherlands) B.V.; BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Asset Management Ireland Limited; BlackRock Asset Management Schweiz AG; BlackRock Financial Management, Inc.; BlackRock Fund Advisors (which was reported to beneficially own 5% or greater of the outstanding shares of Common Stock); BlackRock Institutional Trust Company, N.A.; BlackRock Investment Management (Australia) Limited; BlackRock Investment Management (UK) Ltd; BlackRock Investment Management, LLC; BlackRock Life Limited; and FutureAdvisor, Inc.), it is deemed to be the beneficial owner of 7,987,338 shares of Common Stock. BlackRock, Inc. reported sole voting power as to 7,810,528 shares of Common Stock and sole dispositive power as to 7,987,338 shares of Common Stock.

(3)

Based on information contained in a Schedule 13G/A filed by FMR LLC, Abigail P. Johnson and Fidelity Low-Priced Stock Fund with the SEC on February 14, 2017 to report beneficial ownership of shares of the Company’s Common Stock as of December 31, 2016. Fidelity Low-Priced Stock Fund, a registered investment fund, 245 Summer Street, Boston, Massachusetts 02210, was reported to beneficially own 5,351,500 shares of Common Stock (7.9% of the shares outstanding on April 17, 2017) and to have sole voting power with respect to those shares of Common Stock.

Abigail P. Johnson, who is a Director, the Chairman and the Chief Executive Officer of FMR LLC, and FMR LLC, through its control of Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC and a registered investment advisor (“FMR Co”), and the various registered investment companies for which FMR Co serves as investment adviser (the “Fidelity Funds”), each was reported to have sole power to dispose of the 5,985,000 shares of Common Stock owned by the Fidelity Funds. Neither FMR LLC nor Abigail P. Johnson was reported to have the sole power to vote or direct the voting of the shares of Common Stock owned directly by the Fidelity Funds, which power was reported to reside with the Fidelity Funds’ Boards of Trustees. FMR Co was reported to carry out the voting of the shares of Common Stock under written guidelines established by the Fidelity Funds’ Boards of Trustees and to beneficially own 5% or greater of the outstanding shares of Common Stock. FMR LLC was reported to have sole voting power as to 633,500 shares of Common Stock.

Members of the Johnson family, including Abigail P. Johnson, were reported to be the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders were reported to have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority of the Series B voting common shares. Through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

(4)

Based on information contained in a Schedule 13G/A filed by The Vanguard Group, Inc. with the SEC on February 8, 2017 to report beneficial ownership of shares of the Company’s Common Stock as of December 31, 2016. The Vanguard Group, Inc. reported that it is deemed to be the beneficial owner of 5,905,402 shares of Common Stock. The Vanguard Group, Inc. reported sole voting power as to 81,551 shares of Common Stock, shared voting power as to 10,685 shares of Common Stock, sole dispositive power as to 5,817,076 shares of Common Stock and shared dispositive power as to 88,326 shares of Common Stock.

Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., was reported to be the beneficial owner of 77,641 shares of Common Stock (0.1% of the shares outstanding on April 17, 2017) as a result of VFTC serving as investment manager of collective trust accounts.

Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, Inc., was reported to be the beneficial owner of 14,595 shares of Common Stock (0.02% of the shares outstanding on April 17, 2017) as a result of VIA serving as investment manager of Australian investment offerings.

(5)

Based on information contained in a Schedule 13G filed by Dimensional Fund Advisors LP, a registered investment adviser, with the SEC on February 9, 2017 to report beneficial ownership of shares of the Company’s Common Stock as of December 31, 2016. The Schedule 13G reported that Dimensional Fund Advisors LP had sole voting power as to 5,538,269 shares of Common Stock and sole dispositive power as to 5,643,643 shares of Common Stock, all of which shares of Common Stock were held in portfolios of four registered investment companies to which Dimensional Fund Advisors LP furnishes investment advice and of certain other commingled funds, group trusts and separate accounts for which Dimensional Fund Advisors LP or one of its subsidiaries serves as investment manager or sub-adviser. The shares of Common Stock reported were owned by the investment companies, commingled funds, group trusts and separate accounts and Dimensional Fund Advisors LP disclaimed beneficial ownership of the reported shares of Common Stock.

The following table furnishes the number of shares of Common Stock of the Company beneficially owned (as determined in accordance with Rule 13d-3 under the Exchange Act) by each of the current directors, by each of the Nominees, by each of the named executive officers, and by all of the current directors and executive officers as a group, as of April 17, 2017.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class(3)
Stacia Andersen	9,090	*
James B. Bachmann	38,279	*
Bonnie R. Brooks	18,634	*
Terry L. Burman	27,934	*
Diane Chang	51,197	*
Joanne C. Crevoiserat	57,626	*
Sarah M. Gallagher(4)	8,191	*
Michael E. Greenlees(4)	1,500	*
Archie M. Griffin(4)	15,473	*
Fran Horowitz	73,039	*
Arthur C. Martinez(4)	20,000	*
Charles R. Perrin(4)	33,458	*
Jonathan E. Ramsden	56,328	*
Kristin Scott	0	*
Stephanie M. Shern	16,434	*
Craig R. Stapleton(4)	57,398	*
Current directors and executive officers as a group (15 persons)	436,266	*

*	Less than 1%.

(1)

Unless otherwise indicated, each individual has voting and dispositive power over the listed shares of Common Stock and such voting and dispositive power is exercised solely by the named individual or shared with a spouse.

Includes the following number of shares of Common Stock issuable by June 16, 2017 upon vesting of RSUs or the exercise of outstanding in-the-money options and stock appreciation rights (“SARs”) which are currently exercisable or will become exercisable by June 16, 2017: Ms. Andersen — 9,090 shares; Mr. Bachmann — 8,043 shares; Ms. Brooks — 8,043 shares; Mr. Burman — 8,043 shares; Ms. Crevoiserat — 20,000 shares; Mr. Griffin — 4,021 shares; Mr. Perrin — 8,043 shares; Ms. Shern — 8,043 shares; and all current directors and executive officers as a group — 73,326 shares. The Company has included for this purpose the gross number of shares of Common Stock deliverable upon vesting of RSUs or the exercise of outstanding in-the-money options and SARs, but the actual number of shares received will be less as a result of the payment of applicable withholding taxes. The numbers reported do not include any unvested RSUs or any unvested in-the-money options or SARS held by directors or executive officers (other than those specified in this footnote).

(2)

The actual number of shares of Common Stock that would be acquired upon exercise of the SARs will vary depending on the fair market value of the Company’s Common Stock at the time of exercise and the payment of applicable withholding taxes.

Not included in the table are shares underlying options or SARs which are currently exercisable or will become exercisable by June 16, 2017 but as to which the base price is greater than the $10.94 fair market value of a share of Common Stock at April 17, 2017:

(a)

for Ms. Chang, 50,000 gross shares subject to options with a base price of $73.42; 50,000 gross shares subject to options with a base price of $78.65; 105,000 gross shares subject to SARs with a base price of $44.86; 70,000 gross shares subject to SARs with a base price of $54.87; 67,500 gross shares subject to SARs with a base price of $52.89; 42,000 gross shares subject to SARs with a base price of $45.69; and 8,750 gross shares subject to SARs with a base price of $39.636; 13,513 gross shares subject to SARs with a base price of $22.46, representing an aggregate of 406,763 gross shares subject to options and SARs with a base price which is greater than the $10.94 fair market value of a share of Common Stock at April 17, 2017.

(b)

for Ms. Crevoiserat, 71,250 gross shares subject to SARs with a base price of $37.14; 13,513 gross shares subject to SARs with a base price of $22.46, representing an aggregate of 84,763 gross shares subject to SARs with a base price which is greater than the $10.94 fair market value of a share of Common Stock at April 17, 2017.

(c)

for Ms. Horowitz, 12,241 gross shares subject to SARs with a base price of $28.81; 16,892 gross shares subject to SARs with a base price of $22.46, representing an aggregate of 29,133 gross shares subject to SARs with a base price which is greater than the $10.94 fair market value of a share of Common Stock at April 17, 2017

The numbers reported do not include any unvested options or SARs held by executive officers (other than those specified in this footnote).

(3)

The percent of class is based upon the sum of 67,995,752 shares of Common Stock outstanding on April 17, 2017 and the number of shares of Common Stock, if any, as to which the named individual or group has the right to acquire beneficial ownership by June 16, 2017, either (i) through the vesting of RSUs or upon the exercise of options which are currently exercisable or will become exercisable by June 16, 2017 or (ii) upon the exercise of SARs which are currently exercisable or will become exercisable by June 16, 2017, assuming the $10.94 fair market value of a share of Common Stock at April 17, 2017 and base prices of the SARs in excess of such fair market value (computed as net common shares to be received upon exercise of SARs in the same manner as in footnote (2) to this table).

(4)

The “Amount and Nature of Beneficial Ownership” does not include the following number of shares of Common Stock credited to the bookkeeping accounts of the following directors under the Directors’ Deferred Compensation Plan or that will be credited to such bookkeeping accounts by June 16, 2017 as a result of the deferral of RSUs which are to vest by June 16, 2017: Ms. Gallagher — 11,151 shares; Mr. Greenlees — 27,816 shares; Mr. Griffin — 49,572 shares; Mr. Martinez — 230,564 shares; Mr. Perrin — 4,770 shares; Mr. Stapleton — 31,868 shares; and all current directors as a group — 355,741 shares. While the directors have an economic interest in these shares, each director’s only right with respect to his or her bookkeeping account (and the amounts allocated thereto) is to receive a distribution of the whole shares of Common Stock represented by the share equivalent credited to his or her bookkeeping account (plus cash representing the value of fractional shares) in accordance with the terms of the Directors’ Deferred Compensation Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

To the Company’s knowledge, based solely on a review of the forms furnished to the Company and written representations that no other forms were required, during Fiscal 2016, all directors, officers and beneficial owners of greater than 10% of the outstanding shares of Common Stock timely filed the reports required by Section 16(a) of the Exchange Act; except that Kristin Scott, an executive officer of the Company, filed late her initial Form 3.

PROPOSAL 2 — ADVISORY VOTE ON THE FREQUENCY OF

THE FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In Proposal 3 below, the Company is asking stockholders to vote on executive compensation, and has provided this type of advisory vote every year since 2011. Under Exchange Act Rule 14a-21(b), the Company is required to include a separate resolution subject to a stockholder advisory vote at least once every six years with respect to the frequency of the future advisory votes on executive compensation. The last such advisory vote occurred at the Company’s 2011 Annual Meeting of Stockholders. Accordingly, the Company is now asking stockholders to vote on whether future advisory votes on executive compensation should occur every year, every two years or every three years.

After careful consideration, the Board has determined that holding an advisory vote on executive compensation every year continues to be the most appropriate policy for the Company, and unanimously recommends that stockholders vote for future advisory votes on executive compensation to occur every year. While the Company’s executive compensation programs are designed to promote a long-term connection between pay and performance, the Board recognizes that executive compensation disclosures are made annually. Holding an annual advisory vote on executive compensation also provides the Company with more direct and immediate feedback on our compensation disclosures. However, stockholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change the Company’s executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders.

The Company understands that our stockholders may have different views as to what is an appropriate frequency for advisory votes on executive compensation, and we will carefully review the voting results on this proposal. Stockholders will be able to specify one of four choices for this proposal on the form of proxy: one year; two years; three years; or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO CONDUCT THE FUTURE

ADVISORY VOTES ON EXECUTIVE COMPENSATION “EVERY 1 YEAR.”

Required Vote

The non-binding vote on the frequency of the future advisory votes on executive compensation requires the approval of the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Under applicable NYSE Rules, broker non-votes will not be treated as votes cast. Abstentions will not be counted as votes for any of the choices under the proposal.

PROPOSAL 3 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

We are asking stockholders to approve an advisory resolution on the Company’s executive compensation as reported in this Proxy Statement. As described below in the “COMPENSATION DISCUSSION AND ANALYSIS” section of this Proxy Statement beginning on page 58, the Company implemented significant changes to its compensation programs for its NEOs for Fiscal 2015. Because of the high level of stockholder support that we obtained at the 2016 Annual Meeting, changes for Fiscal 2016 were limited.

Stockholders are urged to read the “COMPENSATION DISCUSSION AND ANALYSIS” beginning on page 58 of this Proxy Statement, which describes in more detail how the Company’s executive compensation policies and procedures achieve the Company’s compensation objectives, as well as the “Fiscal 2016 Summary Compensation Table” beginning on page 80 of this Proxy Statement and related compensation tables, notes and narrative, which provide detailed information on the compensation of the NEOs.

In accordance with Exchange Act Rule 14a-21(a), and as a matter of good corporate governance, the Company is asking stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of Abercrombie & Fitch Co. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Fiscal 2016 Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2017 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “Say on Pay” vote, is non-binding on the Board. Although non-binding, the Board and the Compensation and Organization Committee will carefully review and consider the voting results when evaluating our executive compensation programs for Fiscal 2018 and future years. Taking into account the advisory vote of stockholders regarding the frequency of future advisory votes to approve executive compensation at our 2011 Annual Meeting of Stockholders, the Board’s current policy is to include an advisory resolution regarding approval of the compensation of our named executive officers annually. The timing of the next advisory vote to approve our executive compensation is dependent upon the outcome of the vote with respect to “Proposal 2 — ADVISORY VOTE ON THE FREQUENCY OF THE FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION,” which is discussed on page 57 of this Proxy Statement.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

THE APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

Required Vote

The approval of the advisory resolution on executive compensation requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Under applicable NYSE Rules, broker non-votes will not be treated as votes cast. Abstentions will not be counted as votes “FOR” or “AGAINST” the proposal.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides important information on our executive compensation programs and on the amounts shown in the executive compensation tables that follow. In this Proxy Statement, the term “named executive officers” (sometimes referred to as “NEOs”) means the individual executive officers named in the executive compensation tables that follow (and who are listed below). The compensation programs are governed by our Compensation and Organization Committee, which is comprised solely of independent directors of the Company.

The Company’s NEOs include the following individuals:

NEO	Position During Fiscal 2016
Fran Horowitz(1)	President & Chief Merchandising Officer
Joanne C. Crevoiserat(2)	Executive Vice President and Chief Financial Officer (Interim Principal Executive Officer from June 13, 2016 to January 31, 2017)
Kristin Scott(3)	Brand President — Hollister
Stacia Andersen(4)	Brand President — Abercrombie & Fitch/abercrombie kids
Diane Chang(5)	Former Executive Vice President — Sourcing
Jonathan E. Ramsden(6)	Former Chief Operating Officer (Interim Principal Executive Officer from December 8, 2014 to June 12, 2016)

(1)	Ms. Horowitz was elected as Chief Executive Officer of the Company on February 1, 2017. Prior thereto, she served as President & Chief Merchandising Officer of the Company.

(2)	Ms. Crevoiserat was elected as Chief Operating Officer of the Company on February 1, 2017 and continues to hold her positions as Executive Vice President and Chief Financial Officer of the Company.

(3)	Ms. Scott began employment with the Company on August 30, 2016.

(4)	Ms. Andersen began employment with the Company on June 16, 2016.

(5)

From January 29, 2017 through June 23, 2017, Ms. Chang will be employed by the Company in a part-time capacity until she retires effective June 24, 2017. Prior to January 29, 2017, she served as Executive Vice President — Sourcing of the Company.

(6)	On June 15, 2016, Mr. Ramsden voluntarily resigned from his employment with the Company.

Executive Summary

Continued, Multi-Year Transition of Abercrombie & Fitch Leadership

We continued to make organizational changes during Fiscal 2016, continuing the evolution that we began at the end of Fiscal 2013 and that included the retirement of Michael S. Jeffries, our former Chief Executive Officer, at the end of Fiscal 2014. Among other factors, these changes were designed to support a transition in leadership and a move to a brand-based organizational model. They also reflect our commitment to best practices in corporate governance.

Key personnel changes in Fiscal 2016 and early Fiscal 2017 solidified our core Leadership Team, including our hiring of two Brand Presidents, the naming of a new Chief Executive Officer and the elevation of our Chief Financial Officer to the Chief Operating Officer position. A timeline of key leadership changes is as follows:

Fiscal 2016 Financial Results

Our financial results for Fiscal 2016 fell short of our expectations during what was, and continues to be, a challenging operating environment for our industry. That said, our efforts to create a more customer-centric and consistent voice, product and experience for the Hollister brand have been well received by consumers and contributed to the brand’s comparable store sales growth in the fourth quarter. While our efforts to revitalize the Abercrombie brand have not yet met the same success, the lessons learned at Hollister are now being applied at the Abercrombie brand as well.

Fiscal 2016 also marked significant progress across a number of our strategic priorities for both brands. We continued to make significant investments in our product, stores, people and processes with the aim to better position the Company for improved future performance. Efforts to improve consumer engagement have allowed us to better understand what inspires our customers and have informed efforts to evolve the identities for each of our brands, as well as allowing us to improve product assortment and merchandising. Store closures and remodels, channel optimization initiatives, and ongoing investments in direct-to-consumer and omnichannel capabilities have kept us nimble in, and responsive to, the evolving retail landscape.

For Fiscal 2017, we continue to manage the business with an eye toward disciplined investment across these strategic priorities — balancing top-line growth initiatives with efforts to improve operating efficiency that will drive incremental bottom-line results.

Annual Cash Incentive Program Retrospective Financial Performance (Adjusted EBIT) MODIFIED BY Forward-Looking Strategic Drivers (Scorecard) MODIFIED BY Individual Performance Long-Term Incentives 50% Performance Share Awards (PSAs) Cliff vest at end of 3-year period based on continued service and achievement against pre-established financial goals 50% Restricted Stock Units (RSUs) Vest ratably over 4-year period based on continued service and subject to Section 162(m) performance hurdle ROIC (50%) 3-year average annual result Relative TSR (50%) Measured against S&P Retail Select Industry Index over 3-year period

Fiscal 2016 Strategic and Operational Driver Results

Strategic and Operational Drivers	Results
Increase Company Net Promoter Score	• Net Promoter Score gains were achieved for both Stores and Direct-to-Consumer (DTC) segments, due in part to an increased focus on leveraging customer feedback tools

Increase Consideration	• Consideration at both the Abercrombie & Fitch/abercrombie kids and the Hollister brands was generally in line with the Company’s expectations

Increase Traffic Likes	• Sequential improvement in DTC traffic showed modest improvement while Stores traffic fell below expectations • Overall Company traffic was below expectations

Increase Conversion Likes	• Store conversion trended positively • DTC showed double-digit increase in conversion due in part to improved promotional cadence and investment in the customer experience

Continuous Profit Improvement	• Continuous Profit Improvement initiatives achieved cost savings well in excess of plan

Increase Associate Retention	• Significant improvement in retention among Stores Management in response to compensation and role enhancements and among Home Office Associates due to continued stabilization of Company leadership

Pay for Performance Culture

During Fiscal 2016, the Company continued to evolve our business and respond to challenges in the macroeconomic and consumer environment, but despite the progress made, our financial and stockholder return performance fell short of expectations. The Company remains committed to: (i) creating long-term value for stockholders by increasing accountability for the performance of the Company’s brands; and (ii) aligning the outcomes of the Company’s compensation programs with the Company’s performance.

The Company’s pay for performance culture is evidenced by the following incentive outcomes for Fiscal 2016:

•

No annual cash incentive payments were made for Fiscal 2016, reflecting the Compensation and Organization Committee’s evaluation that Company financial performance was below the threshold performance level; and

•

No payout was made with respect to the recently completed Fiscal 2014-Fiscal 2016 PSA cycle, as the Compensation and Organization Committee determined that performance for all tranches of these awards was achieved below threshold.

In addition, all of the outstanding in-cycle PSA cycles are trending below threshold, and all option awards and all SAR awards held by our NEOs were underwater as of the end of Fiscal 2016.

Fiscal 2016 Annual Cash Incentive Program	Status of Outstanding PSA Cycles
	Fiscal 2014 — Fiscal 2016	• 3-yr Relative TSR (33%) • 3-yr ROE (33%) • Annual EBIT Margin Improvement (11% each year) All tranches forfeited
	Fiscal 2015 — Fiscal 2017	• 3-yr Relative TSR (50%) • 3-yr Average ROIC (50%) Trending below threshold
• Company Adjusted EBIT results for Spring (30%) and Fall (70%) seasons fell below the pre-established threshold • No adjustments were made for strategic, operational or individual performance	Fiscal 2016 — Fiscal 2018	• 3-yr Relative TSR (50%) • 3-yr Average ROIC (50%) Trending below threshold

Stockholder Outreach on “Say on Pay” Vote

As a result of the Company’s extensive stockholder outreach efforts and responsiveness to stockholder concerns, stockholders representing over 96% of the votes cast voted in favor of the Company’s executive compensation program at the 2016 Annual Meeting. The Company continued in Fiscal 2016 to have extensive dialogue with our stockholders in Fiscal 2016. Over the past twelve months, we held discussions with stockholders who, in the aggregate represented approximately 50% of the shares of Common Stock eligible to be voted at the Annual Meeting. The Company expects to continue such discussions and, as a matter of policy and practice, fosters and encourages ongoing engagement with our stockholders on compensation and other matters.

Compensation Structure in Fiscal 2016

After several years of significant change, our compensation programs remained largely unchanged in Fiscal 2016. The modest changes made to our compensation structure in Fiscal 2016 included: (i) the adoption of a formalized structure for the use of forward-looking strategic drivers in the measurement of Company performance for the annual cash incentive program under the Incentive Plan; and (ii) the transition to an equal mix of long-term incentive vehicles of 50% delivered in PSAs and 50% delivered in time-vested RSUs with a Section 162(m) performance hurdle. We believe the program structure in Fiscal 2016 created a significant retention tool and provided greater flexibility to differentiate high performance during a difficult retail environment. An overview of our program for Fiscal 2016 is shown below:

Base Salary

•	Base salaries are reviewed annually in March and upon a significant change in an executive officer’s role.

•

For Fiscal 2016, Ms. Horowitz received an increase of 11% following her promotion to President & Chief Merchandising Officer, and Ms. Crevoiserat received an increase of 12% following her appointment to the Office of the Chairman.

•	The other NEOs did not receive a salary increase in Fiscal 2016.

Annual Cash Incentive Program

•	Company performance is based on a retrospective assessment of EBIT performance (weighted 30% for Spring and 70% for Fall, the same basis as is used for the broad-based population).

•

The resulting Company score may be adjusted up or down, by up to 20%, based on an assessment of forward-looking, strategic drivers that are directly linked to the Company’s strategic priorities, and are considered to be leading indicators of future financial performance.

•	No annual cash incentive payments were made for Fiscal 2016 as Adjusted EBIT performance was achieved below the threshold performance level.

Long-Term Incentives

•	Long-term incentive awards to the Leadership Team were granted 50% in the form of PSAs and 50% in the form of time-vested RSUs with a Section 162(m) performance hurdle.

•

The final measurement period of the Fiscal 2014-Fiscal 2016 PSA cycle was completed in Fiscal 2016, and it was determined that performance for all tranches of these awards was achieved below threshold. As such, all underlying shares of Common Stock were forfeited.

Best Practices

The following compensation decisions and practices demonstrate how the Company’s executive compensation program reflects best practices and reinforces the Company’s culture and values:

•

Emphasis on At-Risk Pay — For NEOs, the majority of their total compensation opportunity is contingent upon the Company’s financial performance and appreciation in the market price of the Company’s Common Stock.

•	Rigorous Performance Metrics — Both the annual cash incentive payments and the PSA awards are earned based on corporate financial results. Starting in Fiscal 2015, annual cash incentive payments are

Retrospective Financial Performance (Adjusted EBIT) MODIFIED BY Forward-Looking Strategic Drivers (Scorecard) MODIFIED BY Individual Performance 50% Performance Share Awards (PSAs) Cliff vest at end of 3-year period based on continued service and achievement against pre-established financial goals 50% Restricted Stock Units (RSUs) Vest ratably over 4-year period based on continued service and subject to Section 162(m) performance hurdle ROIC (50%) 3-year average annual result Relative TSR (50%) Measured against S&P Retail Select Industry Index over 3-year period earned for meeting challenging financial and strategic and operational performance measures, as well as recognizing and rewarding individual performance. The earning of PSAs depends on two critical metrics, measured over a three-year period: Relative TSR and ROIC. The performance targets underlying the cash-based incentive plans and the equity-based incentive plans are intended to be challenging and for the periods covering Fiscal 2016, resulted in no payouts under the 2016 annual cash incentive program and forfeiture of all shares of Common Stock underlying the Fiscal 2014-Fiscal 2016 PSA cycle.

•

No Excise Tax Gross-Up Payments — None of the NEOs are entitled to gross-up payments in the event that any payments or benefits provided to her or him by the Company are subject to the golden parachute excise tax under Sections 280G and 4999 of the Internal Revenue Code.

•	Stock Ownership Guidelines — Executive officers and directors are subject to stock ownership guidelines that align their long-term financial interests with those of the Company’s stockholders.

•

Clawback Policy — Each of the plans pursuant to which annual and long-term incentive compensation may be paid to the Company’s executive officers includes a stringent “clawback” provision, which allows the Company to seek repayment of any incentive amounts that were erroneously paid, without any requirement of misconduct on the part of the plan participant.

•

Derivatives and Hedging Policy — The Company prohibits associates (including the NEOs) and directors from engaging in hedging transactions with respect to any equity securities of the Company held by them.

•	Policy Against Pledging — The Company prohibits associates (including the NEOs) and directors from pledging any equity securities of the Company held by them.

•	Policy Against Re-Pricing — The Company prohibits “re-pricing” of stock options or SARs without stockholder approval.

Compensation Process and Objectives

The Compensation and Organization Committee, in consultation with management of the Company and the Compensation and Organization Committee’s independent advisors, oversees the executive compensation and benefits program for the Company’s NEOs. The compensation program is comprised of a combination of base salary, annual incentive compensation, long-term incentives and associate benefits.

The Company operates in the fast-paced and highly-competitive arena of specialty retail. To be successful, the Company must attract and retain key creative and management talents who thrive in this environment. The Company sets high goals and expects superior performance from these individuals. The Company’s executive compensation structure is designed to support this culture, encourage a high degree of teamwork, and reward individuals for achieving challenging financial and operational objectives that we believe lead to the creation of sustained, long-term stockholder value. As such, the Company’s executive compensation and benefit programs are designed to:

•	Drive high performance to achieve financial goals and create long-term stockholder value;

•	Reflect the strong team-based culture of the Company;

•	Support the transition to a brand-based organizational model; and

•

Provide compensation opportunities that are competitive with those offered by similar specialty retail organizations and other companies with which the Company competes for high caliber executive talent.

Fiscal 2016 Compensation Actions

Base Salary

The base salaries of the NEOs reflect the Company’s operating philosophy, culture and business direction, with each base salary determined based upon an annual assessment of a number of factors, including the individual’s current base salary, job responsibilities, internal equity considerations, impact on development and achievement of business strategy, labor market compensation data, individual performance relative to job requirements, the Company’s ability to attract and retain critical executive officers, and base salaries paid for comparable positions within an identified compensation peer group. No specific goals or weightings are applied to the factors considered in setting the level of base salary and, thus, the process relies on the subjective exercise of the Compensation and Organization Committee’s judgment.

NEO	Fiscal 2015 Base Salary	Fiscal 2016 Base Salary	Percent Change
Fran Horowitz	$995,000	$1,100,000	11%
Joanne C. Crevoiserat	$715,000	$800,000	12%
Kristin Scott	N/A	$750,000	N/	A
Stacia Andersen	N/A	$750,000	N/	A
Diane Chang	$995,000	$995,000	0%
Jonathan E. Ramsden[1]	$995,000	$995,000	0%

(1)

Mr. Ramsden voluntarily resigned from his employment with the Company on June 15, 2016. See the section below captioned “Compensation and Benefits Structure — Resignation of Jonathan E. Ramsden” for additional details on Mr. Ramsden’s departure.

The base salaries of the NEOs are reviewed annually by the Compensation and Organization Committee in March, with additional reviews upon significant changes in an executive’s role. Fiscal 2016 base salaries were established with reference to market data published by numerous sources including the peer group described below and surveys published by Hay Group and Equilar.

Annual Cash Incentive Program

The Fiscal 2016 annual cash incentive program for the Company’s Leadership Team, including the NEOs, mirrored the design implemented in Fiscal 2015. The approach for Fiscal 2016 was designed to provide the Compensation and Organization Committee with flexibility during the ongoing business transformation to reward (or decline to reward) NEOs and selected other senior executives as appropriate based on performance, in alignment with stockholder interests.

The Compensation and Organization Committee intends that any payments under this approach qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code and under the Company’s stockholder-approved Incentive Plan, but retains the flexibility to pay non-deductible incentive compensation at its discretion. Annual cash incentive payments, had they been achieved, would have been subject to a minimum performance hurdle of $100 million in Adjusted EBIT, below which no payments would have been made.

Assuming the Section 162(m) minimum performance hurdle is achieved, Adjusted EBIT, measured over the Company’s two seasons (Spring, 30% weight and Fall, 70% weight), serves as the primary measure of financial performance. The Compensation and Organization Committee may adjust the resulting financial performance score, up or down by up to 20%, for achievement across a scorecard of strategic and operational performance measures. The final Company score may then be modified by individual performance, at the discretion of the Compensation and Organization Committee.

Actual Company Adjusted EBIT results for the Spring and Fall seasons fell below the pre-established threshold performance range, so no annual cash incentive program payouts were made for Fiscal 2016.

	Total Company Financial Performance: Adjusted EBIT ($000)
Performance Period	Threshold(1)	Target	Maximum	Actual Result(2)	Payout Percentage
Spring Season (30% weighting)	$(60,000)	$(36,000)	$0	$(78,995)	0%
Fall Season (70% weighting)	$130,000 to $144,000	$200,600	$240,000	$79,208	0%
Preliminary Payout Percentage for Weighted-Average Company Financial Performance					0%

(1)

Payout of 25% of target would be achieved for performance at the threshold Adjusted EBIT goal of $(60,000,000) for Spring and within the threshold Adjusted EBIT range of $130,000,000 to $144,000,000 for Fall, with zero payment for performance below these levels.

(2)	Adjustments to reported GAAP EBIT may include items related to foreign exchange rate fluctuations, restructurings, legal settlements or impairment charges.

Retrospective Financial Performance MODIFIED BY Forward-Looking Strategic Drivers MODIFIED BY Individual Performance Final Annual Cash Incentive Compensation Payout Factor Weighted Average Company Annual Cash Incentive Compensation 0 – 200% Strategic Drivers Rating 80 – 120% Individual Performance Factor 0 – 200% Payout (% of Annual Cash Incentive Compensation Target)

In light of the Company’s Spring and Fall 2016 financial performance, which was achieved below threshold, the Compensation and Organization Committee determined not to modify plan payouts for Company performance against the pre-established scorecard of strategic and operational performance measures, or to reflect individual performance. Company performance across the pre-established scorecard of strategic and operational performance measures is summarized in the table below:

Strategic and Operational Drivers	Results
Increase Company Net Promoter Score	• Net Promoter Score gains were achieved for both Stores and Direct-to-Consumer (DTC) segments, due in part to an increased focus on leveraging customer feedback tools

Increase Consideration	• Consideration at both the Abercrombie & Fitch/abercrombie kids and the Hollister brands was generally in line with the Company’s expectations

Increase Traffic Likes	• Sequential improvement in DTC traffic showed modest improvement while Stores traffic fell below expectations • Overall Company traffic was below expectations

Increase Conversion Likes	• Store conversion trended positively • DTC showed double-digit increase in conversion due in part to improved promotional cadence and investment in the customer experience
Continuous Profit Improvement	• Continuous Profit Improvement initiatives achieved cost savings well in excess of plan improvement in retention

Increase Associate Retention	• Significant improvement in retention among Stores Management in response to compensation and role enhancements and among Home Office Associates due to continued stabilization of Company leadership

Potential award opportunities, and actual payouts, for Fiscal 2016 are detailed below. Ms. Horowitz and Ms. Crevoiserat, as well as Mr. Ramsden, saw modest increases in their target incentive compensation values in Fiscal 2016. Award opportunities continued to be capped at twice target levels. The annual incentive compensation awards made to the NEOs who participated in the annual incentive compensation program in Fiscal 2016 are listed in the “Fiscal 2016 Summary Compensation Table” on page 80 of this Proxy Statement in the column captioned “Non-Equity Incentive Plan Compensation.”

	Fiscal 2016 Payment at Target Performance Level as a % of Base Salary	Fiscal 2016 Payment as a % of Base Salary
NEO		Threshold Performance Level	Target Performance Level	Maximum Performance Level	Actual Performance
Fran Horowitz	135%	0%	135%	270%	0%
Joanne C. Crevoiserat	85%	0%	85%	170%	0%
Kristin Scott	100%	0%	100%	200%	0%
Stacia Andersen	100%	0%	100%	200%	0%
Diane Chang	95%	0%	95%	190%	0%
Jonathan E. Ramsden[1]	110%	0%	110%	220%	N/A

(1)

Mr. Ramsden voluntarily resigned from his employment with the Company on June 15, 2016 and forfeited any potential incentive compensation payout. See the section below captioned “Compensation and Benefits Structure — Resignation of Jonathan E. Ramsden” for additional details on Mr. Ramsden’s departure.

Long-Term Equity Incentives

Long-term equity incentives are used to balance the annual focus of the Incentive Plan by tying a significant portion of total compensation to performance achieved over multi-year periods. Under the 2016 Associates LTIP, the Compensation and Organization Committee may grant a variety of long-term incentive vehicles, including stock options, SARs, RSUs and PSAs. As noted above, in Fiscal 2016, the Company granted a combination of PSAs and time-vested RSUs with a Section 162(m) performance hurdle.

The aggregate grant date fair value of the long-term incentives granted to the NEOs as part of the annual grant in Fiscal 2016 and the target mix of such awards is shown below. The aggregate grant date fair values represent each NEO’s annual equity grant, determined based on her or his performance, market pay data, and consideration of the competitiveness of her or his overall compensation package. Long-term incentives for the Leadership Team were granted 50% in the form of PSAs and 50% in the form of time-vested RSUs with a Section 162(m) performance hurdle. This change established more consistency in grant practices for the Leadership Team compared to Fiscal 2015 when the mix of long-term incentives varied by individual within the Leadership Team. The Compensation and Organization Committee determined that this mix of awards effectively balances critical performance metrics and objectives for retention.

NEO	Aggregate Grant Date Fair Value	PSA %	RSU %
Fran Horowitz	$3,593,793	50%	50%
Joanne C. Crevoiserat	$1,844,999	50%	50%
Kristin Scott	$1,609,031	50%	50%
Stacia Andersen	$1,758,515	50%	50%
Diane Chang	$1,578,660	50%	50%
Jonathan E. Ramsden[1]	$2,567,004	50%	50%

(1)

Mr. Ramsden voluntarily resigned from his employment with the Company on June 15, 2016. See the section below captioned “Compensation and Benefits Structure — Resignation of Jonathan E. Ramsden” for additional details on Mr. Ramsden’s departure.

Performance Share Awards. PSAs are based 50% on ROIC achievement and 50% on relative TSR achievement against the S&P Retail Select Industry Index. We believe that ROIC is highly correlated with long-term value creation, while relative TSR appropriately aligns pay programs with the shareholder experience. As such, we have set an aggressive average ROIC target of 13.1% for Fiscal 2016-Fiscal 2018 and require TSR performance at the 60th percentile against the S&P Retail Select Industry Index for a target payout. The number of PSAs earned will vary from 0% to 200% of target, depending on the level of achievement with respect to the rigorous performance criteria associated with the grants, though PSA payouts are capped at target if absolute TSR is negative across the three-year performance period. A summary of the financial targets approved by the Compensation and Organization Committee for PSAs granted in Fiscal 2016 is presented below:

Payout Level Under Performance Metric	Total Stockholder Return vs. the S&P Retail Select Industry Index for Fiscal 2016 through Fiscal 2018*	Average Return on Invested Capital for Fiscal 2016 through Fiscal 2018*
Maximum	At or Above 90th Percentile	14.4% or More
Target	60th Percentile	13.1%
Threshold	Above 30th Percentile	Above 11.9%

*	If the performance level falls between “Threshold” and “Target” or between “Target” and “Maximum,” the level of payout is determined through interpolation. Return On Invested Capital (ROIC) is a non-GAAP measure calculated as adjusted EBITDAR (Earnings Before Interest, Taxes, Depreciation, Amortization, and Rent) divided by Total Average Invested Capital (comprising Gross Property and Equipment, Capitalized Value of Operating Leases, Receivables, Merch Inventory, and Prepaid and Other Current Assets; less Accounts Payable and Accrued Liabilities).

Performance periods associated with the outstanding Fiscal 2015-Fiscal 2017 and Fiscal 2016-Fiscal 2018 PSA cycles have not been completed, but were trending below threshold at the end of Fiscal 2016. The final measurement period for the Fiscal 2014-Fiscal 2016 PSA cycle was completed in Fiscal 2016 and it was determined that performance for all tranches of these awards was achieved below threshold, and all underlying shares of Common Stock were forfeited.

•	Relative Total Stockholder Return (“TSR”) for Fiscal 2014-Fiscal 2016 was below threshold;

•	Average Return on Equity (“ROE”) for Fiscal 2014-Fiscal 2016 was below threshold;

•	Improvement in EBIT margin (“EBIT Margin Improvement”) for Fiscal 2016 was below threshold; and

•	As previously disclosed, EBIT Margin Improvement for each of Fiscal 2014 and Fiscal 2015 was below threshold.

Restricted Stock Units. The Company typically includes a performance hurdle with the vesting schedule for RSUs for the NEOs to allow for the deductibility of such compensation under Section 162(m) of the Internal Revenue Code. Subject to continued employment with the Company, time-vested RSUs with a Section 162(m) performance hurdle granted in Fiscal 2016 to the NEOs will vest 25% a year over a four-year period beginning on March 15 of the immediately following calendar year, provided the Company’s GAAP net income is at least $1.00 for the fiscal year ended immediately preceding the date the installment is to vest. If this performance hurdle is not met, the RSUs will not vest in accordance with the vesting schedule for that year. The NEOs would have the opportunity to earn back this unvested portion of the RSU award if a cumulative performance hurdle is met in a subsequent year, and subject to the recipient’s continued employment with the Company.

Equity Grant Policy

The Compensation and Organization Committee follows an Equity Grant Policy pursuant to which the Compensation and Organization Committee reviews and approves individual grants for the NEOs, as well as the total number of shares covered by PSAs, RSUs and, if applicable, SARs granted to all associates. The annual equity grants typically are reviewed and approved at the Compensation and Organization Committee’s regular March meeting, although sign-on equity awards are generally approved at the time an executive officer commences employment with the Company. The grant date for the annual equity grants is the date of the Compensation and Organization Committee meeting at which they are approved. Administration of PSA, RSU and SAR awards is managed by the Company’s human resources department with specific instructions related to the timing of grants given by the Compensation and Organization Committee. The Company has no intention, plan or practice to select annual grant dates for NEOs in coordination with the release of material, non-public information, or to time the release of such information because of award dates.

Benefits

As associates of the Company, the NEOs are eligible to participate in all of the broad-based Company-sponsored benefits programs on the same basis as other full-time associates.

In addition to the qualified Abercrombie & Fitch Co. Savings and Retirement Plan (the “401(k) Plan”), the Company has a nonqualified deferred compensation plan, the Abercrombie & Fitch Nonqualified Savings and Supplemental Retirement Plan (the “Nonqualified Savings and Supplemental Retirement Plan”), that allows members of senior management to defer a portion of their compensation over and above the Internal Revenue Service (“IRS”) limits imposed on the Company’s 401(k) Plan. The Company also makes matching contributions to the Nonqualified Savings and Supplemental Retirement Plan and, prior to January 1, 2016, made retirement contributions for certain participants who began participation prior to January 1, 2014. Company contributions have a five-year vesting schedule from the date of employment by the Company. The Nonqualified Savings and Supplemental Retirement Plan allows participants the opportunity to save and invest their own money on a similar basis (as a percentage of their compensation) as other associates under the 401(k) Plan. Furthermore, the Nonqualified Savings and Supplemental Retirement Plan is competitive with members of the Company’s identified compensation peer group and other companies with whom the Company competes for talent, and the Company’s contribution element provides retention value. The Company’s Nonqualified Savings and Supplemental Retirement Plan is further described and Company contributions and the individual account balances for the NEOs are disclosed under the section captioned “EXECUTIVE OFFICER COMPENSATION — Nonqualified Deferred Compensation” beginning on page 84 of this Proxy Statement.

The Company offers a life insurance benefit for all full-time associates equal to two times base salary. For Vice Presidents and above, the death benefit is set at four times base salary, up to a maximum of $2,000,000.

The Company offers a long-term disability benefit to all full-time associates which covers 60% of base salary for the disability period. In addition, the Company offers an Executive Long-Term Disability Plan for all associates earning over $200,000 in base salary which covers an additional 15% of base salary and 75% of target annual cash incentive compensation for the disability period.

The Company does not offer perquisites to our executive officers that are not widely available to all full-time associates.

Fiscal 2017 Compensation Actions

Changes to Compensation of Fran Horowitz and Joanne C. Crevoiserat to Reflect Promotions

On January 30, 2017, the Board approved the following leadership changes, effective February 1, 2017:

•	appointed Fran Horowitz to serve as the Chief Executive Officer of the Company and to serve on the Board and as a member of the Executive Committee of the Board;

•	appointed Joanne C. Crevoiserat to serve as the Chief Operating Officer of the Company, in addition to her role as Executive Vice President and Chief Financial Officer of the Company;

•	dissolved the Office of the Chairman; and

•

provided that all officers of the Company who had reported to Mr. Martinez while he was leading the Office of the Chairman in his capacity as the representative of the Board, would now report directly to Ms. Horowitz.

In recognition of the expansion of their responsibilities following dissolution of the Office of the Chairman, on February 14, 2017, the Compensation and Organization Committee approved changes to the base salaries of Ms. Horowitz and Ms. Crevoiserat as well as to their target and maximum annual cash incentive compensation under the Incentive Plan. The changes in base salary were effective February 1, 2017 and the new target and maximum annual cash incentive opportunities will be effective for Fiscal 2017. In addition, the aggregate grant date fair value of the long-term incentive (in the form of an equity award) granted to Ms. Horowitz and Ms. Crevoiserat as part of the annual grant in Fiscal 2017 (the “2017 Annual Equity Grants”) was approximately $4,250,000 and $1,900,000, respectively, and was 50% in the form of PSAs and 50% in the form of RSUs.

The following table summarizes the target compensation for Ms. Horowitz and Ms. Crevoiserat for Fiscal 2017:

NEO	Base Salary	Annual Cash Incentive Target Opportunity(1)	Target Total Cash	Annual Equity Grant(2)	Target Total Compensation
Fran Horowitz	$1,200,000	150%	$3,000,000	$4,250,000	$7,250,000
Joanne C. Crevoiserat	$850,000	100%	$1,700,000	$1,900,000	$3,600,000

(1)	The maximum annual cash incentive opportunities are two times the target annual cash incentive opportunities.
(2)	Represents the grant date fair value of the 2017 Annual Equity Grant.

The Compensation and Organization Committee and the Board believe that it is important to recognize Ms. Horowitz and Ms. Crevoiserat for their individual strong performances, their ongoing contributions to the operations of the Company, their criticality to the Company’s turnaround efforts in both the near-term and the long-term, and the need for leadership continuity at this time. Accordingly, at its February 14, 2017 meeting, the Compensation and Organization Committee determined it to be appropriate and in the best interests of the Company to grant each of Ms. Horowitz and Ms. Crevoiserat a promotional award of RSUs (the “Promotional RSUs”) in addition to the 2017 Annual Equity Grant that each received. The Promotional RSUs were granted at the same time as the 2017 Annual Equity Grants, at the Compensation and Organization Committee’s meeting held on March 21, 2017. The aggregate grant date fair value of the Promotional RSUs granted to Ms. Horowitz and Ms. Crevoiserat was $4,000,000 and $3,000,000, respectively.

Fifty percent (50%) of the Promotional RSUs (the “Service-Vested Promotional RSUs”) will be subject to a total three-year vesting schedule, under which 25% of the Service-Vested Promotional RSUs will vest on each of the first and second anniversaries of the grant date, and 50% of the Service-Vested Promotional RSUs will vest on the third anniversary of the grant date. The remaining fifty percent (50%) of the Promotional RSUs (the “Performance-Based Promotional RSUs”) will be earned depending on the level of achievement with respect to the performance goal based on cumulative comparable sales for the three-fiscal-year performance period comprised of Fiscal 2017 and the two succeeding fiscal years of the Company (the “Three-Year Performance Period”). The threshold level of performance results in a 50% payout of the Performance-Based Promotional RSUs and requires achievement of at least +5% cumulative comparable sales over the Three-Year Performance Period. The target level of performance results in a 100% payout and requires achievement of at least +6% cumulative comparable sales over the Three-Year Performance Period. Payout for the achievement of the cumulative comparable sales performance goal is also contingent upon the Company achieving a pre-established minimum EBITDA growth for the corresponding incremental revenue over the Three-Year Performance Period. No payout above 100% is available under the Performance-Based Promotional RSUs.

If either Ms. Horowitz or Ms. Crevoiserat resigns or her employment is terminated by the Company for cause, the unvested portions of all of the Promotional RSUs will be forfeited. If the employment of either Ms. Horowitz or Ms. Crevoiserat is terminated by the Company without cause, her Performance-Based Promotional RSUs will be forfeited, and her Service-Based Promotional RSUs will vest pro-rata for time served, but with consideration for the back-loaded vesting schedule. By way of explanation, if the employment of either Ms. Horowitz or Ms. Crevoiserat were to be terminated without cause six months after the grant date of the Promotional RSUs, 12.5% of the Service-Based Promotional RSUs originally granted to the affected individual would vest (half of the first tranche); if eighteen months after, 37.5% would vest (all of the first tranche and half of the second tranche); or if thirty months after, 75% would vest (all of the first two tranches and half of the third tranche).

If the Company undergoes a change in control (as that term is defined in the 2016 Associates LTIP), a double trigger involving an involuntary termination of her employment is required for accelerated vesting of the Promotional RSUs held by each of Ms. Horowitz and Ms. Crevoiserat. In such event, (i) vesting of the Service-Based Promotional RSUs will be accelerated at the level associated with the next tranche due to vest and (ii) the applicable performance conditions will be waived for the Performance-Based Promotional RSUs and vesting will be accelerated such that the portion of Performance-Based Promotional RSUs vested will be equal to the portion of Service-Based Promotional RSUs vested. By way of explanation, if a change in control were to occur between the first anniversary and the second anniversary of the grant date of the Promotional RSUs and the employment of either Ms. Horowitz or Ms. Crevoiserat were to be involuntarily terminated at that time, (i) the next 25% of the Service-Based Promotional RSUs originally granted to affected individual would vest and (ii) a total of 50% of the Performance-Based Promotional RSUs originally granted to the affected individual would vest.

Compensation Program for Fiscal 2017

The Fiscal 2017 annual cash incentive program will remain largely unchanged for the Leadership Team, including the NEOs. The modifications include refinements to the selection of forward-looking strategic drivers that contribute to the Compensation and Organization Committee’s assessment of Company performance. All other elements of the annual cash incentive program were unchanged.

No changes were made to the long-term incentive program for NEOs, and the 2017 long-term incentive mix for the Leadership Team will continue to consist of 50% PSAs and 50% time-vested RSUs with a Section 162(m) performance hurdle, to balance long-term performance with retention considerations.

Role of the Compensation and Organization Committee

Decisions regarding the compensation of the NEOs are made solely by the Compensation and Organization Committee, although it does receive input from its independent advisors and management of the Company. The Company Chairman also provides input (in his capacity as a director) with respect to the recommended compensation of the NEOs. The Compensation and Organization Committee often requests certain Company executive officers to be present at Compensation and Organization Committee meetings where executive compensation and Company and individual performance are discussed and evaluated so they can provide input into the decision-making process. Executive officers may provide insight, suggestions or recommendations regarding executive compensation during periods of general discussion, but do not have a vote in any decision-making.

In 2016, following an extensive search process, the Compensation and Organization Committee selected and engaged Semler Brossy Consulting Group, LLC (“SBCG”) as the Compensation and Organization Committee’s independent compensation consultant. Prior to SBCG’s engagement, Compensation Advisory Partners (“CAP”) served as the Committee’s independent compensation consultant. Additionally, in Fiscal 2016, Gibson, Dunn & Crutcher LLP (“Gibson Dunn”) served as the Committee’s independent outside counsel. The only services that SBCG and Gibson Dunn perform for the Company are at the direction of the Compensation and Organization Committee. Neither SBCG nor Gibson Dunn provided any services to the Company in Fiscal 2016 other than executive and director compensation consulting and advisory services. In this regard, the Compensation and Organization Committee has adopted a policy regarding the use of outside compensation consultants that provides as follows:

If the Committee retains a compensation consultant to provide advice, information and other services to the Committee relating to the compensation of the Company’s Chief Executive Officer, its officers identified in Rule 16a-1(f) under the Exchange Act or its non-associate directors or other matters within the responsibility of the Committee, such consultant may only provide services to, or under the direction of, the Committee and is prohibited from providing any other services to the Company.

The Compensation and Organization Committee has the right to terminate the services of the outside counsel and the compensation consultant at any time. While the Compensation and Organization Committee retains Gibson Dunn and SBCG directly, Gibson Dunn and SBCG interact with the Company’s Executive Chairman of the Board, the Company’s Senior Vice President of Human Resources, the Company’s General Counsel and the Company’s Chief Operating Officer and their respective staffs in carrying out assignments in order to obtain compensation and performance data for the executive officers and the Company. In addition, the Compensation and Organization Committee’s advisors may, at their discretion, seek input and feedback from management of the Company regarding their work product prior to presentation to the Compensation and Organization Committee in order to confirm information is accurate or address other similar issues. A representative from SBCG is generally present at all Compensation and Organization Committee meetings, and generally attends executive sessions of the Compensation and Organization Committee. Both Gibson Dunn and SBCG provide independent perspectives on any management proposals. In Fiscal 2016, the Compensation and Organization Committee reviewed the factors specified in the NYSE corporate governance standards and determined that each of CAP, SBCG and Gibson Dunn was independent and their respective work did not raise any conflict of interest.

In selecting SBCG, the Compensation and Organization Committee considered the independence standards prescribed by the SEC and NYSE, and concluded that SBCG was independent and that its work would not raise any conflict of interest. The services SBCG provides are at the discretion of the Compensation and Organization Committee. As the Compensation and Organization Committee’s new independent compensation consultant, SBCG reviewed the design and operation of the Company’s executive compensation programs and made recommendations regarding the Company’s compensation practices for Fiscal 2016.

Compensation and Benefits Structure

Pay Level — Determination of the appropriate pay opportunity

Pay levels for all associates of the Company, including the NEOs listed in the “Fiscal 2016 Summary Compensation Table” on page 80 of this Proxy Statement, are based on a number of factors, including each individual’s role and responsibilities within the Company, current compensation, experience and expertise, pay levels in the competitive market for similar positions, internal pay equity relationships including those among the executive officers and the performance of the individual, her/his area of responsibility and the Company as a whole. The Compensation and Organization Committee approves the pay levels for all the executive officers. In determining the pay levels, the Compensation and Organization Committee considers all elements of compensation and benefits.

2016 Compensation Peer Group

The primary data source used in setting competitive market levels for the NEOs is information publicly disclosed by the peer retail companies listed below, based on a comparison prepared annually by the independent compensation consultant for the Compensation and Organization Committee. Published survey data from Hay Group and Equilar is also used as a data source for select positions. The Compensation and Organization Committee does not precisely benchmark each NEO’s compensation to a defined market level, but the Compensation and Organization Committee does review market information as a general reference. Actual total compensation in a given year will vary above or below the individual’s target compensation levels based primarily on the attainment of overall Company financial goals and the creation of stockholder value.

The peer retail companies used by the Compensation and Organization Committee in determining the “competitive market” with respect to Fiscal 2016 compensation decisions are included in the table below.

• Aéropostale, Inc.	• Coach, Inc.	• L Brands, Inc.

• American Eagle Outfitters, Inc.	• DSW Inc.	• PVH Corp.

• ANN INC.	• Express, Inc.	• Ralph Lauren Corporation

• Ascena Retail Group, Inc.	• Foot Locker, Inc.	• Signet Jewelers Limited

• Carter’s, Inc.	• Guess?, Inc.	• Urban Outfitters, Inc.

• Chico’s FAS, Inc.	• Kate Spade & Company	• Williams-Sonoma, Inc.

2017 Compensation Peer Group

During 2016, SBCG and the Company conducted a review of the compensation peer group to be used in setting Fiscal 2017 pay levels. The review focused on companies in the retail and apparel space of a comparable size, with a preference given to revenue over market capitalization given the ongoing business transformation. Additionally, the Company gave preference to companies that are key talent competitors, have a mall-centric store strategy, have a significant e-commerce business, and have material international operations.

Following the review, the Compensation and Organization Committee added five companies to the peer group and removed six companies from the prior peer group. We believe that the updated peer group better represents a combination of companies in terms of size, business structure and competition. At the time the peer group was determined, the Company’s revenues approximated the peer group median.

Removals (n=6)	Additions (n=5)
✗ ANN Inc.	✓ The Children’s Place, Inc.

✗ Aéropostale, Inc.	✓ Fossil Group, Inc.

✗ DSW Inc.	✓ J. Crew Group, Inc.

✗ Foot Locker, Inc.	✓ Levi Strauss & Co.

✗ PVH Corp.	✓ lululemon athletica inc.

✗ Williams-Sonoma, Inc.

Executive Severance Agreements and Change-in-Control Benefits

The Compensation and Organization Committee carefully considers the use and conditions of employment agreements. The Compensation and Organization Committee recognizes that, in certain circumstances, formal written employment contracts are necessary in order to successfully recruit and retain senior executive officers. Consistent with this approach, in connection with their commencement of employment with the Company, each of Ms. Horowitz, Ms. Crevoiserat, Ms. Scott and Ms. Andersen entered into an offer letter with the Company that provided for certain benefits upon termination of employment and/or upon a change in control of the Company. The Compensation and Organization Committee believed that it was in the best interest of the Company to enter into these offer letters as a means of securing the employment of each of these executives and to provide the executives with a degree of security given the transition occurring at the Company.

On July 7, 2015, Abercrombie & Fitch Management Co., a subsidiary of the Company (“A&F Management”), executed and entered into agreements (the “July 2015 Agreements”) with members of the Company’s leadership team, including each of Fran Horowitz, Joanne C. Crevoiserat and Jonathan E. Ramsden. The July 2015 Agreements are intended to support the Company’s retention strategy and align the Company’s practices with current practices in the Company’s industry and peer group. Following Ms. Crevoiserat’s assumption of leadership responsibility for store operations and asset protection and sustainability, in addition to her ongoing responsibilities as Executive Vice President and Chief Financial Officer, and in order to align the benefits Ms. Crevoiserat would receive under her agreement with A&F Management with those to be received by other executive officers of the Company, Ms. Crevoiserat entered into a new agreement with A&F Management as of October 15, 2015 (the “October 2015 Agreement” and, collectively with the July 2015 Agreements, the “2015 Agreements”). The terms of Ms. Crevoiserat’s October 2015 Agreement superseded the terms of her July 2015 Agreement in their entirety. In anticipation of their joining the Company, on May 20, 2016, A&F Management executed and entered into agreements (the “2016 Agreements”) with Kristin Scott and Stacia Andersen. The 2016 Agreements are intended to further support the Company’s retention strategy and align the Company’s practices with current practices in the Company’s industry and peer group.

Mr. Ramsden’s 2015 Agreement (the “Ramsden Agreement”) also provided for the grant of 92,807 RSUs as of July 7, 2015 (the “Special Award RSUs”). Twenty-five percent of the Special Award RSUs (23,202 RSUs) granted to Mr. Ramsden vested on September 30, 2015, twenty-five percent of the Special Award RSUs (23,202 RSUs) vested on May 31, 2016, and the remaining fifty percent of the Special Award RSUs would have vested on November 30, 2016, if Mr. Ramsden had been employed by the Company on that date.

The discussion of the terms of the 2015 Agreements and the 2016 Agreements which follows does not include Mr. Ramsden. The consequences of his resignation from the Company are discussed separately under the section captioned “Resignation of Jonathan E. Ramsden.”

Under the terms of the 2015 Agreements and the 2016 Agreements, if the employment of Ms. Horowitz, Ms. Crevoiserat, Ms. Scott or Ms. Andersen were terminated by the Company without “cause” (other than as a result of her death or disability) or by the NEO for “good reason” (each as defined in her 2015 Agreement or her 2016 Agreement, as applicable) during the term (other than during the one-year period following a change of control of the Company) and she executes a release of claims (a “Release”) acceptable to the Company:

•	the Company is to continue to pay her base salary in bi-weekly installments for 18 months following the termination date;

•

the Company is to pay her a pro-rata annual cash incentive based on actual performance during the applicable bonus period (as defined in her 2015 Agreement or her 2016 Agreement, as applicable) and the number of days elapsed in the applicable bonus period prior to the termination date, which payment will be at the full discretion of the Compensation and Organization Committee;

•

the Company is to reimburse her during the 18 months following the termination date for 100% of the monthly premium costs of COBRA subject to her election of such coverage and satisfaction of the additional eligibility requirements set forth in her 2015 Agreement or her 2016 Agreement, as applicable;

•

in the case of Ms. Crevoiserat and Ms. Horowitz, the Company is to pay them the additional cash amounts to which they are entitled under their respective offer letters executed when they joined the Company; and

•

the outstanding equity awards held by her are to vest (if at all) in accordance with the terms of her award agreements and, in the case of Ms. Crevoiserat and Ms. Horowitz, their respective offer letters.

Under the terms of the 2015 Agreements and the 2016 Agreements, if the employment of Ms. Horowitz, Ms. Crevoiserat, Ms. Scott or Ms. Andersen were terminated by the Company without cause or by her for good reason during the one-year period following a change of control of the Company and she executes a Release acceptable to the Company:

•	in the case of Ms. Horowitz and Ms. Crevoiserat, the Company is to continue to pay their respective base salaries in bi-weekly installments for 18 months following the termination date;

•

in the case of Ms. Scott and Ms. Andersen, the Company is to pay them a lump-sum payment, on the 60th day following the termination date, in an amount equal to 18 months of their respective base salaries in effect on the termination date;

•

the Company is to pay her a lump-sum payment (less taxes and withholdings), on the 60th day following the termination date, of an amount equal to her target bonus opportunity under the Company’s short-term cash bonus plan in which she is then eligible to participate;

•

the Company is to reimburse her during the 18 months following the termination date for 100% of the monthly premium costs of continuation coverage under COBRA, subject to her election of such coverage and satisfaction of the additional eligibility requirements set forth in her 2015 Agreement or her 2016 Agreement, as applicable; and

•	the outstanding equity awards held by her are to vest (if at all) in accordance with the terms of her award agreements.

In the case of Ms. Crevoiserat and Ms. Horowitz, these change of control benefits will be provided in lieu of the amounts payable with respect to a “Change of Control” under their respective offer letters executed when they joined the Company.

In the case of an involuntary termination of employment of any of the NEOs without cause, within three months prior to or 18 months after a change of control (excluding voluntary resignation, retirement or termination due to death or disability), the vesting of all outstanding SARs, stock options and RSUs held by the NEO would accelerate. In addition, outstanding PSAs with respect to which more than 50% of the performance period has elapsed as of the date of the change of control would be paid, on a pro-rated basis, based on the performance achieved through a date occurring within three months of the change of control. Outstanding PSAs with respect to which less than 50% of the performance period has elapsed as of the date of the change of control would be paid, on a pro-rated basis, at the target level of achievement.

In addition, all associates who participate in the Company’s stock-based compensation plans, including the NEOs, are entitled to certain benefits in the event of termination of employment due to death or disability or a change in control as set forth in the plan documents for the Company’s stock-based compensation plans. The terms and conditions of these arrangements are discussed in further detail in the section captioned “EXECUTIVE OFFICER COMPENSATION — Potential Payments Upon Termination or Change of Control” beginning on page 88 of this Proxy Statement.

New Executive Severance Agreements Approved by Compensation and Organization Committee

On February 14, 2017, the Compensation and Organization Committee approved forms of new executive severance agreements (the “2017 Agreements”) for a number of the Company’s executive officers, including Fran Horowitz, Joanne C. Crevoiserat, Kristin Scott and Stacia Andersen. However, as of the date of this Proxy Statement, the 2017 Agreements have not been fully executed or become effective. The 2017 Agreements would reflect an update to certain provisions of the 2015 Agreements and the 2016 Agreements and, when the 2017 Agreements become effective, they would supersede the 2015 Agreements and the 2016 Agreements. The 2017 Agreements are intended to continue to support the Company’s retention strategy and align the Company’s practices with current practices in the Company’s industry and peer group. The 2017 Agreements are discussed in more detail in the section captioned “EXECUTIVE OFFICER COMPENSATION — Potential Payments Upon Termination or Change in Control — Executive Severance Agreements Approved by Compensation and Organization Committee on February 14, 2017” beginning on page 95 of this Proxy Statement.

Resignation of Jonathan E. Ramsden

On May 2, 2016, Jonathan Ramsden informed the Company that he intended to step down from the Chief Operating Officer role effective June 15, 2016. Under the terms of the Ramsden Agreement, his resignation was treated as a voluntary resignation from the Company without good reason. The Ramsden Agreement specified that:

•	The Company pay Mr. Ramsden any accrued and unpaid compensation for his time worked through June 15, 2016.

•	The second tranche of Mr. Ramsden’s Special Award RSUs vested in accordance with the terms of the Ramsden Agreement on May 31, 2016, with settlement being deferred until December 16, 2016;

•	The third tranche of Mr. Ramsden’s Special Award RSUs was forfeited; and

•	All other equity awards were treated in accordance with the applicable award agreement language.

The Ramsden Agreement imposes various restrictive covenants on Mr. Ramsden including non-competition, non-solicitation, non-disparagement and confidentiality covenants, which remained in effect in accordance with their terms following his resignation. The non-competition covenant prohibits Mr. Ramsden from engaging in certain activities with identified competitors of the Company for a period of 12 months after the termination of his employment. The non-solicitation covenant prohibits Mr. Ramsden from engaging in certain solicitation activities for a period of 24 months after the termination of his employment.

Retirement of Diane Chang

On November 3, 2016, the Company announced that Diane Chang, Executive Vice President — Sourcing, would retire from the Company effective June 24, 2017. Pursuant to an agreement (the “Chang Agreement”) between Ms. Chang and Abercrombie & Fitch Trading Co., a subsidiary of the Company (“A&F Trading”), executed by A&F Trading on November 3, 2016, Ms. Chang was employed in the capacity of Executive Vice

President — Sourcing of the Company through January 28, 2017. From January 29, 2017 through June 23, 2017, Ms. Chang will be employed by the Company in a part-time capacity to assist with the transition duties related to her retirement. During this transition period, she will be paid at a rate equivalent to 50% of her annualized base salary.

The Chang Agreement imposes various restrictive covenants on Ms. Chang including non-competition, non-solicitation, non-disparagement and confidentiality covenants, which remain in effect in accordance with their terms. The non-competition covenant prohibits Ms. Chang from engaging in certain activities with identified competitors of the Company through and including December 31, 2017. The non-solicitation covenant prohibits Ms. Chang from engaging in certain solicitation activities through and including December 31, 2018. Ms. Chang will receive a cash payment of $450,000 delivered in two equal installments to be paid in December 2017 and December 2018, contingent upon her satisfaction of the restrictive covenants.

Clawback Policy

Each of the plans pursuant to which annual and long-term incentive compensation is or will be paid to the Company’s executive officers (i.e., the Incentive Plan, the proposed Abercrombie & Fitch Co. Long-Term Cash Incentive Compensation Performance Plan (if approved by the Company’s stockholders at the Annual Meeting), the 2005 LTIP, the Amended and Restated Abercrombie & Fitch Co. 2007 Long-Term Incentive Plan (the “2007 LTIP”) and the 2016 Associates LTIP) includes a stringent “clawback” provision, which allows the Company to seek repayment of any incentive amounts that were erroneously paid. Each of the plans provides that if (i) a participant (including one or more NEOs) has received payments under the plan pursuant to the achievement of a performance goal and (ii) the Compensation and Organization Committee determines that the earlier determination as to the achievement of the performance goal was based on incorrect data and in fact the performance goal had not been achieved or had been achieved to a lesser extent than originally determined and a portion of such payment would not have been made given the correct data, then such portion of any such payment made to the participant must be repaid by such participant to the Company, without any requirement of misconduct on the part of the participant.

Stock Ownership Guidelines

As disclosed above under the caption “Executive Summary — Best Practices” beginning on page 63 of this Proxy Statement, the Board believes it is important that the executive officers and directors have, and are recognized both internally and externally as having, long-term financial interests that are aligned with those of the Company’s stockholders. Accordingly, the Board adopted stock ownership guidelines for all directors and executive officers effective as of November 12, 2009, which were further amended effective as of December 15, 2015. The Company’s stock ownership guidelines are posted on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page. Ownership multiples for NEOs and directors are:

Population	Multiple	Includes
Chief Executive Officer	5x annual base salary

•  Shares owned directly by the executive officer or director or his/her immediate family members in the same household

•  Shares held in trust for the benefit of the executive officer or director or his/her immediate family members

•  Shares of restricted stock or time-vested RSUs, vested or unvested

•  Shares of stock-settled SARs which are vested and in-the-money

•  Shares credited to bookkeeping accounts pursuant to one of the Company’s deferred compensation plans

Other NEOs	2x annual base salary

Non-employee director	5x annual cash retainer

The guidelines are initially calculated using the executive officer’s base salary as of the later of the date the guidelines were most recently amended (i.e., December 15, 2015) or the date the person was first designated as an executive officer by the Board. The guidelines may be re-calculated, in the discretion of the Nominating and Board Governance Committee, when an individual changes pay grade (e.g., from senior vice president to executive vice president) and otherwise from time to time.

Until the amount contemplated by the guidelines is achieved, the executive officer is required to retain an amount equal to 50% of the net shares received as a result of the exercise of stock options or stock-settled SARs or the vesting of restricted stock or RSUs. “Net shares” for purposes of the guidelines are those shares that remain after shares are sold or netted to pay (i) the exercise price of stock options or SARs (if applicable) and any withholding taxes associated with such exercise or (ii) withholding or other taxes payable upon vesting of restricted stock or RSUs.

Failure to meet or, in unique circumstances, to show sustained progress toward meeting the stock ownership guidelines may be a factor considered by the Compensation and Organization Committee in determining future long-term incentive equity grants and/or appropriate levels of incentive compensation.

Executive officers who are subject to the stock ownership guidelines are to be notified each fiscal year as to the status of their compliance with the guidelines based on information available to the Company’s benefits department. Each executive officer may provide supplemental information regarding shares held in street name, individual brokerage accounts or owned by a spouse or other immediate family member, if such information would be relevant to the calculation of such executive officer’s compliance with the stock ownership guidelines. At the time of the Company’s Fiscal 2016 annual review of stock ownership compliance, all executive officers and directors either: (i) had satisfied their applicable guideline; (ii) were on track to satisfy their applicable guideline; or (iii) were otherwise compliant with the Company’s policies (i.e., were in compliance with the applicable retention requirement until such time that their ownership guideline was met).

Required ownership for non-employee directors is calculated using the annual retainer as of the later of the date the guidelines were most recently amended (i.e., December 15, 2015) and the date the director is elected to the Board. It is anticipated that directors should be able to achieve the guideline within three years of joining the Board.

Compensation Considerations Related to Tax Deductibility under Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally prohibits any publicly-held corporation from taking a federal income tax deduction for compensation paid in excess of $1,000,000 in any taxable year to the Chief Executive Officer and to each of the other three most highly compensated executive officers (excluding the Chief Financial Officer) whose compensation is required to be disclosed pursuant to Item 402 of SEC Regulation S-K. Section 162(m) exempts qualified “performance-based compensation,” among other things, from this deductibility limitation. However, the Compensation and Organization Committee’s policy is to maximize the deductibility of executive compensation, to the extent compatible with the needs of the business, as the Compensation and Organization Committee believes that compensation and benefits decisions should be primarily driven by the needs of the business, rather than by tax policy. Therefore, the Compensation and Organization Committee may make pay decisions that result in compensation expense that is not fully deductible under Section 162(m). Further, the application of Section 162(m) is complex and may change with time (with potentially retroactive effect).

Compensation Considerations Related to Accounting

When determining amounts of long-term incentive grants to executive officers and other associates, the Compensation and Organization Committee examines the accounting cost associated with the grants. Under GAAP, grants of options, SARs, RSUs, PSAs and other share-based payments result in an accounting charge taken by the Company. The Compensation and Organization Committee considers the accounting implications of the executive compensation program, including the estimated cost for financial reporting purposes of equity compensation as well as the aggregate grant date fair value of equity compensation computed in accordance with FASB ASC Topic 718.

REPORT OF THE COMPENSATION AND ORGANIZATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation and Organization Committee reviewed the “COMPENSATION DISCUSSION AND ANALYSIS” and discussed it with management of the Company. Based on such review and discussion, the Compensation and Organization Committee recommended to the Board that the “COMPENSATION DISCUSSION AND ANALYSIS” be included in this Proxy Statement.

Submitted by the Compensation and Organization Committee:

Michael E. Greenlees (Chair)	Terry L. Burman	Charles R. Perrin	Craig R. Stapleton

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table summarizes the compensation paid to, awarded to or earned by the NEOs for Fiscal 2016, Fiscal 2015 and Fiscal 2014 in accordance with the rules promulgated by the SEC.

Fiscal 2016 Summary Compensation Table

Name and Principal Position During 2016 Fiscal Year	Fiscal Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards and SARs(3)	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total(7)
Fran Horowitz	2016	$1,100,000	—	$3,593,793	—	—	$705	$65,915	$4,760,413
President & Chief Merchandising Officer(8)	2015	$1,005,096	—	$1,491,000	$615,544	$1,650,000	$348	$47,704	$4,809,692
	2014	$267,885	$712,500	$3,214,040	$248,659	—	$7	$6,187	$4,449,278
Joanne C. Crevoiserat	2016	$800,000	—	$1,844,999	—	—	$5,295	$98,611	$2,748,905
Executive Vice President — Finance and Chief Financial Officer (Interim Principal Executive Officer from June 13, 2016 to January 31, 2017)(9)	2015	$767,019	—	$801,400	$492,432	$650,000	$1,300	$56,064	$2,768,215
	2014	$522,500	$450,000	$2,783,208	$1,229,400	—	$159	$32,958	$5,018,225

Kristin Scott	2016	$360,577	—	$1,609,032	—	—	$17	$10,806	$1,980,432
Brand President — Hollister(10)
Stacia Andersen	2016	$461,539	$100,000	$1,758,515	—	—	$32	$26,238	$2,346,324
Brand President — Abercrombie & Fitch/abercrombie kids(11)
Diane Chang	2016	$995,000	—	$1,578,660	—	—	$31,951	$128,306	$2,733,918
Executive Vice President — Sourcing(12)	2015	$995,000	—	$801,400	$492,432	$850,000	$37,917	$120,931	$3,297,680
	2014	$995,000	—	$1,340,180	$504,000	—	$34,446	$97,562	$2,971,188
Jonathan E. Ramsden	2016	$394,173	—	$2,567,004	—	—	$12,824	$80,303	$3,054,304
Chief Operating Officer (Interim Principal Executive Officer from December 8, 2014 to June 12, 2016)(13)	2015	$995,000	—	$3,412,105	$615,544	$1,000,000	$13,725	$119,895	$6,156,269
	2014	$962,693	—	$1,425,644	$576,000	—	$12,103	$116,155	$3,092,595

(1)	The amount included for Stacia Andersen in Fiscal 2016 reflects a relocation bonus payment of $100,000.

(2)

The amounts included in the “Stock Awards” column represent the grant date fair value related to PSAs and RSUs granted to the NEOs, computed in accordance with GAAP. The actual number of PSAs and RSUs granted in Fiscal 2016 is shown in the “Fiscal 2016 Grants of Plan-Based Awards” table on page 82 of this Proxy Statement. Pursuant to applicable SEC Rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The maximum grant date fair value related to the PSAs (the NEOs can earn from 0% to 200% of target) was as follows: (a) Fran Horowitz — $3,823,642; (b) Joanne C. Crevoiserat — $1,911,855; (c) Kristin Scott — $928,061; (d) Stacia Andersen — $1,061,800; (e) Diane Chang — $1,638,723; and (f) Jonathan E. Ramsden — $2,731,183. The PSAs and RSUs that were granted to the NEOs will only deliver monetary value if the performance-based criteria to which they are subject are achieved. For a discussion of valuation assumptions, see “Note 13. SHARE-BASED COMPENSATION” of the Notes to Consolidated Financial Statements included in “ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of the Company’s Fiscal 2016 Form 10-K.

(3)

The amounts included in the “Option Awards and SARs” column represent the grant date fair value related to SARs granted to the NEOs, in Fiscal 2015 and Fiscal 2014, computed in accordance with GAAP. The SARs that were granted to the NEOs will only deliver monetary value if the price of the Company’s Common Stock increases beyond the grant price after the awards vest. For a discussion of valuation assumptions, see “Note 13. SHARE-BASED COMPENSATION” of the Notes to Consolidated Financial Statements included in “ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of the Company’s Fiscal 2016 Form 10-K. Pursuant to applicable SEC Rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The amounts shown do not necessarily reflect the actual value received or to be received by the NEOs.

(4)

For Fiscal 2016, none of the NEOs earned performance-based incentive cash compensation. For Fiscal 2015, all NEOs who were active as of the payout date earned performance-based incentive cash compensation, and their payments were as follows: (a) Fran Horowitz — $1,650,000; (b) Joanne C. Crevoiserat — $650,000; (c) Diane Chang — $850,000; and (d) Jonathan E. Ramsden — $1,000,000. For Fiscal 2014, none of the NEOs earned performance-based incentive cash compensation.

(5)

The amounts shown in this column for Fiscal 2016, Fiscal 2015 and Fiscal 2014 represent the above-market earnings on the NEOs’ respective Nonqualified Savings and Supplemental Retirement Plan balances. Above market-earnings is defined as earnings in excess of 120% of the monthly applicable federal long-term rate (APR). The APR for January 2017 was 3.26%.

(6)	The amounts shown in this column reflect All Other Compensation which included the following for Fiscal 2016:

All Other Compensation Table

Name	Company Contributions to 401(k) Plan(a)	Company Contributions to Nonqualified Savings and Supplemental Retirement Plan(b)	Life and Long-Term Disability Insurance Premiums Paid(c)	Relocation Expenses(d)	Total
Fran Horowitz	$13,709	$33,000	$19,206	$—	$65,915
Joanne C Crevoiserat	$11,604	$79,050	$7,957	$—	$98,611
Kristin Scott	$—	$9,519	$1,287	$—	$10,806
Stacia Andersen	$—	$12,115	$1,895	$12,228	$26,238
Diane Chang	$17,661	$92,615	$18,030	$—	$128,306
Jonathan E. Ramsden	$13,949	$63,362	$2,992	$—	$80,303

(a)	For each NEO, the amount shown in this column represents the aggregate amount of Company matching contributions to her or his accounts under the Company’s 401(k) Plan during Fiscal 2016.

(b)

For each NEO, the amount shown in this column represents the aggregate amount of Company matching and supplemental contributions to her or his accounts under the Company’s Nonqualified Savings and Supplemental Retirement Plan during Fiscal 2016.

(c)	For each NEO, the amount shown in this column represents life and long-term disability insurance premiums paid for by the Company during Fiscal 2016.

(d)	For Ms. Andersen, the amount shown in this column represents the total amount of relocation expenses incurred by the Company on behalf of the Ms. Andersen for Fiscal 2016.

(7)	The amounts shown in this column for each fiscal year may differ from the sum of the amounts shown in the other columns for such fiscal year due to the rounding convention used.

(8)	On February 1, 2017, Ms. Horowitz was elected as Chief Executive Officer of the Company.

(9)

On February 1, 2017, Ms. Crevoiserat was elected as Chief Operating Officer of the Company and continues to hold her positions as Executive Vice President and Chief Financial Officer of the Company. Ms. Crevoiserat served as Interim Principal Executive Officer from June 13, 2016 to January 31, 2017.

(10)	On August 30, 2016, Ms. Scott began employment with the Company as Brand President — Hollister. As a result, the table shows information for Ms. Scott for Fiscal 2016 only.

(11)	On June 16, 2016, Ms. Andersen began employment with the Company as Brand President — A&F/kids. As a result, the table shows information for Ms. Andersen for Fiscal 2016 only.

(12)

Prior to January 29, 2017, Ms. Chang served as Executive Vice President — Sourcing of the Company. From January 29, 2017 through June 23, 2017, she will be employed by the Company in a part-time capacity until she retires effective June 24, 2017.

(13)	On June 15, 2016, Mr. Ramsden voluntarily resigned from his employment with the Company. Mr. Ramsden served as Interim Principal Executive Officer from December 8, 2014 to June 12, 2016.

Grants of Plan-Based Awards

The following table sets forth information regarding cash and stock-based incentive awards granted to the NEOs during Fiscal 2016.

Fiscal 2016 Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards					All Other Stock Awards: Number of Shares of Stock or Units	All Other Option/ SAR Awards: Number of Securities Underlying Options/ SARs(2)	Exercise or Base Price of Option/ SAR Awards	Grant Date Fair Value per Share of Stock Awards and Option/ SAR Awards	Grant Date Fair Value of Stock Awards and Option/ SAR Awards(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
Fran Horowitz	Fiscal 2016	$0	$1,485,000	$2,970,000
	3/22/2016					56,613	(4)						$29.71	$1,681,972
	3/22/2016				0(5)	56,613	(5)	113,226	(5)				$33.77	$1,911,821
Joanne C. Crevoiserat	Fiscal 2016	$0	$680,000	$1,360,000
	3/22/2016					29,925	(4)						$29.71	$889,072
	3/22/2016				0(5)	28,307	(5)	56,614	(5)				$33.77	$955,927
Kristin Scott	Fiscal 2016	$0	$750,000	$1,500,000
	8/30/2016					69,310	(6)						$16.52	$1,145,001
	8/30/2016				0(7)	34,655	(7)	69,310	(7)				$13.39	$464,030
Stacia Andersen	Fiscal 2016	$0	$750,000	$1,500,000
	6/16/2016					72,726	(6)						$16.88	$1,227,615
	6/16/2016				0(7)	36,363	(7)	72,726	(7)				$14.60	$530,900
Diane Chang	Fiscal 2016	$0	$945,250	$1,890,500
	3/22/2016					25,557	(4)						$29.71	$759,298
	3/22/2016				0(5)	24,263	(5)	48,526	(5)				$33.77	$819,362
Jonathan E. Ramsden	Fiscal 2016	$0	$945,250	$1,890,500
	3/22/2016					40,438	(4)						$29.71	$1,201,413
	3/22/2016				0(5)	40,438	(5)	80,876	(5)				$33.77	$1,365,591

(1)

These columns show the potential cash payouts under the Company’s Incentive Plan for Fiscal 2016. These estimated future payments reflect the full annualized amounts. Refer to the discussion beginning at page 65 of this Proxy Statement for the performance metrics related to the incentive compensation program for Fiscal 2016. If threshold performance criteria were not satisfied, then the payouts for all associates, including the NEOs, would be zero. No cash incentive payments were made for Fiscal 2016, reflecting that the Company’s financial performance was below the threshold performance level.

(2)	There were no options or SARs granted in Fiscal 2016 to the Company’s NEOs.

(3)

Represents the grant date fair value of the RSU or PSA award, as appropriate, determined in accordance with GAAP. The grant date fair values for RSU and performance-based PSA awards are calculated using the closing price of Common Stock on the grant date adjusted for anticipated dividend payments during the vesting period. The grant date fair values for market-based PSA awards are calculated using a Monte Carlo simulation.

(4)

Represents RSUs granted in Fiscal 2016 under the Company’s 2007 LTIP that will vest in four equal annual installments, beginning in March 2017, contingent upon the Company reporting at least $1.00 of GAAP net income at the end of the fiscal year immediately preceding the date the tranche vests. The NEO has the opportunity to earn back one or more installments of the award if the cumulative performance hurdles are met in a subsequent year.

(5)

Represents the threshold, target and maximum number of PSAs granted under the 2007 LTIP, which could be earned depending upon the Company’s achievement against the three-year performance metrics of Relative TSR vs. the S&P Retail Select Industry Index and ROIC.

(6)

Represents RSUs granted in Fiscal 2016 under the Company’s 2016 Associates LTIP that will vest in four equal annual installments, beginning in March 2017, contingent upon the Company reporting at least $1.00 of GAAP net income at the end of the fiscal year immediately preceding the date the tranche vests. The NEO has the opportunity to earn back one or more installments of the award if the cumulative performance hurdles are met in a subsequent year.

(7)

Represents the threshold, target and maximum number of PSAs granted under the 2016 Associates LTIP, which could be earned depending upon the Company’s achievement against the three-year performance metrics of Relative TSR vs. the S&P Retail Select Industry Index and ROIC.

Outstanding Equity Awards

The following table sets forth information regarding the outstanding equity awards held by the NEOs at the end of Fiscal 2016.

Outstanding Equity Awards at Fiscal 2016 Year-End

	Option/SAR Awards						Stock Awards
Name	Option/ SAR Grant Date	Number of Securities Underlying Unexercised Options/SARs Exercisable	Number of Securities Underlying Unexercised Options/SARs Unexercisable		Option/ SAR Exercise Price	Option/ SAR Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested(12)
Fran Horowitz	12/3/2014	12,241	12,242	(1)	$28.810	12/3/2024
							12/3/2014	52,066	(5)	$591,470
	3/24/2015	16,892	50,676	(4)	$22.460	3/24/2025
							3/24/2015				50,000	(7)	$568,000
							3/24/2015				18,750	(9)	$213,000
							3/22/2016				56,613	(10)	$643,124
							3/22/2016				56,613	(11)	$643,124
Joanne C. Crevoiserat	5/29/2014	37,500	37,500	(1)	$37.140	5/29/2024
	5/29/2014	7,500	7,500	(1)	$37.140	5/29/2024
							5/29/2014	32,500	(5)	$369,200
							5/29/2014	7,500	(5)	$85,200
	3/24/2015	13,513	40,541	(4)	$22.460	3/24/2025
							3/24/2015				20,000	(7)	$227,200
							3/24/2015				15,000	(9)	$170,400
							3/22/2016				28,307	(10)	$321,568
							3/22/2016				29,925	(11)	$339,948
Kristin Scott							8/30/2016				34,655	(10)	$393,681
							8/30/2016				69,310	(11)	$787,362
Stacia Andersen							6/16/2016				36,363	(10)	$413,084
							6/16/2016				72,726	(11)	$826,167
Diane Chang	3/5/2007	50,000	0		$73.420	3/5/2017
	3/4/2008	50,000	0		$78.650	3/4/2018
	3/23/2010	105,000	0		$44.860	3/23/2020
	3/22/2011	70,000	0		$54.870	3/22/2021
	3/20/2012	67,500	0		$52.890	3/20/2022
	3/26/2013	42,000	14,000	(2)	$45.690	3/26/2023
							3/26/2013				4,250	(6)	$48,280
	3/31/2014	17,500	17,500	(3)	$39.636	3/31/2024
							3/31/2014				7,500	(8)	$85,200
	3/24/2015	13,513	40,541	(4)	$22.460	3/24/2025
							3/24/2015				20,000	(7)	$227,200
							3/24/2015				15,000	(9)	$170,400
							3/22/2016				24,263	(10)	$275,628
							3/22/2016				25,557	(11)	$290,328
Jonathan E. Ramsden

(1)	Each of these SAR awards vests in four equal annual installments beginning on the first anniversary of the grant date, subject to the NEO’s continued employment with the Company.

(2)	Each of these SAR awards vests in four equal annual installments beginning on March 15, 2014, subject to the NEO’s continued employment with the Company.

(3)	Each of these SAR awards vests in four equal annual installments beginning on April 1, 2015, subject to the NEO’s continued employment with the Company.

(4)	Each of these SAR awards vests in four equal annual installments beginning on March 15, 2016, subject to the NEO’s continued employment with the Company.

(5)	Each of these RSU awards vests in four equal installments beginning on the first anniversary of the grant date, subject to the NEO’s continued employment with the Company.

(6)

Each of these RSU awards vests in four equal annual installments beginning on March 15, 2014, contingent upon the Company’s achievement of at least $1.00 of GAAP net income at the end of the fiscal year immediately preceding the date that the tranche vests. The NEO has the opportunity to earn back one or more installments of this award if the cumulative performance hurdles are met in a subsequent year, subject to the NEO’s continued employment with the Company.

(7)

The number shown assumes that the PSAs granted for the Fiscal 2015 to Fiscal 2017 performance period will be earned at the target number based on the Company achieving the target metrics for Relative TSR, and ROIC. No portion of these awards was earned.

(8)

Each of these RSU awards vests in four equal annual installments beginning on March 15, 2015, contingent upon the Company’s achievement of at least $1.00 of GAAP net income at the end of the fiscal year immediately preceding the date that the tranche vests. The NEO has the opportunity to earn back one or more installments of this award if the cumulative performance hurdles are met in a subsequent year, subject to the NEO’s continued employment with the Company.

(9)

Each of these RSU awards vests in four equal annual installments beginning on March 15, 2016, contingent upon the Company’s achievement of at least $1.00 of GAAP net income at the end of the fiscal year immediately preceding the date that the tranche vests. The NEO has the opportunity to earn back one or more installments of this award if the cumulative performance hurdles are met in a subsequent year, subject to the NEO’s continued employment with the Company.

(10)

The number shown assumes that the PSAs granted for the Fiscal 2016 to Fiscal 2018 performance period will be earned at the target number based on the Company achieving the target metrics for Relative TSR, and ROIC. See the “Estimated Future Payouts under Equity Incentive Plan Awards” columns of the “Fiscal 2016 Grants of Plan-Based Awards” table on page 82 of this Proxy Statement for the threshold, target and maximum number of PSAs that can be earned.

(11)

Each of these RSU awards vests in four equal annual installments beginning on March 15, 2017, contingent upon the Company’s achievement of at least $1.00 of GAAP net income at the end of the fiscal year immediately preceding the date that the tranche vests. The NEO has the opportunity to earn back one or more installments of this award if the cumulative performance hurdles are met in a subsequent year, subject to the NEO’s continued employment with the Company.

(12)	Market value represents the product of the closing price of Common Stock as of January 27, 2017 (the last business day of Fiscal 2016), which was $11.36, multiplied by the number of RSUs or PSAs.

Stock Options and Stock Appreciation Rights Exercised and Restricted Stock Units Vested

The following table provides information regarding the aggregate dollar value realized by the NEOs in connection with the vesting of RSUs during Fiscal 2016. No stock options or SARs were exercised by any of the NEOs during Fiscal 2016.

Fiscal 2016 Restricted Stock Units Vested

	Stock Awards (RSUs)
Name	Number of Shares Acquired on Vesting		Value Realized Upon Vesting
Fran Horowitz	32,283		$583,006	(1)
Joanne C. Crevoiserat	25,000		$554,100	(1)
Kristin Scott	—		—
Stacia Andersen	—		—
Diane Chang	18,375		$574,453	(1)
Jonathan E. Ramsden	64,279	(2)	$1,139,434	(1)(3)

(1)

Value realized upon the vesting of RSU awards is calculated by multiplying the number of shares of Common Stock underlying the vested portion of each RSU award by the closing price of a share of Common Stock on the vesting date.

(2)

For Mr. Ramsden, includes: (i) an aggregate of 15,875 shares of Common Stock subject to four separate RSU awards granted on March 20, 2012, March 26, 2013, May 8, 2013 and March 24, 2015, portions of which vested during Fiscal 2016; and (ii) 46,404 shares of Common Stock subject to Special Award RSUs which were distributed and 1,999.918 shares of Common Stock representing earned dividend equivalents associated with the Special Award RSUs which were distributed, the settlement of which was deferred until December 16, 2016 (the date that was six months following the date of Mr. Ramsden’s last date of employment with the Company).

(3)

The value realized on the settlement of the Special Award RSUs was the total balance of the shares of Common Stock underlying the deferred Special Award RSUs, including earned dividend equivalents, valued on the basis of the closing price of the Company’s Common Stock on the December 16, 2016 settlement date ($13.31 per share).

Nonqualified Deferred Compensation

Nonqualified Savings and Supplemental Retirement Plan

The Company maintains the Nonqualified Savings and Supplemental Retirement Plan for associates, with participants generally at management levels and above, including the NEOs. The Nonqualified Savings and Supplemental Retirement Plan allows a participant to defer up to 75% of base salary each year and up to 75% of cash payouts to be received by the participant under the Company’s Incentive Plan. The Company will match the first 3% that the participant defers on a dollar-for-dollar basis. In addition, for eligible associates who most recently began participation prior to January 1, 2014, if the participant has made the maximum pre-tax deferrals permitted under the Company’s 401(k) Plan, which was $18,000 in calendar 2016, the Company will make an additional matching contribution equal to 3% of the amount by which the participant’s base salary and cash payouts to be received under the Company’s Incentive Plan (after reduction by the participant’s deferral) exceed the annual maximum compensation limits imposed on the Company’s 401(k) Plan (the “IRS Compensation Limit”), which was $265,000 in calendar 2016. This additional matching contribution is not available for associates who most recently commenced participation on or after January 1, 2014.

In calendar year 2016, the Company also made discretionary retirement contributions for participants who most recently began participation prior to January 1, 2014, in an amount equal to (a) the retirement contribution the participant would have received under the Company’s 401(k) Plan based on the participant’s gross compensation for purposes of the Company’s 401(k) Plan (before reduction for deferrals) reduced by (b) the participant’s actual retirement contribution under the Company’s 401(k) Plan for any calendar year. The discretionary retirement contribution was eliminated effective January 1, 2014 for associates who most recently commenced participation on or after January 1, 2014, and was eliminated effective January 1, 2016 for associates who most recently commenced participation prior to January 1, 2014.

The Nonqualified Savings and Supplemental Retirement Plan allows for a variable earnings rate on participant account balances as determined by the committee which administers the Nonqualified Savings and Supplemental Retirement Plan. The earnings rate for all account balances was fixed at 4% per annum for Fiscal 2016. Participants are 100% vested in their deferred contributions, and earnings on those contributions, at all times. Participants who most recently began participation prior to January 1, 2014 become vested in Company bi-weekly matching contributions and earnings on those matching contributions ratably over a five-year period from date of hire. Participants who most recently began participation on or after January 1, 2014 become vested in Company bi-weekly matching contributions and earnings on those matching contributions after five years of service (i.e., there is a five-year cliff vesting period).

The following table provides information regarding the participation by the NEOs in the portion of the Nonqualified Savings and Supplemental Retirement Plan providing for participant deferral contributions and Company matching contributions, for Fiscal 2016.

Nonqualified Deferred Compensation for Fiscal 2016 — Executive Contributions and

Company Matching Contributions

Name	Executive Contributions in Fiscal 2016(1)	Company Contributions in Fiscal 2016(2)	Aggregate Earnings in Fiscal 2016(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance as of January 28, 2017(4)
Fran Horowitz	$33,000	$33,000	$3,809	$—	$143,253
Joanne C. Crevoiserat	$647,500	$79,050	$28,621	$—	$965,538
Kristin Scott	$9,519	$9,519	$94	$—	$19,132
Stacia Andersen	$12,115	$12,115	$173	$—	$24,404
Diane Chang	$55,350	$92,615	$115,612	$—	$3,273,019
Jonathan E. Ramsden	$41,825	$63,362	$61,870	$1,665,910	$—

(1)

The amounts shown in this column reflect the base salary payments for Fiscal 2016 which were deferred by each NEO. No Incentive Plan cash payouts were made to any of the NEOs for Fiscal 2016 and, thus, none could be subject to deferral. All amounts in this column are included in the “Salary” column totals for Fiscal 2016 reported in the “Fiscal 2016 Summary Compensation Table” on page 80 of this Proxy Statement.

(2)

The amounts shown in this column reflect the aggregate Company contributions which accrued during Fiscal 2016 and were credited to the NEOs’ respective accounts in Fiscal 2016 and Fiscal 2017. The total is comprised of the following: (a) matching contributions with respect to each NEO’s deferrals of base salary compensation for Fiscal 2016; (b) a make-up match that was equal to the match that would have been made to the Company’s 401(k) Plan had the dollars deferred to the Nonqualified Savings and Supplemental Retirement Plan not directly reduced the NEO’s eligible 401(k) compensation; and (c) if the NEO maximized the deferral to the Company’s 401(k) Plan and deferred at least 3% of base salary to the Nonqualified Savings and Supplemental Retirement Plan, at the end of the year, the Company made an additional Company contribution equal to 3% on any eligible compensation above the IRS Compensation Limit. These amounts are included in the “All Other Compensation” column totals for Fiscal 2016 reported in the “Fiscal 2016 Summary Compensation Table” on page 80 of this Proxy Statement.

(3)

Nonqualified deferred compensation balances earn fixed rates of interest. The rate for all account balances was fixed at 4% per annum for Fiscal 2016. The portion of the Fiscal 2016 earnings with respect to amounts credited to the NEOs’ accounts under the Nonqualified Savings and Supplemental Retirement Plan as a result of their deferral contributions and Company matching contributions (which were made in Fiscal 2016 and prior fiscal years) which are above-market for purposes of the applicable SEC Rules are included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column totals for Fiscal 2016 reported in the “Fiscal 2016 Summary Compensation Table” on page 80 of this Proxy Statement. These amounts are included as part of the aggregate earnings reported in this “Aggregate Earnings in Fiscal 2016” column for: (a) Ms. Horowitz — $705; (b) Ms. Crevoiserat — $5,295; (c) Ms. Scott — $17; (d) Ms. Andersen — $32; (e) Ms. Chang — $21,388; and (f) Mr. Ramsden — $11,446.

(4)

These amounts are as of January 28, 2017 and do not take into account the amounts in the “Company Contributions in Fiscal 2016” column in the table above that were accrued during Fiscal 2016 but were credited to the NEOs’ respective accounts in Fiscal 2017. The following amounts are included in the balance as of January 28, 2017 and previously were reported as compensation to the listed officers in the Summary Compensation Tables for Fiscal 2006 through Fiscal 2015 (except for Mr. Ramsden, who was not a listed officer until Fiscal 2008; Ms. Crevoiserat and Ms. Horowitz, who were not listed officers until Fiscal 2014, and Ms. Scott and Ms. Andersen who were not listed officers until Fiscal 2016): (a) Ms. Horowitz — $69,954; (b) Ms. Crevoiserat — $86,464; (c) Ms. Chang — $1,006,817; and (d) Mr. Ramsden — $501,084.

Under the Nonqualified Savings and Supplemental Retirement Plan, the Company also made an annual retirement contribution, for participants who most recently began participation prior to January 1, 2014, in respect of Fiscal 2016 equal to 2% of the amount by which the associate’s base salary and cash payouts to be received under the Company’s Incentive Plan exceed the IRS Compensation Limit, which was $265,000 for calendar 2016. There is a one-year wait period following commencement of employment before these Company retirement contributions begin, with the first retirement contribution then made by the Company at the end of the second year of employment. Participants become vested in Company retirement contributions and earnings on those retirement contributions ratably over a five-year period.

The following table provides information concerning the participation by Diane Chang and Jonathan E. Ramsden in the portion of the Nonqualified Savings and Supplemental Retirement Plan providing for Company retirement contributions, for Fiscal 2016. None of Fran Horowitz, Joanne C. Crevoiserat, Kristin Scott or Stacia Andersen was eligible to participate because they joined the Company after January 1, 2014.

Nonqualified Deferred Compensation for Fiscal 2016 — Company Supplemental

Annual Retirement Contribution

Name	Executive Contributions in Fiscal 2016 ($)	Company Contributions in Fiscal 2016 ($)(1)	Aggregate Earnings in Fiscal 2016 ($)(2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance as of January 28, 2017 ($)(3)
Fran Horowitz	$—	$—	$—	$—	$—
Joanne C. Crevoiserat	$—	$—	$—	$—	$—
Kristin Scott	$—	$—	$—	$—	$—
Stacia Andersen	$—	$—	$—	$—	$—
Diane Chang	$—	$15,365	$57,097	$—	$1,598,669
Jonathan E. Ramsden	$—	$15,365	$7,450	$205,138	$—

(1)

The amounts shown in this column reflect the Company’s retirement contributions which accrued during Fiscal 2016 and were credited to the NEOs’ respective accounts in Fiscal 2016 and Fiscal 2017. These retirement contributions are included in the “All Other Compensation” column totals for Fiscal 2016 reported in the “Fiscal 2016 Summary Compensation Table” on page 80 of this Proxy Statement.

(2)

The amounts included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column totals for Fiscal 2016 reported in the “Fiscal 2016 Summary Compensation Table” on page 80 of this Proxy Statement represent earnings in Fiscal 2016 with respect to amounts credited to the NEOs’ accounts under the Nonqualified Savings and Supplemental Retirement Plan as a result of retirement contributions (which were made in Fiscal 2016 and prior fiscal years) which are above-market for purposes of the applicable SEC Rules. These amounts are included as part of the aggregate earnings reported in the “Aggregate Earnings in Fiscal 2016” column for: (a) Ms. Chang — $10,563; and (b) Mr. Ramsden — $1,378.

(3)

These amounts are as of January 28, 2017 and do not take into account the amounts in the “Company Contributions in Fiscal 2016” column in the table above that were accrued in Fiscal 2016 but were credited to the NEOs’ respective accounts in Fiscal 2017. The following amounts are included in the balance as of January 28, 2017 and previously were reported as compensation to the listed officers in the Summary Compensation Tables for Fiscal 2006 through Fiscal 2015 (except for Mr. Ramsden, who was not a listed officer until Fiscal 2008): (a) Ms. Chang — $795,529; and (b) Mr. Ramsden — $144,053.

Payouts under the Nonqualified Savings and Supplemental Retirement Plan are based on the participant’s election at the time of deferral and may be made in a single lump sum or in annual installments over a five-year or ten-year period. If there is no distribution election on file, the payment will be made in ten annual installments. Regardless of the election on file, if the participant terminates employment with the Company before retirement, dies or becomes disabled, the benefit will be paid in a single lump sum. However, if the participant dies while receiving annual installments, the beneficiary will continue to receive the remaining installment payments. The committee which administers the Nonqualified Savings and Supplemental Retirement Plan may permit hardship withdrawals from a participant’s account under the Nonqualified Savings and Supplemental Retirement Plan in accordance with defined guidelines including the IRS definition of an unforeseeable emergency.

Participants’ rights to receive their account balances from the Company are not secured or guaranteed. However, during the third quarter of Fiscal 2006, the Company established an irrevocable rabbi trust, the purpose of which is to be a source of funds to match respective funding obligations to participants in the Nonqualified Savings and Supplemental Retirement Plan and the Supplemental Executive Retirement Plan for the Company’s former Chief Executive Officer Michael S. Jeffries.

In the event of a change in control of the Company, the Company’s Board has the authority to terminate the Nonqualified Savings and Supplemental Retirement Plan and accelerate the payment of the aggregate balance of each participant’s account.

The Nonqualified Savings and Supplemental Retirement Plan is subject to requirements affecting deferred compensation under Section 409A of the Internal Revenue Code and is being administered in compliance with the applicable regulations under Section 409A.

Deferral of Mr. Ramsden’s Special Award RSUs

Under the terms of the Ramsden Agreement, settlement of any vested Special Award RSUs, and issuance of the underlying shares of Common Stock, was deferred until the date that was six months following the date of Mr. Ramsden’s termination of employment for any reason other than his death.

Mr. Ramsden had no rights to receive dividends with respect to the shares of Common Stock subject to the Special Award RSUs prior to the vesting of the Special Award RSUs. However, Mr. Ramsden was credited with cash dividends paid on the shares of Common Stock underlying the vested portion of the Special Award RSUs at the time and equal in amount to the cash dividends actually paid with respect to those shares of Common Stock. The amount of cash dividends credited to Mr. Ramsden was then divided by the fair market value of the Company’s Common Stock; and the number of shares of Common Stock subject to the then-vested portion of the Special Award RSUs increased by the resulting number of shares of Common Stock (carried to three decimals).

The following table provides information regarding Mr. Ramsden’s vested RSUs, settlement of which was deferred until December 16, 2016:

Date on which Special Award RSUs Vested	Number of Special Award RSUs Vested	Number of Additional “Dividend Equivalent” Shares of Common Stock Subject to Vested Portion of Special Award RSUs Prior to Settlement		Aggregate Number of Shares of Common Stock Issued Upon Settlement
September 30, 2015	23,202	1,166.076		24,368.076
May 31, 2016	23,202	833.842		24,035.842

Total	46,404	1,999.918	(2)	48,403.918	(2)

(1)

Please see the “Fiscal 2016 Restricted Stock Units Vested” table on page 84 of this Proxy Statement for information concerning the value of these shares of Common Stock, which was based on the closing price of the Company’s Common Stock on the December 16, 2016 settlement date ($13.31 per share).

(2)

The number shown represents the shares of Common Stock actually issued upon settlement, with the difference from the sum of the two numbers included above in the column reflecting the rounding convention used.

Potential Payments Upon Termination or Change of Control

The following tables describe: (i) the approximate payments that would have been made to the NEOs pursuant to agreements, plans or individual award agreements in effect on January 28, 2017, the last day of Fiscal 2016, in the event of the termination of employment of these NEOs under the circumstances described below, assuming such termination took place on January 28, 2017; and (ii) the approximate payments that have been and will be made to Jonathan E. Ramsden as a result of his voluntary resignation as an associate of the Company effective June 15, 2016. The table captioned “Outstanding Equity Awards at Fiscal 2016 Year-End” beginning on page 83 of this Proxy Statement contains more information regarding the vested options and SARs held by the NEOs as of the end of Fiscal 2016.

The following tables reflect the terms of the 2015 Agreements and the 2016 Agreements since they were the executive severance agreements in effect on January 28, 2017. On February 14, 2017, the Compensation and Organization Committee approved forms of new executive severance agreements for each of Ms. Horowitz, Ms. Crevoiserat, Ms. Scott and Ms. Andersen, but, as of the date of this Proxy Statement, these new executive severance agreements have not been fully executed or become effective. The forms of new executive severance agreements approved by the Compensation and Organization Committee are described in the section captioned “Executive Severance Agreements Approved by Compensation and Organization Committee on February 14, 2017” beginning on page 95 of this Proxy Statement.

Executive Severance Agreements Entered into in 2015 and 2016

On July 7, 2015, A&F Management executed and entered into the July 2015 Agreements with Fran Horowitz, Joanne C. Crevoiserat and Jonathan E. Ramsden. Following Ms. Crevoiserat’s assumption of leadership responsibility for store operations and asset protection and sustainability, in addition to her ongoing responsibilities as Executive Vice President and Chief Financial Officer, and in order to align the benefits Ms. Crevoiserat would receive under her agreement with A&F Management with those to be received by other executive officers of the Company, Ms. Crevoiserat entered into the October 2015 Agreement with A&F Management. The terms of Ms. Crevoiserat’s October 2015 Agreement superseded the terms of her July 2015 Agreement in their entirety. In anticipation of their joining the Company, on May 20, 2016, A&F Management executed and entered into the 2016 Agreements with Kristin Scott and Stacia Andersen.

The term of the 2015 Agreements is to end on July 7, 2017, with no evergreen renewal. The term of the 2016 Agreements is to end on May 20, 2018, with no evergreen renewal. However, if a change of control (as defined in the 2015 Agreements and the 2016 Agreements) were to occur during the original term, the term of the 2015 Agreements and the term of the 2016 Agreements would extend until the later of the expiration of the original term and the expiration of the one-year period following the date of the change of control.

The 2015 Agreements and the 2016 Agreements impose various restrictive covenants on the NEOs, including non-competition, non-solicitation, non-disparagement and confidentiality covenants. The non-competition covenant prohibits each NEO from engaging in certain activities with identified competitors of the Company during the NEO’s employment and for a period of 12 months after the termination of the employment. The non-solicitation covenant prohibits each NEO from engaging in certain solicitation activities during the NEO’s employment and for a period of 24 months after the termination of the NEO’s employment. The non-disparagement covenant is in effect during the NEOs’ employment and at all times thereafter.

The discussion of the terms of the 2015 Agreements and the 2016 Agreements which follows does not include Mr. Ramsden. The consequences of his resignation from the Company are discussed separately under the section captioned “Resignation of Jonathan E. Ramsden.”

If the employment of Ms. Horowitz, Ms. Crevoiserat, Ms. Scott or Ms. Andersen were terminated during the term of the 2015 Agreement or the 2016 Agreement, as applicable, the Company would, in all cases, pay to her all accrued but unpaid compensation earned by her through the date of her termination.

Under the terms of the 2015 Agreements and the 2016 Agreements, if the employment of Ms. Horowitz, Ms. Crevoiserat, Ms. Scott or Ms. Andersen were terminated by the Company without “cause” (other than as a result of her death or disability) or by the NEO for “good reason” (each as defined in her 2015 Agreement or her 2016 Agreement, as applicable) during the term (other than during the one-year period following a change of control of the Company) and she executes Release acceptable to the Company:

•	the Company is to continue to pay her base salary in bi-weekly installments for 18 months following the termination date;

•

the Company is to pay her a pro-rata annual cash incentive based on actual performance during the applicable bonus period (as defined in her 2015 Agreement or her 2016 Agreement, as applicable) and the number of days elapsed in the applicable bonus period prior to the termination date, which payment will be at the full discretion of the Compensation and Organization Committee;

•

the Company is to reimburse her during the 18 months following the termination date for 100% of the monthly premium costs of COBRA subject to her election of such coverage and satisfaction of the additional eligibility requirements set forth in her 2015 Agreement or her 2016 Agreement, as applicable;

•

in the case of Ms. Crevoiserat and Ms. Horowitz, the Company is to pay them the additional cash amounts to which they are entitled under their respective offer letters executed when they joined the Company; and

•

the outstanding equity awards held by her are to vest (if at all) in accordance with the terms of her award agreements and, in the case of Ms. Crevoiserat and Ms. Horowitz, their respective offer letters.

Under the terms of the 2015 Agreements and the 2016 Agreements, if the employment of Ms. Horowitz, Ms. Crevoiserat, Ms. Scott or Ms. Andersen were terminated by the Company without cause or by her for good reason during the one-year period following a change of control of the Company and she executes a Release acceptable to the Company:

•	in the case of Ms. Horowitz and Ms. Crevoiserat, the Company is to continue to pay their respective base salaries in bi-weekly installments for 18 months following the termination date;

•

in the case of Ms. Scott and Ms. Andersen, the Company is to pay them a lump-sum payment, on the 60th day following the termination date, in an amount equal to 18 months of their respective base salaries in effect on the termination date;

•

the Company is to pay her a lump-sum payment (less taxes and withholdings), on the 60th day following the termination date, of an amount equal to her target bonus opportunity under the Company’s short-term cash bonus plan in which she is then eligible to participate;

•

the Company is to reimburse her during the 18 months following the termination date for 100% of the monthly premium costs of continuation coverage under COBRA, subject to her election of such coverage and satisfaction of the additional eligibility requirements set forth in her 2015 Agreement or her 2016 Agreement, as applicable; and

•	the outstanding equity awards held by her will vest (if at all) in accordance with the terms of her award agreements.

In the case of Ms. Crevoiserat and Ms. Horowitz, these change of control benefits will be provided in lieu of the amounts payable with respect to a “Change of Control” under their respective offer letters executed when they joined the Company.

Resignation of Jonathan E. Ramsden

On June 15, 2016, Jonathan E. Ramsden voluntarily resigned from his employment with the Company. Under the terms of the Ramsden Agreement, Mr. Ramsden’s resignation was treated as a voluntary resignation from the Company without good reason. As a result, under the terms of the Ramsden Agreement: (i) the

Company paid Mr. Ramsden all accrued but unpaid compensation through June 15, 2016; (ii) the second tranche of Mr. Ramsden’s Special Award RSUs vested on May 31, 2016 with respect to 23,202 RSUs and Mr. Ramsden elected to defer delivery of the underlying shares of Common Stock until December 16, 2016; (iii) the third tranche of Mr. Ramsden’s Special Award RSUs was forfeited; (iv) the other outstanding equity awards held by Mr. Ramsden would vest (if at all) in accordance with the applicable award agreements and the Ramsden Agreement; and (v) Mr. Ramsden will receive the value of his accrued benefits under the Company’s 401(k) Plan and the Company’s Nonqualified Savings and Supplemental Retirement Plan. Mr. Ramsden remains subject to the covenants under the Ramsden Agreement, including the non-competition, non-solicitation, non-disparagement and confidentiality covenants, in accordance with their terms in the Ramsden Agreement.

Retirement of Diane Chang

On November 3, 2016, the Company announced that Diane Chang, Executive Vice President — Sourcing, would retire from the Company effective June 24, 2017. Pursuant to the Chang Agreement, Ms. Chang was employed in the capacity of Executive Vice President — Sourcing through January 28, 2017. From January 29, 2017 through June 23, 2017, Ms. Chang will be employed by the Company in a part-time capacity to assist with the transition duties related to her retirement. During this transition period, she will be paid at a rate equivalent to 50% of her annualized base salary.

The Chang Agreement imposes various restrictive covenants on Ms. Chang including non-competition, non-solicitation, non-disparagement and confidentiality covenants, which remain in effect in accordance with their terms. The non-competition covenant prohibits Ms. Chang from engaging in certain activities with identified competitors of the Company through and including December 31, 2017. The non-solicitation covenant prohibits Ms. Chang from engaging in certain solicitation activities through and including December 31, 2018. Ms. Chang will receive a cash payment of $450,000 delivered in two equal installments to be paid in December 2017 and December 2018, contingent upon her satisfaction of the restrictive covenants.

Other Arrangements

If the employment of Ms. Horowitz, Ms. Crevoiserat, Ms. Scott or Ms. Andersen is terminated by reason of her disability, she will be entitled to receive any benefits available under the Company’s long-term disability plan (if any). If the employment of Ms. Horowitz, Ms. Crevoiserat, Ms. Scott or Ms. Andersen is terminated by the Company for cause, by her without good reason or by reason of her death or disability, the outstanding equity awards held by her will vest (if at all) in accordance with the terms of her award agreements.

Each of Ms. Horowitz, Ms. Crevoiserat, Ms. Scott and Ms. Andersen will receive the value of her accrued benefits under the Company’s 401(k) Plan and the Company’s Nonqualified Savings and Supplemental Retirement Plan in the event of any termination of employment (e.g., death, disability, termination by the Company with or without cause or voluntary termination by her).

In the case of an involuntary termination of employment without cause, within three months prior to or 18 months after a change of control (excluding voluntary resignation, retirement and termination due to death or disability), in addition to the benefits under the plans mentioned in the preceding paragraph, the vesting of outstanding SARs, stock options and RSUs held by the NEO would accelerate. In addition, outstanding PSAs with respect to which more than 50% of the performance period has elapsed as of the date of the change of control would be paid, on a pro-rated basis, based on the performance achieved through a date occurring within three months of the change of control, as determined by the Compensation and Organization Committee prior to the change of control. Outstanding PSAs with respect to which less than 50% of the performance period has elapsed as of the date of the change of control would be paid, on a pro-rated basis, at the target level of achievement.

Fran Horowitz

Normal Course of Business	Cash Severance		Benefits Continuation		Equity Value(5)	Retirement Plan Value(7)	Total
Voluntary Termination	$—		$—		$—	$134,897	$134,897
Death(1)	$—		$—		$2,658,717	$206,524	$2,865,241
Not for Cause	$3,150,000	(2)	$36,132	(4)	$—	$134,897	$3,321,029
Good Reason	$3,150,000	(2)	$36,132	(4)	$—	$134,897	$3,321,029
Disability	$—		$—		$2,658,717	$206,524	$2,865,241

Change of Control	Cash Severance		Benefits Continuation		Equity Value(6)	Retirement Plan Value(7)	Total
	$3,135,000	(3)	$36,132	(4)	$2,040,635	$206,524	$5,418,291

(1)

Although not shown in the above table, Ms. Horowitz also participates in the Company’s life insurance plan which is generally available to all salaried associates. The plan pays out a multiple of base salary up to a maximum of $2,000,000. Under the provisions of the life insurance plan, if Ms. Horowitz passed away, her beneficiaries would receive $2,000,000. In addition, the Company maintains an accidental death and dismemberment plan for all salaried associates. If Ms. Horowitz’s death were accidental as defined by the plan, her beneficiaries would receive an additional $2,000,000.

(2)

Under her 2015 Agreement, if the employment of Ms. Horowitz is terminated by the Company without cause or by Ms. Horowitz for good reason, the Company would be required to continue her base salary for a period of 18 months. The Company would also be required to pay Ms. Horowitz a pro-rated bonus based on actual performance in the year of termination, subject to the discretion of the Compensation and Organization Committee. In addition, the Company would be required to pay Ms. Horowitz an additional cash amount of $1,500,000 in lieu of all outstanding unvested equity replacement grants as provided for under the terms of the offer letter executed when she joined the Company, which right to payment continues in effect under her 2015 Agreement.

(3)

Under her 2015 Agreement, if the employment of Ms. Horowitz is terminated by the Company without cause or by Ms. Horowitz for good reason, during the one-year period following a change of control, subject to Ms. Horowitz executing a Release, the Company would be required to continue Ms. Horowitz’s base salary for a period of 18 months. The Company would also be required to pay Ms. Horowitz a lump-sum payment equal to Ms. Horowitz’s target bonus opportunity under the Company’s short-term cash bonus plan.

(4)

Under her 2015 Agreement, the Company would be required to continue Ms. Horowitz’s medical, dental and other associate welfare benefits for a time period of 18 months, subject to her election of such coverage and the additional eligibility requirements set forth in her 2015 Agreement.

(5)

The value of Ms. Horowitz’s equity holdings is calculated as $2,658,717 and relates to unvested RSUs, unearned PSAs and unvested SARs at January 28, 2017. This $2,658,717 is the sum of: (a) the number of unvested RSUs multiplied by $11.36 (the market price of the Company’s Common Stock as of January 27, 2017 (the last business day of Fiscal 2016)) plus (b) the number of unearned target PSAs multiplied by $11.36 (the market price of the Company’s Common Stock as of January 27, 2017 (the last business day of Fiscal 2016)) plus (c) the in-the-money value of the unvested SARs on January 27, 2017 (the last business day of Fiscal 2016). None of the vested equity awards at the end of Fiscal 2016 were in the money.

(6)

The value of Ms. Horowitz’s equity holdings is calculated as $2,040,635 and relates to unvested RSUs, unearned PSAs and unvested SARs at January 28, 2017. This $2,040,635 is the sum of: (a) the number of unvested RSUs multiplied by $11.36 (the market price of the Company’s Common Stock as of January 27, 2017 (the last business day of Fiscal 2016)) plus (b) the number of pro-rated unearned target PSAs multiplied by $11.36 (the market price of the Company’s Common Stock as of January 27, 2017 (the last business day of Fiscal 2016)) plus (c) the in-the-money value of the unvested SARs on January 27, 2017 (the last business day of Fiscal 2016). None of the vested equity awards at the end of Fiscal 2016 were in the money. The value shown in the above table assumes that all unvested RSUs vest in connection with a change of control.

(7)	Represents the present value of the vested accumulated retirement benefits under the Company’s 401(k) Plan and the Company’s Nonqualified Savings and Supplemental Retirement Plan.

Joanne C. Crevoiserat

Normal Course of Business	Cash Severance		Benefits Continuation		Equity Value(5)	Retirement Plan Value(7)	Total
Voluntary Termination	$—		$—		$—	$967,059	$967,059
Death(1)	$—		$—		$1,513,516	$1,050,353	$2,563,869
Not for Cause	$3,200,000	(2)	$35,998	(4)	$—	$967,059	$4,203,057
Good Reason	$3,200,000	(2)	$35,998	(4)	$—	$967,059	$4,203,057
Disability	$—		$—		$1,513,516	$1,050,353	$2,563,869

Change of Control	Cash Severance		Benefits Continuation		Equity Value(6)	Retirement Plan Value(7)	Total
	$1,880,000	(3)	$35,998	(4)	$1,223,404	$1,050,353	$4,189,755

(1)

Although not shown in the above table, Ms. Crevoiserat also participates in the Company’s life insurance plan which is generally available to all salaried associates. The plan pays out a multiple of base salary up to a maximum of $2,000,000. Under the provisions of the life insurance plan, if Ms. Crevoiserat passed away, her beneficiaries would receive $2,000,000. In addition, the Company maintains an accidental death and dismemberment plan for all salaried associates. If Ms. Crevoiserat’s death were accidental as defined by the plan, her beneficiaries would receive an additional $2,000,000.

(2)

Under her 2015 Agreement, if the employment of Ms. Crevoiserat is terminated by the Company without cause or by Ms. Crevoiserat for good reason, the Company would be required to continue her base salary for a period of 18 months. The Company would also be required to pay Ms. Crevoiserat a pro-rated bonus based on actual performance in the year of termination, subject to the discretion of the Compensation and Organization Committee. In addition, the Company would be required to pay Ms. Crevoiserat an additional cash amount of $2,000,000 in lieu of all outstanding unvested equity replacement grants as provided for under the offer letter executed when she joined the Company, which right to payment continues in effect under her 2015 Agreement.

(3)

Under her 2015 Agreement, if the employment of Ms. Crevoiserat is terminated by the Company without cause or by Ms. Crevoiserat for good reason, during the one-year period following a change of control, subject to Ms. Crevoiserat executing a Release, the Company would be required to continue Ms. Crevoiserat’s base salary for a period of 18 months. The Company would also be required to pay Ms. Crevoiserat a lump-sum payment equal to Ms. Crevoiserat’s target bonus opportunity under the Company’s short-term cash bonus plan.

(4)

Under her 2015 Agreement, the Company would be required to continue Ms. Crevoiserat’s medical, dental and other associate welfare benefits for a time period of 18 months, subject to her election of such coverage and the additional requirements set forth in her 2015 Agreement.

(5)

The value of Ms. Crevoiserat’s equity holdings is calculated as $1,513,516 and relates to unvested RSUs, unearned PSAs and unvested SARs at January 28, 2017. This $1,513,516 is the sum of: (a) the number of unvested RSUs multiplied by $11.36 (the market price of the Company’s Common Stock as of January 27, 2017 (the last business day of Fiscal 2016)) plus (b) the number of unearned target PSAs multiplied by $11.36 (the market price of the Company’s Common Stock as of January 27, 2017 (the last business day of Fiscal 2016)) plus (c) the in-the-money value of the unvested SARs on January 27, 2017 (the last business day of Fiscal 2016). None of the vested equity awards at the end of Fiscal 2016 were in the money.

(6)

The value of Ms. Crevoiserat’s equity holdings is calculated as $1,223,404 and relates to unvested RSUs, unearned PSAs and unvested SARs at January 28, 2017. This $1,223,404 is the sum of: (a) the number of unvested RSUs multiplied by $11.36 (the market price of the Company’s Common Stock as of January 27, 2017 (the last business day of Fiscal 2016)) plus (b) the number of pro-rated unearned target PSAs multiplied by $11.36 (the market price of the Company’s Common Stock as of January 27, 2017 (the last business day of Fiscal 2016)) plus (c) the in-the-money value of the unvested SARs on January 27, 2017 (the last business day of Fiscal 2016). None of the vested equity awards at the end of Fiscal 2016 were in the money. The value shown in the above table assumes that all unvested RSUs vest in connection with a change of control.

(7)	Represents the present value of the vested accumulated retirement benefits under the Company’s 401(k) Plan and the Company’s Nonqualified Savings and Supplemental Retirement Plan.

Kristin Scott

Normal Course of Business	Cash Severance		Benefits Continuation		Equity Value(5)	Retirement Plan Value(7)	Total
Voluntary Termination	$—		$—		$—	$9,566	$9,566
Death(1)	$—		$—		$1,181,042	$19,132	$1,200,174
Not for Cause	$1,125,000	(2)	$27,128	(4)	$—	$9,566	$1,161,694
Good Reason	$1,125,000	(2)	$27,128	(4)	$—	$9,566	$1,161,694
Disability	$—		$—		$1,181,042	$19,132	$1,200,174

Change of Control	Cash Severance		Benefits Continuation		Equity Value(6)	Retirement Plan Value(7)	Total
	$1,875,000	(3)	$27,128	(4)	$918,589	$19,132	$2,839,849

(1)

Although not shown in the above table, Ms. Scott also participates in the Company’s life insurance plan which is generally available to all salaried associates. The plan pays out a multiple of base salary up to a maximum of $2,000,000. Under the provisions of the life insurance plan, if Ms. Scott passed away, her beneficiaries would receive $2,000,000. In addition, the Company maintains an accidental death and dismemberment plan for all salaried associates. If Ms. Scott’s death were accidental as defined by the plan, her beneficiaries would receive an additional $2,000,000.

(2)

Under her 2016 Agreement, if the employment of Ms. Scott is terminated by the Company without cause or by Ms. Scott for good reason, the Company would be required to continue her base salary for a period of 18 months. The Company would also be required to pay Ms. Scott a pro-rated bonus based on actual performance in the year of termination, subject to the discretion of the Compensation and Organization Committee.

(3)

Under her 2016 Agreement, if the employment of Ms. Scott is terminated by the Company without cause or by Ms. Scott for good reason, during the one-year period following a change of control, subject to Ms. Scott executing a Release, the Company would be required to pay Ms. Scott a lump-sum payment equal to 18 months of her base salary. The Company would also be required to pay Ms. Scott a lump-sum payment equal to Ms. Scott’s target bonus opportunity under the Company’s short-term cash bonus plan.

(4)

Under her 2016 Agreement, the Company would be required to continue Ms. Scott’s medical, dental and other associate welfare benefits for a time period of 18 months, subject to her election of such coverage and the additional requirements set forth in her 2016 Agreement.

(5)

The value of Ms. Scott’s equity holdings is calculated as $1,181,042 and relates to unvested RSUs and unearned PSAs at January 28, 2017. This $1,181,042 is the sum of: (a) the number of unvested RSUs multiplied by $11.36 (the market price of the Company’s Common Stock as of January 27, 2017 (the last business day of Fiscal 2016)) plus (b) the number of unearned target PSAs multiplied by $11.36 (the market price of the Company’s Common Stock on January 27, 2017 (the last business day of Fiscal 2016)).

(6)

The value of Ms. Scott’s equity holdings is calculated as $918,589 and relates to unvested RSUs and unearned PSAs at January 28, 2017. This $918,589 is the sum of: (a) the number of unvested RSUs multiplied by $11.36 (the market price of the Company’s Common Stock as of January 27, 2017 (the last business day of Fiscal 2016)) plus (b) the number of pro-rated unearned target PSAs multiplied by $11.36 (the market price of the Company’s Common Stock as of January 27, 2017 (the last business day of Fiscal 2016)). The value shown in the above table assumes that all unvested RSUs vest in connection with a change of control.

(7)	Represents the present value of the vested accumulated retirement benefits under the Company’s 401(k) Plan and the Company’s Nonqualified Savings and Supplemental Retirement Plan.

Stacia Andersen

Normal Course of Business	Cash Severance		Benefits Continuation		Equity Value(5)	Retirement Plan Value(7)	Total
Voluntary Termination	$—		$—		$—	$15,306	$15,306
Death(1)	$—		$—		$1,239,251	$27,508	$1,266,759
Not for Cause	$1,125,000	(2)	$16,899	(4)	$—	$15,306	$1,157,205
Good Reason	$1,125,000	(2)	$16,899	(4)	$—	$15,306	$1,157,205
Disability	$—		$—		$1,239,251	$27,508	$1,266,759

Change of Control	Cash Severance		Benefits Continuation		Equity Value(6)	Retirement Plan Value(7)	Total
	$1,875,000	(3)	$16,899	(4)	$963,862	$27,508	$2,883,269

(1)

Although not shown in the above table, Ms. Andersen also participates in the Company’s life insurance plan which is generally available to all salaried associates. The plan pays out a multiple of base salary up to a maximum of $2,000,000. Under the provisions of the life insurance plan, if Ms. Andersen passed away, her beneficiaries would receive $2,000,000. In addition, the Company maintains an accidental death and dismemberment plan for all salaried associates. If Ms. Andersen’s death were accidental as defined by the plan, her beneficiaries would receive an additional $2,000,000.

(2)

Under her 2016 Agreement, if the employment of Ms. Andersen is terminated by the Company without cause or by Ms. Andersen for good reason, the Company would be required to continue her base salary for a period of 18 months. The Company would also be required to pay Ms. Andersen a pro-rated bonus based on actual performance in the year of termination, subject to the discretion of the Compensation and Organization Committee.

(3)

Under her 2016 Agreement, if the employment of Ms. Andersen is terminated by the Company without cause or by Ms. Andersen for good reason, during the one-year period following a change of control, subject to Ms. Andersen executing a Release, the Company would be required to pay Ms. Andersen a lump-sum payment equal to 18 months of her base salary. The Company would also be required to pay Ms. Andersen a lump-sum payment equal to Ms. Andersen’s target bonus opportunity under the Company’s short-term cash bonus plan.

(4)

Under her 2016 Agreement, the Company would be required to continue Ms. Andersen’s medical, dental and other associate welfare benefits for a time period of 18 months, subject to her election of such coverage and the additional requirements set forth in her 2016 Agreement.

(5)

The value of Ms. Andersen’s equity holdings is calculated as $1,239,251 and relates to unvested RSUs and unearned PSAs at January 28, 2017. This $1,239,251 is the sum of: (a) the number of unvested RSUs multiplied by $11.36 (the market price of the Company’s Common Stock as of January 27, 2017 (the last business day of Fiscal 2016)) plus (b) the number of unearned target PSAs multiplied by $11.36 (the market price of the Company’s Common Stock as of January 27, 2017 (the last business day of Fiscal 2016)).

(6)

The value of Ms. Andersen’s equity holdings is calculated as $963,862 and relates to unvested RSUs and unearned PSAs at January 28, 2017. This $963,862 is the sum of: (a) the number of unvested RSUs multiplied by $11.36 (the market price of the Company’s Common Stock as of January 27, 2017 (the last business day of Fiscal 2016)) plus (b) the number of pro-rated unearned target PSAs multiplied by $11.36 (the market price of the Company’s Common Stock as of January 27, 2017 (the last business day of Fiscal 2016)). The value shown in the above table assumes that all unvested RSUs vest in connection with a change of control.

(7)	Represents the present value of the vested accumulated retirement benefits under the Company’s 401(k) Plan and the Company’s Nonqualified Savings and Supplemental Retirement Plan.

Diane Chang

Normal Course of Business(1)	Cash Severance	Benefits Continuation	Equity Value(3)	Retirement Plan Value(5)	Total
Voluntary Termination	$—	$—	$—	$5,631,555	$5,631,555
Death(2)	$—	$—	$1,097,036	$5,574,459	$6,671,495
Disability	$—	$—	$1,097,036	$5,574,459	$6,671,495

Change of Control	Cash Severance	Benefits Continuation	Equity Value(4)	Retirement Plan Value(5)	Total
	$—	$—	$837,551	$5,631,555	$6,469,106

(1)

Although not shown in the above table, under the terms of the Chang Agreement, if Ms. Chang satisfies the restrictive covenants imposed under the Chang Agreement, she will receive a cash payment of $450,000 delivered in two equal installments to be paid in December 2017 and December 2018.

(2)

Although not shown in the above table, Ms. Chang also participates in the Company’s life insurance plan which is generally available to all salaried associates. The plan pays out a multiple of base salary up to a maximum of $2,000,000. Under the provisions of the life insurance plan, if Ms. Chang passed away, her beneficiaries would receive $2,000,000. In addition, the Company maintains an accidental death and dismemberment plan for all salaried associates. If Ms. Chang’s death were accidental as defined by the plan, her beneficiaries would receive an additional $2,000,000.

(3)

The value of Ms. Chang’s equity holdings is calculated as $1,097,036 and relates to unvested RSUs, unearned PSAs and unvested SARs at January 28, 2017. This $1,097,036 is the sum of: (a) the number of unvested RSUs multiplied by $11.36 market price of the Company’s Common Stock as of January 27, 2017 (the last business day of Fiscal 2016)) plus (b) the number of unearned target PSAs multiplied by $11.36 (the market price of the Company’s Common Stock as of January 27, 2017 (the last business day of Fiscal 2016)) plus (c) the in-the-money value of the unvested SARs on January 27, 2017 (the last business day of Fiscal 2016). None of the vested equity awards at the end of Fiscal 2016 were in the money.

(4)

The value of Ms. Chang’s equity holdings is calculated as $837,551 and relates to unvested RSUs, unearned PSAs and unvested SARs at January 28, 2017. This $837,551 is the sum of: (a) the number of unvested RSUs multiplied by $11.36 (the market price of the Company’s Common Stock as of January 27, 2017 (the last business day of Fiscal 2016)) plus (b) the number of pro-rated unearned target PSAs multiplied by $11.36 (the market price of the Company’s Common Stock as of January 27, 2017 (the last business day of

Fiscal 2016)) plus (c) the in-the-money value of the unvested SARs on January 27, 2017 (the last business day of Fiscal 2016). None of the vested equity awards at the end of Fiscal 2016 were in the money. The value shown in the above table assumes that all unvested RSUs vest in connection with a change of control.

(5)	Represents the present value of the vested accumulated retirement benefits under the Company’s 401(k) Plan and the Company’s Nonqualified Savings and Supplemental Retirement Plan.

Jonathan E. Ramsden

Normal Course of Business	Cash Severance	Benefits Continuation	Equity Value	Retirement Minimum Plan Value(1)	Total
Voluntary Termination	$—	$—	$—	$2,182,538	$2,182,538

(1)	Represents the present value of the vested accumulated retirement benefits under the Company’s 401(k) Plan and distributions from the Company’s Nonqualified Savings and Supplemental Retirement Plan.

Executive Severance Agreements Approved by Compensation and Organization Committee on February 14, 2017

On February 14, 2017, the Compensation and Organization Committee approved the forms of new executive severance agreements (the “2017 Agreements”) for a number of the Company’s executive officers, including Fran Horowitz, Joanne C. Crevoiserat, Kristin Scott and Stacia Andersen. However, as of the date of this Proxy Statement, the 2017 Agreements have not been fully executed or become effective. The 2017 Agreements would reflect an update to certain provisions of the 2015 Agreements and the 2016 Agreements and, when the 2017 Agreements become effective, they would supersede the 2015 Agreements and the 2016 Agreements. The 2017 Agreements are intended to continue to support the Company’s retention strategy and align the Company’s practices with current practices in the Company’s industry and peer group.

The 2017 Agreements would have an initial two-year term, followed by automatic renewal on an annual basis, unless otherwise determined by the Company or the NEO at least 90 days prior to the date on which the additional term would have automatically begun. However, if a change of control (as defined in the 2017 Agreements) were to occur during the original term or an additional term, the term of the 2017 Agreements would extend until the later of the expiration of the original term or the additional term, as applicable, or the 18-month anniversary of such change in control.

If the employment of Ms. Horowitz, Ms. Crevoiserat, Ms. Scott or Ms. Andersen were to be terminated during the term of her 2017 Agreement, the Company would, in all cases, pay to her all accrued but unpaid compensation earned by her through the date of her termination.

If the employment of Ms. Horowitz, Ms. Crevoiserat, Ms. Scott or Ms. Andersen were to be terminated by the Company without “cause” (as defined in the 2017 Agreements), other than as a result of her death or disability, or by her for “good reason” (as defined in the 2017 Agreements) during the term (other than during the three months prior to, or the 18 months following, a change of control of the Company) and she were to execute a release of claims acceptable to the Company:

•	the Company would continue to pay her base salary in bi-weekly installments for 18 months following the termination date;

•

the Company would pay her, at the time specified in her 2017 Agreement, a pro-rated portion of her bonus under the short-term cash bonus plan of the Company in which she would have been eligible to participate in the year of her termination date, based on actual performance during the applicable bonus period and the number of days in such bonus period that would have elapsed prior to the termination date;

•

the Company would reimburse her during the 18 months following the termination date for 100% of the monthly premium costs of continuation coverage under COBRA, subject to her election of such coverage and satisfaction of the additional eligibility requirements set forth in her 2017 Agreement;

•	in the case of Ms. Crevoiserat and Ms. Horowitz, the Company would pay them the additional cash amounts to which they would be entitled under their respective offer letters; and

•

the outstanding equity awards held by her would vest (if at all) in accordance with the terms of her award agreements and, in the case of Ms. Crevoiserat and Ms. Horowitz, their respective offer letters.

If the employment of Ms. Horowitz, Ms. Crevoiserat, Ms. Scott or Ms. Andersen were to be terminated by the Company without cause (other than as a result of her death or disability) or by her for good reason during the three months prior to, or the 18 months following, a change of control of the Company and she were to execute a release of claims acceptable to the Company:

•	in the case of Ms. Horowitz and Ms. Crevoiserat, the Company would continue to pay their respective base salaries in bi-weekly installments for 18 months following the termination date;

•

in the case of Ms. Scott and Ms. Andersen, the Company would pay them, at the time specified in their respective 2017 Agreements, a lump-sum amount equal to 18 months of their respective base salaries;

•

the Company would pay her, at the time specified in her 2017 Agreement, a lump-sum payment in an amount equal to 1.5 times her target bonus opportunity under the Company’s short-term cash bonus plan in which she would have been entitled to participate in respect of the Company’s fiscal year in which the termination date occurred;

•

the Company would reimburse her during the 18 months following the termination date for 100% of the monthly premium costs of continuation coverage under COBRA, subject to her election of such coverage and satisfaction of the additional eligibility requirements set forth in her 2017 Agreement; and

•	the outstanding equity awards held by her would vest (if at all) in accordance with the terms of her award agreements.

In the case of Ms. Crevoiserat and Ms. Horowitz, these change of control benefits would be provided in lieu of the amounts payable under their respective offer letters with respect to a “Change of Control.”

If the employment of Ms. Horowitz, Ms. Crevoiserat, Ms. Scott or Ms. Andersen were to be terminated by reason of her disability, she would be entitled to receive any benefits available under the Company’s long-term disability plan (if any). If the employment of Ms. Horowitz, Ms. Crevoiserat, Ms. Scott or Ms. Andersen were to be terminated by the Company for cause, by her without good reason or by reason of her death or disability, the outstanding equity awards held by her would vest (if at all) in accordance with the terms of her award agreements.

The 2017 Agreements would impose various restrictive covenants on the NEOs, including non-competition, non-solicitation, non-disparagement and confidentiality covenants. The non-competition covenant would prohibit the NEOs from engaging in certain activities with identified competitors of the Company during their employment and for a period of 12 months after the termination of their employment. The non-solicitation covenant would prohibit the NEOs from engaging in certain solicitation activities during their employment and for a period of 24 months after the termination of their employment.

EQUITY COMPENSATION PLANS

The Company has two primary share-based compensation plans: (i) the 2016 Directors LTIP (with 350,000 shares of the Company’s Common Stock currently authorized for issuance), under which the Company is authorized to grant stock options, SARs, restricted stock, RSUs and deferred stock awards to non-associate directors of the Company; and (ii) the 2016 Associates LTIP (with 3,500,000 shares of the Company’s Common Stock currently authorized for issuance), under which the Company is authorized to grant stock options, SARs, restricted stock, RSUs and PSAs to associates of the Company and our subsidiaries. The Company also has five other share-based compensation plans under which the Company granted stock options, SARs, RSUs and PSAs to associates of the Company and our subsidiaries and stock options and RSUs to non-associate directors of the Company in prior years: (i) the 1996 Stock Plan for Non-Associate Directors (1998 Restatement) (the “1998 Director Stock Plan”); (ii) the 2002 Stock Plan for Associates (the “2002 Associates Stock Plan”); (iii) the 2003 Stock Plan for Non-Associate Directors (the “2003 Director Stock Plan”); (iv) the 2005 LTIP; and (v) the 2007 LTIP. Since June 16, 2016, the Company has issued awards under the 2016 Associates LTIP and the 2016 Directors LTIP.

Any shares of Common Stock distributable in respect of amounts deferred by non-associate directors under the Directors’ Deferred Compensation Plan will be distributed: (i) under the 2016 Directors LTIP in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts on and after June 16, 2016; (ii) under the 2005 LTIP in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts between August 1, 2005 and June 15, 2016; (iii) under the 2003 Director Stock Plan in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts between May 22, 2003 and July 31, 2005; and (iv) under the 1998 Director Stock Plan in respect of deferred compensation allocated to the non-associate directors’ bookkeeping accounts prior to May 22, 2003.

The following table summarizes equity compensation plan information for the 1998 Director Stock Plan, the 2005 LTIP, the 2007 LTIP, the 2016 Associates LTIP and the 2016 Directors LTIP, all stockholder-approved plans, as a group and for the 2002 Associates Stock Plan and the 2003 Director Stock Plan, both non-stockholder-approved plans, as a group, in each case as of January 28, 2017:

	Equity Compensation Plan Information
Plan category	Number of shares underlying outstanding options, restricted stock units and rights(a)		Weighted-average exercise price of shares underlying outstanding options and rights(b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)(c))
Equity compensation plans approved by stockholders(1)	6,792,841	(3)	$30.26	(4)	3,358,717	(5)
Equity compensation plans not approved by stockholders(2)	39,119	(6)	$75.71	(7)	—	(8)
Total	6,831,960		$30.49		3,358,717

(1)

The 1998 Director Stock Plan was terminated as of May 22, 2003 in respect of future grants of options and issuances and distributions of shares of Common Stock other than issuances of Common Stock upon the exercise of options granted under the 1998 Director Stock Plan which remained outstanding as of May 21, 2003 and issuances and distributions of shares of Common Stock in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts under the Directors’ Deferred Compensation Plan (and dividends applied to previous deferrals) as of May 21, 2003. The 2005 LTIP was terminated as of June 15, 2015 in respect of future grants of awards and issuances and distributions of shares of Common Stock other than issuances of Common Stock upon the exercise of options and SARs and the vesting of RSUs and PSAs granted under the 2005 LTIP which remained outstanding as of June 15, 2015 and issuances and distributions of shares of Common Stock in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts under the Directors’ Deferred Compensation Plan (and dividends applied to previous deferrals) as of June 15, 2016 and distributable in the form of shares of Common Stock. The 2007 LTIP was terminated as of June 16, 2016 in respect of future grants of awards and issuances and distributions of shares of Common Stock other than issuances of Common Stock upon the exercise of options and SARs and the vesting of RSUs and PSAs granted under the 2007 LTIP which remained outstanding as of June 16, 2016.

(2)

The 2002 Associates Stock Plan and the 2003 Director Stock Plan were terminated as of June 13, 2007 in respect of future grants of awards and issuances and distributions of shares of Common Stock other than: (a) issuances of shares of Common Stock upon the exercise of options or the vesting of restricted shares granted under the 2002 Associates Stock Plan; (b) issuances of shares of Common Stock upon the exercise of options or the vesting of stock units granted under the 2003 Director Stock Plan; and (c) issuances and distributions of shares of Common Stock in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts under the Directors’ Deferred Compensation Plan (and dividends applied to previous deferrals) as of July 31, 2005 and distributable in the form of shares of Common Stock.

(3)

Represents the number of underlying shares of Common Stock associated with outstanding options, SARs, RSUs, PSAs and share equivalents under stockholder-approved plans and includes 2,164 share equivalents attributable to compensation deferred by associates and also non-associate directors participating in the Directors’ Deferred Compensation Plan (and dividends applied to previous deferrals) and distributable in the form of shares of Common Stock under the 1998 Director Stock Plan, 110,000 options granted under the 2005 LTIP, 103,816 RSUs granted under the 2005 LTIP, 52,126 PSAs granted under the 2005 LTIP, 462,983 SARs granted under the 2005

LTIP, 254,451 share equivalents attributable to compensation deferred by non-associate directors participating in the Directors’ Deferred Compensation Plan (and dividends applied to previous deferrals) and distributable in the form of shares of Common Stock under the 2005 LTIP, 43,200 options granted under the 2007 LTIP, 1,391,080 RSUs granted under the 2007 LTIP, 265,671 PSAs granted under the 2007 LTIP, 3,616,067 SARs granted under the 2007 LTIP, 233,936 RSUs granted under the 2016 Associates LTIP, 71,018 PSAs granted under the 2016 Associates LTIP and 186,329 RSUs granted under the 2016 Directors LTIP. Outstanding PSAs granted under the 2005 LTIP, the 2007 LTIP and the 2016 Associates LTIP reflect known or targeted award amounts as of January 28, 2017. Subsequent to January 28, 2017, it was determined that the threshold 2016 EBIT Margin Improvement goal, the threshold Relative TSR goal and the threshold ROE goal for PSAs granted in 2014 were not achieved and, as such, all tranches of those PSA awards were forfeited. Of the PSAs that were outstanding as of January 28, 2017, a maximum of 518,006 PSAs and 142,036 PSAs can be earned under the 2007 LTIP and the 2016 Associates LTIP, respectively.

(4)

Represents the weighted-average exercise price of options and SARs outstanding under the 2005 LTIP, the 2007 LTIP and the 2016 Associates LTIP and the weighted-average price of share equivalents attributable to compensation deferred by non-associate directors participating in the Directors’ Deferred Compensation Plan distributable in the form of shares of Common Stock under the 1998 Director Plan, the 2005 LTIP or the 2016 Directors LTIP. See note (3) above with respect to RSUs and PSAs granted under the 2005 LTIP, the 2007 LTIP, the 2016 Associates LTIP and the 2016 Directors LTIP. The weighted-average exercise price does not take these awards into account.

(5)

Represents the number of shares remaining available for future issuance under stockholder-approved equity compensation plans and is comprised of 3,195,046 shares remaining available under the 2016 Associates LTIP and 163,671 shares remaining available under the 2016 Directors LTIP.

Under the 2016 Associates LTIP and the 2016 Directors LTIP, shares available for future issuance are reduced by the number of PSAs that are expected to be earned. In addition, under the 2016 Associates LTIP and the 2016 Directors LTIP, shares available for future issuance are measured net of shares expected to be retained by the Company to cover tax withholdings upon vesting or exercise, which have been calculated using an estimated tax rate of 35%.

On a net basis, as of January 28, 2017, there were 3,301,780 shares available for future issuance under the 2016 Associates LTIP and 228,886 shares available for future issuance under the 2016 Directors LTIP.

Except as described in footnote (3) to this table, no further shares of Common Stock may be issued or distributed under the 1998 Director Stock Plan, the 2005 LTIP or the 2007 LTIP.

(6)

Represents the gross number of underlying shares of Common Stock associated with outstanding options, restricted shares and share equivalents under plans not approved by stockholders and includes 36,600 options granted under the 2002 Associates Stock Plan, 300 restricted shares granted under the 2002 Associates Stock Plan and 2,219 share equivalents attributable to compensation deferred by non-associate directors participating in the Directors’ Deferred Compensation Plan (and dividends applied to pervious deferrals) and distributable in the form of shares of Common Stock under the 2003 Director Stock Plan.

(7)

Represents the weighted-average exercise price of options outstanding under the 2002 Associates Stock Plan and the 2003 Director Stock Plan and the weighted-average price of share equivalents attributable to compensation deferred by non-associate directors participating in the Directors’ Deferred Compensation Plan distributable in the form of shares of Common Stock under the 2003 Director Stock Plan.

(8)	Except as described in footnote (6) to this table, no further shares of Common Stock may be issued or distributed under the 2002 Associates Stock Plan or the 2003 Director Stock Plan.

PROPOSAL 4 — APPROVAL OF THE AMENDMENT AND

RESTATEMENT OF THE ABERCROMBIE & FITCH CO. SHORT-TERM

CASH INCENTIVE COMPENSATION PERFORMANCE PLAN

At the Annual Meeting, the Company’s stockholders will be requested to consider and act upon a proposal to amend and restate the Abercrombie & Fitch Co. Incentive Compensation Performance Plan (the “Short-Term Cash Incentive Plan”).

On March 3, 1997, the Board adopted the Short-Term Cash Incentive Plan, subject to approval by the Company’s stockholders who in turn approved the Short-Term Cash Incentive Plan on May 20, 1997. The Short-Term Cash Incentive Plan was then re-approved by stockholders on each of May 23, 2002, June 13, 2007 and June 14, 2012. The Short-Term Cash Incentive Plan has not been amended since the approval by stockholders in 2007 and is being submitted to stockholders for re-approval solely to satisfy certain requirements under Section 162(m) of the Internal Revenue Code (“Section 162(m)”); however, there can be no guarantee that amounts payable under the Short-Term Cash Incentive Plan will be treated as qualified “performance-based compensation” under Section 162(m). For purposes of clarity, the Short-Term Cash Incentive Plan has been renamed the “Abercrombie & Fitch Co. Short-Term Cash Incentive Compensation Performance Plan.”

Pursuant to the Short-Term Cash Incentive Plan, selected key associates are eligible to participate in the Short-Term Cash Incentive Plan, including the NEOs. The purpose of the Short-Term Cash Incentive Plan is to give the Company a competitive advantage in attracting, retaining and motivating key associates and to provide the Company with the ability to provide incentive compensation that is linked to financial measures. In addition, the Short-Term Cash Incentive Plan is intended to permit the payment of bonuses that may qualify as “performance-based compensation” within the meaning of Section 162(m).

The Board believes that it is in the best interests of the Company and our stockholders for the Company to have a stockholder-approved plan under which bonuses awarded to our key associates could be designed in a manner intended to qualify as “performance-based compensation” within the meaning of Section 162(m). Accordingly, the Short-Term Cash Incentive Plan is being submitted for re-approval by stockholders. In general, under Section 162(m), in order for the Company to be able to deduct compensation in excess of $1,000,000 paid in any one year to our chief executive officer or any of our three other most highly compensated executive officers (other than our chief financial officer), such compensation must qualify as “performance-based compensation.” One of the requirements of “performance-based compensation” for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company’s stockholders at least once every five years. Stockholders last approved the material terms of the Short-Term Cash Incentive Plan at the 2012 Annual Meeting of Stockholders. For purposes of Section 162(m), the material terms include: (i) the individuals eligible to receive compensation; (ii) a description of the business criteria on which the performance goal(s) is/are based; and (iii) the maximum amount of compensation that can be paid to an individual under the performance goal(s). Each of these aspects is discussed below, and stockholder approval of this proposal is intended to constitute re-approval of each of these aspects of the Short-Term Cash Incentive Plan for purposes of the stockholder approval requirements of Section 162(m).

Summary of the Short-Term Cash Incentive Plan

The following summary of the material terms of the Short-Term Cash Incentive Plan is qualified in its entirety by reference to the complete text of the Short-Term Cash Incentive Plan, which is set forth in Appendix A to this Proxy Statement. The only change to the Short-Term Cash Incentive Plan is the change in the name of the Short-Term Cash Incentive Plan to the “Abercrombie & Fitch Co. Short-Term Cash Incentive Compensation Performance Plan.”

Administration

The Short-Term Cash Incentive Plan is administered by the Compensation and Organization Committee. The Compensation and Organization Committee has the authority to select participants in the Short-Term Cash Incentive Plan from among the Company’s key associates and to determine the performance goal(s), target amounts and other terms and conditions of awards under the Short-Term Cash Incentive Plan.

Eligibility

The Company’s associates with significant operating and financial responsibility and who are likely to be “covered employees” (within the meaning of Section 162(m)) for the relevant fiscal year, are eligible to earn seasonal or annual cash incentive compensation payments to be paid under the Short-Term Cash Incentive Plan. As of April 17, 2017, approximately 1,100 associates qualified to participate in the Short-Term Cash Incentive Plan.

Terms of Awards

Awards under the Short-Term Cash Incentive Plan will be payable upon the achievement during each performance period (which may be the Company’s Spring and Fall selling seasons or full fiscal year) of specified objectives. Annual incentive compensation targets may be established for eligible associates ranging from 5% to 150% of base salary. Associates may earn their target incentive compensation if the pre-established performance goal(s) is/are achieved. The amount of incentive compensation paid to participating associates may range from zero to double their targets, based upon the extent to which performance goal(s) is/are achieved or exceeded.

Maximum Amount of Compensation Payable Under the Short-Term Cash Incentive Plan

The maximum dollar amount payable to any participant for any fiscal year of the Company under the Short-Term Cash Incentive Plan is $5,000,000.

Objective Performance Goals

For each performance period, the Compensation and Organization Committee will select one or more of the following measures as the performance goal(s), either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Compensation and Organization Committee:

•	gross sales, net sales, or comparable store sales;

•	gross margin, cost of goods sold, mark-ups or mark-downs;

•	selling, general and administrative expenses;

•	operating income, earnings from operations, earnings before or after taxes, or earnings before or after interest, depreciation, amortization, or extraordinary or special items;

•	net income or net income per common share (basic or diluted);

•	inventory turnover or inventory shrinkage;

•	return on assets, return on investment, return on capital, or return on equity;

•	cash flow, free cash flow, cash flow return on investment, or net cash provided by operations;

•	economic profit or economic value created;

•	stock price or total stockholder return; and

•

market penetration, geographic expansion or new concept development; customer satisfaction; staffing; diversity; training and development; succession planning; employee satisfaction; acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

These factors may be adjusted by the Compensation and Organization Committee to eliminate the effects of charges for restructurings, discontinued operations and all items of gain, loss or expense determined to be unusual in nature and/or infrequent in occurrence or related to the disposal of a segment of a business, in each case as determined in accordance with GAAP or identified in the Company’s financial statements or notes to the financial statements. These performance goals may (but need not) be based on an analysis of historical performance and growth expectations for the Company, financial results of other peer retail companies included in the Company’s compensation peer group and progress toward achieving the Company’s long-range strategic plan.

Clawback

If at any time after the date on which a Short-Term Cash Incentive Plan participant has received payments under the Short-Term Cash Incentive Plan pursuant to the achievement of a performance goal, the Compensation and Organization Committee determines that the earlier determination as to the achievement of the performance goal was based on incorrect data and that in fact the performance goal had not been achieved or had been achieved to a lesser extent than originally determined and a portion of such payment would not have been paid, given the correct data, then such portion of any such payment made to the Short-Term Cash Incentive Plan participant must be repaid by such participant to the Company upon notice from the Company as provided by the Compensation and Organization Committee. The Compensation and Organization Committee will have the sole discretion to determine whether to enforce its clawback rights.

Amendments and Termination

The Board may, from time to time, alter, amend, suspend or terminate the Short-Term Cash Incentive Plan as the Board deems advisable, subject to any requirement for stockholder approval imposed by applicable law, including Section 162(m). No amendments to, or termination of, the Short-Term Cash Incentive Plan will in any way impair the rights of a participant under any award previously granted without such participant’s consent.

Plan Benefits

Future awards under the Short-Term Cash Incentive Plan will be made at the discretion of the Compensation and Organization Committee (subject to the terms of the Short-Term Cash Incentive Plan) and, accordingly, are not yet determinable. Awards made to the NEOs under the Short-Term Cash Incentive Plan in respect of Fiscal 2016 are shown in the “Fiscal 2016 Summary Compensation Table” on page 80 in the “Non-Equity Incentive Plan Compensation” column.

THE COMPENSATION AND ORGANIZATION COMMITTEE AND THE BOARD

UNANIMOUSLY RECOMMEND THAT YOU VOTE “FOR” APPROVAL OF THE

AMENDMENT AND RESTATEMENT OF THE ABERCROMBIE & FITCH CO.

SHORT-TERM CASH INCENTIVE COMPENSATION PERFORMANCE PLAN.

Required Vote

Approval of the amendment and restatement of the Short-Term Cash Incentive Plan requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Under the applicable NYSE Rules, broker non-votes will not be treated as votes cast. Abstentions will be treated as votes cast and will have the effect of a vote “AGAINST” the proposal.

PROPOSAL 5 — APPROVAL OF THE ABERCROMBIE & FITCH CO.

LONG-TERM CASH INCENTIVE COMPENSATION PERFORMANCE PLAN

At the Annual Meeting, the Company’s stockholders will be requested to consider and act upon a proposal to approve the Abercrombie & Fitch Co. Long-Term Cash Incentive Compensation Performance Plan (the “Long-Term Cash Incentive Plan”).

Pursuant to the Long-Term Cash Incentive Plan, selected key associates are eligible to participate in the Long-Term Cash Incentive Plan, including the NEOs. The purpose of the Long-Term Cash Incentive Plan is to give the Company a competitive advantage in attracting, retaining and motivating key associates and to provide the Company with the ability to provide cash incentive compensation that is linked to performance goals measured over a period of at least two years. In addition, the Long-Term Cash Incentive Plan is intended to permit the payment of long-term cash incentives that may qualify as “performance-based compensation” within the meaning of Section 162(m).

The Board believes that it is in the best interests of the Company and our stockholders for the Company to have a stockholder-approved plan under which long-term cash incentive opportunities could be designed in a manner intended to qualify as “performance-based compensation” within the meaning of Section 162(m), while providing the Company with additional flexibility in balancing the annual focus of the Short-Term Cash Incentive Plan by tying a significant portion of total cash compensation to performance achieved over multiple-year periods. The Long-Term Cash Incentive Plan would allow the Compensation and Organization Committee to consider the grant of long-term cash incentives as well as long-term equity-based incentives in determining the mix of awards which most effectively balances critical performance metrics and the Company’s objectives for the retention of key associates.

The Long-Term Cash Incentive Plan has been structured such that awards granted under the Long-Term Cash Incentive Plan can satisfy the requirements for “performance-based compensation” within the meaning of

Section 162(m). However, there can be no guarantee that amounts payable under the Long-Term Cash Incentive Plan will be treated as qualified “performance-based compensation” under Section 162(m). In general, under Section 162(m), in order for the Company to be able to deduct compensation in excess of $1,000,000 paid in any one year to the Company’s chief executive officer or any of the Company’s three other most highly compensated executive officers (other than the Company’s chief financial officer), such compensation must qualify as “performance-based compensation.” One of the requirements of “performance-based compensation” for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company’s stockholders at least once every five years. For purposes of Section 162(m), the material terms include: (i) the individuals eligible to receive compensation; (ii) a description of the business criteria on which the performance goal(s) is/are based; and (iii) the maximum amount of compensation that can be paid to an individual under the performance goal(s). Each of these aspects of the Long-Term Cash Incentive Plan is discussed below, and stockholder approval of the Long-Term Cash Incentive Plan will constitute approval of each of these aspects for purposes of the approval requirements of Section 162(m).

Summary of the Long-Term Cash Incentive Plan

The following summary of the material terms of the Long-Term Cash Incentive Plan is qualified in its entirety by reference to the complete text of the Long-Term Cash Incentive Plan, which is set forth in Appendix B to this Proxy Statement.

Administration

The Long-Term Cash Incentive Plan will be administered by the Compensation and Organization Committee. The Compensation and Organization Committee will have the authority to select participants in the Long-Term Cash Incentive Plan from among the Company’s key associates and to determine the performance goals and other terms and conditions of awards under the Long-Term Cash Incentive Plan. The Compensation and Organization Committee will have full power and authority to: (1) prescribe documents evidencing awards, and amendments thereto, as well as rules and regulations for the administration of the Long-Term Cash Incentive Plan; (2) construe and interpret the Long-Term Cash Incentive Plan and all related award agreements; and (3) make all other determinations that the Compensation and Organization Committee deems necessary or advisable for the administration of the Long-Term Cash Incentive Plan. Any action taken by the Compensation and Organization Committee with respect to the administration and interpretation of the Long-Term Cash Incentive Plan will be final, conclusive and binding on all persons interested in the Long-Term Cash Incentive Plan.

The Long-Term Cash Incentive Plan specifies the conditions under which the Compensation and Organization Committee may act through subcommittees or delegate the administration of the Long-Term Cash Incentive Plan to one or more officers or associates of the Company.

Eligibility

The Company’s associates as well as those of our subsidiaries or affiliates with significant operating and financial responsibility and who are likely to be “covered employees” (within the meaning of Section 162(m)) at the time of settlement of an award, are eligible to earn long-term cash incentive compensation payments under the Long-Term Cash Incentive Plan. As of April 17, 2017, there were approximately 1,100 associates qualified to participate in the Long-Term Cash Incentive Plan.

Terms of Awards

The Compensation and Organization Committee will determine whether the grant, issuance, vesting and/or settlement of any award (incentive opportunity) granted under the Long-Term Cash Incentive Plan will be contingent upon the achievement of pre-established performance goals satisfying the requirements of Section 162(m) or subject to performance conditions that are not intended to comply with Section 162(m). The performance period for any award granted under the Long-Term Cash Incentive Plan will be determined by the Compensation and Organization Committee but may not be less than two years.

Maximum Incentive Opportunity Under the Long-Term Cash Incentive Plan

The maximum incentive opportunity which may be awarded to any participant for any fiscal year of the Company under the Long-Term Cash Incentive Plan is $10,000,000, without regard to whether the award is intended to comply with Section 162(m).

Objective Performance Goals

For each performance period, the Compensation and Organization Committee will select one or more of the following measures as the performance goal(s) applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Compensation and Organization Committee:

•	gross sales, net sales, comparable store sales or comparable sales;

•	gross margin, cost of goods sold, mark-ups or mark-downs;

•	selling, general and administrative expenses;

•	operating income, earnings from operations, earnings before or after taxes, or earnings before or after interest, depreciation, amortization, or extraordinary or special items;

•	net income or net income per common share (basic or diluted);

•	inventory turnover or inventory shrinkage;

•	return on assets, return on investment, return on capital, or return on equity;

•	cash flow, free cash flow, cash flow return on investment, or net cash provided by operations;

•	economic profit or economic value created;

•	stock price or total stockholder return; and

•

market penetration, geographic expansion or new concept development; customer satisfaction; staffing; diversity; training and development; succession planning; associate satisfaction; acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

These factors may be adjusted by the Compensation and Organization Committee to eliminate the effects of charges for restructurings, discontinued operations and all items of gain, loss or expense determined to be unusual in nature and/or infrequent in occurrence or related to the disposal of a segment of a business, in each case as determined in accordance with GAAP or identified in the Company’s financial statements or notes to the financial statements. These factors must have a minimum performance standard below which no payments will be made, and a maximum performance standard above which no additional payments will be made. These performance goals may (but need not) be based on an analysis of historical performance and growth expectations for the Company, financial results of other peer companies included in the Company’s compensation peer group and progress toward achieving the Company’s long-range strategic plan. These performance goals and determination of results will be based entirely on objective measures.

For each performance-based award, the Compensation and Organization Committee will establish in writing the applicable performance goal(s), performance period and formula for computing the performance-based award while the outcome of the applicable performance goal(s) is substantially uncertain, but in no event later than the earlier of: (i) 90 days after the beginning of the applicable performance period; or (ii) the expiration of 25% of the applicable performance period. After the end of each performance period, the Compensation and Organization Committee will certify in writing whether the performance goal(s) and other material terms imposed on the performance-based award have been satisfied. The Compensation and Organization Committee has the authority to exercise negative discretion and reduce (but not increase) the amount of a performance-based award actually paid to a participant.

Settlement of Awards

Settlement of awards which have been earned will be paid in cash no later than the 15th day of the third month following the end of the applicable performance period. The Compensation and Organization Committee will specify the circumstances in which awards will be paid or forfeited in the event of a participant’s death, disability or retirement, in connection with a Change of Control or in connection with any other termination of employment prior to the end of a performance period or settlement of awards.

Clawback

If at any time after the date on which a Long-Term Cash Incentive Plan participant has been granted or becomes vested in an award pursuant to the achievement of a performance goal, the Compensation and Organization Committee determines that the earlier determination as to the achievement of the performance goal was based on incorrect data and that in fact the performance goal had not been achieved or had been achieved to a lesser extent than originally determined and a portion of such award would not have been granted, vested or paid, given the correct data, then (i) such portion of the award that was granted will be forfeited, (ii) such portion of the award that became vested will be deemed to not be vested and the cash paid to the Long-Term Cash Incentive Plan participant must be returned to the Company as provided by the Compensation and Organization Committee, and (iii) such portion of the award paid to the Long-Term Cash Incentive Plan participant must be repaid by the participant to the Company upon notice from the Company as provided by the Compensation and Organization Committee.

Additional Forfeiture Provisions

Unless otherwise determined by the Compensation and Organization Committee, each award granted under the Long-Term Cash Incentive Plan is subject to additional restrictions contained in the plan document. These restrictions are applicable during the time of a Long-Term Cash Incentive Plan participant’s employment by the Company or a subsidiary or affiliate of the Company, and during the one-year period following termination of the participant’s employment. These additional restrictions include: (i) a covenant that includes non-competition with the Company or any subsidiary or affiliate of the Company, as well as non-solicitation of customers, associates and suppliers of the Company or any subsidiary or affiliate of the Company; (ii) a covenant to protect any confidential or proprietary information of the Company or any subsidiary or affiliate of the Company; (iii) a covenant to cooperate with the Company or any subsidiary or affiliate of the Company with regard to any action, suit or proceeding; and (iv) a covenant not to interfere with or harm the relationship of the Company or any subsidiary or affiliate of the Company with any person who at any time was a customer or supplier of, or otherwise had a business relationship with, the Company or any subsidiary or affiliate of the Company.

To the extent that a Long-Term Cash Incentive Plan participant violates one or more of the additional restrictions described above, unless otherwise determined by the Compensation and Organization Committee, the following will apply to any award granted under the Long-Term Cash Incentive Plan:

•	Any award not then settled will be immediately forfeited and cancelled; and

•

The participant will be obligated to repay to the Company, in cash, the total amount realized by the participant upon settlement of an award that occurred within any of the timeframes described in the Long-Term Cash Incentive Plan.

Change of Control

Except as otherwise provided by the Compensation and Organization Committee in the related award agreement or at any time prior to a Change of Control (as such term is defined in the Long-Term Cash Incentive Plan), in the event of a Change of Control, the following will apply:

•

In the case of an award in which fifty percent (50%) or more of the performance period applicable to the award has elapsed as of the date of the Change of Control, the participant will be entitled to payment, vesting or settlement of such award based upon performance through a date occurring within three months prior to the date of the Change of Control, as determined by the Compensation and Organization Committee prior to the Change of Control, and pro-rated based upon the percentage of the performance period that has elapsed between the first day of the applicable performance period and the date of the Change of Control; and

•

In the case of an award in which less than fifty percent (50%) of the performance period applicable to the award has elapsed as of the date of the Change of Control, the participant will be entitled to payment, vesting or settlement of the target amount of such award, as determined by the Compensation and Organization Committee prior to the Change of Control, pro-rated based upon the percentage of the performance period that has elapsed between the first day of the applicable performance period and the date of the Change of Control.

Transferability

No award or other right or interest of a participant under the Long-Term Cash Incentive Plan may be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of the participant to any party (other than the Company or a subsidiary or affiliate of the Company), or assigned or transferred by the participant otherwise than by will or the laws of descent and distribution or to a beneficiary upon the death of the participant.

Adjustments

If any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than the Company’s Common Stock), recapitalization, forward or reverse stock split, stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Company’s Common Stock, then the Compensation and Organization Committee will, in such equitable manner as it determines, adjust the terms and conditions of, and the criteria included in, awards (including performance goals) in recognition of unusual or nonrecurring events (including events described in the preceding sentence as well as acquisitions or dispositions of businesses and assets affecting any performance conditions), or in response to changes in applicable laws, regulations or accounting principles. However, no such adjustment may be made if and to the extent that the existence of the authority to make the same would cause an award intended to qualify as “performance-based compensation” under Section 162(m) to fail to do so.

Tax Withholding and Tax Offset Payments

The Company and any subsidiary or affiliate of the Company is authorized to withhold from any award granted, any payment relating to an award under the Long-Term Cash Incentive Plan, or any payroll or other payment to a Long-Term Cash Incentive Plan participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction or event involving an award or to require a Long-Term Cash Incentive Plan participant to remit to the Company an amount in cash or other property to satisfy such withholding requirements or by taking certain other actions.

Awards to Participants Outside the United States

The Compensation and Organization Committee may modify the terms of any award under the Long-Term Cash Incentive Plan made to or held by a participant who is then resident or primarily employed outside of the United States in any manner deemed by the Compensation and Organization Committee to be necessary or appropriate in order that such award will conform to the laws, regulations and customs of the country in which the participant is then resident or primarily employed, or so that the value and other benefits of the award to the participant, as affected by foreign tax laws and other restrictions applicable as a result of the participant’s residence or employment abroad, will be comparable to the value of such an award to a participant who is resident or primarily employed in the United States. An award may be modified in a manner that is inconsistent with the express terms of the Long-Term Cash Incentive Plan, so long as such modification will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the participant whose award is modified.

Effective Date and Term

The Long-Term Cash Incentive Plan will become effective upon its approval by our stockholders. Unless earlier terminated by the Board, the authority of the Compensation and Organization Committee to make grants under the Long-Term Cash Incentive Plan will terminate on the date that is ten years after the latest date upon which stockholders of the Company have approved the Long-Term Cash Incentive Plan.

Amendments and Termination

The Board may, from time to time, alter, amend, suspend or terminate the Long-Term Cash Incentive Plan as the Board deems advisable, subject to any requirement for stockholder approval imposed by applicable law, including Section 162(m). No amendments to, or termination of, the Long-Term Cash Incentive Plan will in any way impair the rights of a participant in the Long-Term Cash Incentive Plan under any award previously granted without such participant’s consent.

Plan Benefits

Awards under the Long-Term Cash Incentive Plan will be made at the discretion of the Compensation and Organization Committee. Therefore, the associates who will become participants in the Long-Term Cash Incentive Plan in the future and the amount and nature of awards to be granted to any participant cannot be determined at this time.

THE COMPENSATION AND ORGANIZATION COMMITTEE AND THE BOARD UNANIMOUSLY

RECOMMEND THAT YOU VOTE “FOR” APPROVAL OF THE ABERCROMBIE & FITCH CO.

LONG-TERM CASH INCENTIVE COMPENSATION PERFORMANCE PLAN.

Required Vote

Approval of the Long-Term Cash Incentive Plan requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Under the applicable NYSE Rules, broker non-votes will not be treated as votes cast. Abstentions will be treated as votes cast and will have the effect of a vote “AGAINST” the proposal.

PROPOSAL 6 — APPROVAL OF AMENDMENTS TO THE

ABERCROMBIE & FITCH CO. 2016 LONG-TERM INCENTIVE PLAN FOR

DIRECTORS TO AUTHORIZE 400,000 ADDITIONAL SHARES AND EXPLICITLY PROHIBIT THE

CURRENT PAYMENT OF DIVIDENDS IN ANY FORM ON UNVESTED EQUITY AWARDS

On April 4, 2016, the Board unanimously adopted, subject to approval by our stockholders, the 2016 Directors LTIP. At the 2016 Annual Meeting, our stockholders approved the 2016 Directors LTIP, as proposed, including approval of a reserve of 350,000 shares of Common Stock available for the grant of awards under the 2016 Directors LTIP. The 2016 Directors LTIP is the only stock incentive plan maintained by the Company under which non-associate directors of the Company are eligible to receive future equity awards.

Due to the unexpected decrease in the fair market value of a share of the Company’s Common Stock, additional shares are needed under the 2016 Directors LTIP to continue to make grants to the Company’s non-associate directors consistent with historic grant practices. On April 3, 2017, the Board unanimously adopted, subject to approval by our stockholders, an amendment to the 2016 Directors LTIP which would authorize 400,000 additional shares of Common Stock. No changes to the 2016 Directors LTIP are proposed for consideration by our stockholders at the Annual Meeting other than the increase in the authorized number of shares of Common Stock and the explicit prohibition on the current payment of dividends in any form on unvested equity awards.

As of April 1, 2017, shares of Common Stock which may be delivered under all seven of the Company’s equity compensation plans, including (i) the 1998 Director Stock Plan; (ii) the 2002 Associates Stock Plan; (iii) the 2003 Director Stock Plan; (iv) the 2005 LTIP; (v) the 2007 LTIP; (vi) the 2016 Directors LTIP; and (vii) the 2016 Associates LTIP, are shown below:

Use of Shares Which May Be Delivered Under All Equity Compensation Plans	Number of Shares as of April 1, 2017

• Total outstanding stock options and SARs, with a weighted-average exercise price of $49.36 per share and a weighted-average remaining term of 3.02 years — stock options and SARs are held solely by associates	3,341,218

• Total outstanding full value awards, including restricted shares, time-vested RSUs and PSAs (reflecting the maximum number of PSAs which may be earned under each outstanding award) — PSAs are held solely by associates	3,066,916

• Total shares available for grant under the 2016 Directors LTIP	228,886
• Total shares available for grant under the 2016 Associates LTIP	1,885,620

For information on the Company’s three-year average burn rate, see page 117 of this Proxy Statement in the section captioned “PROPOSAL 7 — APPROVAL OF AMENDMENTS TO THE ABERCROMBIE & FITCH CO. 2016 LONG-TERM INCENTIVE PLAN FOR ASSOCIATES TO AUTHORIZE 1,200,000 ADDITIONAL SHARES AND EXPLICITLY PROHIBIT THE CURRENT PAYMENT OF DIVIDENDS IN ANY FORM ON UNVESTED EQUITY AWARDS.”

Purpose

The purpose of the 2016 Directors LTIP is to promote our long-term financial success and increase stockholder value by allowing the Company to: (i) recruit, retain and motivate our non-associate directors; (ii) provide such non-associate directors with equitable and competitive compensation packages; (iii) provide a mechanism for non-associate directors to increase their ownership position in the Company; and (iv) increase the alignment between the compensation program for non-associate directors and stockholder interests. The 2016 Directors LTIP serves these purposes by making equity-based awards available for grant to non-associate directors in the form of:

•	nonqualified stock options to purchase shares of Common Stock (“NQSOs”);

•	SARs;

•	restricted shares of Common Stock (“Restricted Stock”);

•	RSUs; and

•	deferred stock awards,

together with related rights and interests therein.

Corporate Governance Practices

The 2016 Directors LTIP includes a number of provisions that we believe reflect best practices and protect the interests of our stockholders. These provisions include:

No Discounted NQSOs or SARs

NQSOs and SARs may not be granted with an exercise price less than the fair market value of our Common Stock on the date of grant. On April 17, 2017, the closing price per share of our Common Stock on NYSE was $10.94.

No Repricing Without Stockholder Approval

At any time when the exercise price of a NQSO or an SAR is above the market price of our Common Stock, we cannot, without stockholder approval, “reprice” such NQSO or SAR by reducing the exercise price or exchanging such NQSO or SAR for cash or other awards (including a new NQSO or SAR) at a reduced exercise price.

Minimum Vesting Requirements

All Restricted Stock and RSUs must meet minimum vesting requirements. Restricted Stock or RSUs that are not performance-based may vest no sooner than the earlier of (i) the first anniversary of the grant date or (ii) the date of the next regularly scheduled annual meeting of stockholders held after the grant date. In each case, however, vesting may occur earlier in the event of a non-associate director’s death or total disability or termination of a non-associate director’s service in connection with a change of control of the Company.

No Annual “Evergreen” Provision

The 2016 Directors LTIP provides a specific maximum share limitation and does not provide for an annual, automatic increase in the number of shares of Common Stock available for future awards.

Annual Limit on Awards to Participants

Participants under the 2016 Directors LTIP are subject to an annual limitation on the value of awards that may be granted to them.

Summary of the 2016 Directors LTIP, as Proposed to be Amended

The material features of the 2016 Directors LTIP, as it is proposed to be amended, are summarized below. This summary is qualified in its entirety by reference to the complete text of the 2016 Directors LTIP, as it is proposed to be amended, which is attached to this Proxy Statement as Appendix C.

Administration

The Compensation and Organization Committee administers the 2016 Directors LTIP. The full Board may also participate in the administration of the 2016 Directors LTIP except to the extent limited under Section 303A.05 of the NYSE Listed Company Manual. References in this Proposal 7 to the Compensation and Organization Committee also include the Board, where appropriate.

In its capacity as plan administrator, the Compensation and Organization Committee determines which participants are granted awards, the type of each award granted and the terms and conditions of each award. The Compensation and Organization Committee also has full power and authority to: (i) establish, amend and rescind rules and regulations relating to the 2016 Directors LTIP; (ii) interpret the 2016 Directors LTIP and all related award agreements; and (iii) make any other determinations that the Compensation and Organization Committee deems necessary or desirable for the administration of the 2016 Directors LTIP. Any action taken by the Compensation and Organization Committee is final, binding and conclusive on all persons interested in the 2016 Directors LTIP.

The 2016 Directors LTIP specifies the conditions under which the Compensation and Organization Committee may act through subcommittees or delegate the administration of the 2016 Directors LTIP to one or more officers or associates of the Company.

With respect to each award granted under the 2016 Directors LTIP, we have entered and will continue to enter into a written or electronic award agreement with the participant which describes the terms and conditions of the award, including: (i) the type of award and when and how it may be exercised or earned; (ii) any exercise price associated with the award; (iii) how the award will or may be settled; and (iv) any other applicable terms and conditions affecting the award.

Available Shares of Common Stock

Subject to the adjustments discussed below, the aggregate number of shares of Common Stock available for the grant of awards under the 2016 Directors LTIP, if the proposed amendment to authorize an additional 400,000 shares is approved by our stockholders at the Annual Meeting, will be 750,000 shares of Common Stock. Shares of Common Stock issued under the 2016 Directors LTIP may consist of: (i) treasury shares; (ii) authorized but unissued shares of Common Stock not reserved for any other purpose; or (iii) shares of Common Stock purchased by us in the open market for such purpose.

The Compensation and Organization Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting and make adjustments as described below. Except as described below, to the extent that an award granted under the 2016 Directors LTIP expires or is forfeited, cancelled, surrendered or otherwise terminated without issuance of shares to a non-associate director, settled only in cash, or settled by the issuance of fewer shares than the number underlying the award, the shares retained by or tendered to the Company will be available under the 2016 Directors LTIP. Shares that are withheld from an award of Restricted Stock or RSUs granted under the 2016 Directors LTIP to cover withholding tax obligations related to that award or shares that are separately tendered by a non-associate director (either by delivery or attestation) in payment of such taxes will be deemed to constitute shares not delivered to the non-associate director and will be available for future grants under the 2016 Directors LTIP. Shares that are withheld, or that are tendered by a non-associate director (either by delivery or attestation) in connection with, an award of NQSOs or SARs granted under the 2016 Directors LTIP to cover withholding tax obligations related to that award or the exercise price of that award, will be deemed to constitute shares delivered to the non-associate director and will not be available for future grants under the 2016 Directors LTIP. For purposes of clarity, upon the exercise of an NQSO or SAR, the gross number of shares exercised, and not solely the net number of shares delivered upon such exercise, will be treated as issued pursuant to the 2016 Directors LTIP and the shares subject to the exercised NQSO or SAR that are not issued or delivered upon such exercise will not be available for future grants under the 2016 Directors LTIP. Additionally, in the case of any award granted through the assumption of, or in substitution for, an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate of the Company or with which the Company or a subsidiary or affiliate of the Company merges, consolidates or enters into a similar corporate transaction, shares issued or issuable in connection with such substitute award will not be counted against the number of shares reserved under the 2016 Directors LTIP.

During any calendar year during any part of which the 2016 Directors LTIP is in effect, awards to non-associate directors, the non-associate director occupying the role of Non-Executive Chairman of the Board (if any) and the non-associate director occupying the role of Executive Chairman of the Board (if any) are subject to the following limits:

•	For non-associate directors: awards with an aggregate fair market value on the date of grant of no more than $300,000;

•

For the non-associate director occupying the role of Non-Executive Chairman of the Board (if any): additional awards with an aggregate fair market value on the date of grant of no more than $500,000; and

•	For the non-associate director occupying the role of Executive Chairman of the Board (if any): additional awards with an aggregate fair market value on the date of grant of no more than $2,500,000.

In each case, the limits do not include any deferred stock awards granted in lieu of other forms of compensation.

The minimum vesting and minimum exercisability conditions described below with respect to each type of award need not apply with respect to up to an aggregate of 5% of the shares authorized under the 2016 Directors LTIP, which may be granted (or regranted upon forfeiture) in any form permitted under the 2016 Directors LTIP without regard to such minimum vesting or minimum exercisability requirements.

In the event of any Common Stock dividend, Common Stock split, recapitalization, merger, reorganization, consolidation, combination, spin-off, special and non-recurring distribution of assets to stockholders, exchange of shares of Common Stock or any other corporate transaction or event affecting the Common Stock, the Compensation and Organization Committee will make such substitutions and adjustments as the Compensation and Organization Committee deems equitable and appropriate to: (i) the number of shares of Common Stock that may be issued under the 2016 Directors LTIP; (ii) any Common Stock-based limits imposed under the 2016 Directors LTIP; and (iii) the exercise price, number of shares of Common Stock and other terms or limitations applicable to outstanding awards.

In addition, the Compensation and Organization Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or non-recurring events or in response to changes in applicable laws, regulations or accounting principles.

Eligibility

The Compensation and Organization Committee may select any of our non-associate directors and those of our subsidiaries or affiliates to receive awards under the 2016 Directors LTIP. As of April 17, 2017, there were ten non-associate directors of the Company.

Types of Awards

NQSOs. The Compensation and Organization Committee may grant NQSOs at any time during the term of the 2016 Directors LTIP in such number, and upon such terms and conditions, as the Compensation and Organization Committee determines. The exercise price of any NQSO will be at least equal to the fair market value of the underlying shares of Common Stock (i.e., the closing price per share of the Common Stock on NYSE) on the date the NQSO is granted, and may be paid: (i) in cash; (ii) by tendering previously-acquired shares of Common Stock; (iii) by a cashless exercise; (iv) by tendering other awards previously granted under the 2016 Directors LTIP or under other plans of the Company or any subsidiary or affiliate of the Company; and/or (v) through any other method approved by the Compensation and Organization Committee. The Compensation and Organization Committee will also determine the term of the NQSO (which may not exceed a period of ten years from the grant date), the vesting terms and conditions (subject to a minimum vesting period ending on the earlier of the first anniversary of the grant date or the date of the next regularly scheduled annual meeting of the stockholders held after the grant date), and any other terms and conditions of the NQSO, all of which will be reflected in the related award agreement. All options granted under the 2016 Directors LTIP will be NQSOs. No incentive stock options may be granted under the 2016 Directors LTIP.

SARs. The Compensation and Organization Committee may grant SARs at any time during the term of the 2016 Directors LTIP in such number, and upon such terms and conditions, as the Compensation and Organization Committee determines. SARs may be granted by the Compensation and Organization Committee to a participant either as a freestanding award under the 2016 Directors LTIP or in tandem with or as a component of another award under the 2016 Directors LTIP. The exercise price of any SAR will be at least equal to the fair market value of the underlying shares of Common Stock on the date the SAR is granted. The Compensation and Organization Committee will also determine the term of the SAR (which may not exceed a period of ten years from the grant date), the vesting terms and conditions (subject to a minimum vesting period ending on the earlier of the first anniversary of the grant date or the date of the next regularly scheduled annual meeting of the stockholders held after the grant date), and any other terms and conditions of the SAR, all of which will be reflected in the related award agreement. Upon exercise of an SAR, a participant will be entitled to receive an amount equal to the difference between: (i) the fair market value of a share of Common Stock on the exercise date; and (ii) the exercise price per share of Common Stock, multiplied by the number of shares of Common Stock with respect to which the SAR is exercised. Each SAR will be settled in cash, shares of Common Stock or a combination of cash and shares of Common Stock, as provided in the applicable award agreement.

Restricted Stock and RSUs. The Compensation and Organization Committee may grant shares of Restricted Stock or RSUs at any time during the term of the 2016 Directors LTIP in such number, and upon such terms and conditions, as the Compensation and Organization Committee determines. Restricted Stock consists of shares of Common Stock and RSUs consist of units, each of which represents a share of Common Stock. Both Restricted Stock and RSU awards are issued to a participant subject to forfeiture based upon satisfaction of certain terms, conditions and restrictions which may include, without limitation: (i) a requirement that the participant pay a purchase price for each share of Restricted Stock or RSU; (ii) restrictions based on the achievement of specific performance goals; (iii) time-based restrictions; or (iv) holding requirements or sale restrictions upon vesting and settlement. The Compensation and Organization Committee will determine the terms, conditions and restrictions applicable to each Restricted Stock and/or RSU award (subject to a minimum vesting period ending on the earlier of the first anniversary of the grant date or the date of the next regularly scheduled annual meeting of the stockholders held after the grant date), all of which will be reflected in the related award agreement.

During the period that shares of Restricted Stock remain subject to forfeiture: (i) we may retain the certificates representing such shares; (ii) a participant may not sell or otherwise transfer such shares; and (iii) unless otherwise provided in the related award agreement, a participant will generally be entitled to exercise full voting rights and receive all dividends paid with respect to such shares (except that receipt of any such dividends will be subject to the same terms, conditions and restrictions as apply to such shares). During the period that RSUs remain subject to forfeiture, a participant will have no rights as a stockholder (e.g., no right to vote or receive dividends), unless the Compensation and Organization Committee grants dividend equivalent rights as part of the RSU award.

At the end of the restriction period: (i) the participant will forfeit the shares of Restricted Stock and/or the RSUs if all terms, conditions and restrictions specified in the related award agreement have not been met; or (ii) we will distribute the shares of Restricted Stock to the participant and/or settle the RSUs if all terms, conditions and restrictions specified in the related award agreement have been met.

Deferred Stock Awards. Pursuant to the terms of the Directors’ Deferred Compensation Plan, non-associate directors may voluntarily defer all or a part of their retainers, meeting fees (if any) and Common Stock-based awards to a bookkeeping account maintained on their behalf under the Directors’ Deferred Compensation Plan. To the extent that a non-associate director elects to make deferrals to the Directors’ Deferred Compensation Plan, the dollar value of such deferrals is credited to the non-associate director’s bookkeeping account in the form of deferred stock awards. At the time that a non-associate director is eligible for a distribution of his or her bookkeeping account from the Directors’ Deferred Compensation Plan, the non-associate director will receive shares of Common Stock issued under the 2016 Directors LTIP equal to the number of deferred stock awards credited to his or her bookkeeping account in respect of deferrals allocated to such bookkeeping account on or after the date of the 2016 Annual Meeting.

No Dividends Payable with Respect to Unvested Awards

The Compensation and Organization Committee and the Board believe that the 2016 Directors LTIP currently prohibits the current payment of dividends or dividend equivalents with respect to any shares of Common Stock underlying an award granted under the 2016 Directors LTIP until such underlying shares of Common Stock have vested. The proposed amendment merely clarifies that prohibition.

Termination of Service as a Director

The Compensation and Organization Committee will determine the extent to which each award granted under the 2016 Directors LTIP will vest and the extent to which a participant will have the right to exercise and/or settle the award in connection with a participant’s termination of service as a director. Such provisions, which will be reflected in the related award agreement, need not be uniform among all awards and may reflect distinctions based on the reasons for termination. The minimum vesting and minimum exercisability conditions described above with respect to each type of award need not apply in the case of the death, disability or retirement of a non-associate director or termination of service of a non-associate director in connection with a change of control.

Change of Control

Except as otherwise provided by the Board or by the Compensation and Organization Committee in the related award agreement or at any time prior to a Change of Control (as such term is defined in the 2016 Directors LTIP), in the event of a Change of Control, with respect to a NQSO, an SAR, shares of Restricted Stock or RSUs, the exercisability, vesting and/or settlement of which is based solely upon continued service as a director or passage of time, which (i) is assumed by the acquiring or surviving company upon the Change of Control and there is an involuntary termination of service as a director without cause of a participant within three months prior to or 18 months following the Change of Control or (ii) is not assumed by the acquiring or surviving company upon the Change of Control:

•

In the case of a NQSO or an SAR, the participant will have the ability to exercise such NQSO or SAR, including any portion of the NQSO or SAR not previously exercisable, until the earlier of (a) the expiration of the NQSO or SAR under its original term, and (b) the date that is two years (or such longer post-termination exercisability term as may be specified in the NQSO or SAR) following any involuntary termination without cause of the participant; and

•	In the case of Restricted Stock or RSUs, the award will become fully vested and will be settled in full.

Transferability

Except as otherwise provided in a related award agreement: (i) a participant may not sell, transfer, pledge, assign or otherwise alienate or hypothecate an award, except by will or the laws of descent and distribution; and (ii) during a participant’s lifetime, only the participant or his or her guardian or legal representative may exercise an award. Any award or other right may be transferred to one or more transferees during the life of a participant, and may be exercised by such transferee(s) in accordance with the terms of the award, but only if and to the extent such transfer is permitted by the Compensation and Organization Committee, subject to any terms and conditions as the Compensation and Organization Committee may impose on such transfer in the applicable award agreement.

Awards to Participants Outside the United States

The Compensation and Organization Committee may modify the terms of any award under the 2016 Directors LTIP made to or held by a participant who is then resident or primarily employed outside of the United States in any manner deemed by the Compensation and Organization Committee to be necessary or appropriate in order that such award will conform to the laws, regulations and customs of the country in which the participant is then resident or primarily employed, or so that the value and other benefits of the award to the participant, as affected by foreign tax laws and other restrictions applicable as a result of the participant’s residence or employment abroad, will be comparable to the value of such an award to a participant who is resident or primarily employed in the United States. An award may be modified in a manner that is inconsistent with the express terms of the 2016 Directors LTIP, so long as such modification will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the participant whose award is modified.

No Rights as a Stockholder

Except as otherwise provided in the 2016 Directors LTIP or in a related award agreement, a participant will not have any rights as a stockholder with respect to shares of Common Stock covered by an award unless and until the participant becomes the record holder of such shares of Common Stock.

No Repricing

The 2016 Directors LTIP expressly prohibits the Board or the Compensation and Organization Committee, without stockholder approval, from amending or replacing previously granted NQSOs or SARs in a transaction that constitutes a “repricing,” meaning any reduction in exercise price, cancellation of NQSOs or SARs in exchange for other NQSOs or SARs with a lower exercise price, cancellation of NQSOs or SARs for cash, or cancellation of NQSOs or SARs for another grant if the exercise price of the cancelled NQSOs or SARs is greater than the fair market value of the shares of Common Stock subject to the cancelled NQSOs or SARs at the time of cancellation, other than in conjunction with a change of control or other adjustment expressly permitted under the 2016 Directors LTIP, or any other “repricing” as that term is used in Section 303A.08 of the NYSE Listed Company Manual.

Effective Date and Term

The 2016 Directors LTIP became effective on June 16, 2016 upon the approval of the 2016 Directors LTIP by our stockholders at the 2016 Annual Meeting. Unless earlier terminated by the Board, the authority of the Compensation and Organization Committee to make grants under the 2016 Directors LTIP will terminate on the date that is ten years after the latest date upon which stockholders of the Company have approved the 2016 Directors LTIP. Approval of the proposed amendments to the 2016 Directors LTIP at the 2017 Annual Meeting will extend the term of the 2016 Directors LTIP for ten years after the date of the 2017 Annual Meeting.

Amendment or Termination

The Board may amend, suspend or terminate the 2016 Directors LTIP at any time, except that no amendment or termination may be made without stockholder approval if: (i) such approval is required by any federal or state law or regulation or NYSE Rules or the rules of any other stock exchange or automated quotation system on which the Common Stock of the Company may then be listed or quoted; (ii) the amendment would materially increase the number of shares reserved for issuance and delivery under the 2016 Directors LTIP; (iii) the amendment would alter the provisions of the 2016 Directors LTIP restricting the Company’s ability to grant NQSOs or SARs with an exercise price that is less than the fair market value of the underlying shares of Common Stock; or (iv) in connection with any action to amend or replace previously granted NQSOs or SARs in a transaction that constitutes a “re-pricing” as such term is used in Section 303A.08 of the NYSE Listed Company Manual (or a successor provision).

New Benefits Under the 2016 Directors LTIP

Although the non-associate directors to be granted awards and the amount and nature of awards to be granted to a particular director under the 2016 Directors LTIP are within the discretion of the Compensation and Organization Committee, the annual RSU grant to each of the non-associate directors made in Fiscal 2016 and to be made in the future (other than to Mr. Martinez) as well as the Non-Executive Chairman RSU Retainer grant and the Original Executive Chairman RSU Retainer grant made to Mr. Martinez in Fiscal 2016 and the New Executive Chairman RSU Retainer grant made to Mr. Martinez effective April 3, 2017 and to be made to Mr. Martinez in the future as described in the section captioned “PROPOSAL 1 — ELECTION OF DIRECTORS — Compensation of Directors” beginning on page 48 of this Proxy Statement were and will be made under the 2016 Directors LTIP.

Aggregate Past Grants Under the 2016 Directors LTIP

Since the inception of the 2016 Directors LTIP (on June 16, 2016 following approval by the Company’s stockholders) through January 28, 2017, grants of RSUs have been awarded to the following individuals and the indicated group under the 2016 Directors LTIP: (i) James B. Bachmann — 8,043 RSUs; (ii) Bonnie R. Brooks —8,043 RSUs; (iii) Terry L. Burman — 8,043 RSUs; (iv) Sarah M. Gallagher — 8,043 RSUs; (v) Michael E. Greenlees — 8,043 RSUs; (vi) Archie M. Griffin — 8,043 RSUs; (vii) Arthur C. Martinez — 76,714 RSUs; (viii) Charles R. Perrin — 8,043 RSUs; (ix) Stephanie M. Shern — 8,043 RSUs; (x) Craig R. Stapleton — 8,043 RSUs; and (xi) all current non-associate directors as a group — 149,101 RSUs. All of these awards remained outstanding as of April 17, 2017.

Since January 28, 2017, grants of RSUs have been awarded to the following individual and the following group under the 2016 Directors LTIP: (i) Arthur C. Martinez — 32,318 RSUs; and (ii) all current non-associate directors as a group — 32,318 RSUs. This award remained outstanding as of April 17, 2017.

None of the NEOs, the current executive officers of the Company or the other associates of the Company or our subsidiaries have been or will be granted any awards under the 2016 Directors LTIP.

U.S. Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal income tax consequences relating to participation in the 2016 Directors LTIP. This summary is based on U.S. federal tax laws and Treasury Regulations in effect on the date of this Proxy Statement and does not purport to be a complete description of the U.S. federal income tax laws. In addition, this summary does not constitute tax advice or describe federal employment, state, local or foreign tax consequences. Each participant will be advised to consult with his or her tax advisor concerning the U.S. federal income tax and other tax consequences of participating in the 2016 Directors LTIP.

Nonqualified Stock Options

A participant will not recognize any income when a NQSO is granted, and we will not receive a deduction at that time. However, when a NQSO is exercised, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares of Common Stock that the participant purchased on the date of exercise over the exercise price. If a participant uses shares of Common Stock or a combination of shares and cash to pay the exercise price of a NQSO, the participant will recognize ordinary income equal to the value of the excess of the number of shares that the participant purchases over the number of shares that the participant surrenders, less any cash the participant uses to pay the exercise price. When a NQSO is exercised, we will be entitled to a deduction equal to the ordinary income that the participant recognizes.

If the amount a participant receives upon disposition of the shares of Common Stock that the participant acquired by exercising a NQSO is greater than the sum of the aggregate exercise price that the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after the participant acquired them by exercising the NQSO. Conversely, if the amount a participant receives upon disposition of the shares of Common Stock that the participant acquired by exercising a NQSO is less than the sum of the aggregate exercise price the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after the participant acquired them by exercising the NQSO.

Stock Appreciation Rights

A participant will not recognize taxable income when an SAR is granted, and we will not receive a deduction at that time. When an SAR is exercised, a participant will recognize ordinary income equal to the excess of the cash and/or the fair market value of the shares of Common Stock the participant receives over the aggregate exercise price of the SAR, if any, and we will be entitled to a corresponding deduction. If the amount a participant receives upon disposition of the shares of Common Stock that the participant acquired by exercising an SAR is greater than the sum of the aggregate exercise price that the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after the participant acquired them by exercising the SAR. Conversely, if the amount a participant receives upon disposition of the shares of Common Stock that the participant acquired by exercising an SAR is less than the sum of the aggregate exercise price that the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after the participant acquired them by exercising the SAR.

Restricted Stock

Unless a participant makes an election under Section 83(b) of the Internal Revenue Code (a “Section 83(b) Election”), the participant generally will not recognize taxable income when Restricted Stock is granted, and we will not receive a deduction at that time. Instead, a participant will recognize ordinary income when the Restricted Stock vests (i.e., when the underlying shares of Common Stock are freely transferable or not subject to a substantial risk of forfeiture) equal to the fair market value of the shares of Common Stock that the participant receives when the terms, conditions and restrictions have been met, less any consideration paid for the Restricted Stock, and we generally will be entitled to a deduction equal to the income that the participant recognizes.

If the amount a participant receives upon disposition of these shares of Common Stock is greater than the fair market value of the shares when the Restricted Stock vested, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after the Restricted Stock vested. Conversely, if the amount the participant receives upon disposition of these shares of Common Stock is less than the fair market value of the shares when the Restricted Stock vested, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after the Restricted Stock vested.

If a participant makes a Section 83(b) Election, the participant will recognize ordinary income on the grant date equal to the fair market value of the shares of Common Stock subject to the Restricted Stock award on the grant date, and we will be entitled to a deduction equal to the income that the participant recognizes at that time. However, the participant will not recognize income when (and if) the Restricted Stock vests. If a participant who has made a Section 83(b) Election earns the shares of Common Stock subject to a Restricted Stock award, any appreciation between the grant date and the date the participant disposes of the shares will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after the grant date. Conversely, if the amount the participant receives upon disposition of these shares of Common Stock is less than the fair market value of the shares on the grant date, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after the grant date. Also, if a participant forfeits his or her Restricted Stock, the participant cannot take a tax deduction in connection with the forfeiture of the Restricted Stock subject to a Section 83(b) Election.

Restricted Stock Units

A participant will not recognize taxable income when a RSU is granted, and we will not receive a deduction at that time. When a RSU vests and is settled, the participant will recognize ordinary income equal to the cash and/or the fair market value of the shares of Common Stock the participant receives at the time of settlement, and we will be entitled to a corresponding deduction.

If the amount a participant receives upon disposition of the shares of Common Stock received upon settlement of the RSU is greater than the fair market value of the shares of Common Stock at the time the participant recognized ordinary income with respect to the RSU, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares of Common Stock for more than one year after that time. Conversely, if the amount the participant receives upon disposition of these shares of Common Stock is less than the fair market value of the shares of Common Stock at the time the participant recognized ordinary income with respect to the RSU, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares of Common Stock for more than one year after that time.

Deferred Stock Awards

A participant will not recognize taxable income when a deferred stock award is credited to his or her bookkeeping account under the Directors’ Deferred Compensation Plan, and we will not receive a deduction at that time. When a participant receives a distribution of shares of Common Stock from the Directors’ Deferred Compensation Plan, the participant will recognize ordinary income equal to the fair market value of the shares of Common Stock the participant receives at the time of such distribution, and we will be entitled to a corresponding deduction.

Section 409A

Section 409A of the Internal Revenue Code imposes certain restrictions on amounts deferred under non-qualified deferred compensation plans and a 20% additional tax on amounts that are subject to, but do not comply with, Section 409A. Section 409A includes a broad definition of non-qualified deferred compensation plans, which includes certain types of equity incentive compensation. The Company intends for the awards granted under the 2016 Directors LTIP to comply with or be exempt from the requirements of Section 409A and the Treasury Regulations promulgated thereunder.

THE COMPENSATION AND ORGANIZATION COMMITTEE AND THE BOARD

UNANIMOUSLY RECOMMEND THAT YOU VOTE “FOR” THE APPROVAL

OF THE PROPOSED AMENDMENTS TO THE 2016 DIRECTORS LTIP.

Required Vote

The approval of the amendments to the 2016 Directors LTIP to authorize 400,000 additional shares of Common Stock and explicitly prohibit the current payment of dividends in any form on unvested equity awards, requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Under applicable NYSE Rules, broker non-votes will not be treated as votes cast. Abstentions will be treated as votes cast and will have the effect of a vote “AGAINST” the proposal.

PROPOSAL 7 — APPROVAL OF AMENDMENTS TO THE

ABERCROMBIE & FITCH CO. 2016 LONG-TERM INCENTIVE PLAN FOR

ASSOCIATES TO AUTHORIZE 1,200,000 ADDITIONAL SHARES AND EXPLICITLY PROHIBIT

THE CURRENT PAYMENT OF DIVIDENDS IN ANY FORM ON UNVESTED EQUITY AWARDS

On April 4, 2016, the Board unanimously adopted, subject to approval by our stockholders, the 2016 Associates LTIP. At the 2016 Annual Meeting, our stockholders approved the 2016 Associates LTIP, as proposed, including approval of a reserve of 3,500,000 shares of Common Stock available for the grant of awards under the 2016 Associates LTIP. On August 31, 2016, the Board amended the 2016 Associates LTIP to allow the Compensation and Organization Committee to delegate authority to grant awards under the 2016 Associates LTIP within limits established by the Compensation and Organization Committee and subject to the other requirements of the 2016 Associates LTIP. The 2016 Associates LTIP is the only stock incentive plan maintained by the Company under which associates of the Company and our subsidiaries are eligible to receive future equity awards.

Due to an unexpected decrease in the fair market value of a share of the Company’s Common Stock, additional shares are needed under the 2016 Associates LTIP to continue to make grants to associates of the Company and our subsidiaries consistent with historic grant practices. On April 3, 2017, the Board unanimously adopted, subject to approval by our stockholders, an amendment to the 2016 Associates LTIP which would authorize 1,200,000 additional shares of Common Stock. No changes to the 2016 Associates LTIP are proposed for consideration by our stockholders at the Annual Meeting other than the increase in the authorized number of shares of Common Stock and the explicit prohibition on the current payment of dividends in any form on unvested equity awards.

As of April 1, 2017, shares of Common Stock which may be delivered under all seven of the Company’s equity compensation plans, including (i) the 1998 Director Stock Plan; (ii) the 2002 Associates Stock Plan; (iii) the 2003 Director Stock Plan; (iv) the 2005 LTIP; (v) the 2007 LTIP; (vi) the 2016 Directors LTIP; and (vii) the 2016 Associates LTIP, are shown below:

Use of Shares Which May Be Delivered Under All Equity Compensation Plans	Number of Shares as of April 1, 2017

• Total outstanding stock options and SARs, with a weighted-average exercise price of $49.36 per share and a weighted-average remaining term of 3.02 years — stock options and SARs are held solely by associates	3,341,218

• Total outstanding full value awards, including restricted shares, time-vested RSUs and PSAs (reflecting the maximum number of PSAs which may be earned under each outstanding award) — PSAs are held solely by associates	3,066,916

• Total shares available for grant under the 2016 Directors LTIP	228,886
• Total shares available for grant under the 2016 Associates LTIP	1,885,620

As of the end of Fiscal 2016, the Company’s three-year average burn rate was as follows:

Fiscal Year	Time-Vested RSUs Granted	Options / SARs Granted	PSAs Earned	Weighted Avg. # Shares Outstanding	Burn Rate	Burn Rate (ISS methodology)(1)

2016	1,182,198	—	32,625	67,878,485	1.79%	3.58%

2015	1,117,321	715,858	106,500	68,880,463	2.82%	4.59%

2014	1,019,363	512,216	—	71,785,288	2.13%	3.55%

				3-Year Average:	2.25%	3.91%

(1)	Multiplies the number of time-vested RSUs and PSAs by a factor of 2.0 when calculating burn rate.

Section 162(m) of the Internal Revenue Code

The Board believes that it is in the best interests of the Company and our stockholders to provide for an equity-based incentive plan under which compensation awards can be made to the Company’s executive officers that are intended to qualify for deductibility by the Company for federal income tax purposes. Accordingly, the 2016 Associates LTIP has been structured in a manner such that awards granted under the 2016 Associates LTIP can satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m). However, there can be no guarantee that amounts payable under the 2016 Associates LTIP will be treated as qualified “performance-based compensation” under Section 162(m). In general, under Section 162(m), in order for the Company to be able to deduct compensation in excess of $1,000,000 paid in any one year to the Company’s chief executive officer or any of the Company’s three other most highly compensated executive officers (other than the Company’s chief financial officer), such compensation must qualify as “performance-based compensation.” One of the requirements of “performance-based compensation” for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company’s stockholders at least once every five years. For purposes of Section 162(m), the material terms include: (i) the individuals eligible to receive compensation; (ii) a description of the business criteria on which the performance goal(s) is/are based; and (iii) the maximum amount of compensation that can be paid to an individual under the performance goal(s). The approval of the 2016 Associates LTIP by our stockholders at the 2016 Annual Meeting constituted approval of each of these aspects of the 2016 Associates LTIP for purposes of the approval requirements of Section 162(m).

Purpose

The purpose of the 2016 Associates LTIP is to promote our long-term financial success and increase stockholder value by continuing to motivate performance by our employees, or, as we call them, “associates” through incentive compensation. We believe that equity-based awards are a competitive necessity in our industry and are essential to our continued ability to recruit and retain the individuals needed to successfully execute our business plan. The 2016 Associates LTIP serves these purposes by making equity-based awards available for grant to eligible participants in the form of:

•	NQSOs;

•	Incentive stock options to purchase shares of Common Stock (“ISOs” and, together with NQSOs, “Options”);

•	SARs;

•	Restricted Stock; and

•	RSUs,

together with related rights and interest therein.

Corporate Governance Practices

The 2016 Associates LTIP includes a number of provisions that we believe reflect best practices and protect the interests of our stockholders. These provisions include:

No Discounted Options or SARs

Options and SARs may not be granted with an exercise price less than the fair market value of our Common Stock on the date of grant. On April 17, 2017, the closing price per share of our Common Stock on NYSE was $10.94.

No Repricing Without Stockholder Approval

At any time when the exercise price of an Option or an SAR is above the market price of our Common Stock, we cannot, without stockholder approval, “reprice” such Option or SAR by reducing the exercise price or exchanging such Option or SAR for cash or other awards (including a new Option or SAR) at a reduced exercise price.

Independent Committee Administration

The 2016 Associates LTIP is administered by our Compensation and Organization Committee, whose members satisfy the NYSE Rules for independence, the disinterested administration requirements of Rule 16b-3 under the Exchange Act and the “outside director” requirements of Section 162(m).

Minimum Vesting Requirements

All Restricted Stock and RSUs must meet minimum vesting requirements, subject to certain limited exceptions. For Restricted Stock or RSUs that are performance-based, performance must be measured over a period of at least one year and Restricted Stock or RSUs that are not performance-based must vest over a period of at least three years, in each case with certain limited exceptions. For example, vesting may occur earlier in the event of an associate’s death or total disability or termination of an associate’s employment in connection with a change of control of the Company.

Section 162(m) Eligibility

The Compensation and Organization Committee has the flexibility to approve awards eligible for treatment as “performance-based compensation” under Section 162(m).

No Annual “Evergreen” Provision

The 2016 Associates LTIP provides a specific maximum share limitation and does not provide for an annual, automatic increase in the number of shares of Common Stock available for future awards.

Annual Limit on Awards to Participants

Participants under the 2016 Associates LTIP are subject to an annual limitation on the value of awards that may be granted to them.

Summary of the 2016 Associates LTIP, as Proposed to be Amended

The material features of the 2016 Associates LTIP, as it is proposed to be amended, are summarized below. This summary is qualified in its entirety by reference to the complete text of the 2016 Associates LTIP, as it is proposed to be amended, which is attached to this Proxy Statement as Appendix D.

Available Shares of Common Stock

Subject to the adjustments discussed below, the aggregate number of shares of Common Stock available for the grant of awards under the 2016 Associates LTIP, if the proposed amendment to authorize an additional 1,200,000 shares is approved by our stockholders at the Annual Meeting, will be 4,700,000 shares of Common Stock. Shares of Common Stock issued under the 2016 Associates LTIP may consist of: (i) treasury shares; (ii) authorized but unissued shares of Common Stock not reserved for any other purpose; or (iii) shares of Common Stock purchased by us in the open market for such purpose.

The Compensation and Organization Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting and make adjustments as described below. Except as described below, to the extent that an award granted under the 2016 Associates LTIP expires or is forfeited, cancelled, surrendered or otherwise terminated without issuance of shares to an associate, settled only in cash, or settled by the issuance of fewer shares than the number underlying the award, the shares retained by or tendered to the Company will be available under the 2016 Associates LTIP. Shares that are withheld from an award of Restricted Stock or RSUs granted under the 2016 Associates LTIP to cover withholding tax obligations related to that award or shares that are separately tendered by an associate (either by delivery or attestation) in payment of such taxes will be deemed to constitute shares not delivered to the associate and will be available for future grants under the 2016 Associates LTIP. Shares that are withheld, or that are tendered by an associate (either by delivery or attestation) in connection with, an award of Options or SARs granted under the 2016 Associates LTIP to cover withholding tax obligations related to that award or the exercise price of that award, will be deemed to constitute shares delivered to the associate and will not be available for future grants under the 2016 Associates LTIP. For purposes of clarity, upon the exercise of an Option or SAR, the gross number of shares exercised, and not solely the net number of shares delivered upon such exercise, will be treated as issued pursuant to the 2016 Associates LTIP and the shares subject to the exercised Option or SAR that are not issued or delivered upon such exercise will not be available for future grants under the 2016 Associates LTIP. Additionally, in the case of any award granted through the assumption of, or in substitution for, an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate of the Company or with which the Company or a subsidiary or affiliate of the Company merges, consolidates or enters into a similar corporate transaction, shares issued or issuable in connection with such substitute award will not be counted against the number of shares reserved under the 2016 Associates LTIP.

The minimum vesting and minimum exercisability conditions described below with respect to each type of award need not apply with respect to up to an aggregate of 5% of the shares authorized under the 2016 Associates LTIP, which may be granted (or regranted upon forfeiture) in any form permitted under the 2016 Associates LTIP without regard to such minimum vesting or minimum exercisability requirements.

During any calendar year during any part of which the 2016 Associates LTIP is in effect, the Compensation and Organization Committee may not grant any participant one or more awards of any type covering more than 1,000,000 shares of Common Stock.

In the event of any Common Stock dividend, Common Stock split, recapitalization, merger, reorganization, consolidation, combination, spin-off, special and non-recurring distribution of assets to stockholders, exchange of shares of Common Stock or any other corporate transaction or event affecting the Common Stock, the Compensation and Organization Committee will make such substitutions and adjustments as the Compensation and Organization Committee deems equitable and appropriate to: (i) the number of shares of Common Stock that may be issued under the 2016 Associates LTIP; (ii) any Common Stock-based limits imposed under the 2016 Associates LTIP; and (iii) the exercise price, number of shares of Common Stock and other terms or limitations applicable to outstanding awards.

In addition, the Compensation and Organization Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or non-recurring events or in response to changes in applicable laws, regulations or accounting principles. However, no such adjustment may be made if and to the extent the existence of the authority to make the same would cause an award intended to qualify as “performance-based compensation” under Section 162(m) to fail to do so.

Administration

The Compensation and Organization Committee administers the 2016 Associates LTIP. The Compensation and Organization Committee is comprised of at least two directors, each of whom must be independent under the applicable NYSE Rules, an “outside director” (within the meaning of Section 162(m)) and a “non-employee” director (within the meaning of Rule 16b-3 under the Exchange Act).

In its capacity as plan administrator, the Compensation and Organization Committee determines which participants are granted awards, the type of each award granted and the terms and conditions of each award. The Compensation and Organization Committee also has full power and authority to: (i) establish, amend and rescind rules and regulations relating to the 2016 Associates LTIP; (ii) interpret the 2016 Associates LTIP and all related award agreements; and (iii) make any other determinations that the Compensation and Organization Committee deems necessary or desirable for the administration of the 2016 Associates LTIP. Any action taken by the Compensation and Organization Committee is final, binding and conclusive on all persons interested in the 2016 Associates LTIP.

The 2016 Associates LTIP specifies the conditions under which the Compensation and Organization Committee may act through subcommittees or delegate the administration of the 2016 Associates LTIP to one or more officers or associates of the Company.

With respect to each award granted under the 2016 Associates LTIP, the Company has entered and will continue to enter into a written or electronic award agreement with the participant which describes the terms and conditions of the award, including: (i) the type of award and when and how it may be exercised or earned; (ii) any exercise price associated with the award; (iii) how the award will or may be settled; and (iv) any other applicable terms and conditions affecting the award.

Eligibility

The Compensation and Organization Committee may select any of our associates and those of our subsidiaries or affiliates to receive awards under the 2016 Associates LTIP. As of April 17, 2017, there were approximately 1,100 associates of the Company and our subsidiaries or affiliates eligible to participate in the 2016 Associates LTIP.

Types of Awards

Options. The Compensation and Organization Committee may grant Options at any time during the term of the 2016 Associates LTIP in such number, and upon such terms and conditions, as the Compensation and Organization Committee determines. The exercise price of any Option will be at least equal to the fair market value of the underlying shares of Common Stock (i.e., the closing price per share of the Common Stock on NYSE) on the date the Option is granted, and may be paid: (i) in cash; (ii) by tendering previously-acquired shares of Common Stock; (iii) by a cashless exercise; (iv) by tendering other awards previously granted under the 2016 Associates LTIP or under other plans of the Company or any subsidiary or affiliate of the Company; and/or (v) through any other method approved by the Compensation and Organization Committee. The Compensation and Organization Committee will also determine the term of the Option (which may not exceed a period of ten years from the grant date), the vesting terms and conditions (subject to a minimum vesting period of one year), and any other terms and conditions of the Option, all of which will be reflected in the related award agreement. The award agreement will specify whether the Option is intended to be an ISO or a NQSO. The Compensation and Organization Committee may grant up to 500,000 of the shares of Common Stock available for issuance under the 2016 Associates LTIP with respect to ISOs. However, ISOs will be subject to certain additional restrictions, including, without limitation, compliance with the requirements of Section 422 of the Internal Revenue Code.

SARs. The Compensation and Organization Committee may grant SARs at any time during the term of the 2016 Associates LTIP in such number, and upon such terms and conditions, as the Compensation and Organization Committee determines. SARs may be granted by the Compensation and Organization Committee to a participant either as a freestanding award under the 2016 Associates LTIP or in tandem with or as a component of another award under the 2016 Associates LTIP. The exercise price of any SAR will be at least equal to the fair market value of the underlying shares of Common Stock on the date the SAR is granted. The Compensation and Organization Committee will also determine the term of the SAR (which may not exceed a period of ten years from the grant date), the vesting terms and conditions (subject to a minimum vesting period of one year), and any other terms and conditions of the SAR, all of which will be reflected in the related award agreement. Upon exercise of an SAR, a participant will be entitled to receive an amount equal to the difference between: (i) the fair market value of a share of Common Stock on the exercise date; and (ii) the exercise price per share of Common Stock, multiplied by the number of shares of Common Stock with respect to which the SAR is exercised. Each SAR will be settled in shares of Common Stock.

Restricted Stock and RSUs. The Compensation and Organization Committee may grant shares of Restricted Stock or RSUs at any time during the term of the 2016 Associates LTIP in such number, and upon such terms and conditions, as the Compensation and Organization Committee determines. Restricted Stock consists of shares of Common Stock and RSUs consist of units, each of which represents a share of Common Stock. Both Restricted Stock and RSU awards are issued to a participant subject to forfeiture based upon satisfaction of certain terms, conditions and restrictions which may include, without limitation: (i) a requirement that the participant pay a purchase price for each share of Restricted Stock or RSU; (ii) restrictions based on the achievement of specific performance goals; (iii) time-based restrictions; or (iv) holding requirements or sale restrictions upon vesting and settlement. The Compensation and Organization Committee will determine the terms, conditions and restrictions applicable to each Restricted Stock and/or RSU award, all of which will be reflected in the related award agreement. Except as otherwise set forth in the 2016 Associates LTIP or described in the related award agreement, in connection with a participant’s termination due to death, disability or Retirement (as such term is defined in the 2016 Associates LTIP): (i) no condition on vesting of Restricted Stock or RSUs that is based upon the achievement of specified performance goals may be based on performance over a period of less than one year; and (ii) no condition on vesting of Restricted Stock or RSUs that is based upon continued employment or the passage of time may provide for vesting in full of the award more quickly than in pro rata installments over a period of three years from the date of grant, with the first installment vesting no sooner than the first anniversary of the date of grant of the Restricted Stock or RSUs.

During the period that shares of Restricted Stock remain subject to forfeiture: (i) we may retain the certificates representing such shares; (ii) a participant may not sell or otherwise transfer such shares; and (iii) unless otherwise provided in the related award agreement, a participant will generally be entitled to exercise full voting rights and receive all dividends paid with respect to such shares (except that receipt of any such dividends will be subject to the same terms, conditions and restrictions as apply to such shares). During the period that RSUs remain subject to forfeiture, a participant will have no rights as a stockholder (e.g., no right to vote or receive dividends), unless the Compensation and Organization Committee grants dividend equivalent rights as part of the RSU award.

At the end of the restriction period: (i) the participant will forfeit the shares of Restricted Stock and/or the RSUs if all terms, conditions and restrictions specified in the related award agreement have not been met; or (ii) we will distribute the shares of Restricted Stock to the participant and/or settle the RSUs if all terms, conditions and restrictions specified in the related award agreement have been met.

Performance-Based Awards. Under the terms of the 2016 Associates LTIP, the Compensation and Organization Committee may grant Restricted Stock and RSUs in a manner that constitutes qualified “performance-based compensation” and is deductible by us under Internal Revenue Code Section 162(m). Specifically, the Compensation and Organization Committee will condition the grant, vesting, exercisability and/or settlement of such performance-based awards on the attainment of performance goals during a specified performance period. The Compensation and Organization Committee will base the performance goals on one or more of the following performance criteria enumerated in the 2016 Associates LTIP:

•	gross sales, net sales, comparable store sales or comparable sales;

•	gross margin, cost of goods sold, mark-ups or mark-downs;

•	selling, general and administrative expenses;

•	operating income, earnings from operations, earnings before or after taxes, or earnings before or after interest, depreciation, amortization, or extraordinary or special items;

•	net income or net income per common share (basic or diluted);

•	inventory turnover or inventory shrinkage;

•	return on assets, return on investment, return on capital, or return on equity;

•	cash flow, free cash flow, cash flow return on investment, or net cash provided by operations;

•	economic profit or economic value created;

•	stock price or total stockholder return; and

•

market penetration, geographic expansion or new concept development; customer satisfaction; staffing; diversity; training and development; succession planning; associate satisfaction; or acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

As determined by the Compensation and Organization Committee, the selected performance criteria (i) may relate to the individual participant, the Company, one or more subsidiaries or affiliates of the Company and/or one or more divisions or business units of the Company, its subsidiaries or affiliates, (ii) may be measured either annually or cumulatively over a period of years, and (iii) may be applied on an absolute basis and/or be relative to one or more peer group companies or indices.

For each performance-based award granted to a “covered employee” (as that term is defined under Section 162(m)), the Compensation and Organization Committee will establish in writing the applicable performance goals, performance period and formula for computing the performance-based award while the outcome of the applicable performance goals is substantially uncertain, but in no event later than the earlier of: (i) 90 days after the beginning of the applicable performance period; or (ii) the expiration of 25% of the applicable performance period. After the end of each performance period, the Compensation and Organization Committee will certify in writing whether the performance goals and other material terms imposed on the performance-based award have been satisfied. The Compensation and Organization Committee has the authority to exercise negative discretion and reduce (but not increase) the amount of a performance-based award actually paid to a participant.

No Dividends Payable with Respect to Unvested Awards

The Compensation and Organization Committee and the Board believe that the 2016 Associates LTIP currently prohibits the current payment of dividends or dividend equivalents with respect to any shares of Common Stock underlying an award granted under the 2016 Associates LTIP until such underlying shares of Common Stock have vested. The proposed amendment merely clarifies that prohibition.

Clawback

If at any time after the date on which a 2016 Associates LTIP participant has been granted or becomes vested in an award pursuant to the achievement of a performance goal, the Compensation and Organization Committee determines that the earlier determination as to the achievement of the performance goal was based on incorrect data and that in fact the performance goal had not been achieved or had been achieved to a lesser extent than originally determined and a portion of such award would not have been granted, vested or paid, given the correct data, then (i) such portion of the award that was granted will be forfeited and any related shares of the Company’s Common Stock (or if such shares were disposed of, the cash equivalent) will be returned to the Company as provided by the Compensation and Organization Committee, (ii) such portion of the award that became vested will be deemed to not be vested and any related shares of the Company’s Common Stock (or if such shares were disposed of, the cash equivalent) must be returned to the Company as provided by the Compensation and Organization Committee, and (iii) such portion of the award paid to the 2016 Associates LTIP participant must be repaid by the participant to the Company upon notice from the Company as provided by the Compensation and Organization Committee.

Termination of Employment

The Compensation and Organization Committee will determine the extent to which each award granted under the 2016 Associates LTIP will vest and the extent to which a participant will have the right to exercise and/or settle the award in connection with a participant’s termination of employment. Such provisions, which will be reflected in the related award agreement, need not be uniform among all awards and may reflect distinctions based on the reasons for termination. The minimum vesting and minimum exercisability conditions described above with respect to each type of award need not apply in the case of the death, disability or retirement of an associate or termination of employment of an associate in connection with a change of control.

Additional Forfeiture Provisions

Each award granted under the 2016 Associates LTIP is subject to additional restrictions contained in the plan document. These restrictions are applicable during the time of a participant’s employment by the Company or a subsidiary or affiliate of the Company, and during the one-year period following termination of the participant’s employment. These additional restrictions include: (i) a covenant that includes non-competition with the Company or any subsidiary or affiliate of the Company, as well as non-solicitation of customers, associates and suppliers of the Company or any subsidiary or affiliate of the Company; (ii) a covenant to protect any confidential or proprietary information of the Company or any subsidiary or affiliate of the Company; (iii) a covenant to cooperate with the Company or any subsidiary or affiliate of the Company with regard to any action, suit or proceeding arising during the participant’s employment; and (iv) a covenant not to interfere with or harm the relationship of the Company or any subsidiary or affiliate of the Company with any person who at any time was a customer or supplier of, or otherwise had a business relationship with, the Company or any subsidiary or affiliate of the Company.

To the extent that a participant violates one or more of the additional restrictions described above, unless otherwise determined by the Compensation and Organization Committee, the following will apply to any award granted under the 2016 Associates LTIP:

•	The unexercised portion of each Option or SAR held by the participant, whether or not vested, and any other award not then settled will be immediately forfeited and cancelled; and

•

The participant will be obligated to repay to the Company, in cash, the total amount of any gain realized by the participant upon each exercise of an Option or SAR or settlement of an award that occurred within any of the timeframes described in the 2016 Associates LTIP.

Change of Control

Except as otherwise provided by the Board or by the Compensation and Organization Committee in the related award agreement or at any time prior to a Change of Control (as such term is defined in the 2016 Associates LTIP), in the event of a Change of Control, with respect to an Option, SAR, shares of Restricted Stock or RSUs, the exercisability, vesting and/or settlement of which is based solely upon continued employment or passage of time, which (i) is assumed by the acquiring or surviving company upon the Change of Control and there is an involuntary termination without cause of a participant within three months prior to or 18 months following the Change of Control or (ii) is not assumed by the acquiring or surviving company upon the Change of Control:

•

In the case of an Option or SAR, the participant will have the ability to exercise such Option or SAR, including any portion of the Option or SAR not previously exercisable, until the earlier (a) of the expiration of the Option or SAR under its original term, and (b) the date that is two years (or such longer post-termination exercisability term as may be specified in the Option or SAR) following any involuntary termination without cause of the participant; and

•	In the case of Restricted Stock or RSUs, the award will become fully vested and will be settled in full.

Except as otherwise provided in the related award agreement, in the event of a Change of Control, with respect to any Restricted Stock or RSU, the grant, issuance, retention, vesting and/or settlement of which is based in whole or in part on the performance criteria and level of achievement versus such criteria, the following will apply:

•

In the case of an award in which fifty percent (50%) or more of the performance period applicable to the award has elapsed as of the date of the Change of Control, the participant will be entitled to payment, vesting or settlement of such award based upon performance through a date occurring within three months prior to the date of the Change of Control, as determined by the Compensation and Organization Committee prior to the Change of Control, and pro-rated based upon the percentage of the performance period that has elapsed between the date such award was granted and the date of the Change of Control; and

•

In the case of an award in which less than fifty percent (50%) of the performance period applicable to the award has elapsed as of the date of the Change of Control, the participant will be entitled to payment, vesting or settlement of the target amount of such award, as determined by the Compensation and Organization Committee prior to the Change of Control, pro-rated based upon the percentage of the performance period that has elapsed between the date such award was granted and the date of the Change of Control.

Transferability

Except as otherwise provided in a related award agreement: (i) a participant may not sell, transfer, pledge, assign or otherwise alienate or hypothecate an award, except by will or the laws of descent and distribution; and (ii) during a participant’s lifetime, only the participant or his or her guardian or legal representative may exercise an award. Any award or other right (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the life of a participant, and may be exercised by such transferee(s) in accordance with the terms of the award, but only if and to the extent such transfer is permitted by the Compensation and Organization Committee, subject to any terms and conditions as the Compensation and Organization Committee may impose on such transfer in the applicable award agreement.

Tax Withholding and Tax Offset Payments

The Company and any subsidiary or affiliate of the Company is authorized to withhold from awards and related payments (including Common Stock distributions) amounts of withholding and other taxes due or potentially payable in connection with any transaction or event involving an award by withholding Common Stock or other property, requiring a participant to remit to the Company an amount in cash or other property (including Common Stock) to satisfy such withholding requirements or by taking certain other actions. The Company can delay the delivery to a participant of Common Stock under any award to allow the Company to determine the amount of withholding to be collected and to collect and process such withholding.

Awards to Participants Outside the United States

The Compensation and Organization Committee may modify the terms of any award under the 2016 Associates LTIP made to or held by a participant who is then resident or primarily employed outside of the United States in any manner deemed by the Compensation and Organization Committee to be necessary or appropriate in order that such award will conform to the laws, regulations and customs of the country in which the participant is then resident or primarily employed, or so that the value and other benefits of the award to the participant, as affected by foreign tax laws and other restrictions applicable as a result of the participant’s residence or employment abroad, will be comparable to the value of such an award to a participant who is resident or primarily employed in the United States. An award may be modified in a manner that is inconsistent with the express terms of the 2016 Associates LTIP, so long as such modification will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the participant whose award is modified.

No Rights as a Stockholder

Except as otherwise provided in the 2016 Associates LTIP or in a related award agreement, a participant will not have any rights as a stockholder with respect to shares of Common Stock covered by an award unless and until the participant becomes the record holder of such shares of Common Stock.

No Repricing

The 2016 Associates LTIP expressly prohibits the Board or the Compensation and Organization Committee, without stockholder approval, from amending or replacing previously granted Options or SARs in a transaction that constitutes a “repricing,” meaning any reduction in exercise price, cancellation of Options or SARs in exchange for other Options or SARs with a lower exercise price, cancellation of Options or SARs for cash, or cancellation of Options or SARs for another grant if the exercise price of the cancelled Options or SARs is greater than the fair market value of the shares of Common Stock subject to the cancelled Options or SARs at the time of cancellation, other than in conjunction with a change of control or other adjustment expressly permitted under the 2016 Associates LTIP, or any other “repricing” as that term is used in Section 303A.08 of the NYSE Listed Company Manual.

Effective Date and Term

The 2016 Associates LTIP became effective on June 16, 2016 upon the approval of the 2016 Associates LTIP by our stockholders at the 2016 Annual Meeting. Unless earlier terminated by the Board, the authority of the Compensation and Organization Committee to make grants under the 2016 Associates LTIP will terminate on the date that is ten years after the latest date upon which stockholders of the Company have approved the 2016 Associates LTIP. Approval of the proposed amendments to the 2016 Associates LTIP at the 2017 Annual Meeting will extend the term of the 2016 Associates LTIP for ten years after the date of the 2017 Annual Meeting.

Amendment or Termination

The Board may amend, suspend or terminate the 2016 Associates LTIP at any time, except that no amendment or termination may be made without stockholder approval if: (i) such approval is required by any federal or state law or regulation or NYSE Rules or the rules of any other stock exchange or automated quotation system on which the Common Stock of the Company may then be listed or quoted; (ii) the amendment would materially increase the number of shares reserved for issuance and delivery under the 2016 Associates LTIP; (iii) the amendment would alter the provisions of the 2016 Associates LTIP restricting the Company’s ability to grant Options or SARs with an exercise price that is less than the fair market value of the underlying shares of Common Stock; or (iv) in connection with any action to amend or replace previously granted Options or SARs in a transaction that constitutes a “re-pricing” as such term is used in Section 303A.08 of the NYSE Listed Company Manual (or a successor provision).

New Benefits Under the 2016 Associates LTIP

The associates to be granted awards and the amount and nature of awards to be granted to a particular associate under the 2016 Associates LTIP are within the discretion of the Compensation and Organization Committee. Therefore, the associates who will become participants in the 2016 Associates LTIP in the future and the amount and nature of awards to be granted to any individual participant cannot be determined at this time.

Aggregate Past Grants Under the 2016 Associates LTIP

Since the inception of the 2016 Associates LTIP (on June 16, 2016 following approval by the Company’s stockholders) through January 28, 2017, grants of RSUs and PSAs (reflecting the maximum number of PSAs which may be earned under each award) have been awarded to the following individuals and indicated groups under the 2016 Associates LTIP: (i) Fran Horowitz, Chief Executive Officer and a director — no RSUs and no PSAs; (ii) Joanne C. Crevoiserat, Executive Vice President, Chief Operating Officer and Chief Financial Officer — no RSUs and no PSAs; (iii) Kristin Scott, Brand President of Hollister — 69,310 RSUs and 69,310 PSAs; (iv) Stacia Andersen, Brand President of Abercrombie & Fitch/abercrombie kids — 72,726 RSUs and 72,726 PSAs; (v) Diane Chang, former Executive Vice President — Sourcing — no RSUs and no PSAs; (vi) Jonathan E. Ramsden, former Chief Operating Officer — no RSUs and no PSAs; (vii) all current executive officers as a group — 142,036 RSUs and 142,036 PSAs; and (viii) all associates, excluding current executive officers, as a group — 133,700 RSUs and no PSAs.

Since January 28, 2017 through April 1, 2017, grants of RSUs and PSAs (reflecting the maximum number of PSAs which may be earned under each award) have been awarded to the following individuals and indicated

groups under the 2016 Associates LTIP: (i) Fran Horowitz, Chief Executive Officer and a director — 535,872 RSUs and 371,830 PSAs; (ii) Joanne C. Crevoiserat, Executive Vice President, Chief Operating Officer and Chief Financial Officer — 345,583 RSUs and 166,230 PSAs; (iii) Kristin Scott, Brand President of Hollister —65,617 RSUs and 131,234 PSAs; (iv) Stacia Andersen, Brand President of Abercrombie & Fitch/abercrombie kids — 65,617 RSUs and 131,234 PSAs; (v) Diane Chang, former Executive Vice President — Sourcing — no RSUs and no PSAs; (vi) Jonathan E. Ramsden, former Chief Operating Officer — no RSUs and no PSAs; (vii) all current executive officers as a group — 1,034,562 RSUs and 844,274 PSAs; and (viii) all associates, excluding current executive officers, as a group — 566,079 RSUs and 179,358 PSAs.

None of the current non-associate directors has been or will be granted any awards under the 2016 Associates LTIP.

Because awards under the 2016 Associates LTIP will be granted at the discretion of the Compensation and Organization Committee, past awards under the 2016 Associates LTIP may not be reflective of future awards under the 2016 Associates LTIP.

U.S. Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal income tax consequences relating to participation in the 2016 Associates LTIP. This summary is based on U.S. federal tax laws and Treasury Regulations in effect on the date of this Proxy Statement and does not purport to be a complete description of the U.S. federal income tax laws. In addition, this summary does not constitute tax advice or describe federal employment, state, local or foreign tax consequences. Each participant will be advised to consult with his or her tax advisor concerning the U.S. federal income tax and other tax consequences of participating in the 2016 Associates LTIP.

Incentive Stock Options

The Company intends for ISOs to qualify for special treatment available under Section 422 of the Internal Revenue Code. A participant will not recognize taxable income when an ISO is granted, and we will not receive a deduction at that time. A participant will not recognize ordinary income upon the exercise of an ISO, provided that the participant was, without a break in service, an associate of the Company or a subsidiary of the Company during the period beginning on the grant date of the ISO and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant’s employment is terminated due to disability).

If a participant does not sell or otherwise dispose of the shares of Common Stock acquired upon the exercise of an ISO within two years from the grant date of the ISO or within one year after the participant receives the shares, then, upon disposition of such shares of Common Stock, any amount realized in excess of the exercise price will be taxed to the participant as a capital gain, and we will not be entitled to a corresponding deduction. The participant generally will recognize a capital loss to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant generally will recognize ordinary income at the time of the disposition of the shares of Common Stock in an amount equal to the lesser of: (i) the excess of the fair market value of the shares on the date of exercise over the exercise price; or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and we will be entitled to a corresponding deduction. Any amount realized in excess of the value of the shares of Common Stock on the date of exercise will be taxed as a capital gain. If the amount realized is less than the exercise price, the participant generally will recognize a capital loss equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

The rules that generally apply to ISOs do not apply when calculating any alternative minimum tax liability. The rules affecting the application of the alternative minimum tax are complex, and their effect depends on individual circumstances, including whether a participant has items of adjustment other than those derived from ISOs.

Nonqualified Stock Options

A participant will not recognize any income when a NQSO is granted, and we will not receive a deduction at that time. However, when a NQSO is exercised, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares of Common Stock that the participant purchased on the date of exercise over the exercise price. If a participant uses shares of Common Stock or a combination of shares and cash to pay the exercise price of a NQSO, the participant will recognize ordinary income equal to the value of the excess of the number of shares that the participant purchases over the number of shares that the participant surrenders, less any cash the participant uses to pay the exercise price. When a NQSO is exercised, we will be entitled to a deduction equal to the ordinary income that the participant recognizes.

If the amount a participant receives upon disposition of the shares of Common Stock that the participant acquired by exercising a NQSO is greater than the sum of the aggregate exercise price that the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after the participant acquired them by exercising the NQSO. Conversely, if the amount a participant receives upon disposition of the shares of Common Stock that the participant acquired by exercising a NQSO is less than the sum of the aggregate exercise price the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after the participant acquired them by exercising the NQSO.

Stock Appreciation Rights

A participant will not recognize taxable income when an SAR is granted, and we will not receive a deduction at that time. When an SAR is exercised, a participant will recognize ordinary income equal to the excess of the cash and/or the fair market value of the shares of Common Stock the participant receives over the aggregate exercise price of the SAR, if any, and we will be entitled to a corresponding deduction. If the amount a participant receives upon disposition of the shares of Common Stock that the participant acquired by exercising an SAR is greater than the sum of the aggregate exercise price that the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after the participant acquired them by exercising the SAR. Conversely, if the amount a participant receives upon disposition of the shares of Common Stock that the participant acquired by exercising an SAR is less than the sum of the aggregate exercise price that the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after the participant acquired them by exercising the SAR.

Restricted Stock

Unless a participant makes a Section 83(b) Election, the participant generally will not recognize taxable income when Restricted Stock is granted, and we will not receive a deduction at that time. Instead, a participant will recognize ordinary income when the Restricted Stock vests (i.e., when the underlying shares of Common Stock are freely transferable or not subject to a substantial risk of forfeiture) equal to the fair market value of the shares of Common Stock that the participant receives when the terms, conditions and restrictions have been met, less any consideration paid for the Restricted Stock, and we generally will be entitled to a deduction equal to the income that the participant recognizes.

If the amount a participant receives upon disposition of these shares of Common Stock is greater than the fair market value of the shares when the Restricted Stock vested, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after the Restricted Stock vested. Conversely, if the amount the participant receives upon disposition of these shares of

Common Stock is less than the fair market value of the shares when the Restricted Stock vested, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after the Restricted Stock vested.

If a participant makes a Section 83(b) Election, the participant will recognize ordinary income on the grant date equal to the fair market value of the shares of Common Stock subject to the Restricted Stock award on the grant date, and we will be entitled to a deduction equal to the income that the participant recognizes at that time. However, the participant will not recognize income when (and if) the Restricted Stock vests. If a participant who has made a Section 83(b) Election earns the shares of Common Stock subject to a Restricted Stock award, any appreciation between the grant date and the date the participant disposes of the shares will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after the grant date. Conversely, if the amount the participant receives upon disposition of these shares of Common Stock is less than the fair market value of the shares on the grant date, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after the grant date. Also, if a participant forfeits his or her Restricted Stock, the participant cannot take a tax deduction in connection with the forfeiture of the Restricted Stock subject to a Section 83(b) Election.

Restricted Stock Units

A participant will not recognize taxable income when a RSU is granted, and we will not receive a deduction at that time. When a RSU vests and is settled, the participant will recognize ordinary income equal to the cash and/or the fair market value of the shares of Common Stock the participant receives at the time of settlement, and we will be entitled to a corresponding deduction.

If the amount a participant receives upon disposition of the shares of Common Stock received upon settlement of the RSU is greater than the fair market value of the shares of Common Stock at the time the participant recognizes ordinary income with respect to the RSU, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares of Common Stock for more than one year after that time. Conversely, if the amount the participant receives upon disposition of these shares of Common Stock is less than the fair market value of the shares of Common Stock at the time the participant recognizes ordinary income with respect to the RSU, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares of Common Stock for more than one year after that time.

Section 409A

Section 409A of the Internal Revenue Code imposes certain restrictions on amounts deferred under non-qualified deferred compensation plans and a 20% additional tax on amounts that are subject to, but do not comply with, Section 409A. Section 409A includes a broad definition of non-qualified deferred compensation plans, which includes certain types of equity incentive compensation. The Company intends for the awards granted under the 2016 Associates LTIP to comply with or be exempt from the requirements of Section 409A and the Treasury Regulations promulgated thereunder.

THE COMPENSATION AND ORGANIZATION COMMITTEE AND THE BOARD

UNANIMOUSLY RECOMMEND THAT YOU VOTE “FOR” THE APPROVAL

OF THE PROPOSED AMENDMENTS TO THE 2016 ASSOCIATES LTIP.

Required Vote

The approval of the amendments to the 2016 Associates LTIP to authorize 1,200,000 additional shares of Common Stock and explicitly prohibit the current payment of dividends in any form on unvested equity awards, requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Under applicable NYSE Rules, broker non-votes will not be treated as votes cast. Abstentions will be treated as votes cast and will have the effect of a vote “AGAINST” the proposal.

AUDIT AND FINANCE COMMITTEE MATTERS

Report of the Audit and Finance Committee for Fiscal 2016

The Audit and Finance Committee’s responsibility is to provide independent, objective oversight of:

•	the integrity of the Company’s consolidated financial statements;

•	the qualifications and independence of the Company’s independent registered public accounting firm PricewaterhouseCoopers LLP (“PwC”);

•	the performance of the Company’s internal audit function and the Company’s independent registered public accounting firm;

•	the annual independent audit of the Company’s consolidated financial statements;

•	the compliance by the Company and its subsidiaries with legal and regulatory requirements;

•	the Company’s systems of disclosure controls and procedures and internal control over financial reporting;

•	compliance with the Company’s Code of Business Conduct and Ethics;

•	enterprise risk issues and enterprise risk management policies, guidelines and programs; and

•	the review of the financial plans and policies of the Company.

Management of the Company has the responsibility for the preparation, presentation and integrity of the Company’s consolidated financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for the establishment and maintenance of systems of disclosure controls and procedures and internal control over financial reporting.

PwC is responsible for auditing and reporting on the Company’s annual consolidated financial statements included in the Annual Report on Form 10-K and the effectiveness of the Company’s internal control over financial reporting, and for reviewing the Company’s unaudited interim consolidated financial statements included in the Quarterly Reports on Form 10-Q.

In fulfilling its oversight responsibilities, the Audit and Finance Committee met with management of the Company, the Company’s Chief Audit Executive and PwC throughout the year. Since the beginning of Fiscal 2016, the Audit and Finance Committee met with the Company’s Chief Audit Executive and PwC, with and without management of the Company present, to discuss the overall scope of their respective annual audit plans, the results of their respective audits, the effectiveness of the Company’s internal control over financial reporting, including management’s and PwC’s reports thereon and the bases for the conclusions expressed in those reports, and the overall quality of the Company’s financial reporting. In addition, the Audit and Finance Committee met with the Company’s Chief Financial Officer to review the process undertaken to evaluate the accuracy and fair presentation of the Company’s consolidated financial statements. Throughout that period, the Audit and Finance Committee reviewed management’s plan for documenting and testing controls, the results of their documentation and testing, any deficiencies discovered and the resulting remediation of the deficiencies. In addition, the Audit and Finance Committee reviewed and discussed with PwC all matters required by PCAOB standards.

The Audit and Finance Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit and Finance Committee concerning independence, and has discussed with PwC that firm’s independence. The Audit and Finance Committee has concluded that PwC’s provision of permitted non-audit services to the Company and its subsidiaries is compatible with maintaining PwC’s independence.

Management of the Company and PwC have represented to the Audit and Finance Committee that the Company’s audited consolidated financial statements as of and for the fiscal year ended January 28, 2017 were prepared in accordance with accounting principles generally accepted in the United States, and the Audit and Finance Committee has reviewed and discussed those audited consolidated financial statements with management of the Company and PwC.

Based on the Audit and Finance Committee’s discussions with management of the Company and PwC and the Audit and Finance Committee’s review of the report of PwC to the Audit and Finance Committee, the Audit and Finance Committee unanimously recommended to the Board that the Company’s audited consolidated financial statements be included (and the Board approved such inclusion) in the Company’s Annual Report on Form 10-K for Fiscal 2016 filed with the SEC on March 27, 2017.

Submitted by the Audit and Finance Committee:

James B. Bachmann (Chair)	Michael E. Greenlees	Charles R. Perrin	Stephanie M. Shern	Craig R. Stapleton

Pre-Approval Policy

Under applicable SEC rules, the Audit and Finance Committee is required to pre-approve the audit and non-audit services performed by the Company’s independent registered public accounting firm (also referred to as the “Company’s independent audit firm”) in order to ensure that the provision of these services does not impair the independence of the Company’s independent audit firm from the Company and our subsidiaries. The SEC rules specify the types of non-audit services that an independent audit firm may not provide to its audit client and establish the Audit and Finance Committee’s responsibility for administration of the engagement of the Company’s independent audit firm.

Annually, the Company’s management and the Company’s independent audit firm are to jointly submit to the Audit and Finance Committee a Non-Audit Services Matrix (the “Matrix”) of the types of audit and non-audit services that are permitted under the Sarbanes-Oxley Act of 2002 and the rules of the SEC and the PCAOB and of which the Company may wish to avail itself. The Audit and Finance Committee will review the Matrix and either approve or reject the specific categories of services. The approval of the Matrix is merely an approval of the types of services permitted by the Audit and Finance Committee, subject to pre-approval of specific services. The Matrix will then be revised to include only those categories of services approved by the Audit and Finance Committee and distributed by the Company’s management to appropriate personnel and by the Company’s independent audit firm to its partners serving the Company.

Annually, the Company’s management and the Company’s independent audit firm must jointly submit to the Audit and Finance Committee an Annual Pre-Approval Request (the “Pre-Approval Request”) listing all known and/or anticipated audit and non-audit services for the upcoming fiscal year. The Pre-Approval Request is to list the services by category in accordance with the Matrix, describe the services in reasonable detail and include an estimated budget (or budgeted range) of fees.

The Audit and Finance Committee will review each Pre-Approval Request with both the Company’s management and the Company’s independent audit firm. A final list of Annual Pre-Approved Non-Audit Services and budgeted fees will then be prepared and distributed by the Company’s management to appropriate personnel and by the Company’s independent audit firm to its partners who provide services to the Company. The pre-approval of audit and non-audit services contained in the Pre-Approval Request is merely an authorization for the Company’s management to potentially utilize the Company’s independent audit firm for the approved services and allowable services. Once the Audit and Finance Committee has pre-approved the audit and non-audit services, the Company’s management has the discretion to either engage the Company’s independent audit firm or another provider for each listed service. Additionally, the Audit and Finance Committee, in concert with the Company’s management, has the responsibility to set the terms of the engagement, negotiate the fees (within the approved budget range) and execute the letter of engagement.

During the course of the year, there may be additional audit or non-audit services that are identified by the Company’s management and are desired but were not contained in the Annual Pre-Approval Request. The Audit and Finance Committee will designate one or more of its members to have the authority to pre-approve interim requests for additional non-audit services. Prior to engaging the Company’s independent audit firm for services, the Company’s management is to submit a request for approval of the audit or non-audit services to the designated Audit and Finance Committee member(s). The designated Audit and Finance Committee member(s) are to act upon the request as expeditiously as possible by either approving or rejecting the request and notifying the Company’s management. These interim pre-approval procedures are to be used only for audit or non-audit services that are less than $100,000. Requests for audit or non-audit services greater than $100,000 must be approved by the full Audit and Finance Committee.

At each subsequent Audit and Finance Committee meeting, the designated Audit and Finance Committee member(s) are to report any interim audit or non-audit service pre-approvals since the last Audit and Finance Committee meeting. At each Audit and Finance Committee meeting, the Company’s management and the Company’s independent audit firm are to provide the Audit and Finance Committee with a summary description of ongoing projects and a year-to-date report of the actual expenditures as compared to the pre-approved budget for audit or non-audit services and an updated estimate of expenditures for the full year.

Fees of Independent Registered Public Accounting Firm

Fees billed for services rendered by PwC for each of Fiscal 2016 and Fiscal 2015 were as follows:

	Fiscal 2016	Fiscal 2015(1)
Audit Fees	$3,106,276	$3,547,359
Audit-Related Fees	—	—
Tax Fees	17,947	17,882
All Other Fees	31,770	20,345

Total	$3,155,993	$3,585,586

(1)	The previously presented Fiscal 2015 fees were revised to reflect the actual fees associated with the services rendered by PwC to the Company for Fiscal 2015.

Audit Fees represent fees for professional services rendered by PwC in connection with the integrated audit of the Company’s annual consolidated financial statements, statutory audits, reviews of the unaudited interim consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q and other services provided in connection with statutory and regulatory filings or engagements.

Tax Fees for Fiscal 2016 and Fiscal 2015 represent fees relating to tax compliance matters.

All Other Fees for Fiscal 2016 and Fiscal 2015 represents fees for products other than those included above, including non-financial attestation services and payments made to PwC related to the use of an accounting regulatory database.

All of the services rendered by PwC to the Company and our subsidiaries during Fiscal 2016 and Fiscal 2015 were pre-approved by the Audit Committee.

PROPOSAL 8 — RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As noted above, PwC served as the Company’s independent registered public accounting firm during Fiscal 2016 and, in that capacity, rendered a report on the Company’s consolidated financial statements as of and for the fiscal year ended January 28, 2017 and internal control over financial reporting as of January 28, 2017. On an annual basis in deciding whether to retain our current independent registered public accounting firm or engage a different independent auditor, the Audit and Finance Committee reviews the current firm’s qualifications, performance and independence in accordance with regulatory requirements and guidelines. As part of this evaluation, factors considered by the Audit and Finance Committee include: PwC’s capabilities and expertise; recent performance of PwC on the Company’s audit; management’s assessment of PwC performance; external data on audit quality, including results of recent PCAOB reports on PwC and its peers; PwC’s independence; the terms of the audit engagement; and the quality and candor of PwC’s communications to the Audit and Finance Committee. Subject to ratification by the stockholders of the Company, the Audit and Finance Committee has unanimously reappointed PwC as the independent registered public accounting firm to audit the Company’s consolidated financial statements and internal control over financial reporting for Fiscal 2017. Although the Company’s governing documents do not require the submission of PwC’s appointment to the Company’s stockholders for ratification, the Company believes it is desirable to do so. If the appointment of PwC is not ratified, the Audit and Finance Committee will reconsider the appointment.

Representatives of PwC are expected to be present at the Annual Meeting. They will be available to respond to appropriate questions and may make a statement if they so desire.

THE AUDIT COMMITTEE AND THE BOARD UNANIMOUSLY RECOMMEND THAT

YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PwC.

Required Vote

The ratification of the appointment of PwC as the Company’s independent registered public accounting firm for Fiscal 2017 requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Abstentions will not be treated as votes cast.

PROPOSAL 9 — STOCKHOLDER PROPOSAL REGARDING “PROXY ACCESS”

The Company expects the following stockholder proposal to be presented for consideration at the Annual Meeting. The proposal quoted below and the Supporting Statement quoted below were submitted by: (i) the Comptroller of the City of New York, in the capacity as the custodian and a trustee of (a) the New York City Employees’ Retirement System, which was reported to have held 131,161 shares of Common Stock as of December 12, 2016, (b) the New York City Fire Department Pension Fund, which was reported to have held 2,993 shares of Common Stock as of December 12, 2016, (c) the New York City Teachers’ Retirement System, which was reported to have held 57,119 shares of Common Stock as of December 12, 2016, and (d) the New York City Police Pension Fund, which was reported to have held 45,389 shares of Common Stock as of December 12, 2016; and (ii) the Comptroller of the City of New York, in the capacity as the custodian of the New York City Board of Education Retirement System, which was reported to have held 2,578 shares of Common Stock as of December 12, 2016.

The proposal is set forth below. The Company accepts no responsibility for the accuracy of the proposal or the supporting statement of the proponents.

RESOLVED: Shareholders of Abercrombie & Fitch Co. (the “Company”) ask the board of directors (the “Board”) to enact a “proxy access” bylaw. Such a bylaw shall require the Company to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (as defined herein) of any person nominated for election to the board by a shareholder or group (the “Nominator”) that meets the criteria established below. The Company shall allow shareholders to vote on such nominee on the Company’s proxy card.

The number of shareholder-nominated candidates appearing in proxy materials shall not exceed one quarter of the directors then serving. This bylaw, which shall supplement existing rights under Company bylaws, should provide that a Nominator must:

a)	have beneficially owned 3% or more of the Company’s outstanding common stock continuously for at least three years before submitting the nomination;

b)	give the Company, within the time period identified in its bylaws, written notice of the information required by the bylaws and any Securities and Exchange Commission rules about (i) the nominee,

including consent to being named in the proxy materials and to serving as director if elected; and (ii) the Nominator, including proof it owns the required shares (the “Disclosure”); and

c)	certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator’s communications with the Company shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than the Company’s proxy materials; and (iii) to the best of its knowledge, the required shares were acquired in the ordinary course of business and not to change or influence control at the Company.

The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of each nominee (the “Statement”). The Board shall adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and applicable federal regulations, and the priority to be given to multiple nominations exceeding the one-quarter limit.

Supporting Statement

We believe proxy access will make directors more accountable and enhance shareholder value. A 2014 CFA Institute study concluded that proxy access could raise overall US market capitalization by up to $140.3 billion if adopted market-wide, “with little cost or disruption.” (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1)

This shareholder proposal is nearly identical to one that received the majority of votes cast at the Company in 2014, except that this proposal requests that the Board enact a proxy access bylaw rather than present it for shareholder approval.

Significantly, the Board’s binding bylaw amendments to implement proxy access received more than 85% of votes cast in 2015 and 2016, but failed in both instances to receive the two-thirds of outstanding votes required for approval under the Company’s bylaws.

Since 2014, more than 300 companies have enacted proxy access bylaws with similar terms and without shareholder ratification.

The Company’s Response

The Board has carefully considered the proposal submitted by the proponents and believes that its adoption is in the best interests of the Company and our stockholders. The “proxy access” bylaw which the Board is asked to enact under the proposed resolution would be consistent with the amendments to our Amended and Restated Bylaws recommended by the Board for approval by our stockholders at each of the 2015 Annual Meeting and the 2016 Annual Meeting.

Although the Company’s organizational documents require the affirmative vote of the holders of at least 75% of the outstanding shares of Common Stock in order to approve any amendment to the Company’s Amended and Restated Bylaws, including an amendment to implement “proxy access,” they also authorize the Board to unilaterally amend the Amended and Restated Bylaws. While the Board’s proposed amendments to the Company’s Amended and Restated Bylaws to implement “proxy access” did not receive the required affirmative vote for approval by the stockholders at either the 2015 Annual Meeting or the 2016 Annual Meeting, the Board believes it is important to respect the results of the stockholder votes. In excess of 60% of the outstanding shares of Common Stock were voted for approval of the Board’s proposed amendments to implement “proxy access” at each of the 2015 Annual Meeting and the 2016 Annual Meeting, with the affirmative vote for approval increasing from 63.4% of the outstanding shares of Common Stock in 2015 to 68.8% in 2016. If the stockholder proposal is approved, the Board would approve amendments to the Company’s Amended and Restated Bylaws that are substantially the same as those proposed for stockholder approval at the 2015 Annual Meeting and the 2016 Annual Meeting. The Board believes that these amendments implementing “proxy access” include requirements and provisions designed to provide meaningful rights of proxy access.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

THIS STOCKHOLDER PROPOSAL, IF IT IS PROPERLY PRESENTED FOR

CONSIDERATION AT THE ANNUAL MEETING.

Required Vote

The approval of this stockholder proposal requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Abstentions and broker non-votes will not be counted as votes “FOR” or “AGAINST” this proposal.

STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

Any stockholder of the Company seeking to present a proposal pursuant to Exchange Act Rule 14a-8 to be considered for inclusion in the Company’s proxy statement for the 2018 Annual Meeting, must submit the proposal in accordance with Exchange Act Rule 14a-8 and deliver it to the Company at the address set forth below no later than the close of business on December 27, 2017. Only those proposals that comply with the requirements of Exchange Act Rule 14a-8 will be included in the Company’s proxy statement for the 2018 Annual Meeting.

Stockholders of the Company seeking to bring business before the 2018 Annual Meeting outside of Exchange Act Rule 14a-8, or to nominate candidates for election as directors at the 2018 Annual Meeting, must provide timely written notice to the Company and comply with certain other requirements specified in the Company’s Amended and Restated Bylaws. The notice of a proposing stockholder must be in writing and delivered in person or by United States certified mail, postage prepaid, and received by the Corporate Secretary of the Company, at the address set forth below, not less than 120 days nor more than 150 days prior to the June 15, 2018 anniversary date of the 2017 Annual Meeting. As a result, notices with respect to proposed business outside of Rule 14a-8 under the Exchange Act, or nominations for election as directors, for the 2018 Annual Meeting must be received no earlier than the close of business on January 16, 2018 and not later than the close of business on February 15, 2018. The notice requirements applicable to nominations are described above in the section captioned “PROPOSAL 1 — ELECTION OF DIRECTORS — Director Nominations” beginning on page 45 of this Proxy Statement.

Under Section 1.09 of the Company’s Amended and Restated Bylaws, a stockholder wishing to bring business (other than nominations for election to the Board) before the 2018 Annual Meeting must be a stockholder of record on both the date of the giving of the required notice of proposed business and the record date for determining the stockholders entitled to notice of and to vote at the 2018 Annual Meeting.

The notice to be submitted by a proposing stockholder must include the following information:

•

as to each matter the stockholder proposes to bring before the 2018 Annual Meeting (other than nominations for election to the Board), a brief description of the business desired to be brought before the 2018 Annual Meeting, including the complete text of any resolutions to be presented, and the reason for conducting such business at the 2018 Annual Meeting;

•	as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made:

•	the name and address of each such person;

•

(A) the class and number of all shares of the Company owned beneficially or of record by such person and any affiliates or associates of such person; (B) the name of each nominee holder of shares of the Company owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of the Company held by each such nominee holder; (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to the shares of the Company; and

(D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of the Company) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to shares of the Company;

•

a description of all agreements, arrangements or understandings (written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such person, or any affiliates or associates of such person, in such business, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person;

•	a representation that the stockholder giving notice intends to appear in person or by proxy at the 2018 Annual Meeting to bring the business described in the stockholder’s notice; and

•

any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person pursuant to the SEC’s proxy rules.

Proposals by stockholders intended to be presented at the 2018 Annual Meeting and/or considered for inclusion in the Company’s proxy statement for the 2018 Annual Meeting must be delivered or mailed to Abercrombie & Fitch Co., 6301 Fitch Path, New Albany, Ohio 43054, Attention: Corporate Secretary.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

The SEC has implemented rules regarding the delivery of proxy materials (i.e., annual reports to stockholders, proxy statements and Notices of Internet Availability of Proxy Materials) to households. This method of delivery, often referred to as “householding,” permits the Company to send: (i) a single annual report and/or a single proxy statement or (ii) a single Notice of Internet Availability of Proxy Materials to multiple registered stockholders who share an address. In each case, each registered stockholder at the shared address must consent to the householding process in accordance with applicable SEC Rules. Each registered stockholder would continue to receive a separate proxy card with proxy materials delivered by mail or e-mail.

Only one copy of this Proxy Statement and the Company’s Fiscal 2016 Form 10-K or one copy of the Notice of Internet Availability of Proxy Materials is being delivered to multiple registered stockholders at a shared address who have affirmatively consented, in writing, to the householding process, unless the Company has subsequently received contrary instructions from one or more of such registered stockholders. A separate proxy card is being included for each account at the shared address to which paper copies of this Proxy Statement and the Company’s Fiscal 2016 Form 10-K have been delivered. The Company will promptly deliver, upon written or oral request, a separate copy of this Proxy Statement and the Company’s Fiscal 2016 Form 10-K or a separate copy of the Notice of Internet Availability of Proxy Materials to a registered stockholder at a shared address to which a single copy of these documents was delivered. A registered stockholder at a shared address may contact the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, by calling 1-800-937-5449, or by forwarding a written request to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219, to: (i) request additional copies of this Proxy Statement and the Company’s Fiscal 2016 Form 10-K or the Notice of Internet Availability of Proxy Materials; or (ii) notify the Company that such registered stockholder wishes to receive a separate annual report to stockholders, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, in the future.

Registered stockholders who share an address may request delivery of a single copy of annual reports to stockholders, proxy statements or Notices of Internet Availability of Proxy Materials, as applicable, in the future, if they are currently receiving multiple copies, by contacting the Company’s transfer agent as described in the preceding paragraph.

Many brokerage firms, banks and other holders of record have also instituted “householding.” If your family or others with a shared address have one or more “street name” accounts under which you beneficially own shares of Common Stock, you may have received householding information from your brokerage firm, bank or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this Proxy Statement and our Fiscal 2016 Form 10-K or the Notice of Internet Availability of Proxy Materials, or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding.

FORWARD-LOOKING STATEMENTS

We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Proxy Statement or made by us, our management or our spokespeople involve risks and uncertainties and are subject to change based on various factors, many of which may be beyond our control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend” and similar expressions may identify forward-looking statements. Except as may be required by applicable law, we assume no obligation to publicly update or revise our forward-looking statements.

Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. The following factors, among others, could affect our financial performance and could cause actual results to differ materially from those expressed or implied in any of the forward-looking statements:

•

changes in global economic and financial conditions, and the resulting impact on consumer confidence and consumer spending, as well as other changes in consumer discretionary spending habits, could have a material adverse effect on our business, results of operations and liquidity;

•	our inability to anticipate customer demand and changing fashion trends and to manage our inventory commensurately could adversely impact our sales levels and profitability;

•	our market share may be negatively impacted by increasing competition and pricing pressures from companies with brands or merchandise competitive with ours;

•

direct-to-consumer sales channels are a significant component of our growth strategy, and the failure to successfully develop our position in these channels could have an adverse impact on our results of operations;

•	our ability to conduct business in international markets may be adversely affected by legal, regulatory, political and economic risks;

•	our inability to successfully implement our strategic plans could have a negative impact on our growth and profitability;

•	our failure to protect our reputation could have a material adverse effect on our brands;

•	our business could suffer if our information technology systems are disrupted or cease to operate effectively;

•	we may be exposed to risks and costs associated with cyber-attacks, credit card fraud and identity theft that would cause us to incur unexpected expenses and reputation loss;

•	fluctuations in foreign currency exchange rates could adversely impact our financial condition and results of operations;

•	changes in the cost, availability and quality of raw materials, labor, transportation and trade relations could cause manufacturing delays and increase our costs;

•

we depend upon independent third parties for the manufacture and delivery of all our merchandise, and a disruption of the manufacture or delivery of our merchandise could result in lost sales and could increase our costs;

•	our ability to attract customers to our stores depends, in part, on the success of the shopping malls or area attractions that our stores are located in or around;

•	we rely on the experience and skills of our senior executive officers, the loss of whom could have a material adverse effect on our business;

•	our reliance on distribution centers makes us susceptible to disruptions or adverse conditions affecting our supply chain;

•	our litigation exposure could have a material adverse effect on our financial condition and results of operations;

•	our inability or failure to adequately protect our trademarks could have a negative impact on our brand image and limit our ability to penetrate new markets;

•	fluctuations in our tax obligations and effective tax rate may result in volatility in our operating results;

•	extreme weather conditions and the seasonal nature of our business may cause net sales to fluctuate and negatively impact our results of operations;

•

our facilities, systems and stores, as well as the facilities and systems of our vendors and manufacturers, are vulnerable to natural disasters, pandemic disease and other unexpected events, any of which could result in an interruption to our business and adversely affect our operating results;

•	the impact of war or acts of terrorism could have a material adverse effect on our operating results and financial condition;

•	changes in the regulatory or compliance landscape could adversely affect our business and results of operations;

•	our Asset-Based Revolving Credit Agreement and our Term Loan Agreement include restrictive covenants that limit our flexibility in operating our business; and

•	compliance with changing regulations and standards for accounting, corporate governance and public disclosure could adversely affect our business, results of operations and reported financial results.

OTHER MATTERS

As of the date of this Proxy Statement, the Board knows of no matter that will be presented for action by the stockholders at the Annual Meeting other than those discussed in this Proxy Statement. If any other matter requiring a vote of the stockholders properly comes before the Annual Meeting, the individuals acting under the proxies solicited by the Board will vote and act according to their best judgments in light of the conditions then prevailing, to the extent permitted under applicable law.

If you have any questions or require any assistance with voting your shares, please contact Innisfree M&A Incorporated, toll-free at (888) 750-5834 or directly at (412) 232-3651. Banks and brokers may call collect at (212) 750-5833.

April 26, 2017	By Order of the Board of Directors,

Robert E. Bostrom

Senior Vice President, General Counsel and Corporate Secretary

APPENDIX A

ABERCROMBIE & FITCH CO. SHORT-TERM CASH

INCENTIVE COMPENSATION PERFORMANCE PLAN

The Abercrombie & Fitch Co. Short-Term Cash Incentive Compensation Performance Plan (the “Incentive Plan”) is intended to satisfy the applicable provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Incentive Plan shall be administered by the Compensation and Organization Committee (the “Committee”) of the Board of Directors of Abercrombie & Fitch Co. (the “Company”), which is intended to consist solely of “outside directors” as such term is defined in Section 162(m) of the Code. The Committee shall select those key executives of the Company with significant operating and financial responsibility and who are likely to be “covered employees” (within the meaning of Section 162(m) of the Code) for the relevant fiscal year, to be eligible to earn seasonal or annual cash incentive compensation payments to be paid under the Incentive Plan. In addition, all associates of the Company selected to participate for a given fiscal year shall be eligible to earn seasonal or annual cash incentive compensation under the Incentive Plan.

In respect of each Spring and/or Fall selling season or fiscal year, the Committee may establish performance goals for the Company. For purposes of the Incentive Plan, a “performance goal” shall mean any one or more of the following business criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee: (i) gross sales, net sales, or comparable store sales; (ii) gross margin, cost of goods sold, mark-ups or mark-downs; (iii) selling, general and administrative expenses; (iv) operating income, earnings from operations, earnings before or after taxes, or earnings before or after interest, depreciation, amortization, or extraordinary or special items; (v) net income or net income per common share (basic or diluted); (vi) inventory turnover or inventory shrinkage; (vii) return on assets, return on investment, return on capital, or return on equity; (viii) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (ix) economic profit or economic value created; (x) stock price or total stockholder return; and (xi) market penetration, geographic expansion or new concept development; customer satisfaction; staffing; diversity; training and development; succession planning; employee satisfaction; acquisitions or divestitures of subsidiaries, affiliates or joint ventures. These factors may be adjusted by the Committee to eliminate the effects of charges for restructurings, discontinued operations and all items of gain, loss or expense determined to be unusual in nature and/or infrequent in occurrence or related to the disposal of a segment of a business, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements. These factors shall have a minimum performance standard below which no payments will be made, and a maximum performance standard above which, no additional payments will be made. These performance goals may (but need not) be based on an analysis of historical performance and growth expectations for the Company, financial results of other peer companies included in the Company’s compensation peer group and progress toward achieving the Company’s long-range strategic plan. These performance goals and determination of results shall be based entirely on objective measures. The Committee may not use any discretion to modify award results except as permitted under Section 162(m) of the Code.

Annual incentive compensation targets may be established for eligible executives ranging from 5% to 150% of base salary. Executives may earn their target incentive compensation if the pre-established performance goals are achieved. The target incentive compensation percentage for each executive will be based on the level and functional responsibility of his or her position, size of the business for which the executive is responsible and competitive practices. The amount of incentive compensation paid to participating executives may range from zero to double their targets, based upon the extent to which performance goals are achieved or exceeded. Except as otherwise permitted by Section 162(m) of the Code, the minimum level at which a participating executive will earn any incentive payment, and the level at which an executive will bear the maximum incentive payment of double the target, must be established by the Committee no later than before 25% of the applicable bonus period

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has elapsed (or, if less, 90 days of such bonus period have elapsed). Actual payouts must be based on either a straight-line or pre-established graded interpolation based on these minimum and maximum levels and the performance goals. The Committee may, in its sole discretion, adjust payouts downward from the amount a covered employee is entitled to receive under the applicable formula.

At such time as it shall determine appropriate following the conclusion of each bonus period, the Committee shall certify, in writing, that the applicable performance goals were satisfied and the amount of a covered employee’s cash incentive compensation for such bonus period. No payments shall be made under the Incentive Plan until such certification has been made. Any payments under the Incentive Plan shall in all events be paid no later than the fifteenth day of the third month following the end of the fiscal year in which the applicable bonus period ends.

The maximum dollar amount to be paid to any participant for any fiscal year of the Company under the Incentive Plan may not exceed $5,000,000.

The Board may, from time to time, alter, amend, suspend or terminate the Incentive Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including Section 162(m) of the Code. No amendments to, or termination of, the Incentive Plan shall in any way impair the rights of a covered employee under any award previously granted without such employee’s consent.

If at any time after the date on which an Incentive Plan participant has received payments under the Incentive Plan pursuant to the achievement of a performance goal, the Committee determines that the earlier determination as to the achievement of the performance goal was based on incorrect data and that in fact the performance goal had not been achieved or had been achieved to a lesser extent than originally determined and a portion of such payment would not have been paid, given the correct data, then such portion of any such payment paid to the Incentive Plan participant shall be paid by such participant to the Company upon notice from the Company as provided by the Committee. The Committee shall have the sole discretion to determine whether to enforce its clawback rights.

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APPENDIX B

ABERCROMBIE & FITCH CO.

LONG-TERM CASH INCENTIVE COMPENSATION PERFORMANCE PLAN

1. Purpose. The Abercrombie & Fitch Co. Long-Term Cash Incentive Compensation Performance Plan (the “Incentive Plan”) is intended to satisfy the applicable provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Incentive Plan shall be administered by the Compensation and Organization Committee (the “Committee”) of the Board of Directors of Abercrombie & Fitch Co. (the “Company”), which is intended to consist solely of “outside directors” as such term is defined in Section 162(m) of the Code. The Committee shall select those key executives of the Company with significant operating and financial responsibility and who are likely to be “covered employees” (within the meaning of Section 162(m) of the Code) at the time of settlement of an Award, to be eligible to earn long-term cash incentive compensation payments to be paid under the Incentive Plan. In addition, all associates of the Company selected to participate for a given Performance Period shall be eligible to earn cash incentive compensation under the Incentive Plan.

2. Definitions. In addition to the terms defined in Section 1 above and elsewhere in the Incentive Plan, the following capitalized terms used in the Incentive Plan have the respective meanings set forth in this Section:

(a) “Award” means any incentive opportunity granted to a Participant under the Incentive Plan.

(b) “Beneficiary” means the legal representative of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written and duly filed beneficiary designation to receive the benefits specified under the Participant’s Award upon such Participant’s death.

(c) “Board” means the Company’s Board of Directors.

(d) “Change of Control” has the meaning specified in Section 6.

(e) “Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation thereunder shall include any successor provisions and regulations, and reference to regulations includes any applicable guidance or pronouncement of the Department of the Treasury and the Internal Revenue Service.

(f) “Committee” means the Compensation and Organization Committee of the Board, the composition and governance of which is established in the Committee’s charter as approved from time to time by the Board and subject to Section 303A.05 of the Listed Company Manual of the New York Stock Exchange, and other corporate governance documents of the Company. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee’s charter or the Incentive Plan. The full Board may perform any function of the Committee hereunder except to the extent limited under Section 303A.05 of the Listed Company Manual of the New York Stock Exchange, in which case the term “Committee” shall refer to the Board.

(g) “Covered Associate” means an Eligible Person who is a Covered Associate as specified in Section 8(h).

(h) “Effective Date” means the effective date specified in Section 8(n).

(i) “Eligible Person” has the meaning specified in Section 4.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

(k) “Participant” means a person who has been granted an Award under the Incentive Plan which remains outstanding, including a person who is no longer an Eligible Person.

(l) “Retirement” means, unless otherwise stated by the Committee (or the Board) in an applicable Award agreement, a Participant’s voluntary termination of employment after achieving 65 years of age.

(m) “Stock” means the Company’s Class A Common Stock, par value $0.01 per share, and any other equity securities of the Company or another issuer that may be substituted or resubstituted for Stock pursuant to Section 8(c).

3. Administration.

(a) Authority of the Committee. The Incentive Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Incentive Plan. The Committee shall select Eligible Persons to become Participants; and shall establish applicable performance goals for each Award and other terms and conditions of such Awards including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant.

The Committee shall prescribe documents evidencing Awards (such documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Incentive Plan and amendments thereto (including outstanding Awards); construe and interpret the Incentive Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Incentive Plan. Decisions of the Committee with respect to the administration and interpretation of the Incentive Plan shall be final, conclusive and binding upon all persons interested in the Incentive Plan, including Participants, Beneficiaries and other persons claiming rights from or through a Participant, and stockholders of the Company.

(b) Manner of Exercise of Committee Authority. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may act through subcommittees, including for purposes of qualifying Awards under Code Section 162(m) as performance-based compensation, in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may delegate the administration of the Incentive Plan to one or more officers or associates of the Company, and such administrator(s) may have the authority to execute and distribute Award agreements or other documents evidencing or relating to Awards granted by the Committee under the Incentive Plan, to maintain records relating to Awards, to process or oversee the payment of amounts in settlement of Awards, to interpret and administer the terms of Awards and to take such other actions as may be necessary or appropriate for the administration of the Incentive Plan and of Awards under the Incentive Plan, provided that in no case shall any such administrator be authorized (i) to grant Awards under the Incentive Plan, (ii) to take any action that would cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify, (iii) to take any action inconsistent with Section 157 and other applicable provisions of the Delaware General Corporation Law, or (iv) to make any determination required to be made by the Committee under the New York Stock Exchange corporate governance standards applicable to listed company compensation committees (currently, Rule 303A.05). Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in the Incentive Plan to the Committee shall include any such administrator. The Committee established pursuant to Section 3(a) and, to the extent it so provides, any subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval or modification by the Committee.

(c) Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or associate of the Company or a subsidiary or affiliate of the Company, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Incentive Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or associate of the Company or a subsidiary or affiliate of the Company acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Incentive Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Eligibility; Per-Person Award Limitations.

(a) Eligibility. Awards may be granted under the Incentive Plan only to Eligible Persons. For purposes of the Incentive Plan, an “Eligible Person” means an associate of the Company or any subsidiary or affiliate of the Company, including any person who has been offered employment by the Company or a subsidiary or affiliate of the Company, provided that such prospective associate may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate of the Company. An associate on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate of the Company for purposes of eligibility for participation in the Incentive Plan, if so determined by the Committee. For purposes of the Incentive Plan, a joint venture in which the Company or a subsidiary of the Company has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee.

(b) Per-Person Award Limitations. The maximum incentive awarded to a Participant for a fiscal year of the Company under the Incentive Plan shall not exceed $10,000,000, without regard to whether the Award is intended to comply with Section 162(m) of the Code.

5. Performance Goals

(a) Performance Goals Generally. The Committee shall determine whether the grant, issuance, vesting and/or settlement of any Award under the Incentive Plan shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 5. The performance goal shall consist of one or more business criteria and the level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 5. The performance goal shall be an objective business criteria enumerated under Section 5(c) and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” Performance goals may differ for Awards granted to any one Participant or to different Participants. Notwithstanding anything to the contrary in this Section 5(a) or otherwise under the Incentive Plan, the Committee retains the authority to grant Awards subject to performance conditions that are not intended to comply with Section 162(m) of the Code.

(b) Timing for Establishing Performance Conditions. A performance goal shall be established not later than the earlier of (i) 90 days after the beginning of any Performance Period applicable to such Award or (ii) the time 25% of such performance period has elapsed. The “Performance Period” for an Award shall the period of time specified by the Committee which shall not be less than two years.

(c) Business Criteria. For purposes of the Incentive Plan, a “performance goal” shall mean any one or more of the following business criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee:

(i) gross sales, net sales, comparable store sales or comparable sales;

(ii) gross margin, cost of goods sold, mark-ups or mark-downs;

(iii) selling, general and administrative expenses;

(iv) operating income, earnings from operations, earnings before or after taxes, or earnings before or after interest, depreciation, amortization, or extraordinary or special items;

(v) net income or net income per common share (basic or diluted);

(vi) inventory turnover or inventory shrinkage;

(vii) return on assets, return on investment, return on capital, or return on equity;

(viii) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations;

(ix) economic profit or economic value created;

(x) stock price or total stockholder return; and

(xi) market penetration, geographic expansion or new concept development; customer satisfaction; staffing; diversity; training and development; succession planning; associate satisfaction; or acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

These factors may be adjusted by the Committee to eliminate the effects of charges for restructurings, discontinued operations, and all items of gain, loss or expense determined to be unusual in nature and/or infrequent in occurrence or related to the disposal of a segment of a business, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements. These factors shall have a minimum performance standard below which no payments will be made, and a maximum performance standard above which no additional payments will be made. These performance goals may (but need not) be based on an analysis of historical performance and growth expectations for the Company, financial results of other peer companies included in the Company’s compensation peer group and progress toward achieving the Company’s long-range strategic plan. These performance goals and determination of results shall be based entirely on objective measures. The Committee may not use any discretion to modify Award results except as permitted under Section 162(m) of the Code.

(d) Written Determinations. Determinations by the Committee as to the establishment of performance conditions, the amount potentially payable in respect of an Award, the level of actual achievement of the specified performance conditions relating to an Award, and the amount payable in connection with an Award shall be recorded in writing in the case of Awards intended to qualify under Code Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Code Section 162(m), prior to settlement of each such Award granted to an associate, that the performance objective relating to the Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

(e) Settlement of Incentive Compensation; Other Terms. Settlement of Awards shall be in cash paid no later than the fifteenth day of the third month following the end of the applicable Performance Period. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Awards. Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of a Participant’s death, disability or Retirement, in connection with a Change of Control or in connection with any other termination of employment prior to the end of a Performance Period or settlement of such Awards.

(f) Right of Recapture. If at any time after the date on which a Participant has been granted or becomes vested in an Award pursuant to the achievement of a performance goal under Section 5(c), the Committee determines that the earlier determination as to the achievement of the performance goal was based on incorrect data and that in fact the performance goal had not been achieved or had been achieved to a lesser extent than originally determined and a portion of an Award would not have been granted, vested or paid, given the correct data, then (i) such portion of the Award that was granted shall be forfeited, (ii) such portion of the Award that became vested shall be deemed to be not vested and the cash paid to the Participant shall be returned to the Company as provided by the Committee, and (iii) such portion of the Award paid to the Participant shall be paid by the Participant to the Company upon notice from the Company as provided by the Committee.

6. Change of Control.

(a) Impact of Event. Unless the Committee provides otherwise (either at the time of grant of an Award or thereafter) prior to a Change of Control, this Section 6(a) shall govern the treatment of any Award. In the event that fifty percent (50%) or more of the applicable Performance Period has elapsed as of the date of the Change of Control, the Participant shall be entitled to payment, vesting or settlement of such Award based upon performance through a date occurring within three months prior to the date of the Change of Control, as determined by the Committee prior to the Change of Control, and pro-rated based upon the percentage of the Performance Period that has elapsed between the first day of the applicable Performance Period and the date of the Change of Control. In the case of an Award subject to this Section 6(a) in which less than fifty percent (50%) of the applicable Performance Period has elapsed as of the date of the Change of Control, the Participant shall be entitled to payment, vesting or settlement of the target amount of such Award, as determined by the Committee prior to the Change of Control, pro-rated based upon the percentage of the Performance Period that has elapsed between the first day of the applicable Performance Period and the date of the Change of Control. The Committee may determine either in advance or at the time of the Change of Control the treatment of the pro-rata portion of an Award attributable to the portion of the Performance Period occurring after the date of the Change of Control.

Notwithstanding the foregoing, in no event shall the treatment specified in this Section 6(a) apply with respect to an Award prior to the earliest to occur of (i) the date such amounts would have been distributed in the absence of the Change of Control, (ii) a Participant’s “separation from service” (as defined under Section 409A of the Code) with the Company (or six months thereafter for “specified associates”), (iii) the Participant’s death or “disability” (as defined in Section 409A(a)(2)(C) of the Code), or (iv) a “change in the ownership or effective control” of the Company or in the “ownership of a substantial portion of the assets” of the Company within the meanings ascribed to such terms in Treasury Department regulations issued under Section 409A of the Code, if and to the extent that the Committee determines, in its sole discretion, that the effect of such treatment prior to the time specified in this Section 6(a) would be the imposition of the additional tax under Section 409A(a)(1)(B) of the Code on a Participant holding such Award.

(b) Definition of Change of Control. For purposes of the Incentive Plan, the term “Change of Control” shall mean, unless otherwise defined in an Award agreement, an occurrence of a nature that would be required to be reported by the Company in response to Item 6(e) of Schedule 14A of Regulation 14A issued under the Exchange Act. Without limiting the inclusiveness of the definition in the preceding sentence, a Change of Control of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions is satisfied:

(i) any person is or becomes the “beneficial owner” (as that term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities; or

(ii) any of the following occur: (A) any merger or consolidation of the Company, other than a merger or consolidation in which the voting securities of the Company immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) 80% or more of the combined voting power of the Company or surviving entity immediately after the merger or consolidation with another entity; (B) any sale, exchange, lease, mortgage, pledge, transfer or other disposition (in a single transaction or a series of related transactions) of assets or earning power aggregating more than 50% of the assets or earning power of the Company on a consolidated basis; (C) any complete liquidation or dissolution of the Company; (D) any reorganization, reverse stock split or recapitalization of the Company that would result in a Change of Control as otherwise defined herein; or (E) any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

7. Additional Award Forfeiture Provisions.

(a) Forfeiture of Awards and Amounts Realized Upon Prior Award Settlements. Unless otherwise determined by the Committee, each Award granted shall be subject to the following additional forfeiture conditions, to which the Participant, by accepting an Award hereunder, agrees. If any of the events specified in Section 7(b)(i), (ii), (iii) or (iv) occurs (a “Forfeiture Event”), all of the following forfeitures will result:

(i) Any Award not then settled will be immediately forfeited and canceled upon the occurrence of the Forfeiture Event; and

(ii) The Participant will be obligated to repay to the Company, in cash, within five business days after demand is made therefor by the Company, the total amount realized by the Participant upon settlement of an Award that occurred on or after (A) the date that is six months prior to the occurrence of the Forfeiture Event, if the Forfeiture Event occurred while the Participant was employed by the Company or a subsidiary or affiliate of the Company, or (B) the date that is six months prior to the date the Participant’s employment by the Company or a subsidiary or affiliate of the Company terminated, if the Forfeiture Event occurred after the Participant ceased to be so employed.

(b) Events Triggering Forfeiture. The forfeitures specified in Section 7(a) will be triggered upon the occurrence of any one of the following Forfeiture Events at any time during a Participant’s employment by the Company or a subsidiary or affiliate of the Company, or during the one-year period following termination of such employment:

(i) The Participant, acting alone or with others, directly or indirectly, (A) engages, either as employee (associate), employer, consultant, advisor, or director, or as an owner, investor, partner, or stockholder unless the Participant’s interest is insubstantial, in any business in an area or region in which the Company or a subsidiary or affiliate of the Company conducts business at the date the event occurs, which is directly in competition with a business then conducted by the Company or a subsidiary or affiliate of the Company; (B) induces any customer or supplier of the Company or a subsidiary or affiliate of the Company, with which the Company or a subsidiary or affiliate of the Company has a business relationship, to curtail, cancel, not renew, or not continue his or her or its business with the Company or any subsidiary or affiliate of the Company; or (C) induces, or attempts to influence, any associate of or service provider to the Company or a subsidiary or affiliate of the Company to terminate such employment or service. The Committee shall, in its discretion, determine which lines of business the Company and the subsidiaries and affiliates of the Company conduct on any particular date and which third parties may reasonably be deemed to be in competition with the Company or a subsidiary or affiliate of the Company. For purposes of this Section 7(b)(i), a Participant’s interest as a stockholder is insubstantial if it represents beneficial ownership of less than five percent of the outstanding class of stock, and a Participant’s interest as an owner, investor, or partner is insubstantial if it represents ownership, as determined by the Committee in its discretion, of less than five percent of the outstanding equity of the entity;

(ii) The Participant discloses, uses, sells, or otherwise transfers, except in the course of employment with or other service to the Company or any subsidiary or affiliate of the Company, any confidential or proprietary information of the Company or any subsidiary or affiliate of the Company, including but not limited to information regarding the Company’s and its subsidiaries’ and affiliates’ current and potential customers, organization, associates, finances, and methods of operations and investments, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain (other than by the Participant’s breach of this provision), except as required by law or pursuant to legal process, or the Participant makes statements or representations, or otherwise communicates, directly or indirectly, in writing, orally, or otherwise, or takes any other action which may, directly or indirectly, disparage or be damaging to the Company or any of its subsidiaries or affiliates or their respective officers, directors, associates, advisors, businesses or reputations, except as required by law or pursuant to legal process;

(iii) The Participant fails to cooperate with the Company or any subsidiary or affiliate of the Company in any way, including, without limitation, by making himself or herself available to testify on behalf of the Company or such subsidiary or affiliate of the Company in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, or otherwise fails to assist the Company or any subsidiary or affiliate of the Company in any way, including, without limitation, in connection with any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such subsidiary or affiliate, as reasonably requested; or

(iv) The Participant, alone or in conjunction with another person, (A) interferes with or harms, or attempts to interfere with or harm, the relationship of the Company or any subsidiary or affiliate of the Company with any person who at any time was a customer or supplier of the Company or any subsidiary or affiliate of the Company or otherwise had a business relationship with the Company or any subsidiary or affiliate of the Company; or (B) hires, solicits for hire, aids in or facilitates the hire, or causes to be hired, either as an employee, contractor or consultant, any person who is currently employed, or was employed at any time during the six-month period prior thereto, as an employee, contractor or consultant of the Company or any subsidiary or affiliate of the Company.

(c) Agreement Does Not Prohibit Competition or Other Participant Activities. Although the conditions set forth in this Section 7 shall be deemed to be incorporated into an Award, a Participant is not thereby prohibited from engaging in any activity set forth in Section 7(b)(i), including but not limited to competition with the Company and its subsidiaries and affiliates. The non-occurrence of the Forfeiture Events set forth in Section 7(b) is a condition to the Participant’s right to realize and retain value from his or her compensatory Awards, and the consequence under the Incentive Plan if the Participant engages in an activity giving rise to any such Forfeiture Event are the forfeitures specified herein. The Company and a Participant shall not be precluded by this provision or otherwise from entering into other agreements concerning the subject matter of Section 7(a) and Section 7(b). For purposes of clarity, in accordance with the Defend Trade Secrets Act, a Participant may disclose the Company’s trade secrets (a) in confidence to a Federal, State or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspended violation of law, or (b) in a complaint or other document, filed under seal, in a lawsuit or other proceeding.

(d) Committee Discretion. The Committee may, in its discretion, waive in whole or in part the Company’s right to forfeiture under this Section 7, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company. In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing or governing any such Award.

8. General Provisions.

(a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee and subject to Section 8(i), postpone the payment of benefits under any

Award until completion of any required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as the Committee may consider appropriate in connection with the payment of benefits in compliance with applicable laws, rules, and regulations or other obligations. The foregoing notwithstanding, in connection with a Change of Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the payment of benefits under any Award or the imposition of any other conditions on such payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change of Control.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Incentive Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant.

(c) Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse Stock split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock, then the Committee shall, in an equitable manner as determined by the Committee, adjust the terms and conditions of, and the criteria included in, Awards (including performance goals) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets affecting any performance conditions), or in response to changes in applicable laws, regulations, or accounting principles; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority would cause the Award to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi).

(d) Tax Withholding. The Company and any subsidiary or affiliate of the Company is authorized to withhold from any Award granted, any payment relating to an Award under the Incentive Plan, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction or event involving an Award, or to require a Participant to remit to the Company an amount in cash or other property to satisfy such withholding before taking any action with respect to an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold amounts in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee, or in satisfaction of other tax obligations.

(e) Changes to the Incentive Plan. The Board may, from time to time, alter, amend, suspend or terminate the Incentive Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including Section 162(m) of the Code. No amendments to, or termination of, the Incentive Plan shall in any way impair the rights of a Participant under any Award previously granted without such Participant’s consent.

(f) Right of Setoff. The Company or any subsidiary or affiliate of the Company may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary or affiliate of the Company may owe to the Participant from time to time (including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant), such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 7(a), although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 8(f).

(g) Nonexclusivity of the Incentive Plan. Neither the adoption of the Incentive Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Incentive Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

(h) Compliance with Code Section 162(m). It is the intent of the Company that Awards to Covered Associates shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Section 5, including the definitions of Covered Associate and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Associate with respect to a fiscal year that has not yet been completed, the term Covered Associate as used herein shall mean only a person designated by the Committee as likely to be a Covered Associate with respect to a specified fiscal year. If any provision of the Incentive Plan or any Award document relating to an Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

(i) Certain Limitations on Awards to Ensure Compliance with Code Section 409A. Notwithstanding anything herein to the contrary, any Award that is deferred compensation within the meaning of Code Section 409A shall be automatically modified and limited to the extent that the Committee determines necessary to avoid the imposition of the additional tax under Section 409A(a)(1)(B) of the Code on a Participant holding such Award.

(j) Governing Law. The validity, construction, and effect of the Incentive Plan, any rules and regulations relating to the Incentive Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

(k) Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Incentive Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 8(k) in a manner that is inconsistent with the express terms of the Incentive Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.

(l) Limitation on Rights Conferred under Incentive Plan. Neither the Incentive Plan nor any action taken thereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate of the Company, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate of the Company to terminate any Eligible Person’s or Participant’s employment at any time (subject to the terms and provisions of any separate written agreements), or (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Incentive Plan or to be treated uniformly with other Participants and associates. Except as expressly provided in the Incentive Plan and an Award document, neither the Incentive Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

(m) Severability; Entire Agreement. If any of the provisions of the Incentive Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Incentive Plan and any agreements or documents designated by the Committee as setting forth the terms of an Award contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

(n) Effective Date and Termination. The Incentive Plan shall become effective if, and at such time as, the stockholders of the Company have approved the Incentive Plan in accordance with applicable law and stock exchange requirements (such date, the “Effective Date”). Unless earlier terminated by action of the Board, the authority of the Committee to make grants under the Incentive Plan shall terminate on the date that is ten years after the latest date upon which stockholders of the Company have approved the Incentive Plan, and the Incentive Plan will remain in effect until such time as the Company has no further rights or obligations under the Incentive Plan with respect to outstanding Awards under the Incentive Plan.

APPENDIX C

ABERCROMBIE & FITCH CO.

2016 LONG-TERM INCENTIVE PLAN FOR DIRECTORS

(as proposed to be amended)

[NOTE: Strike-out text proposed to be deleted; double-

underlined text proposed to be added.]

1. Purpose. The purpose of this 2016 Long-Term Incentive Plan for Directors (the “Plan”) is to aid Abercrombie & Fitch Co., a Delaware corporation (together with its successors and assigns, the “Company”), in recruiting, retaining, motivating and rewarding certain non-associate directors of the Company or its subsidiaries or affiliates, to provide non-associate directors with equitable and competitive compensation opportunities, to provide a mechanism for non-associate directors to increase their ownership position in the Company, and to increase the alignment between the compensation program for non-associate directors and stockholder interests. The Plan authorizes equity-based awards for Participants.

2. Definitions. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a) “Annual Limit” shall have the meaning specified in Section 5(b).

(b) “Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, or Deferred Stock Award together with any related right or interest, granted to a Participant under the Plan.

(c) “Beneficiary” means the legal representative of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written and duly filed beneficiary designation to receive the benefits specified under the Participant’s Award upon such Participant’s death.

(d) “Board” means the Company’s Board of Directors.

(e) “Change of Control” has the meaning specified in Section 8.

(f) “Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation thereunder shall include any successor provisions and regulations, and reference to regulations includes any applicable guidance or pronouncement of the Department of the Treasury and the Internal Revenue Service.

(g) “Committee” means the Compensation and Organization Committee of the Board, the composition and governance of which is established in the Committee’s charter as approved from time to time by the Board and subject to Section 303A.05 of the Listed Company Manual of the New York Stock Exchange, and other corporate governance documents of the Company. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee’s charter or the Plan. The full Board may perform any function of the Committee hereunder except to the extent limited under Section 303A.05 of the Listed Company Manual of the New York Stock Exchange, in which case the term “Committee” shall refer to the Board.

(h) “Deferred Stock Award” means a right, granted to non-associate directors of the Company under the Plan, to receive Stock in accordance with the terms and conditions of the Directors’ Deferred Compensation Plan (Plan II), as adopted effective January 1, 2005, or any successor plan providing for the deferral of compensation by such non-associate directors.

(i) “Effective Date” means the effective date specified in Section 9(p).

(j) “Eligible Person” has the meaning specified in Section 5.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

(l) “Fair Market Value” means the fair market value of Stock, Awards or other property as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the closing price per share of Stock reported on a consolidated basis for securities listed on the principal stock exchange or market on which Stock is traded on the day as of which such Fair Market Value is being determined or, if there is no closing price on that day, then the closing price on the last previous day on which a closing price was reported.

(m) “Option” means a right, granted under the Plan, to purchase Stock.

(n) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(o) “Restricted Stock” means Stock granted under the Plan which is subject to certain restrictions and to a risk of forfeiture.

(p) “Restricted Stock Unit” or “RSU” means a right, granted under the Plan, to receive Stock, cash or other Awards or a combination thereof at the end of a specified deferral period.

(q) “Retirement” means, unless otherwise stated by the Committee (or the Board) in an applicable Award agreement, a Participant’s voluntary termination of service as a member of the Board (or the board of a subsidiary or affiliate of the Company) at or after attaining age 70 with at least three years of service as a member of the applicable board.

(r) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(s) “Stock” means the Company’s Class A Common Stock, par value $0.01 per share, and any other equity securities of the Company or another issuer that may be substituted or resubstituted for Stock pursuant to Section 9(c).

(t) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Section 6(c).

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto (including outstanding Awards); to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 9(b) and other persons claiming rights from or through a Participant, and stockholders of the Company.

(b) Manner of Exercise of Committee Authority. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3, in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may delegate the administration of the Plan to one or more officers or associates of the Company, and such administrator(s) may have the authority to execute and distribute Award agreements or other documents evidencing or relating to Awards granted by the Committee under the Plan, to maintain records relating to Awards, to process or oversee the issuance of Stock under Awards, to interpret and administer the terms of Awards and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Awards under the Plan, provided that in no case shall any such administrator be authorized (i) to grant Awards under the Plan, (ii) to take any action that would result in the loss of an exemption under Rule 16b-3 for Awards granted to or held by Participants who at the time are subject to Section 16 of the Exchange Act in respect of the Company, (iii) to take any action inconsistent with Section 157 and other applicable provisions of the Delaware General Corporation Law, or (iv) to make any determination required to be made by the Committee under the New York Stock Exchange corporate governance standards applicable to listed company compensation committees (currently, Rule 303A.05). Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in this Plan to the Committee shall include any such administrator. The Committee established pursuant to Section 3(a) and, to the extent it so provides, any subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval or modification by the Committee.

(c) Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or associate of the Company or a subsidiary or affiliate of the Company, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or associate of the Company or a subsidiary or affiliate of the Company acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Stock Subject to Plan.

(a) Overall Number of Shares Available for Delivery. The total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 750,000 ~~350,000~~. The total number of shares available is subject to adjustment as provided in Section 9(c). Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with this Section 4(b). (i) Except as set forth below, to the extent that an Award granted under the Plan expires or is forfeited, cancelled, surrendered or otherwise terminated without issuance of shares to the Participant, settled only in cash, or settled by the issuance of fewer shares than the number underlying the Award, the shares retained by or tendered to the Company will be available under the Plan.

(ii) Shares that are withheld from an Award of Restricted Stock or RSUs granted under the Plan to cover withholding tax obligations related to that Award or shares that are separately tendered by the Participant (either by delivery or attestation) in payment of such taxes shall be deemed to constitute shares not delivered to the Participant and will be available for future grants under the Plan. (iii) Shares that are withheld from, or that are tendered by a Participant (either by delivery or attestation) in connection with, an Award of Options or SARs granted under the Plan to cover withholding tax obligations related to that Award or the exercise price of that Award, shall be deemed to constitute shares delivered to the Participant and shall not be available for future grants under the Plan. For purposes of clarity, upon the exercise of an Option or SAR, the gross number of shares exercised, and not solely the net number of shares delivered upon such exercise, shall be treated as issued pursuant to the Plan and the shares subject to the exercised Option or SAR that are not issued or delivered upon such exercise will not be available for future grants under the Plan. (iv) Additionally, in the case of any Award granted through the assumption of, or in substitution for, an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate of the Company or with which the Company or a subsidiary or affiliate of the Company merges, consolidates or enters into a similar corporate transaction, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan.

5. Eligibility; Per-Person Award Limitations.

(a) Eligibility. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means any non-associate directors of the Company or any subsidiary or affiliate of the Company. For purposes of the Plan, a joint venture in which the Company or a subsidiary of the Company has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee. Holders of awards granted by a company or business acquired by the Company or a subsidiary or affiliate of the Company, or with which the Company or a subsidiary or affiliate of the Company merges, consolidates or enters into a similar corporate transaction, who will become Eligible Persons are eligible for grants of substitute awards granted through the assumption of, or in substitution for, such outstanding awards previously granted, under the Plan in connection with such transaction, if so determined by the Committee.

(b) Per-Person Award Limitations. Subject to adjustment as provided in Section 9(c), during any calendar year during any part of which the Plan is in effect, awards to Eligible Persons, the non-associate director occupying the role of Non-Executive Chairman of the Board of the Company (if any) and the non-associate director occupying the role of Executive Chairman of the Board of the Company (if any) will be subject to the following Annual Limits:

(i) For Eligible Persons: Awards with an aggregate Fair Market Value on the date of grant of no more than $300,000;

(ii) For the non-associate director occupying the role of Non-Executive Chairman of the Board of the Company (if any): additional Awards with an aggregate Fair Market Value on the date of grant of no more than $500,000; and

(iii) For the non-associate director occupying the role of Executive Chairman of the Board of the Company (if any): additional Awards with an aggregate Fair Market Value on the date of grant of no more than $2,500,000.

A Participant’s Annual Limit in any year shall not include any Deferred Stock Awards granted in lieu of other forms of compensation.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(e) and Section 9(j)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan, subject to Section 9(j). The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan. The minimum vesting and minimum exercisability conditions described below need not apply (i) in the case of the death, disability or Retirement of the Participant or termination of service of a Participant in connection with a Change of Control, and (ii) with respect to up to an aggregate of 5% of the shares of Stock authorized under the Plan, which may be granted (or regranted upon forfeiture) in any form permitted under the Plan without regard to such minimum vesting or minimum exercisability requirements.

(b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that, notwithstanding anything contained herein to the contrary, such exercise price shall be (A) fixed as of the grant date, and (B) not less than the Fair Market Value of a share of Stock on the grant date. Notwithstanding the foregoing, any substitute award granted in assumption of or in substitution for an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate of the Company, or with which the Company or a subsidiary or affiliate of the Company merges, consolidates or enters into a similar corporate transaction, may be granted with an exercise price per share of Stock other than as required above.

(ii) No Repricing. Without the approval of stockholders of the Company, the Committee will not amend or replace previously granted Options in a transaction that constitutes a “repricing,” meaning any reduction in exercise price, cancellation of an Option in exchange for another Option with a lower exercise price, cancellation of an Option for cash, or cancellation of an Option for another grant if the exercise price of the cancelled Option is greater than the Fair Market Value of the shares of Stock subject to the cancelled Option at the time of cancellation, other than in conjunction with a Change of Control or other adjustment under Section 9(c), or any other “repricing” as that term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange (or any successor provision).

(iii) Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any Option exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part, provided that, notwithstanding anything contained herein to the contrary, the sole and exclusive basis for determining both the vesting and exercisability of an Option will be the passage of a specific period of time (which at a minimum shall be a period which ends on the earlier of the first anniversary of the grant date or the date of the next regularly scheduled meeting of the Company’s stockholders held after the grant date) or the occurrence or non-occurrence of certain specific events (e.g., death, total disability or termination of service as a director in connection with a Change of Control). In addition, the Committee shall determine the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Section 9(j) and Section 9(k)), including, without limitation, cash, Stock (including by withholding Stock deliverable upon exercise), other Awards or awards granted under other plans of the Company or any subsidiary or affiliate of the Company, or other property (including through broker-assisted “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants.

(iv) ISOs. The Plan does not permit grants of Incentive Stock Options within the meaning of Code Section 422. All Options granted under the plan shall be non-qualified Options.

(c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i) Right to Payment. An SAR shall confer on the Participant to whom the SAR is granted a right to receive, upon exercise thereof, shares of Stock having a value equal to the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a “Limited SAR,” the Fair Market Value determined by reference to the Change of Control Price, as defined under the applicable award agreement) over (B) the exercise or settlement price of the SAR as determined by the Committee. Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 6(b). The per share price for exercise or settlement of SARs (including both tandem SARs and freestanding SARs) shall be determined by the Committee, but in the case of SARs that are granted in tandem with an Option shall not be less than the exercise price of the Option and in the case of freestanding SARs shall be (X) fixed as of the grant date, and (Y) not less than the Fair Market Value of a share of Stock on the grant date.

(ii) No Repricing. Without the approval of stockholders of the Company, the Committee will not amend or replace previously granted SARs in a transaction that constitutes a “repricing,” meaning any reduction in exercise price, cancellation of an SAR in exchange for another SAR with a lower exercise price, cancellation of an SAR for cash, or cancellation of an SAR for another grant if the exercise price of the cancelled SAR is greater than the Fair Market Value of the shares of Stock subject to the cancelled SAR at the time of cancellation, other than in conjunction with a Change of Control or other adjustment under Section 9(c), or any other “repricing” as that term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange (or any successor provision).

(iii) Other Terms. The Committee shall determine the term of each SAR, provided that in no event shall the term of an SAR exceed a period of ten years from the date of grant. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on future service requirements which at a minimum shall be a period which ends on the earlier of the first anniversary of the grant date or the date of the next regularly scheduled meeting of the Company’s stockholders held after the grant date, with earlier vesting permitted in the event of a Participant’s death or total disability or upon the termination of a Participant’s service as a director of the Company in connection with a Change of Control), the method of exercise, method of settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, and whether or not an SAR shall be freestanding or in tandem or combination with any other Award. Limited SARs, that may only be exercised in connection with a Change of Control or termination of service following a Change of Control as specified by the Committee, may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. The Committee may require that an outstanding Option be exchanged for an SAR exercisable for Stock having vesting, expiration and other terms substantially the same as the Option, so long as such exchange will not result in additional accounting expense to the Company.

(d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Grant and Restrictions. Subject to Section 6(d)(ii), Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). Upon any forfeiture of

Restricted Stock, a Participant shall cease to have any rights of a stockholder of the Company and shall return any certificates representing such Restricted Stock to the Company.

(ii) Limitation on Vesting. The grant, issuance, retention, vesting and/or settlement of Restricted Stock shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of Restricted Stock subject to continued service as a director and/or passage of time as deemed appropriate by the Committee; provided that the grant, issuance, retention, vesting and/or settlement of a Restricted Stock Award that is based solely upon continued service as a director or the passage of time shall vest not sooner than the earlier of (A) the first anniversary of the grant date of the Award or (B) the date of the next regularly scheduled annual meeting of stockholders of the Company held after the grant date of the Award, with earlier vesting permitted in the event of a Participant’s death or total disability or upon the termination of a Participant’s service as a director of the Company in connection with a Change of Control.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which they relate. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) Restricted Stock Units. The Committee is authorized to grant RSUs to Participants, subject to the following terms and conditions:

(i) Award and Restrictions. Subject to Section 6(e)(ii), RSUs shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. A Participant granted RSUs shall not have any of the rights of a stockholder of the Company, including the right to vote, until Stock shall have been issued in the Participant’s name pursuant to the RSUs, except that the Committee may provide for dividend equivalents pursuant to Section 6(e)(iii) below.

(ii) Limitation on Vesting. The grant, issuance, retention, vesting and/or settlement of RSUs shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of RSUs subject to continued service as a director and/or passage of time as deemed appropriate by the Committee; provided that the grant, issuance, retention, vesting and/or settlement of an RSU that is based solely upon continued service as a director or the passage of time shall vest not sooner than the earlier of (A) the first anniversary of the grant date of the Award or (B) the date of the next regularly scheduled annual meeting of stockholders of the Company held after the grant date of the Award, with earlier vesting permitted in the event of a Participant’s death or total disability or upon the termination of a Participant’s service as a director of the Company in connection with a Change of Control.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee, dividend equivalents on the specified number of shares of Stock covered by an Award of RSUs shall be either (A) paid with respect to such RSUs at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such RSUs, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional RSUs, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.

(f) Deferred Stock Awards. Non-associate directors may voluntarily defer all or a part of their retainers, meeting fees (if any), and Stock-based Awards under the provisions of the Directors’ Deferred Compensation Plan (Plan II), as adopted effective January 1, 2005, or any successor plan providing for deferral of compensation by non-associate directors. The dollar value of such deferrals is credited to a notional account in the form of Deferred Stock Awards. The deferred account balances will be settled in the form of Stock issued under the Plan, based on each non-associate director’s election.

7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, and Tandem Awards. Awards granted under the Plan may, in the Committee’s discretion, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate of the Company, or any business entity to be acquired by the Company or a subsidiary or affiliate of the Company, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate of the Company. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Section 6(b)(iii) and Section 6(c)(iii) or elsewhere in the Plan.

(c) Form and Timing of Payment under Awards. Subject to the terms of the Plan (including Section 9(j) and Section 9(k)) and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate of the Company upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the Committee’s discretion or upon occurrence of one or more specified events, subject to Section 6(b)(iv), Section 9(j) and Section 9(k).

(d) No Dividends Payable with Respect to Unvested Awards. Notwithstanding anything in the Plan to the contrary, with respect to any Award under the Plan, no dividends (or dividend equivalents) shall be payable with respect to any shares of Stock underlying an Award until such underlying shares of Stock have vested.

8. Change of Control.

(a) Impact of Event. Unless the Board or the Committee provides otherwise (either at the time of grant of an Award or thereafter) prior to a Change of Control, this Section 8(a) shall govern the treatment of any Option, SAR, Restricted Stock or RSU, the exercisability, vesting and/or settlement of which is based solely upon continued service as a director or passage of time. In the case of an Award subject to this Section 8(a) that the acquiring or surviving company in the Change of Control assumes upon and maintains following the Change of Control (which Award shall be adjusted as to the number and kind of shares as may be determined appropriate by the Committee prior to the Change of Control), if there occurs an involuntary termination of service without cause of the Participant holding such Award (excluding voluntary resignation, death, disability or Retirement) within three months prior to or eighteen months following the Change of Control, such Award shall be treated as provided in clause (i) or clause (ii) of this Section 8(a), as applicable. In the case of an Award subject to this Section 8(a) that the acquiring or surviving company in the Change of Control does not assume upon the Change of Control, immediately prior to the Change of Control, such Award shall be treated as provided in clause (i) or clause (ii) of this Section 8(a), as applicable. The treatment provided for under this Section 8(a) is as follows:

(i) in the case of an Option or SAR, the Participant shall have the ability to exercise such Option or SAR, including any portion of the Option or SAR not previously exercisable, until the earlier of the expiration of the Option or SAR under its original term and a date that is two years (or such longer post-termination exercisability term as may be specified in the Option or SAR) following such date of termination of service as a director; and

(ii) in the case of Restricted Stock or RSUs, the Award shall become fully vested and shall be settled in full.

The Committee may also, through the terms of an Award or otherwise, provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an Award which shall only be effective if, upon the announcement of a transaction intended to result in a Change of Control, no provision is made in such transaction for the assumption and continuation of outstanding Awards.

(b) Definition of Change of Control. For purposes of the Plan, the term “Change of Control” shall mean, unless otherwise defined in an Award agreement, an occurrence of a nature that would be required to be reported by the Company in response to Item 6(e) of Schedule 14A of Regulation 14A issued under the Exchange Act. Without limiting the inclusiveness of the definition in the preceding sentence, a Change of Control of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions is satisfied:

(i) any person is or becomes the “beneficial owner” (as that term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities; or

(ii) any of the following occur: (A) any merger or consolidation of the Company, other than a merger or consolidation in which the voting securities of the Company immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) 80% or more of the combined voting power of the Company or surviving entity immediately after the merger or consolidation with another entity; (B) any sale, exchange, lease, mortgage, pledge, transfer or other disposition (in a single transaction or a series of related transactions) of assets or earning power aggregating more than 50% of the assets or earning power of the Company on a consolidated basis; (C) any complete liquidation or dissolution of the Company; (D) any reorganization, reverse stock split or recapitalization of the Company that would result in a Change of Control as otherwise defined herein; or (E) any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

9. General Provisions.

(a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee and subject to Section 9(j), postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as the Committee may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change of Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change of Control.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (which may include limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse Stock split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock, then the Committee shall, in an equitable manner as determined by the Committee, adjust any or all of (i) the number or Fair Market Value of and kind of shares of Stock or other securities of the Company or other issuer which are subject to the Plan, including the share limits, (ii) the number and kind of shares of Stock or other securities of the Company or other issuer by which annual per-person Award limitations are measured under Section 5, (iii) the number and kind of shares of Stock or other securities of the Company or other issuer subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, settlement price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 9(j) and Section 9(k)) or other Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets affecting any performance conditions), or in response to changes in applicable laws, regulations, or accounting principles.

(d) Tax Provisions.

(i) Withholding. The Company and any subsidiary or affiliate of the Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction or event involving an Award, or to require a Participant to remit to the Company an amount in cash or other property (including Stock) to satisfy such withholding before taking any action with respect to an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee, or in satisfaction of other tax obligations. The Company can delay the delivery to a Participant of Stock under any Award to the extent necessary to allow the Company to determine the amount of withholding to be collected and to collect and process such withholding.

(ii) Required Consent to and Notification of Code Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(e) Changes to the Plan. The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders of the Company or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is at or after the date of such Board action:

(i) if such stockholder approval is required by any federal or state law or regulation or the rules of the New York Stock Exchange or any other stock exchange or automated quotation system on which the Stock may then be listed or quoted; or

(ii) if such amendment would materially increase the number of shares reserved for issuance and delivery under the Plan; or

(iii) if such amendment would alter the provisions of the Plan restricting the Company’s ability to grant Options or SARs with an exercise price that is not less than the Fair Market Value of Stock; or

(iv) in connection with any action to amend or replace previously granted Options or SARs in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.

The Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders of the Company for approval; and provided further, that, without the consent of an affected Participant, no such Board (or any Committee) action may materially and adversely affect the rights of such Participant under any outstanding Award (for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such actions result in an income tax penalty on the Participant). With regard to other terms of Awards, the Committee shall have no authority to waive or modify any such Award term after the Award has been granted to the extent the waived or modified term would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification.

(f) Right of Setoff. The Company or any subsidiary or affiliate of the Company may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary or affiliate of the Company may owe to the Participant from time to time (including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant), such amounts as may be owed by the Participant to the Company, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 9(f).

(g) Unfunded Status of Awards; Creation of Trusts. To the extent that any Award is deferred compensation, the Plan is intended to constitute an “unfunded” plan for deferred compensation with respect to such Award. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, and such other arrangements may be either applicable generally or only in specific cases.

(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. In addition, nothing herein shall prevent the Committee from authorizing the payment in cash of any amounts with respect to forfeited Awards. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Certain Limitations on Awards to Ensure Compliance with Code Section 409A. Notwithstanding anything herein to the contrary, any Award that is deferred compensation within the meaning of Code Section 409A shall be automatically modified and limited to the extent that the Committee determines necessary to avoid the imposition of the additional tax under Section 409A(a)(1)(B) of the Code on a Participant holding such Award.

(k) Certain Limitations Relating to Accounting Treatment of Awards. Other provisions of the Plan notwithstanding, the Committee’s authority under the Plan (including under Section 7(c), Section 9(c) and Section 9(d)) is limited to the extent necessary to ensure that any Option or other Award of a type that the Committee has intended to be subject to “equity” accounting with a measurement date at the date of grant under applicable accounting standards shall not become subject to “liability” accounting solely due to the existence of such authority, unless the Committee specifically determines that the Award shall remain outstanding despite such “liability” accounting.

(l) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

(m) Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 9(m) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.

(n) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken thereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the service of the Company or a subsidiary or affiliate of the Company, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate of the Company to terminate any Eligible Person’s or Participant’s service at any time (subject to the terms and provisions of any separate written agreements), (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

(o) Severability; Entire Agreement. If any of the provisions of the Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any agreements or documents designated by the Committee as setting forth the terms of an Award contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

(p) Plan Effective Date and Termination. The Plan shall become effective if, and at such time as, the stockholders of the Company have approved the Plan in accordance with applicable law and stock exchange requirements (such date, the “Effective Date”). Unless earlier terminated by action of the Board, the authority of the Committee to make grants under the Plan shall terminate on the date that is ten years after the latest date upon which stockholders of the Company have approved the Plan, and the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan or as set forth above and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

APPENDIX D

ABERCROMBIE & FITCH CO.

2016 LONG-TERM INCENTIVE PLAN FOR ASSOCIATES

(as proposed to be amended)

[NOTE: Strike-out text proposed to be deleted; double-

underlined text proposed to be added.]

1. Purpose. The purpose of this 2016 Long-Term Incentive Plan for Associates (the “Plan”) is to aid Abercrombie & Fitch Co., a Delaware corporation (together with its successors and assigns, the “Company”), in attracting, retaining, motivating and rewarding certain associates of the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and to promote the creation of long-term value for stockholders of the Company by closely aligning the interests of Participants with those of stockholders. The Plan authorizes equity-based incentives for Participants.

2. Definitions. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a) “Annual Limit” shall have the meaning specified in Section 5(b).

(b) “Award” means any Option, SAR, Restricted Stock or Restricted Stock Unit, together with any related right or interest, granted to a Participant under the Plan.

(c) “Beneficiary” means the legal representative of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written and duly filed beneficiary designation to receive the benefits specified under the Participant’s Award upon such Participant’s death.

(d) “Board” means the Company’s Board of Directors.

(e) “Change of Control” has the meaning specified in Section 9.

(f) “Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation thereunder shall include any successor provisions and regulations, and reference to regulations includes any applicable guidance or pronouncement of the Department of the Treasury and the Internal Revenue Service.

(g) “Committee” means the Compensation and Organization Committee of the Board, the composition and governance of which is established in the Committee’s charter as approved from time to time by the Board and subject to Section 303A.05 of the Listed Company Manual of the New York Stock Exchange, and other corporate governance documents of the Company. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee’s charter or the Plan. The full Board may perform any function of the Committee hereunder except to the extent limited under Section 303A.05 of the Listed Company Manual of the New York Stock Exchange, in which case the term “Committee” shall refer to the Board.

(h) “Covered Associate” means an Eligible Person who is a Covered Associate as specified in Section 11(j).

(i) “Effective Date” means the effective date specified in Section 11(q).

(j) “Eligible Person” has the meaning specified in Section 5.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

(l) “Fair Market Value” means the fair market value of Stock, Awards or other property as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the closing price per share of Stock reported on a consolidated basis for securities listed on the principal stock exchange or market on which Stock is traded on the day as of which such Fair Market Value is being determined or, if there is no closing price on that day, then the closing price on the last previous day on which a closing price was reported.

(m) “Incentive Stock Option” or “ISO” means any Option designated as an incentive stock option within the meaning of Code Section 422 and qualifying thereunder.

(n) “Option” means a right, granted under the Plan, to purchase Stock.

(o) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(p) “Restricted Stock” means Stock granted under the Plan which is subject to certain restrictions and to a risk of forfeiture.

(q) “Restricted Stock Unit” or “RSU” means a right, granted under the Plan, to receive Stock, cash or other Awards or a combination thereof at the end of a specified deferral period.

(r) “Retirement” means, unless otherwise stated by the Committee (or the Board) in an applicable Award agreement, a Participant’s voluntary termination of employment after achieving 65 years of age.

(s) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(t) “Share Pool” has the meaning specified in Section 4.

(u) “Stock” means the Company’s Class A Common Stock, par value $0.01 per share, and any other equity securities of the Company or another issuer that may be substituted or resubstituted for Stock pursuant to Section 11(c).

(v) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Section 6(c).

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto (including outstanding Awards); to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 11(b) and other persons claiming rights from or through a Participant, and stockholders of the Company.

(b) Manner of Exercise of Committee Authority. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3 or qualifying Awards under Code Section 162(m) as “performance-based compensation”, in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may delegate the administration of the Plan to one or more officers or associates of the Company, and such administrator(s) may have the authority to grant Awards under the Plan, as may be determined by the Committee from time to time, to execute and distribute Award agreements or other documents evidencing or relating to Awards granted by the Committee under the Plan, to maintain records relating to Awards, to process or oversee the issuance of Stock under Awards, to interpret and administer the terms of Awards and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Awards under the Plan, provided that in no case shall any such administrator be authorized (i) to take any action that would result in the loss of an exemption under Rule 16b-3 for Awards granted to or held by Participants who at the time are subject to Section 16 of the Exchange Act in respect of the Company or that would cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify, (ii) to take any action inconsistent with Section 157 and other applicable provisions of the Delaware General Corporation Law, or (iii) to make any determination required to be made by the Committee under the New York Stock Exchange corporate governance standards applicable to listed company compensation committees (currently, Rule 303A.05). Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in the Plan to the Committee shall include any such administrator. The Committee established pursuant to Section 3(a) and, to the extent it so provides, any subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval or modification by the Committee.

(c) Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or associate of the Company or a subsidiary or affiliate of the Company, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or associate of the Company or a subsidiary or affiliate of the Company acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Stock Subject to Plan.

(a) Overall Number of Shares Available for Delivery. The total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 4,700,000 ~~3,500,000~~ (the “Share Pool”). Subject to limitations provided in Section 6(b)(iv), up to 500,000 authorized shares may be granted as ISOs under the Plan. The total number of shares available is subject to adjustment as provided in Section 11(c). Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with this Section 4(b). (i) Except as set forth below, to the extent that an Award granted under the Plan expires or is forfeited, cancelled, surrendered or otherwise terminated without issuance of shares to the Participant, settled only in cash or settled by the issuance of fewer shares than the number underlying the Award, the shares retained by or tendered to the Company will be available under the Plan. (ii) Shares that are withheld from an Award of Restricted Stock or RSUs granted under the Plan to cover withholding tax obligations related to that Award or shares that are separately tendered by the Participant (either by delivery or attestation) in payment of such taxes shall be deemed to constitute shares not delivered to the Participant and will be available for future grants under the Plan. (iii) Shares that are withheld from, or that are tendered by a Participant (either by delivery or attestation) in connection with, an Award of Options or SARs granted under the Plan to cover withholding tax obligations related to that Award or the exercise price of that Award, shall be deemed to constitute shares delivered to the Participant and shall not be available for future grants under the Plan. For purposes of clarity, upon the exercise of an Option or SAR, the gross number of shares exercised, and not solely the net number of shares delivered upon such exercise, shall be treated as issued pursuant to the Plan and the shares subject to the exercised Option or SAR that are not issued or delivered upon such exercise will not be available for future grants under the Plan. (iv) In addition, in the case of any Award granted through the assumption of, or in substitution for, an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate of the Company or with which the Company or a subsidiary or affiliate of the Company merges, consolidates or enters into a similar corporate transaction, shares issued or issuable in connection with such substitute Award shall not be counted against the Share Pool.

5. Eligibility; Per-Person Award Limitations.

(a) Eligibility. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means an associate of the Company or any subsidiary or affiliate of the Company, including any person who has been offered employment by the Company or a subsidiary or affiliate of the Company, provided that such prospective associate may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate of the Company. An associate on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate of the Company for purposes of eligibility for participation in the Plan, if so determined by the Committee. For purposes of the Plan, a joint venture in which the Company or a subsidiary of the Company has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee. Holders of awards granted by a company or business acquired by the Company or a subsidiary or affiliate of the Company, or with which the Company or a subsidiary or affiliate of the Company merges, consolidates or enters into a similar corporate transaction, who will become Eligible Persons are eligible for grants of substitute awards granted through the assumption of, or in substitution for, such outstanding awards previously granted, under the Plan in connection with such transaction, if so determined by the Committee.

(b) Per-Person Award Limitations. During any calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards under Section 6(b), Section 6(c), Section 6(d), or Section 6(e) up to the Annual Limit (such Annual Limit to apply in the aggregate for all types of Award authorized under the Plan). A Participant’s Annual Limit, in any calendar year during any part of which the Participant is then eligible under the Plan, shall equal 1,000,000 shares, subject to adjustment as provided in Section 11(c).

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 11(e) and Section 11(k)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan, subject to Section 11(k). The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan. The minimum vesting and minimum exercisability conditions described below need not apply (i) in the case of the death, disability or Retirement of the Participant or termination of employment of a Participant in connection with a Change of Control, and (ii) with respect to up to an aggregate of 5% of the shares of Stock authorized under the Plan, which may be granted (or regranted upon forfeiture) in any form permitted under the Plan without regard to such minimum vesting or minimum exercisability requirements.

(b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i) Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that, notwithstanding anything contained herein to the contrary, such exercise price shall be (A) fixed as of the grant date, and (B) not less than the Fair Market Value of a share of Stock on the grant date. Notwithstanding the foregoing, any substitute award granted through the assumption of, or in substitution for, an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate of the Company, or with which the Company or a subsidiary or affiliate of the Company merges, consolidates or enters into a similar corporate transaction, may be granted with an exercise price per share of Stock other than as required above.

(ii) No Repricing. Without the approval of stockholders of the Company, the Committee will not amend or replace previously granted Options in a transaction that constitutes a “repricing,” meaning any reduction in exercise price, cancellation of an Option or exchange for another Option with a lower exercise price, cancellation of an Option for cash, or cancellation of an Option for another grant if the exercise price of the cancelled Option is greater than the Fair Market Value of the shares of Stock subject to the cancelled Option at the time of cancellation, other than in conjunction with a Change of Control or other adjustment under Section 11(c), or any other “repricing” as that term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange (or any successor provision).

(iii) Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any Option exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part, provided that, notwithstanding anything contained herein to the contrary, the sole and exclusive basis for determining both the vesting and exercisability of an Option will be the passage of a specific period of time (which at a minimum shall be a period of one year) or the occurrence or non-occurrence of certain specific performance related or non-performance related events (e.g., death, disability or termination of employment in connection with a Change of Control). In addition, the Committee shall determine the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Section 11(k) and Section 11(l)), including, without limitation, cash, Stock (including by withholding Stock deliverable upon exercise), other Awards or awards granted under other plans of the Company or any subsidiary or affiliate of the Company, or other property (including through broker-assisted “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants.

(iv) ISOs. Notwithstanding anything to the contrary in this Section 6, in the case of the grant of an Option intending to qualify as an ISO: (A) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a “10% Stockholder”), the purchase price of such Option must be at least 110 percent of the Fair Market Value of the Common Stock on the date of grant and the Option must expire within a period of not more than five years from the date of grant, and (B) termination of employment will occur when the person to whom an Award was granted ceases to be an associate (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its subsidiaries. Notwithstanding anything in this Section 6 to the contrary, Options designated as ISOs shall not be eligible for treatment under the Code as ISOs to the extent that either (X) the aggregate Fair Market Value of shares of Common Stock (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (Y) such Options otherwise remain exercisable but are not exercised within three months of termination of employment (or such other period of time provided in Section 422 of the Code).

(c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i) Right to Payment. An SAR shall confer on the Participant to whom the SAR is granted a right to receive, upon exercise thereof, shares of Stock having a value equal to the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a “Limited SAR,” the Fair Market Value determined by reference to the Change of Control Price, as defined under the applicable award agreement) over (B) the exercise or settlement price of the SAR as determined by the Committee. Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 6(b). The per share price for exercise or settlement of SARs (including both tandem SARs and freestanding SARs) shall be determined by the Committee, but in the case of SARs that are granted in tandem with an Option shall not be less than the exercise price of the Option and in the case of freestanding SARs shall be (X) fixed as of the grant date, and (Y) not less than the Fair Market Value of a share of Stock on the grant date.

(ii) No Repricing. Without the approval of stockholders of the Company, the Committee will not amend or replace previously granted SARs in a transaction that constitutes a “repricing,” meaning any reduction in exercise price, cancellation of an SAR in exchange for another SAR with a lower exercise price, cancellation of an SAR for cash, or cancellation of an SAR for another grant if the exercise price of the cancelled SAR is greater than the Fair Market Value of the shares of Stock subject to the cancelled SAR at the time of cancellation, other than in conjunction with a Change of Control or other adjustment under Section 11(c), or any other “repricing” as that term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange (or any successor provision).

(iii) Other Terms. The Committee shall determine the term of each SAR, provided that in no event shall the term of an SAR exceed a period of ten years from the date of grant. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on future service requirements which at a minimum shall be a period of one year), the method of exercise, method of settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, and whether or not an SAR shall be freestanding or in tandem or combination with any other Award. Limited SARs, that may only be exercised in connection with a Change of Control or termination of service following a Change of Control as specified by the Committee, may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. The Committee may require that an outstanding Option be exchanged for an SAR exercisable for Stock having vesting, expiration and other terms substantially the same as the Option, so long as such exchange will not result in additional accounting expense to the Company.

(d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Grant and Restrictions. Subject to Section 6(d)(ii), Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance conditions and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). Upon any forfeiture of Restricted Stock, a Participant shall cease to have any rights of a stockholder of the Company and shall return any certificates representing such Restricted Stock to the Company.

(ii) Limitation on Vesting. The grant, issuance, retention, vesting and/or settlement of Restricted Stock shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. Subject to Section 10, the Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of Restricted Stock subject to continued employment, passage of time and/or such performance conditions as deemed appropriate by the Committee; provided that the grant, issuance, retention, vesting and/or settlement of a Restricted Stock Award that is based in whole or in part on performance conditions and/or the level of achievement versus such performance conditions shall be subject to a performance period of not less than one year, and any Award based solely upon continued employment or the passage of time shall vest over a period of not less than three years from the date the Award is made, provided that such vesting may occur in pro rata installments over the three-year period, with the first installment vesting no sooner than the first anniversary of the date of grant of such Award.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which they relate. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) Restricted Stock Units. The Committee is authorized to grant RSUs to Participants, subject to the following terms and conditions:

(i) Award and Restrictions. Subject to Section 6(e)(ii), RSUs shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance conditions and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. A Participant granted RSUs shall not have any of the rights of a stockholder of the Company, including the right to vote, until Stock shall have been issued in the Participant’s name pursuant to the RSUs, except that the Committee may provide for dividend equivalents pursuant to Section 6(e)(iii) below.

(ii) Limitation on Vesting. The grant, issuance, retention, vesting and/or settlement of RSUs shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. Subject to Section 10, the Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of RSUs subject to continued employment, passage of time and/or such performance conditions as deemed appropriate by the Committee; provided that the grant, issuance, retention, vesting and/or settlement of an RSU that is based in whole or in part on performance conditions and/or the level of achievement versus such performance conditions shall be subject to a performance period of not less than one year, and any Award based solely upon continued employment or the passage of time shall vest over a period of not less than three years from the date the Award is made, provided that such vesting may occur in pro rata installments over the three-year period, with the first installment vesting no sooner than the first anniversary of the date of grant of such Award.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee, dividend equivalents on the specified number of shares of Stock covered by an Award of RSUs shall be either (A) paid with respect to such RSUs at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such RSUs, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional RSUs, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.

7. Performance-Based Compensation.

(a) Performance Goals Generally. If the Committee specifies that any Restricted Stock or RSU Award is intended to qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, issuance, vesting and/or settlement of such Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 7. The performance goal for such Awards shall consist of one or more business criteria and the level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7. The performance goal shall be an objective business criteria enumerated under Section 7(c) and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain”. Performance goals may differ for Awards granted to any one Participant or to different Participants.

(b) Timing for Establishing Performance Conditions. A performance goal shall be established not later than the earlier of (i) 90 days after the beginning of any performance period applicable to such performance-based Award or (ii) the time 25% of such performance period has elapsed.

(c) Business Criteria. For purposes of the Plan, a “performance goal” shall mean any one or more of the following business criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee:

(i) gross sales, net sales, comparable store sales or comparable sales;

(ii) gross margin, cost of goods sold, mark-ups or mark-downs;

(iii) selling, general and administrative expenses;

(iv) operating income, earnings from operations, earnings before or after taxes, or earnings before or after interest, depreciation, amortization, or extraordinary or special items;

(v) net income or net income per common share (basic or diluted);

(vi) inventory turnover or inventory shrinkage;

(vii) return on assets, return on investment, return on capital, or return on equity;

(viii) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations;

(ix) economic profit or economic value created;

(x) stock price or total stockholder return; and

(xi) market penetration, geographic expansion or new concept development; customer satisfaction; staffing; diversity; training and development; succession planning; associate satisfaction; or acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

(d) Written Determinations. Determinations by the Committee as to the establishment of performance conditions, the amount potentially payable in respect of performance-based Awards, the level of actual achievement of the specified performance conditions relating to such Awards, and the amount of any final Award shall be recorded in writing in the case of Awards intended to qualify under Code Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Code Section 162(m), prior to settlement of each such Award granted to a Covered Associate, that the performance objective relating to the performance-based Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

(e) Settlement of Performance-Based Awards; Other Terms. Settlement of performance-based Awards shall be in cash or Stock, in the Committee’s discretion. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Awards. Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of a Participant’s death, disability or Retirement, in connection with a Change of Control or, subject to the one-year performance condition set forth in Section 6(d)(ii) and Section 6(e)(ii), in connection with any other termination of employment prior to the end of a performance period or settlement of such Awards.

(f) Right of Recapture. If at any time after the date on which a Participant has been granted or becomes vested in an Award pursuant to the achievement of a performance goal under Section 7(c), the Committee determines that the earlier determination as to the achievement of the performance goal was based on incorrect data and that in fact the performance goal had not been achieved or had been achieved to a lesser extent than originally determined and a portion of an Award would not have been granted, vested or paid, given the correct data, then (i) such portion of the Award that was granted shall be forfeited and any related shares (or if such shares were disposed of, the cash equivalent) shall be returned to the Company as provided by the Committee, (ii) such portion of the Award that became vested shall be deemed to be not vested and any related shares (or if such shares were disposed of, the cash equivalent) shall be returned to the Company as provided by the Committee, and (iii) such portion of the Award paid to the Participant shall be paid by the Participant to the Company upon notice from the Company as provided by the Committee.

8. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, and Tandem Awards. Awards granted under the Plan may, in the Committee’s discretion, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate of the

Company, or any business entity to be acquired by the Company or a subsidiary or affiliate of the Company, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate of the Company. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Section 6(b)(iii) and Section 6(c)(iii) or elsewhere in the Plan.

(c) Form and Timing of Payment under Awards. Subject to the terms of the Plan (including Section 11(k) and Section 11(l)) and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate of the Company upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the Committee’s discretion or upon occurrence of one or more specified events, subject to Section 6(b)(iv), Section 11(k) and Section 11(l).

(d) No Dividends Payable with Respect to Unvested Awards. Notwithstanding anything in the Plan to the contrary, with respect to any Award under the Plan, no dividends (or dividend equivalents) shall be payable with respect to any shares of Stock underlying an Award until such underlying shares of Stock have vested.

9. Change of Control.

(a) Impact of Event. Unless the Board or the Committee provides otherwise (either at the time of grant of an Award or thereafter) prior to a Change of Control, this Section 9(a) shall govern the treatment of any Option, SAR, Restricted Stock or RSU, the exercisability, vesting and/or settlement of which is based solely upon continued employment or passage of time. In the case of an Award subject to this Section 9(a) that the acquiring or surviving company in the Change of Control assumes upon and maintains following the Change of Control (which Award shall be adjusted as to the number and kind of shares as may be determined appropriate by the Committee prior to the Change of Control), if there occurs an involuntary termination without cause of the Participant holding such Award (excluding voluntary resignation, death, disability or Retirement) within three months prior to or eighteen months following the Change of Control, such Award shall be treated as provided in clause (i) or clause (ii) of this Section 9(a), as applicable. In the case of an Award subject to this Section 9(a) that the acquiring or surviving company in the Change of Control does not assume upon the Change of Control, immediately prior to the Change of Control, such Award shall be treated as provided in clause (i) or clause (ii) of this Section 9(a), as applicable. The treatment provided for under this Section 9(a) is as follows:

(i) in the case of an Option or SAR, the Participant shall have the ability to exercise such Option or SAR, including any portion of the Option or SAR not previously exercisable, until the earlier of the expiration of the Option or SAR under its original term and a date that is two years (or such longer post-termination exercisability term as may be specified in the Option or SAR) following such date of termination of employment; and

(ii) in the case of Restricted Stock or RSUs, the Award shall become fully vested and shall be settled in full.

The Committee may also, through the terms of an Award or otherwise, provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an Award which shall only be effective if, upon the announcement of a transaction intended to result in a Change of Control, no provision is made in such transaction for the assumption and continuation of outstanding Awards.

(b) Effect of Change of Control upon Performance-Based Awards. Unless the Committee specifies otherwise in the terms of an Award prior to a Change of Control, this Section 9(b) shall control the treatment of any Restricted Stock or RSU if, at the time of the Change of Control, the grant, issuance, retention, vesting and/or settlement of such Award is based in whole or in part on performance criteria and level of achievement versus such criteria. In the case of an Award subject to this Section 9(b) in which fifty percent (50%) or more of the performance period applicable to the Award has elapsed as of the date of the Change of Control, the Participant shall be entitled to payment, vesting or settlement of such Award based upon performance through a date occurring within three months prior to the date of the Change of Control, as determined by the Committee prior to the Change of Control, and pro-rated based upon the percentage of the performance period that has elapsed between the date such Award was granted and the date of the Change of Control. In the case of an Award subject to this Section 9(b) in which less than fifty percent (50%) of the performance period applicable to the Award has elapsed as of the date of the Change of Control, the Participant shall be entitled to payment, vesting or settlement of the target amount of such Award, as determined by the Committee prior to the Change of Control, pro-rated based upon the percentage of the performance period that has elapsed between the date such Award was granted and the date of the Change of Control. The Committee may determine either in advance or at the time of the Change of Control the treatment of the pro-rata portion of an Award attributable to the portion of the performance period occurring after the date of the Change of Control.

Notwithstanding the foregoing, in no event shall the treatment specified in Section 9(a) and Section 9(b) apply with respect to an Award prior to the earliest to occur of (i) the date such amounts would have been distributed in the absence of the Change of Control, (ii) a Participant’s “separation from service” (as defined under Section 409A of the Code) with the Company (or six months thereafter for “specified associates”), (iii) the Participant’s death or “disability” (as defined in Section 409A(a)(2)(C) of the Code), or (iv) a “change in the ownership or effective control” of the Company or in the “ownership of a substantial portion of the assets” of the Company within the meanings ascribed to such terms in Treasury Department regulations issued under Section 409A of the Code, if and to the extent that the Committee determines, in its sole discretion, that the effect of such treatment prior to the time specified in this Section 9(b)(i), (ii), (iii) or (iv) would be the imposition of the additional tax under Section 409A(a)(1)(B) of the Code on a Participant holding such Award.

(c) Definition of Change of Control. For purposes of the Plan, the term “Change of Control” shall mean, unless otherwise defined in an Award agreement, an occurrence of a nature that would be required to be reported by the Company in response to Item 6(e) of Schedule 14A of Regulation 14A issued under the Exchange Act. Without limiting the inclusiveness of the definition in the preceding sentence, a Change of Control of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions is satisfied:

(i) any person is or becomes the “beneficial owner” (as that term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities; or

(ii) any of the following occur: (A) any merger or consolidation of the Company, other than a merger or consolidation in which the voting securities of the Company immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) 80% or more of the combined voting power of the Company or surviving entity immediately after the merger or consolidation with another entity; (B) any sale, exchange, lease, mortgage, pledge, transfer or other disposition (in a single transaction or a series of related transactions) of assets or earning power aggregating more than 50% of the assets or earning power of the Company on a consolidated basis; (C) any complete liquidation or dissolution of the Company; (D) any reorganization, reverse stock split or recapitalization of the Company that would result in a Change of Control as otherwise defined herein; or (E) any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

10. Additional Award Forfeiture Provisions.

(a) Forfeiture of Options and Other Awards and Gains Realized Upon Prior Option Exercises or Award Settlements. Unless otherwise determined by the Committee, each Award granted shall be subject to the following additional forfeiture conditions, to which the Participant, by accepting an Award hereunder, agrees. If any of the events specified in Section 10(b)(i), (ii), (iii) or (iv) occurs (a “Forfeiture Event”), all of the following forfeitures will result:

(i) The unexercised portion of each Option held by the Participant, whether or not vested, and any other Award not then settled will be immediately forfeited and canceled upon the occurrence of the Forfeiture Event; and

(ii) The Participant will be obligated to repay to the Company, in cash, within five business days after demand is made therefor by the Company, the total amount of Award Gain (as defined herein) realized by the Participant upon each exercise of an Option or settlement of an Award that occurred on or after (A) the date that is six months prior to the occurrence of the Forfeiture Event, if the Forfeiture Event occurred while the Participant was employed by the Company or a subsidiary or affiliate of the Company, or (B) the date that is six months prior to the date the Participant’s employment by the Company or a subsidiary or affiliate of the Company terminated, if the Forfeiture Event occurred after the Participant ceased to be so employed. For purposes of this Section 10, the term “Award Gain” shall mean (X) in respect of a given Option exercise, the product of (1) the Fair Market Value per share of Stock at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the exercise price times (2) the number of shares as to which the Option was exercised at that date, and (Y) in respect of any other settlement of an Award granted to the Participant, the Fair Market Value of the cash or Stock paid or payable to the Participant (regardless of any elective deferral) less any cash or the Fair Market Value of any Stock or property (other than an Award or award which would have itself then been forfeitable hereunder and excluding any payment of tax withholding) paid by the Participant to the Company as a condition of or in connection such settlement.

(b) Events Triggering Forfeiture. The forfeitures specified in Section 10(a) will be triggered upon the occurrence of any one of the following Forfeiture Events at any time during a Participant’s employment by the Company or a subsidiary or affiliate of the Company, or during the one-year period following termination of such employment:

(i) The Participant, acting alone or with others, directly or indirectly, (A) engages, either as employee (associate), employer, consultant, advisor, or director, or as an owner, investor, partner, or stockholder unless the Participant’s interest is insubstantial, in any business in an area or region in which the Company or a subsidiary or affiliate of the Company conducts business at the date the event occurs, which is directly in competition with a business then conducted by the Company or a subsidiary or affiliate of the Company; (B) induces any customer or supplier of the Company or a subsidiary or affiliate of the Company, with which the Company or a subsidiary or affiliate of the Company has a business relationship, to curtail, cancel, not renew, or not continue his or her or its business with the Company or any subsidiary or affiliate of the Company; or (C) induces, or attempts to influence, any associate of or service provider to the Company or a subsidiary or affiliate of the Company to terminate such employment or service. The Committee shall, in its discretion, determine which lines of business the Company and the subsidiaries and affiliates of the Company conduct on any particular date and which third parties may reasonably be deemed to be in competition with the Company or a subsidiary or affiliate of the Company. For purposes of this Section 10(b)(i), a Participant’s interest as a stockholder is insubstantial if it represents beneficial ownership of less than five percent of the outstanding class of stock, and a Participant’s interest as an owner, investor, or partner is insubstantial if it represents ownership, as determined by the Committee in its discretion, of less than five percent of the outstanding equity of the entity;

(ii) The Participant discloses, uses, sells, or otherwise transfers, except in the course of employment with or other service to the Company or any subsidiary or affiliate of the Company, any confidential or proprietary information of the Company or any subsidiary or affiliate of the Company, including but not limited to information regarding the Company’s and its subsidiaries’ and affiliates’ current and potential customers, organization, associates, finances, and methods of operations and investments, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain (other than by the Participant’s breach of this provision), except as required by law or pursuant to legal process, or the Participant makes statements or representations, or otherwise communicates, directly or indirectly, in writing, orally, or otherwise, or takes any other action which may, directly or indirectly, disparage or be damaging to the Company or any of its subsidiaries or affiliates or their respective officers, directors, associates, advisors, businesses or reputations, except as required by law or pursuant to legal process; or

(iii) The Participant fails to cooperate with the Company or any subsidiary or affiliate of the Company in any way, including, without limitation, by making himself or herself available to testify on behalf of the Company or such subsidiary or affiliate of the Company in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, or otherwise fails to assist the Company or any subsidiary or affiliate of the Company in any way, including, without limitation, in connection with any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such subsidiary or affiliate, as reasonably requested.

(iv) The Participant, alone or in conjunction with another person, (A) interferes with or harms, or attempts to interfere with or harm, the relationship of the Company or any subsidiary or affiliate of the Company with any person who at any time was a customer or supplier of the Company or any subsidiary or affiliate of the Company or otherwise had a business relationship with the Company or any subsidiary or affiliate of the Company; or (B) hires, solicits for hire, aids in or facilitates the hire, or causes to be hired, either as an employee, contractor or consultant, any person who is currently employed, or was employed at any time during the six-month period prior thereto, as an employee, contractor or consultant of the Company or any subsidiary or affiliate of the Company.

(c) Agreement Does Not Prohibit Competition or Other Participant Activities. Although the conditions set forth in this Section 10 shall be deemed to be incorporated into an Award, a Participant is not thereby prohibited from engaging in any activity set forth in Section 10(b)(i), including but not limited to competition with the Company and its subsidiaries and affiliates. The non-occurrence of the Forfeiture Events set forth in Section 10(b) is a condition to the Participant’s right to realize and retain value from his or her compensatory Options and Awards, and the consequence under the Plan if the Participant engages in an activity giving rise to any such Forfeiture Event are the forfeitures specified herein. The Company and a Participant shall not be precluded by this provision or otherwise from entering into other agreements concerning the subject matter of Section 10(a) and Section 10(b).

(d) Committee Discretion. The Committee may, in its discretion, waive in whole or in part the Company’s right to forfeiture under this Section 10, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company. In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing or governing any such Award.

11. General Provisions.

(a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee and subject to Section 11(k), postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as the Committee may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change of Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change of Control.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (which may include limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse Stock split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock, then the Committee shall, in an equitable manner as determined by the Committee, adjust any or all of (i) the number and kind of shares of Stock or other securities of the Company or other issuer which are subject to the Plan, including the share limits, (ii) the number and kind of shares of Stock or other securities of the Company or other issuer by which annual per-person Award limitations are measured under Section 5, (iii) the number and kind of shares of Stock or other securities of the Company or other issuer subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, settlement price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 11(k) and Section 11(l)) or other Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including performance-based Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets affecting any performance conditions), or in response to changes in applicable laws, regulations, or accounting principles; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, SARs, Restricted Stock or RSUs granted under the Plan to Participants designated by the Committee as Covered Associates and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Associates and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d) Tax Provisions.

(i) Withholding. The Company and any subsidiary or affiliate of the Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction or event involving an Award, or to require a Participant to remit to the Company an amount in cash or other property (including Stock) to satisfy such withholding before taking any action with respect to an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee, or in satisfaction of other tax obligations. The Company can delay the delivery to a Participant of Stock under any Award to the extent necessary to allow the Company to determine the amount of withholding to be collected and to collect and process such withholding.

(ii) Required Consent to and Notification of Code Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(iii) Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b). If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (i.e., a disqualifying disposition), such Participant shall notify the Company of such disposition within ten days thereof.

(e) Changes to the Plan. The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders of the Company or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is at or after the date of such Board action:

(i) if such stockholder approval is required by any federal or state law or regulation or the rules of the New York Stock Exchange or any other stock exchange or automated quotation system on which the Stock may then be listed or quoted; or

(ii) if such amendment would materially increase the number of shares reserved for issuance and delivery under the Plan; or

(iii) if such amendment would alter the provisions of the Plan restricting the Company’s ability to grant Options or SARs with an exercise price that is not less than the Fair Market Value of Stock; or

(iv) in connection with any action to amend or replace previously granted Options or SARs in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.

The Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders of the Company for approval; and provided further, that, without the consent of an affected Participant, no such Board (or any Committee) action may materially and adversely affect the rights of such Participant under any outstanding Award (for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such actions result in an income tax penalty on the Participant). With regard to other terms of Awards, the Committee shall have no authority to waive or modify any such Award term after the Award has been granted to the extent the waived or modified term would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification.

(f) Right of Setoff. The Company or any subsidiary or affiliate of the Company may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary or affiliate of the Company may owe to the Participant from time to time (including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant), such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 10(a), although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 11(f).

(g) Unfunded Status of Awards; Creation of Trusts. To the extent that any Award is deferred compensation, the Plan is intended to constitute an “unfunded” plan for deferred compensation with respect to such Award. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. In addition, nothing herein shall prevent the Committee from authorizing the payment in cash of any amounts with respect to forfeited Awards. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Compliance with Code Section 162(m). It is the intent of the Company that Options and SARs granted to Covered Associates and other Awards designated as Awards to Covered Associates subject to Section 7 shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Section 7, including the definitions of Covered Associate and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Associate with respect to a fiscal year that has not yet been completed, the term Covered Associate as used herein shall mean only a person designated by the Committee as likely to be a Covered Associate with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to an Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

(k) Certain Limitations on Awards to Ensure Compliance with Code Section 409A. Notwithstanding anything herein to the contrary, any Award that is deferred compensation within the meaning of Code Section 409A shall be automatically modified and limited to the extent that the Committee determines necessary to avoid the imposition of the additional tax under Section 409A(a)(1)(B) of the Code on a Participant holding such Award.

(l) Certain Limitations Relating to Accounting Treatment of Awards. Other provisions of the Plan notwithstanding, the Committee’s authority under the Plan (including under Section 8(c), Section 11(c) and Section 11(d)) is limited to the extent necessary to ensure that any Option or other Award of a type that the Committee has intended to be subject to “equity” accounting with a measurement date at the date of grant under applicable accounting standards shall not become subject to “liability” accounting solely due to the existence of such authority, unless the Committee specifically determines that the Award shall remain outstanding despite such “liability” accounting.

(m) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

(n) Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 11(n) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.

(o) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken thereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate of the Company, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate of the Company to terminate any Eligible Person’s or Participant’s employment at any time (subject to the terms and provisions of any separate written agreements), (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and associates, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

(p) Severability; Entire Agreement. If any of the provisions of the Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any agreements or documents designated by the Committee as setting forth the terms of an Award contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

(q) Plan Effective Date and Termination. The Plan shall become effective if, and at such time as, the stockholders of the Company have approved the Plan in accordance with applicable law and stock exchange requirements (such date, the “Effective Date”). Unless earlier terminated by action of the Board, the authority of the Committee to make grants under the Plan shall terminate on the date that is ten years after the latest date upon which stockholders of the Company have approved the Plan, and the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan or as set forth above and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

ABERCROMBIE & FITCH CO.

P.O. BOX 182168

COLUMBUS, OH 43218

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ABERCROMBIE & FITCH CO.

A.	Election of Directors

The Board of Directors recommends you vote “FOR” the election of each of the following nominees:			For	Against	Abstain

	1a.	James B. Bachmann	☐	☐	☐

	1b.	Bonnie R. Brooks	☐	☐	☐

	1c.	Terry L. Burman	☐	☐	☐

	1d.	Sarah M. Gallagher	☐	☐	☐

	1e.	Michael E. Greenlees	☐	☐	☐

	1f.	Archie M. Griffin	☐	☐	☐

	1g.	Fran Horowitz	☐	☐	☐

	1h.	Arthur C. Martinez	☐	☐	☐

	1i.	Charles R. Perrin	☐	☐	☐

	1j.	Stephanie M. Shern	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.					☐
			Yes	No
Please indicate if you plan to attend this meeting.			☐	☐

B. Proposals

The Board of Directors recommends you vote for conducting future advisory votes on executive compensation “EVERY 1 YEAR” under Item 2, “FOR” approval of the advisory resolution on executive compensation under Item 3 and “FOR” the proposals under Items 4, 5, 6, 7 and 8:	1 Year	2 Years	3 Years	Abstain

2. Advisory vote on the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐
		For	Against	Abstain

3. Approval of advisory resolution on executive compensation.		☐	☐	☐

4. Approval of amendment and restatement of Abercrombie & Fitch Co. Short-Term Cash Incentive Compensation Performance Plan.		☐	☐	☐

5. Approval of Abercrombie & Fitch Co. Long-Term Cash Incentive Compensation Performance Plan.		☐	☐	☐

6.   Approval of amendments to Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Directors to authorize 400,000 additional shares and explicitly prohibit the current payment of dividends in any form on unvested equity awards.

		☐	☐	☐

7.   Approval of amendments to Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates to authorize 1,200,000 additional shares and explicitly prohibit the current payment of dividends in any form on unvested equity awards.

		☐	☐	☐

8. Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2018.		☐	☐	☐

C. Stockholder Proposal

The Board of Directors recommends you vote “FOR” the following proposal:		For	Against	Abstain

9. Stockholder proposal regarding “proxy access,” if the stockholder proposal is properly presented at the Annual Meeting.		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners must each sign personally. All holders must sign. If a corporation, partnership or other entity, please sign in full entity name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders of Abercrombie & Fitch Co. to be Held on June 15, 2017: Letter to Stockholders, Abercrombie & Fitch Co.’s Notice of Annual Meeting of Stockholders and Proxy Statement, Annual Report on Form 10-K for the fiscal year ended January 28, 2017 and Appendix Thereto are available at www.proxyvote.com.

E27731-P91441

ABERCROMBIE & FITCH CO.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 15, 2017

The undersigned holder(s) of shares of Class A Common Stock of Abercrombie & Fitch Co. (the “Company”) hereby constitute(s) and appoint(s) Joanne C. Crevoiserat and Robert E. Bostrom, or either of them, the proxy or proxies of the undersigned, with full power of substitution in each, to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of the Company to be held on Thursday, June 15, 2017, at the Company’s offices located at 6301 Fitch Path, New Albany, Ohio 43054, at 10:00 a.m., Eastern Daylight Time, and to vote all of the shares which the undersigned is/are entitled to vote at such Annual Meeting as directed on the reverse side with respect to the matters set forth on the reverse side, and to vote such shares with discretionary authority on all other business that may properly come before the Annual Meeting.

This proxy, when properly executed, will be voted in the manner you specify. If no specification is made, except in the case of broker non-votes, the proxies will vote “FOR” the election of each of the director nominees listed in Item 1, for conducting future advisory votes on executive compensation “EVERY 1 YEAR” under Item 2, “FOR” the approval of the advisory resolution on executive compensation under Item 3 and “FOR” the proposals under Items 4, 5, 6, 7, 8 and 9, and in accordance with the recommendations of the Company’s Board of Directors. All proxies previously given or executed by the undersigned are hereby revoked.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed and dated on reverse side

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